                                                                    Exhibit 99.1

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


In re:                                   Case No. 01-10167 (JJF)

COVAD COMMUNICATIONS GROUP, INC.,        Chapter 11

         Debtor.



                      COVAD COMMUNICATIONS GROUP, INC.'S
               DISCLOSURE STATEMENT IN SUPPORT OF FIRST AMENDED
                            PLAN OF REORGANIZATION

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                   Laura Davis Jones (Delaware Bar No. 2436)
                  David W. Carickhoff (Delaware Bar No. 3715)
                Christopher J. Lhulier (Delaware Bar No. 3850)
                  Pachulski, Stang, Ziehl, Young & Jones P.C.
                         919 Market Street, 16th Floor
                                 P.O. Box 8705
                        Wilmington, Delaware 19899-8705
                           Telephone: (302) 652-4100
                           Facsimile: (302) 652-4400

                Richard M. Pachulski (California Bar No. 90073)
                 Brad R. Godshall (California Bar No. 105438)
                  Malhar S. Pagay (California Bar No. 189289)
                  Pachulski, Stang, Ziehl, Young & Jones P.C.
                   10100 Santa Monica Boulevard, Suite 1100
                         Los Angeles, California 90067
                           Telephone: (310) 277-6910
                           Facsimile: (310) 201-0760

             (Proposed) Counsel to Debtor and Debtor in Possession
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

                               TABLE OF CONTENTS

                                                                            Page


I.    PRELIMINARY STATEMENT..................................................1

II.   BRIEF OVERVIEW OF CHAPTER 11...........................................5

III.  RISK FACTORS TO BE CONSIDERED..........................................9

      A.    Need For Additional Financing....................................9

      B.    Dilution........................................................11

      C.    Other Financing Risks...........................................12

      D.    Dilutive Effects Of Options.....................................12

      E.    Uncertainty Of Projections......................................12

      E.    Other Operating Risks...........................................15

      F.    Plan/Confirmation Risk..........................................15

IV.   DISCLAIMERS; REPRESENTATIONS LIMITED..................................16

V.    COUNSEL FOR DEBTOR; INQUIRIES.........................................19

VI.   ORGANIZATION AND ACTIVITIES OF DEBTOR AND SUBSIDIARIES................19

      A.    Business Of Covad And Its Subsidiaries..........................19

            1.    Background................................................19

            2.    The Crisis In The Telecommunication Industry..............22

            3.    Covad's Obligations.......................................24

      B.    Acquisition History.............................................24

      C.    Directors And Executive Officers Of Covad.......................25

 VII.  EVENTS LEADING UP TO THE FILING OF THE CHAPTER 11 PETITION............26

      A.    Discussion Of Pending And Certain Litigation Against Covad As
            Of The Petition Date............................................26

            1.    Bans Litigation (Class 3 General Unsecured Claim).........26

            2.    Employee Litigation (Class 3 General Unsecured
                  Claim)....................................................27

            3.    Covid Litigation (Class 3 General Unsecured Claim)........28

            4.    Securities Class Actions (Class 4 Securities
                  Claims - Notes Or Class 6 Securities Claims
                  Common Stock).............................................29

            5.    Leonardo Litigation (Class 4 Securities Claims -
                  Notes)....................................................30

            6.    Laserlink Threatened Litigation (Class 7
                  Securities Claims - Laserlink)............................33

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                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page


            7.    Ipo Allocation Litigation (Class 8 Securities
                  Claims - Ipo Allocation)..................................34

            8.    I-2000, Inc. Litigation (Class 3 General
                  Unsecured Claim)..........................................39

            9.    Johnson Litigation (Class 3 General Unsecured
                  Claim)....................................................40

            10.   Rep Litigation (Class 3 General Unsecured Claim)..........40

       B.    Noteholder Negotiations........................................41

       C.    Commencement Of Case...........................................44

             1.    The Memorandum Of Understanding With Holders Of
                   Class 4 And Class 6 Claims...............................44

             2.    Retention Of Professionals...............................47

             3.    No Appointment Of Creditors' Committee...................48

             4.    Bar Date For The Filing Of Proofs Of Claims And
                   Interests................................................49

       D.    Debtor In Possession Operating Reports.........................49

VIII. POST-CONFIRMATION OPERATIONS..........................................49

IX.   PLAN OVERVIEW.........................................................49

      A.    Plan Governing Document.........................................50

      B.    Voting Instructions.............................................51

X.    WHO MAY VOTE..........................................................51

XI.   DESCRIPTION OF THE PLAN...............................................52

      A.    Treatment Of Administrative Claims, Professional Fees
            And Priority Tax Claims.........................................53

            1.    Administrative Claims.....................................53

                  A.    Administrative Claims Bar Date......................53

                  B.    Objections To Administrative Claims.................54

                  C.    Payment Of Administrative Claims And
                        Administrative Tax Claims...........................54

            2.    Services By And Fees For Professionals....................54

            3.    Priority Tax Claims.......................................55

      B.    Classification And Treatment Of Classified Claims And
            Equity Interests................................................56

            1.    Class Overview............................................56

            2.    Class 1: Treatment Of Other Priority Claims...............56

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                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page


             3.    Class 2a: Treatment Of Note Claims - Secured..............57

             4.    Class 2b: Other Secured Claims............................57

             5.    Class 3: Treatment Of General Unsecured Claims............58

             6.    Class 4: Securities Claims - Notes........................63

             7.    Class 5: Intentionally Omitted............................65

             8.    Class 6: Securities Claims - Common Stock.................65

             9.    Class 7: Securities Claims - Laserlink....................68

             10.   Class 8: Securities Claims - Ipo Allocation...............70

             11.   Class 9: Equity Interests In Covad........................71

        C.   Treatment Of Executory Contracts And Unexpired Leases...........71

             1.    Assumption Of Stock Option Agreements And
                   Indemnity Agreements......................................71

             2.    Rejection Of Other Executory Contracts And
                   Unexpired Leases..........................................73

             3.    Claims Based On Rejection Of Executory Contracts
                   Or Unexpired Leases.......................................74

        D.   Procedures For Resolving Disputed Claims And Equity
             Interests.......................................................74

             1.    Prosecution Of Objections To Claims And Equity
                   Interests.................................................74

             2.    Estimation Of Claims......................................75

             3.    Cumulative Remedies.......................................76

             4.    Payments And Distributions On Disputed Claims.............76

             5.    Allowance Of Claims And Interests.........................77

                   A.    Disallowance Of Claims..............................77

                   B.    Allowance Of Claims And Equity Interests............77

             6.    Controversy Concerning Impairment.........................77

        E.   Effect Of Confirmation..........................................78

             1.    Vesting Of Cash And Assets In Covad As The
                   Reorganized Debtor........................................78

             2.    Post-Confirmation Corporate Management And
                   Structure.................................................78

             3.    Authority To Effectuate The Plan..........................81

             4.    Post-Confirmation Status Report...........................81

             5.    Escrows...................................................82

        XII. MEANS FOR IMPLEMENTATION OF PLAN................................82

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                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page


      A.    Funding Of Plan.................................................82

      B.    Rights Of The Debtor............................................82

      C.    Surrender Of Existing Notes.....................................83

      D.    Stock Options...................................................83

      E.    Reserve Fund....................................................83

      F.    Section 1145 Benefits; Section 16(B) Of The Exchange Act........83

      G.    Release Issues..................................................88

XIII. CONDITIONS OF EFFECTIVE DATE..........................................88

XIV.  RETENTION OF JURISDICTION.............................................89

XV.   REQUIREMENTS FOR CONFIRMATION.........................................92

            1.    Acceptances Necessary To Confirm Plan.....................95

            2.    Best Interest Of Creditors Test...........................96

            3.    Feasibility Of Plan.......................................98

            4.    Classification...........................................100

            5.    Confirmation Of Plan Without Necessary Acceptances;
                  Cramdown.................................................101

                  A.    No Unfair Discrimination...........................102

                  B.    Fair And Equitable Test............................103

XVI.  EFFECT OF CONFIRMATION...............................................105

      A.    Binding Effect Of Confirmation.................................105

      B.    Vesting Of Assets Free And Clear Of Liens, Claims And
            Interests......................................................105

      C.    Good Faith.....................................................106

      D.    Discharge Of Claims............................................106

      E.    Judicial Determination Of Discharge............................106

      F.    Injunction.....................................................107

XVII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN..................108

      A.    Introduction...................................................108

      B.    Federal Income Tax Consequences To Covad.......................109

            1.    Reduction Of Covad's Indebtedness........................109

      C.    Carryover And Availability Of Covad's Net Operating
            Losses.........................................................112

            1.    Generally................................................112

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                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page


           2.    Section 382..............................................113

     D.    Tax Consequences To Creditors..................................118

           1.    In General...............................................118

           2.    Claims Constituting Tax Securities.......................119

                 A.    Definition Of "Security" For Tax Purposes..........119

                 B.    Recapitalization Reorganization....................120

                 C.    Receipt Of Cash For Tax Securities.................120

                 D.    Determination Of Character Of Gain.................121

                 E.    Tax Basis And Holding Period Of Items Received.....121

           3.    Claims Not Constituting Tax Securities...................122

                 A.    In General.........................................122

                 B.    Tax Basis And Holding Period Of Items Received.....123

           4.    Receipt Of Interest......................................123

           5.    Conversion Of Preferred Stock............................124

           6.    Other Tax Considerations.................................125

                 A.    Market Discount....................................125

                 B.    Withholding........................................125

                 E.    Taxation Of The Reserve Fund And Note Claim
                       Escrow.............................................125

                 F.    Tax Consequences To The Holders Of Equity
                       Interests..........................................127

                 G.    General Disclaimer.................................127

XVIII. ALTERNATIVES TO PLAN...............................................128

       A.    Liquidation Under Chapter 7..................................128

       B.    Alternative Plan.............................................128

       C.    No Res Judicata Effect.......................................128

XIX.  RECOMMENDATION......................................................129

XX.   CONCLUSION..........................................................130

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                                 EXHIBIT LIST

  Exhibit 1   Plan of Reorganization

  Exhibit 2   Summary Financial Projections

  Exhibit 3   Agreement Concerning Voting

  Exhibit 4   Liquidation and Recovery Analysis

  Exhibit 5   10-Q and 10-K Excerpts
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      On August 15, 2001 (the "Petition Date"), Covad Communications Group, Inc.
("Covad") filed a voluntary petition (the "Petition") under chapter 11 of the Bankruptcy Code, 11 U.S.C. (S)(S) 101, et. seq. (the "Bankruptcy Code"), for the
                                       -------
purpose of confirming its pre-negotiated First Amended Plan of Reorganization dated October 14, 2001 (the "Plan"), with the majority holders of its 1998 Discount Notes, 1999 Reserve Notes, 2000 Senior Notes, and 2000 Convertible
Notes (collectively, the "Notes" or the "Noteholders").

     This Disclosure Statement (the "Disclosure Statement") is submitted pursuant to section 1125 of the Bankruptcy Code in support of the Plan. Pursuant to section 1125 of the Bankruptcy Code, the Disclosure Statement is being distributed to you for the purpose of enabling you to make an informed judgment about the Plan and in connection with the solicitation of acceptances or rejections of the Plan from Holders of Claims against Covad. Covad examined various alternatives and, based on information contained in this Disclosure Statement, and for the reasons set forth below, has concluded that the Plan is the alternative that provides the best recovery to Creditors and Equity Interest Holders. EXCEPT AS OTHERWISE INDICATED, ALL CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT HAVE THE MEANING ASCRIBED TO SUCH TERMS IN THE PLAN, A COPY OF WHICH IS ANNEXED HERETO AS EXHIBIT 1.

I.   PRELIMINARY STATEMENT

     Covad has prepared and submitted this Disclosure Statement in connection with its Plan. This Disclosure Statement summarizes the Plan and contains information concerning, among other matters: (1) Covad's history, business, results of operations, management, properties, liabilities and (2) the Assets available for distribution under the Plan. Covad strongly urges you to carefully review the contents of this Disclosure Statement and the Plan (including the exhibits to each) before making a decision to accept or reject the Plan. Particular attention should be paid to the provisions affecting or impairing your rights as a Creditor.

     This Disclosure Statement is submitted to all known Creditors of Covad, in compliance with section 1125 of the Bankruptcy Code. Pursuant to section 1125 of the Bankruptcy Code, Covad provides this Disclosure Statement to the Holders of Claims against the Estate of Covad, in order to disclose that information which is deemed material, important and necessary for Covad's Creditors and other interested parties to arrive at a reasonably informed decision in exercising their right to vote for acceptance or rejection of the proposed Plan.

     At a hearing held before the Bankruptcy Court on October 25, 2001 and by order entered shortly thereafter, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind, and in sufficient detail as far as is reasonably practicable, that would enable a hypothetical reasonable investor typical of Holders of Claims of each Class described in the Plan being solicited to make an informed judgment whether to vote to accept or reject the Plan. The Court's approval of the adequacy of the Disclosure Statement should not be interpreted as tantamount to approval on the merits of the Plan. THE PLAN IS A LEGALLY BINDING ARRANGEMENT AND SHOULD BE READ IN ITS ENTIRETY. ACCORDINGLY, SOLICITED PARTIES MAY WISH TO CONSULT WITH THEIR ATTORNEYS REGARDING THE CONTENTS OF THE PLAN.

     The Court has set a hearing on the Confirmation of the Plan to consider objections to Confirmation, if any, commencing at 12:30 p.m. on December 13, 2001, in Courtroom 6A of

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the United States District Court, 844 North King Street, Wilmington, Delaware
19801 (the "Confirmation Hearing"). The Confirmation Hearing may be adjourned from time to time without notice other than an announcement of an adjourned date at the hearing. If the Bankruptcy Court confirms the Plan, it will enter the Confirmation Order. Any objections to Confirmation of the Plan must be in writing and must be filed with the Clerk of the Bankruptcy Court and served on counsel for Covad and any committee appointed in the Chapter 11 Case on or before December 5, 2001. Bankruptcy Rule 3007 governs the form of any such objection.

     Counsel on whom objections must be served are:

        Counsel for Covad:
        -----------------

           Brad R. Godshall
           Pachulski, Stang, Ziehl, Young & Jones P.C.
           10100 Santa Monica Blvd., Suite 1100
           Los Angeles, CA 90067

              and

           Laura Davis Jones
           Pachulski, Stang, Ziehl, Young & Jones P.C.
           919 N. Market Street
           16th Floor
           P.O. Box 8705
           Wilmington, DE 19899-8705

        Counsel for the United States Trustee:
        -------------------------------------

           Joseph McMahon
           844 King Street, Room 2311
           Wilmington, DE 19801

     The Ballot enclosed with this Disclosure Statement is for the use of Creditors in voting on Covad's Plan. YOUR VOTE IS IMPORTANT. NON-ACCEPTANCE OF THE PLAN MAY LEAD TO A CHAPTER 7 LIQUIDATION, DISMISSAL OF THE

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

CHAPTER 11 CASE OR THE CONFIRMATION OF ANOTHER PLAN. COVAD BELIEVES THAT THESE ALTERNATIVES WILL NOT PROVIDE FOR DISTRIBUTIONS TO HOLDERS OF ALLOWED UNSECURED CLAIMS AT THE SAME LEVEL AS PROVIDED IN THE PLAN. You are urged to review carefully the Plan, this Disclosure Statement, all exhibits and the accompanying Ballot. After doing so, please indicate your vote on the enclosed ballot and return it in the envelope provided to the address set forth below on or before December 5, 2001.

     TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED AT THE ADDRESS LISTED BELOW BY 4:00 P.M., EASTERN TIME, ON OCTOBER 26, 2001:

        Marta Wade
        Pachulski, Stang, Ziehl, Young & Jones P.C.
        10100 Santa Monica Boulevard, Suite 1100
        Los Angeles, California  90067

        Office of the Clerk
        United States Bankruptcy Court
        824 North Market Street
        Wilmington, Delaware 19801

     IF YOU HAVE ANY QUESTIONS WITH RESPECT TO COMPLETING OR FILING YOUR BALLOT, YOU MAY CONTACT BRAD R. GODSHALL, ESQUIRE, ATTORNEY FOR COVAD AT (310) 277-6910.

     THE FOREGOING IS A PRELIMINARY STATEMENT. THIS DISCLOSURE STATEMENT AND THE EXHIBITS HERETO, INCLUDING THE PLAN, SHOULD BE READ IN THEIR ENTIRETY BY ALL CREDITORS BEFORE VOTING ON THE PLAN.

II.   BRIEF OVERVIEW OF CHAPTER 11

     Chapter 11 is the principal reorganization chapter under the Bankruptcy Code. Pursuant to chapter 11, a debtor is authorized to reorganize its financial affairs for its own benefit and that of its creditors. Unless otherwise ordered by the Bankruptcy Court, the Bankruptcy Code allows a debtor to remain in operation and to work out its financial difficulties. In a chapter 11 case, the debtor continues to manage its affairs as a debtor in possession and as a fiduciary to the creditors of the estate. In the instant Chapter 11 Case, Covad has retained possession of its property and continues to manage its financial affairs as debtor in possession.

     The commencement of a chapter 11 case creates an estate comprising all of the legal and equitable interests that the debtor has in property as of the date the bankruptcy petition is filed.

     The filing of a chapter 11 petition also triggers the "automatic stay" provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides for a stay or an injunction against any attempt to collect a pre-petition debt, claim or obligation from the debtor or otherwise to interfere with its property or financial affairs. Unless the Bankruptcy Court orders otherwise, the automatic stay remains in full force and effect until the plan of reorganization is confirmed.

     The Bankruptcy Code authorizes the creation of official creditor and equity committees, to protect the interests of creditors and interest holders, respectively. The fees and expenses of counsel and other professionals employed by such official committees are generally borne by a bankruptcy estate. In this Chapter 11 Case, as more fully set forth below, the

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Bankruptcy Court has approved the formation of the Committee, representing the collective interests of General Unsecured Creditors of Covad's Estate.

     A chapter 11 debtor emerges from bankruptcy by successfully confirming a plan of reorganization. A plan may either be consensual or non-consensual and provide, among other things, for the treatment of the claims of creditors and interests of shareholders. The confirmation process and the conditions for confirming either a consensual or non-consensual plan are more fully described below.

     The formulation of a plan of reorganization is the primary purpose in each chapter 11 case. The plan of reorganization is the vehicle for setting forth the means by which the debtor will satisfy parties who hold claims against or interests in the debtor. Although it is referred to as a plan of reorganization, the plan may also provide for the orderly liquidation of a debtor's assets. In this Chapter 11 Case, Covad's Plan calls for the reorganization of the financial affairs of Covad through a structured payment of a dividend to Creditors holding Allowed Claims as more specifically described below in section XI. In other words, it is the intention of Covad that it will continue its existence and operate as a reorganized debtor following confirmation of the Plan. The risk factors inherent in this Plan, however, are perhaps greater than normal. As discussed with more particularity below, there is a material possibility that Covad's operating subsidiaries (collectively, "Subsidiaries") will be unable to operate for an extended period following Confirmation absent a substantial cash infusion. The purpose of this Chapter 11 Case is to restructure Covad's balance sheet on a consensual basis in order to attract such new capital. There can be no assurance, however, that this result will be achieved.

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

     After a plan of reorganization is filed, the holders of claims against or interests in a debtor whose claims or interests are proposed to be impaired are permitted to vote to accept or reject the plan. Section 1125 of the Bankruptcy Code requires that, prior to soliciting acceptances of the proposed plan, the debtor must prepare a disclosure statement which contains adequate information about the debtor, its assets and liabilities and the plan of reorganization such as will enable a hypothetical, reasonable investor to make an informed judgment about the plan. This Disclosure Statement is presented to Holders of Claims against Covad to satisfy section 1125 of the Bankruptcy Code.

     Chapter 11 does not require that each holder of a claim against the debtor vote in favor of a plan of reorganization in order for the Bankruptcy Court to confirm the plan. The Bankruptcy Code defines acceptance of a plan by a class of creditors that hold claims against the debtor as acceptance by at least two-thirds in dollar amount and more than one-half of the number of the holders of allowed claims in that class actually voting. Holders of claims or interests who fail to vote will not be counted as having either accepted or rejected the plan.

     Classes of claims that are not "impaired" under a plan of reorganization are presumed to have accepted the plan of reorganization and, therefore, are not entitled to vote. Acceptances of the Plan in this Chapter 11 Case are being solicited only from those Persons who hold Claims in an Impaired Class. A class is "impaired" if the legal, equitable, or contractual rights attaching to the claims of that class are modified. Modification for the purpose of determining impairment, however, does not include curing defaults, reinstating maturity or compensating for damages.

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

     Even if all of the classes of claims accept a plan of reorganization, the Bankruptcy Court may determine that the plan should not be confirmed if the plan does not meet the requirements of section 1129 of the Bankruptcy Code. This section requires, among other provisions, that a plan of reorganization be in the "best interests" of creditors and that the plan of reorganization be "feasible" in order that it may be confirmed. The "best interests" test generally requires that the value of the consideration to be distributed to the holders of claims under a plan not be less than what they would receive if the assets of the debtor were to be liquidated under a hypothetical liquidation pursuant to chapter 7 of the Bankruptcy Code. The Court must also find that there is a reasonable probability that the debtor will be able to perform the obligations set forth in the plan of reorganization and that the debtor will be able to continue operations after confirmation without the need for further financial reorganization in order to fulfill the "feasibility" requirement under section 1129 of the Bankruptcy Code. Covad believes that the Plan that it has proposed satisfies these requirements.

     Even though a creditor may choose not to vote or may choose to vote against the plan, the creditor will be bound by the terms and treatment set forth in the plan if such plan is accepted by the required majorities in each class of creditors or is otherwise confirmed by the bankruptcy court.

     The proponent of the plan may seek confirmation of the plan under the "cramdown" provisions of the Bankruptcy Code in the event the requisite approval of impaired classes is not obtained. Pursuant to section 1129(b) of the Bankruptcy Code, a proponent may "cramdown" the plan against a non-accepting class of creditors or interests if the plan complies with all of the requirements of section 1129(a) (except section 1129(a)(8), which requires acceptance by all impaired classes), and the proponent establishes, among other things, that the plan is accepted by at least one impaired class of creditors, that the plan is fair and equitable, and that the plan does not unfairly discriminate. In this Chapter 11 Case, if any Class votes to reject the Plan, Covad will seek to satisfy the requirements of Confirmation under the "cramdown" provisions of the Bankruptcy Code. For a more complete description of these requirements, see section XV of this Disclosure Statement.

III.  RISK FACTORS TO BE CONSIDERED

     The success of the Plan as proposed is subject to a number of substantial risks, including those discussed below. Specifically:

     A.  Need for Additional Financing

     As discussed in more detail below, Covad is engaged in a highly speculative business. Covad has never been profitable. The financial projections included in this Disclosure Statement as Exhibit 2 (the "Projections") contain many assumptions, including, Confirmation and Consummation of the Plan in accordance with its terms, general business and economic conditions and other matters, many of which are beyond the control of Covad and some of which may not materialize. Most critically, Covad's Subsidiaries will not be able to continue in operation in the future absent additional funding to sustain operations until profitability is attained. Liquidation may be necessary.

     After Consummation of the Plan, Covad believes that it will require up to $200 million in additional capital to fund operations until it generates positive cash flow. (Covad has been engaged in substantial cost cutting in order to reduce this projected cash deficit.) Covad has retained Houlihan, Lokey, Howard & Zukin as its financial advisor. Covad has been in various stages of discussions with a variety of potential sources of financing, including, without limitation, financial and strategic investors. Covad's existing cash, cash-equivalents and short-term investments at Confirmation are projected to be sufficient to meet operating cash needs through the first quarter of 2002. Despite the current capital markets and industry conditions, Covad is optimistic that it can raise the additional capital needed through the issuance of new debt or equity.

     The actual amount and timing of Covad's future capital requirements will depend upon a number of factors, including:

     . The number of geographic areas targeted by Covad for DSL service and the timing and extent of new service offerings;

     . The rate at which customers and end-users purchase Covad's services and the pricing of such services;

     . The level of marketing required to acquire and retain customers and to attain a competitive position in each of Covad's regions; and

     . The rate at which Covad invests in engineering and development in order to enhance its products and network.

     The purpose of the Plan is to restructure Covad's balance sheet in order to attract that capital. Covad is attempting to restructure pursuant to the Plan in an effort to attract the capital infusion. Covad believes that the existence of the Plan significantly increases its ability to consummate this financing either prior to, concurrent with or subsequent to, Confirmation. No guarantee, however, can be made regarding consummation of such financing or the source, structure or timing thereof. Covad anticipates that any such financing may include issuance of a significant amount of Covad stock to the investor(s) and that such issuance may have a material dilutive effect on Holders of outstanding stock and stock to be issued in connection with Confirmation of the Plan.

  B. Dilution

     Various Creditor constituencies receive Common Stock or Preferred
Stock (collectively, "Stock") under the Plan. Existing Holders of Common Stock retain their Common Stock. The value of the Common Stock is uncertain. The value of such Stock may be nil if Covad cannot attract additional financing. Moreover, given that Covad has not yet secured the requisite additional financing, Covad cannot advise Creditors and Equity Interest Holders of the degree of dilution to their Equity Interests under the Plan which might arise by reason of any such investment. It is highly likely that any such investor(s) will demand a significant equity stake in Covad in return for such investment. This new equity stake will almost certainly be highly dilutive of existing Equity Interests. Moreover, the issuance of a significant equity stake in Covad to such new investor(s) after the Effective Date of the Plan may cause an ownership change for federal income tax purposes which will restrict or eliminate the use of Covad's consolidated net operating losses incurred and accumulated prior to the date of such ownership change. See section XVII (Certain Federal Income Tax Consequences of the Plan) below.

  C. Other Financing Risks

     To the extent the capital investment attained by Covad takes the form of debt financing, rather than an equity investment, it is highly likely that such a new lender would require liens on the assets of Covad and its operating subsidiaries, and some restrictive covenants with which Covad would have to comply. In the event Covad subsequently defaulted under such a loan arrangement, such new lender would, in all likelihood, have negotiated for a loan structure which would entitle such lender to a first recovery from the value of any of the assets of Covad and Covad's operating subsidiaries. Covad obviously would seek to structure any such loan in a manner that would permit Covad to comply with the terms thereof. Given the speculative nature of Covad's business, however, that compliance could not be assured.

  D. Dilutive Effects of Options

     As of January 1, 2001, Covad had outstanding options and stock purchase rights covering 27.7 million shares of Common Stock. For further information, please see Covad's filed SEC Form 10-Q for the period ended June 30, 2001 ("10-Q"), and Form 10-K for the fiscal year ended December 31, 2000 ("10-K") (available at www.covad.com/companyinfo/investorrelations/financialdata.shtml).
              ---------------------------------------------------------------

  E. Uncertainty of Projections

     The Projections represent estimates of the anticipated results of operations of Covad as of the date of this Disclosure Statement. The Projections are based upon a number of assumptions that, while considered reasonable by Covad, are inherently subject to significant business, economic and competitive uncertainties, many of which are beyond the control of

Covad, and are based upon assumptions with respect to future business decisions, which are subject to change. Therefore, the actual results achieved throughout the period covered by the Projections may vary from the projected results, especially given prevailing industry conditions. These variations may be material and are likely to increase over time. Covad does not intend to update or otherwise revise the Projections. Prior to voting on the Plan, each solicited party should carefully consider all risk factors as well as all of the information contained in this Disclosure Statement, including the Plan and other exhibits thereto.

     The Projections constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The following is a non-exclusive list of some of the risks and other important factors that could cause actual results to vary materially from the anticipated future results contained in the Projections. For additional detail regarding these and other risk factors facing Covad, please see the "Risk Factors" and other cautionary statements included in Covad's Annual Report on Form 10-K for the year ended December 31, 2000, and in Covad's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, excerpts of which are attached hereto as Exhibit 5.

       . During the pendency of Covad's Chapter 11 Case, the uncertainty surrounding Covad's future may itself have an adverse effect on the current and future financial results of Covad, in that (1) Covad may be unable to attract and retain qualified employees, (2) Covad's current customers may reduce the number of orders they provide Covad with or disconnect existing end-users and current vendors may attempt to cancel their contracts with Covad or require advance payment on products/services supplied to Covad, and (3) prospective customers (including resellers with whom relationships would be particularly important) may be unwilling to enter into agreements to purchase Covad's services and prospective vendors may refuse to do business with it or may require prepayments by Covad on terms that are unacceptable.

       . The Projections assume that Covad is able to raise the additional funds it needs, as described in this Disclosure Statement, to sustain operations until the time it presently expects to become cash flow positive. Covad must raise this additional capital under very difficult market conditions in order to continue its growth and maintain current operations.

       . Given the substantial increase in sales and lines in service shown in the Projections, Covad's failure to manage its growth effectively may hurt its ability to achieve the operating results shown in the Projections.

       . Covad is dependent on a limited number of customers for the preponderance of its revenues, and is highly dependent on sales through its resellers.

       . The market for DSL service may change substantially over the period of time shown in the Projections.

       . Covad's business may be affected by a downturn in general economic conditions, in particular following the terrorist attacks on the United States on September 11, 2001.

  E. Other Operating Risks

     Covad's most recently filed Forms 10-Q and 10-K discuss various other material risks concerning Covad's operations.

  F. Plan/Confirmation Risk

     If Covad fails to begin soliciting consents to the Plan by November
15, 2001, or if the Plan is not confirmed by January 15, 2002, the escrow agreement provides that the $256.8 million Covad has placed in escrow for the benefit of its Noteholders (as described in more detail below) may be released to the Noteholders.

     Even if Covad prosecutes Confirmation of its Plan in a timely manner, and all Classes of Claims that are entitled to vote accept the Plan, the Bankruptcy Court might decline to confirm the Plan. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, that the confirmation of a plan of reorganization not be likely to be followed by liquidation or the need for further financial reorganization, and that the value of distributions to dissenting creditors and interest holders not be less than their value under chapter 7 of the Bankruptcy Code. Covad believes that the Plan satisfies all the requirements for confirmation of a plan of reorganization under the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court will also conclude that the requirements for confirmation of the Plan have been satisfied.

     The effect, if any, that the continuation of this Chapter 11 Case in the absence of Confirmation of the Plan may have upon the operations of Covad's Subsidiaries cannot be accurately predicted or quantified. If Confirmation and Consummation of the Plan do not occur expeditiously, the pendency of the Chapter 11 Case could adversely affect Covad's relationships with its customers, suppliers and employees, resulting in a material adverse impact on reorganized Covad's Subsidiaries' operations.

IV.   DISCLAIMERS; REPRESENTATIONS LIMITED

     THIS DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR UPON
YOUR DECISION TO ACCEPT OR REJECT THE PROPOSED PLAN. PLEASE READ THIS DOCUMENT WITH CARE. THE PURPOSE OF THE DISCLOSURE STATEMENT IS TO PROVIDE "ADEQUATE INFORMATION" OF A KIND, AND IN SUFFICIENT DETAIL, AS FAR AS REASONABLY PRACTICABLE IN LIGHT OF THE NATURE AND HISTORY OF COVAD AND THE CONDITION OF COVAD'S BOOKS AND RECORDS, THAT WOULD ENABLE A HYPOTHETICAL REASONABLE INVESTOR TYPICAL OF HOLDERS OF CLAIMS OF THE RELEVANT CLASS TO MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN. SEE 11 U.S.C. (S) 1125(a).
                     ---

     FOR THE CONVENIENCE OF CREDITORS, THIS DISCLOSURE STATEMENT
SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES THE SUMMARY. IF ANY INCONSISTENCY EXISTS BETWEEN THE

PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.

     THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, TOGETHER WITH ANY ATTACHED EXHIBITS AND APPENDICES, CONCERNING THE FINANCIAL CONDITION OF COVAD OR THE EVENTS LEADING UP TO THE CHAPTER 11 CASE ARE BASED UPON COVAD'S BOOKS AND RECORDS AND UPON OTHER FINANCIAL AND OTHER INFORMATION KNOWN BY COVAD AND THE PROFESSIONALS EMPLOYED BY COVAD IN THE CHAPTER 11 CASE. INDEPENDENT CERTIFIED ACCOUNTANTS OR AUDITORS HAVE SUBJECTED NONE OF THIS INFORMATION TO AN AUDIT. THE RECORDS MAINTAINED BY COVAD ARE DEPENDENT, IN PART, UPON ACCOUNTING PERFORMED BY OTHERS. COVAD HAS ATTEMPTED TO INCORPORATE ACCURATE INFORMATION IN THIS DISCLOSURE STATEMENT AND THE PLAN, AND TO THE BEST OF COVAD'S KNOWLEDGE, THE INFORMATION IS TRUE AND ACCURATE.

     CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS, BY NATURE, FORWARD LOOKING, CONTAINS ESTIMATES AND ASSUMPTIONS THAT MAY ULTIMATELY PROVE TO BE INCORRECT, AND CONTAINS PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE EXPERIENCES.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT, THE EXHIBITS HERETO OR THE STATEMENTS CONTAINED HEREIN.

     THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH CREDITOR SHOULD CONSULT HIS OR HER OWN COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER CLAIM.

     NO REPRESENTATION CONCERNING COVAD HAS BEEN AUTHORIZED BY THE BANKRUPTCY COURT EXCEPT AS SET FORTH IN THIS DISCLOSURE STATEMENT. YOU SHOULD NOT RELY ON ANY OTHER REPRESENTATIONS OR INDUCEMENTS PROFFERED TO YOU IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. ANY PERSON MAKING REPRESENTATIONS OR INDUCEMENTS CONCERNING ACCEPTANCE OR REJECTION OF THE PLAN SHOULD BE REPORTED TO COUNSEL FOR COVAD AT THE ADDRESS HEREIN PROVIDED AND TO THE ASSISTANT UNITED STATES TRUSTEE, 844 KING STREET, ROOM 2311, WILMINGTON, DELAWARE 19801.

V.   COUNSEL FOR DEBTOR; INQUIRIES

     Inquiries concerning this Disclosure Statement, the Plan, voting procedures and other matters should be directed to counsel for Covad: Brad R. Godshall, Esq., Pachulski, Stang, Ziehl, Young & Jones P. C., 10100 Santa Monica Boulevard, Suite 1100, Los Angeles, California 90067 (Telephone: (310) 277-6910;
Facsimile: (310) 201-0760)).

VI.   ORGANIZATION AND ACTIVITIES OF DEBTOR AND SUBSIDIARIES

  A.  Business of Covad and Its Subsidiaries

      1.  Background
          ----------

     Covad is a public corporation organized under the laws of the State of Delaware. Covad was incorporated in 1997. Covad's principal place of business is Santa Clara, California. Covad had approximately 177,727,058 shares of its Common Stock outstanding on August 10, 2001./1/ The only holder of more than 5% of Covad's Common Stock is SBC Communications, Inc. Covad's stock is currently traded on the over the counter bulletin board under the symbol "COVD.OB." Covad was previously listed on the Nasdaq National Market. Covad, however, was delisted on July 20, 2001 after a determination that Covad was not in compliance with either the minimum bid share price or net tangible assets requirements of the Nasdaq National Market.

     Covad is a holding company with no revenue generating business operations./2/ All such operations are performed by its Subsidiaries./3/

-------------------

/1/ Covad also has authorized 5 million shares of Preferred Stock and 10 million shares of Class B Common Stock, no shares of which are outstanding.

/2/ Although Covad is a party to certain contracts with various Creditors, payments on account of such contracts were historically and are currently made by its Subsidiary, Covad Communications Company.

/3/ The direct and indirect operating subsidiaries are Covad Communications Company, DIECA Communications, Inc., and Lightsaber Acquisition Co. Other subsidiaries are: Covad Communications Investment Corp., BlueStar Communications Group, Inc., and Covad Canada Communications, Inc., Covad Europe Sarl, Covad Communications International B.V., Loop Holdings Europe ApS, BlueStar Communications, Inc., BlueStar Networks, Inc., Covad Communications GmbH, and Covad France.

     Through its Subsidiaries, Covad is a leading provider of broadband communications services, which it sells to businesses and consumers directly and indirectly through Internet service providers, enterprises, telecommunications carriers and other customers. These services include a range of high-speed, high-capacity Internet and network access services using digital subscriber line
(DSL) technology and related value-added services. Covad's Subsidiaries sell these services directly to businesses and consumer end-users through their sales force, telephone sales and website. Internet service providers also purchase these services in order to provide high-speed Internet access to business and consumer end-users.

     Branded virtual service providers also purchase turnkey broadband or dial-up services from Covad's Subsidiaries and sell these services to their existing customers or affiliate groups. Enterprise customers similarly purchase services directly or indirectly from Covad's Subsidiaries to provide their employees with high-speed remote access to the enterprise's local area network. Other telecommunications carriers purchase Covad's services for resale to their Internet service provider affiliates, Internet users and enterprise customers.

     Covad indirectly owns the nation's largest DSL network that is not owned by a traditional telephone company, encompassing more than 1,700 operational central offices and passing more than 40 million homes and businesses in 94 metropolitan statistical areas. As of June 30, 2001, Covad and its Subsidiaries had 333,000 DSL based high speed access lines in service and had received orders from more than 250 Internet service providers, enterprises, and telecommunications carrier customers, including AT&T Corporation, XO Communications (formerly NEXTLINK Communications, Inc. and Concentric Network Corporation), EarthLink,

Inc., UUNET Technologies (a WorldCom company) and Speakeasy.net, a privately owned company. Covad also provides dial-up Internet access service to over 340,000 subscribers through a subsidiary, d/b/a Covad Integrated Services.

     DSL technology first emerged in the 1990's and is commercially available today to address performance bottlenecks of the public switched telephone network. Covad's DSL equipment, when deployed at each end of standard copper telephone lines, increases the data carrying capacity of copper telephone lines from analog modem speeds of 56.6 kilobits per second (for the fastest consumer modems) to rates as high as 1.5 megabits per second, or an increase of over 25 fold.

     Covad has officers and directors, but is a holding company with no revenue generating operations of its own. It has only five employees, who also are employees of Covad Communications Company. All of the personnel that operate the business are employees of Covad Communications Company. As of the Petition Date, Covad Communications Company had approximately 1,675 employees.

     On a consolidated basis, Covad and its Subsidiaries generated revenues for the year ended December 31, 2000 of $158.7 million, compared to sales of $66.5 million for the year ended December 31, 1999. Operating losses for the year ended December 31, 2000 were $1,354.2 million compared to operating losses of $171.6 million for the year ended December 31, 1999. Detailed information concerning Covad's historic financial performance and operating losses is included in Covad's most recent Forms 10-Q and 10-K.

     2.    The Crisis in the Telecommunication Industry
           --------------------------------------------

     Covad was formed to capitalize on the business opportunity created by the growing demand for broadband Internet and network access, the commercial availability of low-cost DSL technology and the passage of the 1996 Telecommunications Act, which encouraged competition in the industry. Several other potential competitors in the area were also organized during the same time period.

     The rollout of a DSL network (or any other broadband network) is a capital-intensive endeavor. Moreover, profitability cannot be attained until the network reaches a "critical mass" of customers, which cannot be reached until after several years of operation.

     Covad was established and its business plan was presented at a time when the capital markets were extremely receptive to undertaking the business risk of establishing such a network.

     Covad financed its growth through the issuance of high yield debt and equity in the capital markets. Covad currently has outstanding approximately $1.35 billion of senior indebtedness in face amount or, in the case of the 1998 Discount Notes, in accreted amount, detailed as follows:

    $211,487,900   1998 Discount Notes

    $215,000,000   1999 Reserve Notes

    $425,000,000   2000 Senior Notes

    $500,000,000   2000 Convertible Notes

     The telecommunications and high-speed Internet access industries are now in a period of tremendous turmoil. Covad's "buildout" plan for its broadband Internet network contemplated the infusion of substantial additional capital. The capital markets, however, have become extremely restrictive over the past year. Other than the traditional telephone companies, Covad's largest competitors were NorthPoint Communications and Rhythms NetConnections, Inc., which commenced their own chapter 11 cases on January 16, 2001, and August 2, 2001, respectively. NorthPoint's chapter 11 case resulted in a liquidation of NorthPoint.

     Additionally, a number of the Internet service provider customers of Covad (including Flashcom, Inc., Fastpoint Communications, Inc., Zyan Communications, and Relay Point, Inc.) have filed for chapter 11 protection.

     Covad requires additional capital in order to offset operating losses until Covad's Subsidiaries attain profitability. Given the tightening of the capital markets, however, this effort has been made extremely difficult, particularly given the magnitude of the outstanding Notes already issued by Covad.

     Covad believes that the Holders of Covad's Notes and Covad's other Creditors essentially agree with the foregoing analysis. Therefore, before the commencement of this Chapter 11 Case, Covad engaged in extensive negotiations with the primary Holders of its Notes in an effort to reach a consensual restructuring of the obligations owing by Covad. This Chapter 11 Case was filed for the purpose of implementing that restructuring.

     3. Covad's Obligations
        -------------------

     As mentioned above, Covad has approximately $1.35 billion in face amount of senior indebtedness under the Notes (or, in the case of the 1998 Discount Notes, in accreted amount). As of the Petition Date, Covad also is liable for future
                                                                       ------
obligations relating to real estate leases. Covad also has miscellaneous trade debt in an amount of around $22.2 million. Covad believes that the total amount of General Unsecured Claims (exclusive of Litigation Claims (as defined below) and Note Claims) as of the Petition Date is approximately $25 million.

     Contingent Claims against Covad also include Claims asserted in various securities fraud lawsuits against Covad that Covad is defending, including the Securities Class Actions (collectively, the "Litigation Claims") as discussed with more particularity below.

  B. Acquisition History

     In 2000, in order to expand its operational capabilities, Covad acquired Laserlink.Net, Inc. and BlueStar Communications Group, Inc. The BlueStar acquisition proved not to be advantageous to Covad. In September 2000, Covad acquired all of the stock of BlueStar Communications Group, Inc. ("BlueStar Holdings"), a Delaware corporation, in a stock-for-stock transaction. BlueStar Holdings is a holding company that owned all of the outstanding stock of BlueStar Communications, Inc., a Tennessee corporation ("BlueStar Communications"), and BlueStar Networks, Inc., a Tennessee corporation ("BlueStar Networks")./4/

-------------------
/4/ BlueStar Communications, BlueStar Networks and BlueStar Holdings are collectively referred to hereinafter as "BlueStar".

     BlueStar was engaged in a business substantially similar to that of Covad, based in the southeastern United States. BlueStar sustained large losses because of its incompatible, redundant and high cost network. Between September 2000 and July 2001, Covad invested in excess of $95 million in BlueStar to maintain BlueStar's operations. After Covad determined that no additional financial investment could be justified in BlueStar, BlueStar terminated operations. An assignment of assets for the benefit of creditors was made by the BlueStar entities as of June 25, 2001. Just prior to the assignment, a Covad subsidiary purchased the right to solicit BlueStar's customers in order to attempt to service BlueStar's customers. Covad paid fair market value for this "asset." A creditor of BlueStar, GE Capital Corporation, has alleged in a letter that Covad's subsidiary underpaid for these assets and owes BlueStar unspecified "millions" of dollars. Covad disagrees. An involuntary chapter 7 petition was filed by certain creditors against BlueStar Communications on July 25, 2001. This petition was dismissed in early October by the United States Bankruptcy Court for the Middle District of Tennessee .

  C.    Directors and Executive Officers of Covad

                  Charles Hoffman        Chief Executive Officer and President,
                                         Director

                  Mark Richman           Chief Financial Officer and Senior Vice
                                         President

                  Catherine Hemmer       Executive Vice President and Chief
                                         Operating Officer

                  Anjali Joshi           Executive Vice President, Engineering

                  Dhruv Khanna           Executive Vice President, Human
                                         Resources, General Counsel and
                                         Secretary

                  Terry Moya             Executive Vice President, External
                                         Affairs and Corporate Development

                  Pat Bennett            Senior Vice President, Sales

                  Chuck Haas             Executive Vice President and General
                                         Manager, Covad Integrated Services

                  Christine Morris       Vice President, Treasurer

                  Joseph LeChevallier    Vice President, Controller

                  Robert Hawk            Director

                  Hellene Runtagh        Director

                  Daniel Lynch           Director

                  Frank Marshall         Director

                  Rich Shapero           Director

                  Larry Irving           Director

                  Chuck McMinn           Chairman of the Board


VII.  EVENTS LEADING UP TO THE FILING OF THE CHAPTER 11 PETITION

      A. Discussion of Pending and Certain Litigation Against Covad as of the Petition Date

            Covad was a defendant in several material litigations as of the Petition Date. The plaintiffs in some of those litigations presumably will assert Claims in this Chapter 11 Case. A discussion of pending and certain threatened litigations and the Plan Class in which such litigation Claims falls is as follows:

            1.  Bans Litigation (Class 3 General Unsecured Claim).
                -------------------------------------------------

            On May 13, 1999, Bell Atlantic Network Services, Inc. ("BANS"), represented by George Lombardi and James Hurst, Winston & Strawn, 35 West Wacker Drive, Chicago, IL 60601, filed a lawsuit in the United States District Court for the Eastern District of Virginia entitled, Bell Atlantic Network Services, Inc. v. Covad Communications Group, Inc., Covad Communications Company, Dieca Communications, Inc., CA Civ. Act. No. 2:99-CV-712, against Covad and its subsidiaries, alleging infringement of a patent owned by BANS relating to DSL services. The lawsuit alleges infringement, contributory infringement, and active inducement of infringement. The relief sought includes monetary relief, including treble damages, and injunctive relief. On February 18, 2000, the court issued a summary judgment ruling holding that Covad and its subsidiaries had not infringed BANS' patent.

     On July 12, 2000, BANS, represented by Adam T. Berstein and
George Lombardi of Winston & Strawn, 35 West Wacker Drive, Chicago, IL 60601, filed an appeal of this decision, Bell Atlantic Network Services, Inc. v. Covad Communications Group, Inc. et al., No. 00-1475, in the United States Court of Appeals for the Federal Circuit. On August 17, 2001, the Court of Appeals upheld the district court's ruling in favor of Covad.

            2.    Employee Litigation (Class 3 General Unsecured Claim)
                  -----------------------------------------------------

     On April 17, 2000, a group of former employees--Pamela Barrilli, Joseph Caston, George Holland, Sheri Kamikow, Lee Lew, Karen Moyer, Michael Mudd, Sheila Peach, Corey Sanders, Dawn Watson, Jake Zoldan--filed a lawsuit in the Superior Court of the State of California for the County of Santa Clara, entitled Barrilli, et al. v. Covad Communications Group, Inc. and Covad Communications Company, CV 789212, against Covad and one of its subsidiaries, alleging that the employees were wrongfully terminated and are entitled to various amounts arising from their employment with Covad. Mark Thierman of the Thierman Law Firm, 120 Green Street, San Francisco, CA 94111, represents the group of former employees. Covad believes that it and its Subsidiaries have strong defenses to this lawsuit, including the fact that each employee was an "at will" employee of Covad. No false representations were made to plaintiffs either before they started work or during their employment regarding the length of time that they would be employed at Covad. Rather, Covad changed its selling strategy and determined that it no longer needed the services of plaintiffs (and other employees). Covad therefore exercised its legal right to terminate the plaintiffs' employment.

            3.    Covid Litigation (Class 3 General Unsecured Claim).
                  --------------------------------------------------

     On September 21, 2000, a manufacturer of telecommunications hardware named COVID, Inc. filed an opposition in the United States
Patent and Trademark Office (Covid Inc. v. Covad Communications Group, Inc., USPTO Opp. No. 120139, Serial No. 75/433,746), to Covad's trademark application for the mark "COVAD and design." Michael Lechter, Squires Sanders & Dempsey, Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, represents COVID, Inc. Covad believes that it has strong defenses to this opposition because there is no likelihood of confusion created by Covad's adoption and use of its trademarks based on the differences between those marks and the COVID mark and based on the differences in goods and services offered by the respective companies.

     On January 29, 2001, COVID, Inc., represented by Stephen Sullivan, Sullivan Law Group, 5060 North 40th Street, Suite 120, Phoenix, Arizona 85018-2140, filed a lawsuit entitled Covid Inc. v. Covad Communications Group, Inc., CA No. 00 1850PHX LOA, in the United States District Court for the District of Arizona. The lawsuit alleges false designation of origin under federal law, unfair competition under Arizona state law and common law infringement. The relief sought includes monetary relief, injunctive relief and attorneys' fees. Covad believes it has strong defenses to this lawsuit, because there is no likelihood of confusion created by Covad's adoption and use of its trademarks based on the differences between those marks and the COVID mark and based on the differences in goods and services offered by the respective companies.

            4.    Securities Class Actions (Class 4 Securities Claims -
                  ------------------------------------------------------
Notes or Class 6 Securities Claims - Common Stock)
--------------------------------------------------

     Between October 20, 2000 and June 22, 2001, alleged purchasers of
Covad Common Stock and alleged purchasers of the 2000 Convertible Notes that Covad issued on September 19, 2000 filed numerous complaints, on behalf of themselves and persons or entities that allegedly purchased or otherwise acquired Covad common stock between April 19, 2000, and May 24, 2001; received stock in connection with Covad's acquisition of BlueStar Communications Group, Inc.; or purchased or otherwise acquired Covad's 2000 Convertible Notes issued in September 2000, against Covad, Robert Knowling, Mark Perry, Joe Devich, Tim Laehy, and Dhruv Khanna in the United States District Court for the Northern District of California. These various complaints are defined in the Plan as the "Securities Class Actions." The complaints have been consolidated into a single matter entitled D.C. Capital Partners, L.P., Gregory Gill, Creedon Capital LDC, and Cheyne Fund LP v. Covad Communications Group, Inc., Robert E. Knowling, Jr., Mark Perry, Timothy Laehy, Joseph Devich, and Dhruv Khanna, Master File No. C-00-3891-PJH, in the United States District Court for the Northern District of California. The lead plaintiffs in the consolidated matter are represented by:

William S. Lerach                      Steven E. Cauley
Milberg Weiss Bershad                  Cauley, Geller, Bowman & Coates, LLP
Hynes & Lerach, LLP                    P.O. Box 25438
600 West Broadway                      Little Rock, AR 72221-5438
Suite 1800
San Diego, CA 92101                    Andrew L. Barroway
                                       David Kessler

Patrick J. Coughlin                    Michael K. Yarnoff
Reed R. Kathrein                       Schiffrin & Barroway, LLP
Lesley E. Weaver                       Three Bala Plaza East
Milberg Weiss Bershad                  Suite 400
Hynes & Lerach, LLP                    Bala Cynwyd, PA 19004
100 Pine Street
Suite 2600
San Francisco, CA 94111

     The consolidated complaint alleges violations of federal securities laws. The relief sought includes monetary relief and equitable/injunctive relief.

     On August 13, 2001, Covad announced that Covad and the other defendants in the litigation have signed a Memorandum of Understanding with lead plaintiffs that tentatively resolves the Securities Class Actions. Under the terms of this agreement, Covad will contribute to the settlement fund shares of Common Stock equal to 3 1/2% of its fully diluted (as defined by GAAP) Common Stock as of August 10, 2001. Covad's insurance carriers will fund the cash portion of the settlement. Final settlement is contingent on negotiation and execution of a formal settlement stipulation and court approval. Covad and the other defendants continue to deny the plaintiffs' allegations.

            5.    Leonardo Litigation (Class 4 Securities Claims - Notes).
                  -------------------------------------------------------

            Between October 23, 2000 and February 5, 2001, six alleged purchasers of the 2000 Convertible Notes that Covad issued on September 19, 2000, Leonardo L.P., Camden Asset Management, L.P., Ramius Capital Group LLC, Quattro Global Capital LLC, Canyon Capital Advisors LLC, and SAM Investments LDC, filed complaints against Covad and two former officers in the Superior Court of the State of California for the County of Santa Clara. The complaints have been consolidated into a single action entitled Leonardo LP et al. v. Covad

Communications Group, Inc. et al., Consolidated Case No. 793408 ("Leonardo Litigation"). The purchasers are represented by:

Michael Perlis                        Robert C. Friese
D. Wayne Jeffries                     Zesara C. Chan
Stroock, Stroock & Lavan              Shartsis Friese & Ginsburg
2029 Century Park East                One Maritime Plaza
Suite 1800                            Eighteenth Floor
Los Angeles, CA  90067-3086           San Francisco, CA  94111.

     The complaints allege fraud and deceit, negligence, and violations of state securities laws. The relief sought includes rescission of the plaintiffs' alleged purchases of approximately $142 million in aggregate principal amount of 2000 Convertible Notes and unspecified damages, including punitive damages, and attorneys' fees. Canyon Capital Advisors LLC and SAM Investments LDC, allegedly holding $48 million in aggregate principal amount of the 2000 Convertible Notes, have voluntarily dismissed their complaints without prejudice.

     One purchaser sought a writ of attachment for a portion of the proceeds from the sale of those notes, which the court denied on December 11, 2000. One purchaser also has sought a trial in this matter in August 2001, which the court also denied. On June 11, 2001, the four remaining purchasers filed a motion for summary adjudication of particular issues and further applications for writs of attachment of the purchase price of their 2000 Convertible Notes (aggregating approximately $100 million as of March 31, 2001). On June 21, 2001 defendants filed a motion for summary adjudication of one of plaintiffs' claims under state securities laws. On July 20, 2001, the court issued an order denying in part and granting in part plaintiffs' motion for summary adjudication, denying plaintiffs' applications for writs of attachment, and denying in part and granting in part defendants' motion for summary adjudication. The granting in part of plaintiffs' motion for summary adjudication merely confirmed what the court described as "a legal aphorism" and has no material effect upon the case. The granting in part of defendants' motion for summary adjudication disposed of one of the plaintiffs' claims under the California Corporations Code.

     Covad believes it has strong defenses in the Leonardo Litigation. In particular, Covad believes that plaintiffs in this matter will be unable to satisfy their burden to prove reliance and that the defendants acted with the requisite intent. In addition, as noted by the court in its July 20, 2000 ruling, plaintiffs have failed to present any specific evidence of damages that they allegedly sustained.

     Confirmation of the Plan will result in the discharge of the Claims asserted by the plaintiffs in the Leonardo Litigation (in addition to all other Claims against Covad). The participants in the Leonardo Litigation have asserted in documents filed with the Bankruptcy Court that the Confirmation of the Plan will not result in a discharge of such Claims (the "Leonardo Claims") because the Holders refuse to participate in the Securities Class Actions which, under the Plan, provides the forum where the Holders of Class 4 and Class 6 Claims will receive their Plan consideration. Covad believes that these assertions of a "lack of discharge" are frivolous. The fact that the Holders of Leonardo Claims decline to participate in the Securities Class Actions or accept their consideration is irrelevant to whether such Claims are discharged. The Leonardo Claims will be discharged upon the Effective Date of the Plan.

     6.  Laserlink Threatened Litigation (Class 7 Securities Claims - Laserlink)
         ----------------------------------------------------------------------

     Approximately 55 former shareholders of Laserlink.Net, Inc., represented by Alexander D. Bono, Timothy D. Katsiff, James J. Reynolds, Blank Rome Comisky & McCauley, LLP, One Logan Square, Philadelphia, PA 19103, have threatened to file complaints against Covad and two of its former officers, Robert Knowling, Jr. and Timothy Laehy. The plaintiffs allege claims for violation of federal securities laws, breach of contract, fraud, deceit and misrepresentation, negligent misrepresentation, and breach of covenant of good faith and fair dealing arising out of allegations that Covad failed to timely register and maintain the effectiveness of such registration of the Common Stock of Covad that they received in connection with the merger among Covad, Laserlink.Net, Inc. and Lightsaber Acquisition Co. in March 2000 and that Covad made fraudulent representations in connection with the acquisition. The draft complaints received by Covad assert damages of $400 million.

     Based upon draft complaints provided to Covad by these claimants, Covad believed that it has strong defenses to these Claims, including, without limitation, claimants' inability to allege fraud with particularity, claimants' inability to prove that the defendants made any statement or omission concerning a material fact that was false or misleading, claimants' inability to prove reliance, claimants' inability to prove scienter or other requisite intent of defendants, claimants' failure to mitigate damages, lack of causation, claimants' inability to prove damages, and contribution.

     As indicated above, Covad believes it has sound defenses to all the claims asserted by the former Laserlink.Net Inc. shareholders. Nonetheless, in an effort to avoid the costs of litigation and any theoretical litigation risk, Covad entered into settlement negotiations with such Holders. The treatment of the Class 7 Securities Claims - Laserlink incorporated into the Plan is the product of those negotiations and resolves all such Claims against Covad and any of Covad's existing or former officers or directors.

     7. IPO Allocation Litigation (Class 8 Securities Claims - IPO Allocation)
        ----------------------------------------------------------------------

     Several alleged purchasers of Covad's Common Stock have filed complaints in the United States District Court for the Southern District of New York, on behalf of themselves and persons or entities that allegedly purchased or otherwise acquired Covad Common Stock in connection with Covad's public equity offerings, against Covad, several former and current officers and directors, and some of the underwriters of Covad's public equity offerings. The following table provides a list of these plaintiffs, their counsel, the matters filed, and the dates of filing:

--------------------------------------------------------------------------------
Helen          Christopher Lovell         Case No. 01 Civ. 5834      06/26/01
Korsinsky      Lovell & Stewart, LLP      (S.D.N.Y.)
               500 Fifth Ave.
               New York, NY 10110         Helen Korinsky, on
                                          behalf of herself and
               Saul Roffe                 all others similarly
               Sirota & Sirota, LLP       situated,
               Wall St.
               New York, NY 10005         Plaintiff,

                                          -against-

                                          Covad Communications
                                          Group, Inc., Robert E.
                                          Knowling, Jr., Charles
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        McMinn, Timothy Leahy,
                                        Frank Marshall, The
                                        Goldman Sachs Group,
                                        Inc., Credit Suisse
                                        First Boston
                                        Corporation, and Morgan
                                        Stanley Dean Witter &
                                        Co., Incorporated,

                                        Defendants.
--------------------------------------------------------------------------------
Abraham      Mel E. Lifshitz            Case No. 01 Civ. 5968      06/29/01
Garfinkel    Bernstein Liebhard &       (S.D.N.Y.)
             Lifshitz, LLP
             10 East 40th St.           Abraham Garfinkel, On
             New York, NY 10016         Behalf of Himself and
                                        All Others Similarly
                                        Situated,

                                        Plaintiff,

                                        vs.

                                        Covad Communications
                                        Group, Inc., Bear
                                        Stearns & Co., Inc.,
                                        Goldman Sachs & Co.,
                                        Timothy Leahy and
                                        Robert Knowling, Jr.,

                                        Defendants.
--------------------------------------------------------------------------------
Frances      Jules Brody                Case No. 01 Civ. 6130      07/06/01
Rosenberg    Aaron Brody                (S.D.N.Y.)
             Tzivia Brody
             Stull, Stull & Brody       Frances Rosenberg, on
             6 East 45th St.            Behalf of Herself and
             New York, NY 10017         All Others Similarly
             Tel: (212) 687-7230        Situated,

             Joseph H. Weiss            Plaintiff,
             Richard A. Acoceli
             Weiss & Yourman            vs.
             551 Fifth Avenue
             Suite 1600                 Covad Communications
             New York, NY 10176         Group, Inc., Robert E.
                                        Knowling, Jr., Charles
                                        McMinn, Timothy Leahy,
                                        Frank Marshall, The
                                        Goldman Sachs Group,
                                        Inc., Credit Suisse
                                        First Boston
                                        Corporation, and Morgan
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Stanley Dean Witter &
                                          Co., Incorporated,

                                          Defendants.
--------------------------------------------------------------------------------
Gary Dubin     Melvyn I. Weiss            Case No. 01 Civ. 6324      07/12/01
               Steven G. Schulman         (S.D.N.Y.)
               Samuel H. Rudman
               David A. Rosenfeld         Gary Dubin, on behalf
               Milberg Weiss Bershad      of himself and all
               Hynes & Lerach, LLP        others similarly
               One Pennsylvania Plaza     situated,
               New York, NY 10119-0165
               Tel: (212) 594-5300        Plaintiff,

               Marc A. Topaz              vs.
               Schiffrin & Barroway, LLP
               Three Bala Plaza East      Covad Communications
               Suite 500                  Group, Inc., Bear
               Bala Cynwyd, PA 19004      Stearns & Co., Inc.,
               Tel: (610) 667-7706        Goldman Sachs & Co.,
                                          BancBoston Robert
               Stephan A. Weiss           Stephens, Inc., Salomon
               David R. Buchanan          Smith Barney, Inc.,
               Seeger Weiss, LLP          Charles McMinn, Robert
               One William St.            Knowling, Jr. and
               New York, NY 10004         Timothy Leahy,

                                          Defendants.
--------------------------------------------------------------------------------
Sarah Harman   Peter D. Bull              Case No. 01 Civ. 6337      07/12/01
               Joshua M. Lifshitz         (S.D.N.Y.)
               Bull & Lifshitz
               246 West 38th St.          Sarah Harman, on behalf
               New York, NY 10018         of herself and all
                                          others similarly situated,

                                          Plaintiff,

                                          vs.

                                          Covad Communications
                                          Group, Inc., Bear Stearns & Co.,
                                          Timothy Leahy and
                                          Robert Knowling, Jr.,
                                          Defendants.
--------------------------------------------------------------------------------
                                          Case No. 01 CV 6922
George C. Fox  Daniel A. Osborne          (S.D.N.Y.)                 07/25/01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               Eduard Korinsky
               Beatie And Osborn, LLP     George C. Fox, on
               521 Fifth Ave.,            behalf of himself and
               34th Floor                 all others similarly
               New York, NY 10175         situated,

               Christopher Lovell         Plaintiff,
               Lovell & Stewart, LLP
               500 Fifth Ave.             -against-
               New York, NY 10110
                                          Covad Communications
               Saul Roffe                 Group, Inc., Robert E.
               Sirota & Sirota, LLP       Knowling, Jr., Charles
               110 Wall St.               McMinn, Timothy Leahy,
               New York, NY 10005         Frank Marshall, The
                                          Goldman Sachs Group,
                                          Inc., Credit Suisse
                                          First Boston
                                          Corporation, and Morgan
                                          Stanley Dean Witter &
                                          Co., Incorporated,

                                          Defendants.
--------------------------------------------------------------------------------
Howard         Jacqueline Sailer          Case No. 01 Civ. 7433      08/10/01
Ginsberg       Rabin & Peckel, LLP        (S.D.N.Y.)
               275 Madison Avenue
               New York, NY 10016         Howard Ginsberg,
                                          individually and on
                                          behalf of all others
                                          similarly situated,

                                          Plaintiff,

                                         -against-

                                          Covad Communications
                                          group, Inc., Robert
                                          Knowling, Jr., Charles
                                          McMinn, Timothy Leahy,
                                          Credit Suisse First
                                          Boston Corporation,
                                          Bear Stearns & Co.,
                                          Inc., BT Alex Brown,
                                          Inc., Deutsche Bank
                                          Securities, Inc.,
                                          FleetBoston Robertson
                                          Stephens, Inc., Goldman
                                          Sachs & Co., J.P.
                                          Morgan Chase, and
                                          Salomon Smith Barney, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           Defendants.
--------------------------------------------------------------------------------
Michael Houser  Fred Taylor Isquith, Esq.  Case No. 01 Civ. 6487      07/18/01
                Gregory M. Nespole, Esq.   (S.D.N.Y.)
                Gustavo Bruckner, Esq.
                Wolf Haldenstein Alder     Michael Houser, on
                Freeman & Herz, LLP        behalf of himself and
                270 Madison Ave.           all others similarly
                New York, NY 10016         situated,
                (212) 545-4600
                                           Plaintiff,
                Marc S. Henzel, Esq.
                Law Offices of Marc S.     v.
                Henzel
                210 West Washington        Covad Communications
                Square                     Group, Inc.; Robert
                Philadelphia, PA           Knowling, Jr.; Charles
                19106-3514                 McMinn; Timothy Leahy;
                (215) 625-9999             Credit Suisse First
                                           Boston Corp.; Bear
                                           Stearns, & Co., Inc.;
                                           B.T. Alex Brown, Inc.;
                                           Deutsche Bank
                                           Securities, Inc.;
                                           Fleetboston Robertson
                                           Stephens, Inc.; The
                                           Goldman Sachs Group,
                                           Inc.; J.P. Morgan
                                           Chase; and Salomon
                                           Smith Barney, Inc.,

                                           Defendants.
--------------------------------------------------------------------------------
B.J. Rone       Ira M. Press, Esq.         B.J. Rone v. Covad         07/19/01
                                           Communications Group,
                Kirby McInerney &          Inc., Case No. 01 Civ.
                Squire, LLP                6601 (S.D.N.Y.)
                830 Third Avenue
                10th Floor
                New York, NY 10022
                (212) 317-2300

                Lionel Z. Glancy, Esq.
                Law Offices of Lionel
                Z. Glancy
                1801 Avenue of the Stars
                Los Angeles, CA  90067
                (310) 201-9150
--------------------------------------------------------------------------------

     These lawsuits challenge practices allegedly used by certain underwriters of public equity offerings during the late 1990s and 2000. Plaintiffs' counsel assert claims against Covad under the Securities Act of 1933 and/or the Securities Act of 1934, alleging that Covad and others failed to disclose the arrangements that some of Covad's underwriters purportedly made with certain investors. These cases are at a very early stage. Covad, however, believes that these Claims should not result in any material net liability to Covad because (a) Covad has strong defenses against such Claims; and (b) in any event, Covad intends to seek full indemnity from its underwriters for all expenses and judgments incurred in this litigation based upon the indemnification obligation of the underwriters as expressed in their underwriting agreements with Covad.

            8.    I-2000, Inc. Litigation (Class 3 General Unsecured Claim)
                  ---------------------------------------------------------

     On July 17, 2001, an Internet service provider, I-2000, Inc., represented by John Nogee, Nogee & Wartell, The Roosevelt Building, 900 Merchants Concourse, Suite 211, Westbury, New York 11590 filed suit against Covad in New York state court entitled I-2000 v. Covad Communications Group Inc., d/b/a Covad Communications Company and Covad Business Solutions, Index No. 01/603533 (Sup. Ct. N.Y. County), alleging that Covad interfered with its relationships with its end users. The complaint asserts causes of action for misappropriation of trade secrets, violation of a non-disclosure agreement, and interference with contractual relations and seeks injunctive relief and damages. On July 26, 2001, the court denied plaintiff's motion for a preliminary injunction. Covad believes that it has strong defenses to this action.

            9.    Johnson Litigation (Class 3 General Unsecured Claim)
                  ----------------------------------------------------

            On May 9, 2001, Ryan Johnson, a former employee of BlueStar Communications, Inc., represented by Mallory Mantiply of the Sharbrough Law Firm, P.O. Box 996, Mobile, Alabama, 36601, filed a lawsuit in the Circuit Court of Mobile County Alabama against Covad and BlueStar Communications entitled Ryan Johnston v. Covad Communications Group, Inc., and Blue Star Communications Group, Inc., CA No: 001577JRL alleging that BlueStar Communications and Covad wrongfully failed to pay plaintiff sales commissions. The complaint asserts causes of action for breach of an alleged oral agreement and violations of the Alabama Sales Act. Covad believes it has strong defenses to this action, including the facts that Covad was not a party to any commission agreement with plaintiff, and plaintiff did not earn the claimed commission under any agreement with BlueStar.

            10.   Rep Litigation (Class 3 General Unsecured Claim)
                  ------------------------------------------------

            On May 4, 2001, Rep, Inc., a customer of BlueStar Communications represented by Bartley Loftin, III of Balch & Bingham, LLP, 655 Gallatin Street, Huntsville, Alabama 35801, filed an action in the Circuit Court of Madison County Alabama against Covad and BlueStar Communications entitled, Rep, Inc. v. Bluestar Communications, Inc. and Covad Communications Group, Inc., CA No:
01-894 LWH, alleging damages resulting from termination of its DSL service. The complaint asserts causes of action for breach of contract, negligence, and fraud. Covad believes it has strong defenses to this action including that it had no contractual or other relationship with plaintiff and is not liable for the contract of its indirect Subsidiary, BlueStar Communications.

  B.    Noteholder Negotiations

        At the time of the commencement of this Chapter 11 Case, Covad does not believe it was in default of any of its material obligations to any Creditor, including the Holders of the Notes. Additionally, Covad and its Subsidiaries had approximately $230 million in aggregate cash on hand as well as an interest in the Note Claim Escrow (as discussed below) which contained an additional $256.8 million in cash and the 1999 Reserve Note Fund (as discussed below).

        Nonetheless, Covad appreciated that substantial additional investment was necessary to bridge the gap between Covad's cash reserves and projected operating losses until Covad's Subsidiaries reached operating profitability. Additionally, Covad realized that the large amounts of debt already on Covad's books would make it difficult to attract the magnitude of necessary investments.

        As such, Covad entered into negotiations with an executive committee of its Noteholders (the "Noteholder Committee"). This Committee consisted of Firtree Partners, Varde Partners, Oaktree Capital Management and Elliott International Capital Advisors. Through these negotiations, Covad reached agreement with the Noteholder Committee on the terms of the extinguishment of the claims in respect of the Notes in return for the consideration provided for in the Plan (the "Tentative Agreement"). The Noteholder Committee's financial advisors then presented the Tentative Agreement to other holders of Notes, and it was accepted by Holders holding, in the aggregate, approximately 55% of the Notes (in principal amount). These accepting Noteholders, which include highly sophisticated investment funds, each executed an "Agreement Concerning Voting" (the "ACVs") in the form attached hereto as Exhibit 3, which commits such Noteholders to support the Plan. Covad is unaware of any relationship of any Accepting Noteholder with Covad, other than as a holder of Covad securities.

     The principal terms of the Agreement of the ACVs are as follows:

       . Covad agreed to file a chapter 11 petition under the Bankruptcy Code by August 15, 2001 for the purpose of obtaining confirmation of a chapter 11 plan of reorganization which would result in the extinguishment of the Notes.

       . The repayment of the Notes contemplated by the ACVs is incorporated in the Plan. Specifically, Covad agreed that the Plan would provide cash consideration to Noteholders of approximately $256.8 million, the return to the Holders of the 1999 Reserve Notes of the 1999 Reserve Note Fund, and preferred stock convertible into approximately 15 percent of Covad's equity upon Covad's exit from chapter 11 (subject to dilution to the extent Covad attracted the necessary new investment prior to confirmation of the chapter 11 Plan), all as set forth with more particularity in a "Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock of Covad Communications Group, Inc." appended to the ACVs.

       . Covad agreed to escrow the $256.8 million cash consideration payable to the Noteholders under the Plan contemplated by the ACVs and to grant a precautionary security interest in Covad's interests in such escrow to a

         Noteholder representative. (The security interest is extinguished automatically upon confirmation of the Plan).

       . The Noteholders agreed to support a plan of reorganization which incorporated the terms of the ACVs and generally not to act in derogation of the confirmation of such a plan.

       . The Noteholders agreed that the $256.8 million escrowed cash consideration would be returned to Covad if, among other things, Noteholders as a class did not vote to accept a Plan consistent with the ACVs.

       . Covad agreed that the $256.8 million escrowed cash consideration would be payable immediately to Noteholders if, among other things, Covad did not (i) file a Plan and accompanied Disclosure Statement by September 15, 2001, (ii) solicit acceptances of the Plan by November 15, 2001, or (iii) if the Noteholders vote to accept the plan, but the effective date of the plan had not occurred by January 15, 2002.

       . The Noteholders executing ACVs agreed to release Covad and its present and former officers, directors and employees from all other Claims relating to the Notes.

     All Creditors are urged to review the ACVs in detail to ascertain the complete details thereof.

     In accordance with the ACVs, Covad placed into the "Note Claim Escrow" approximately $256.8 million on August 15, 2001 prior to commencing this Chapter 11 Case. Covad also granted a security interest in its interest in the Note Claim Escrow to Wilmington Trust Company, as Noteholder Agent. (This security interest is automatically extinguished upon the Effective Date of the Plan.) This $256.8 million represents the "Cash Consideration" payable on Noteholder Claims under the Plan. As mentioned, the Cash Consideration is returnable to Covad (and the security interest is extinguished) in the event the Noteholders breach the ACVs or Noteholders otherwise do not vote to support the Plan as a group .

     With the ACVs in hand, Covad then commenced this Case on August 15, 2001.

  C.    Commencement of Case

        1. The Memorandum of Understanding with Holders of Class 4 and Class 6 Claims.

     Following the commencement of the Case, Covad continued negotiations with counsel for the Class Representatives in the Securities Class Actions, resulting in the Memorandum of Understanding. Covad believes that the settlement reflected by the Memorandum of Understanding constitutes a reasonable compromise with the holders of Securities Claims that fall within Classes 4 and 6 under the Plan. As indicated, Covad believes that it has no liability in respect of such Securities Claims. Under the settlement, however, all of the Cash consideration payable on these Claims comes from insurance proceeds. The settlement therefore does not result in any depletion of Covad's Cash. Some Common Stock dilution obviously does occur under the settlement. Covad believes, however, that this is a reasonable price to pay for the certainties to Covad accomplished by the settlement. Specifically, given the business imperatives faced by Covad of accomplishing its reorganization quickly and keeping litigation at a minimum in order to attract necessary capital (as set forth elsewhere in this Disclosure Statement), the settlement was, from Covad's perspective, a reasonable exercise of business judgment.

     Covad believes that the settlement is also reasonable from the perspective of the Holders of Claims in Classes 4 and 6. The settlement was negotiated with perhaps the leading class action law firm in the United States, which represented the interests of the Holders of such Claims. Given the wholly illiquid nature of the Class 4 and Class 6 Claims, it is impossible to calculate with any sort of precision what sort of percentage "return" the settlement incorporated in the Memorandum of Understanding might represent. Holders of Class 4 and Class 6 Claims, however, were faced with a difficult set of choices. First, Covad disputed and still disputes the merits of such Securities Claims. Moreover, in the event of a liquidation of Covad, Holders of Class 4 and Class 6 Claims would receive nothing in such liquidation. Rather, under the Bankruptcy Code, General Unsecured Claims (including over $1.4 billion in Note Claims) enjoy a priority over Class 4 and Class 6 Claims. Thus, engaging in "scorched earth" litigation which potentially made it impossible for Covad to reorganize would be wholly unproductive. After evaluating the merits of the Class 4 and Class 6 Claims, counsel to the class representatives in the Securities Class Actions determined the settlement to be fair and reasonable to the Holders of such Claims.

     Under the Bankruptcy Code, Class 4 Claims (relating to alleged security fraud in conjunction with the issuance of Notes), would have priority over Class 6 Claims (relating to alleged security fraud concerning purchases of Common Stock) or Class 7 Equity Interests. executed Certain Holders of Class 4 Claims have asserted that the settlement reflected by the Memorandum of Understanding is unfair to them, because Holders of Class 6 Claims are receiving a portion of the proceeds of the settlement fund established by the Memorandum of Understanding, and Covad's Class 7 Equity Interests are not eliminated under the Plan. The argument appears to be that, given that Class 4 Claims are not being satisfied in full, no junior Class should be entitled to receive any consideration under the Plan .

     Covad believes that any such view is myopic and without merit. Using the same logic, Holders of Class 4 Claims also should receive nothing under the Plan. As discussed above, higher priority claims (i.e., Class 3 General Unsecured Claims including Claims for principal and interest under the Notes), are also receiving far less than "payment in full" under the Plan. Holders of a majority of the Notes nonetheless executed ACVs that permit Covad to make Distributions to junior Classes. These parties took a bigger, more pragmatic view: Unless all parties in interest - Holders of Notes, Securities Claims and Holders of Equity Interests were willing to give up their most aggressive positions and reach a consensual accord, Covad would be unable to reorganize, and would liquidate, to the detriment of all concerned. Put simply, while any party is always free to, and easily can, argue that it is entitled to a bigger piece of the pie, Covad and the parties with whom it has negotiated settlements believe that the apportionment contained in the Plan is fair and equitable to all concerned, and should be approved by all Holders of Securities Claims.

            2.    Retention of Professionals
                  --------------------------

            Pachulski, Stang, Ziehl, Young & Jones P.C.

            On or about September 25, 2001, the Court authorized the retention of Pachulski, Stang, Ziehl, Young & Jones P.C. ("PSZYJ") as general bankruptcy counsel. PSZYJ began working approximately three months before the commencement of the Case. By the time Covad's case was filed, PSZYJ had become an integral part of Covad's reorganization and Covad applied to the Bankruptcy Court for authorization to employ PSZYJ as its bankruptcy counsel.

            Irell & Manella LLP

            Covad retained Irell & Manella LLP as its special corporate and tax counsel. Irell & Manella LLP is recognized for its expertise in commercial law, including business reorganization, real estate, litigation, tax, environmental, employee benefits, banking and financial services, corporate and securities, as well as in the areas of estate planning and probate. The Bankruptcy Court approved the retention of Irell & Manella LLP on October 25, 2001.

            Morris, Nichols, Arsht & Tunnell

            Covad has retained the services of Morris, Nichols, Arsht & Tunnell as special Delaware corporate counsel pursuant to an order entered by the Bankruptcy Court on or about October 25, 2001.

     Morrison & Foerster LLP

     On or about October 25, 2001, the Bankruptcy Court approved Covad's retention of Morrison & Foerster LLP as special litigation counsel.

     Ernst & Young, LLP

     On or about October 25, 2001, the Bankruptcy Court authorized the retention of Ernst & Young LLP ("E&Y") as Covad's auditors.

     Houlihan Lokey Howard & Zukin Capital

     Covad has retained Houlihan Lokey Howard & Zukin Capital ("HLHZ") as its financial advisor. The services of HLHZ are critical to the efforts of Covad to maximize the value of its estate. HLHZ has commenced an evaluation of Covad's financial position, financial history, competitive environment and assets to assist Covad in restructuring its debt and raising additional funds.

     Arthur Andersen LLP

     Covad has retained Arthur Andersen LLP to assist Covad in its chapter 11 compliance obligations.

     Bankruptcy Services LLC

     Covad has retained Bankruptcy Services LLC as Noticing Agent in this Chapter 11 Case.

            3.    No Appointment of Creditors' Committee
                  --------------------------------------

     The Office of the United States Trustee has determined not to appoint a Creditors Committee.

     4.    Bar Date for the Filing of Proofs of Claims and Interests
           ---------------------------------------------------------

     The Bankruptcy Court set a Bar Date for the filing of Proofs of Claim and Interest in Covad's bankruptcy Case for October 29, 2001 (the "Bar Date"). The Notice to Creditors and Equity Interest Holders was mailed on or about September 29, 2001. The Bar Date has not yet passed as of the approval of this Disclosure Statement.

     Covad filed its bankruptcy schedules and statement of affairs on August 17, 2001.

  D. Debtor in Possession Operating Reports

     Covad has filed its Debtor in Possession Operating Reports ("DIP
Reports") during the pendency of the Case. All DIP Reports are on file with the Bankruptcy Court and the Office of the United States Trustee and are available for inspection by creditors and parties-in-interest.

VIII. POST-CONFIRMATION OPERATIONS

     This Case is not expected to have a substantial impact on the post-Petition Date operations of Covad's Subsidiaries (which have not filed chapter 11 petitions).

IX.   PLAN OVERVIEW

     The following chart briefly summarizes the treatment of Creditors and Interest Holders under the Plan. Actual Claims and Distributions will vary depending upon the outcome of objections to Claims and other factors.

-------------------------------------------------------------------------------
Class                         Status                Treatment under Plan
-------------------------------------------------------------------------------
Class 1 - Other Priority      Impaired     Paid In Full Without Interest After
Claims                                     The Petition Date
-------------------------------------------------------------------------------
Class 2A - Secured Claims     Unimpaired   Retain All Contractual Rights
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Class                        Status        Treatment under Plan
-------------------------------------------------------------------------------
Class 2B - Other Secured     Unimpaired    Retain All Contractual Rights
Claims
-------------------------------------------------------------------------------
Class 3 - General Unsecured  Impaired      Cash Payment Of Approximately 19% Of
Claims                                     Claim And Pro Rata Portion Of
                                           Preferred Stock Convertible Into
                                           Approximately 15% Of Covad's Common
                                           Stock
-------------------------------------------------------------------------------
Class 4 - Securities Claims  Impaired      Share Pro Rata In MOU Settlement
- Notes                                    Fund Per To-Be-Determined Sharing
                                           With Class 6
-------------------------------------------------------------------------------
Class 5 - Intentionally
Omitted
-------------------------------------------------------------------------------
Class 6 - Securities Claims  Impaired      Share Pro Rata In MOU Settlement
- Common Stock                             Fund Per To-Be-Determined Sharing
                                           With Class 4
-------------------------------------------------------------------------------
Class 7 - Securities Claims  Impaired      One Share Of Common Stock Per Each
- Laserlink                                $100 Of Allowed Claim or Pro Rata
                                           Distribution of $2.3 million and two
                                           million shares of Common Stock
-------------------------------------------------------------------------------
Class 8 - Securities Claims  Unimpaired    Retain All Rights
- IPO Allocation
--------------------------------------------------------------------------------
Class 9 - Equity Interests   Unimpaired(5) Retain All Rights
--------------------------------------------------------------------------------

  A. Plan Governing Document

     Although Covad believes that this Disclosure Statement accurately describes the Plan, ALL SUMMARIES OF THE PLAN CONTAINED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED BY THE PLAN ITSELF AND THE DOCUMENTS DESCRIBED THEREIN, WHICH ARE CONTROLLING.

-------------------
/(5)/ Although Covad's Equity Interests are diluted under the Plan to a possibly considerable degree (particularly in the event a financing transaction is accomplished), Equity Interests are not impaired, in that each of the issuances of Common Stock or other Equity under the Plan is already authorized by reason of Covad's existing Certificate of Incorporation and Bylaws.

  B. Voting Instructions

     A ballot is enclosed herewith for Creditors to use in voting on the Plan. To vote on the Plan: (a) indicate on the enclosed ballot that you (i) accept or (ii) reject the Plan; (b) if applicable, elect which treatment you prefer; and (c) sign your name and mail the ballot in the envelope provided for this purpose.

     IN ORDER TO BE COUNTED, BALLOTS MUST BE COMPLETED, SIGNED AND
ACTUALLY RECEIVED NO LATER THAN 4:00 P.M. EASTERN TIME ON NOVEMBER __, 2001 AT THE FOLLOWING ADDRESS:

           Office of the Clerk
           United States Bankruptcy Court
           844 King Street, Room 2311
           Wilmington, DE 19801

           with a copy delivered to:

           Marta C. Wade
           Pachulski, Stang, Ziehl, Young & Jones P.C.
           10100 Santa Monica Boulevard
           Suite 1100
           Los Angeles, CA 90067

     IF YOUR BALLOT IS NOT PROPERLY COMPLETED, SIGNED AND RECEIVED AS
DESCRIBED HEREIN, IT WILL NOT BE COUNTED. IF YOUR BALLOT IS DAMAGED OR LOST, YOU MAY REQUEST A REPLACEMENT BY ADDRESSING A WRITTEN REQUEST TO THE ADDRESSES SHOWN ABOVE.

X.   WHO MAY VOTE

     The Plan divides the Allowed Claims of Creditors and the Allowed
Equity Interests of Equity Interest Holders into nine (9) Classes. Classes which are Impaired by the Plan are entitled to vote, unless no compensation or payment is provided for such Class, in which event such Class is conclusively deemed not to have accepted the Plan. In general, a Class is Impaired if legal, equitable or contractual rights attaching to the Claims or Equity Interests of the Classes are modified, other than by curing defaults and reinstating maturities.

     In determining acceptances of the Plan, votes will only be counted if submitted by a Creditor: (i) whose Claim is duly scheduled by Covad as other than disputed, contingent or unliquidated; (ii) who has timely and properly filed with the Bankruptcy Court a Proof of Claim which has not been objected to, disallowed or suspended prior to computation of the votes on the Plan; or (iii) whose Claim is estimated at a fixed amount by the Bankruptcy Court for voting purposes. Notwithstanding the foregoing, all Claims will be counted to the extent they are not disputed. THE BALLOT THAT YOU RECEIVED DOES NOT CONSTITUTE A
                              --------------------------------------------------
PROOF OF CLAIM.
--------------

XI.   DESCRIPTION OF THE PLAN

     A DISCUSSION OF THE PRINCIPAL PROVISIONS OF THE PLAN AS THEY RELATE
TO THE TREATMENT OF CLASSES OF ALLOWED CLAIMS AND INTERESTS IS SET FORTH BELOW. THE DISCUSSION OF THE PLAN THAT FOLLOWS CONSTITUTES A SUMMARY ONLY, AND SHOULD NOT BE RELIED UPON FOR VOTING PURPOSES. YOU ARE URGED TO READ THE PLAN IN FULL IN EVALUATING WHETHER TO ACCEPT OR REJECT COVAD'S PROPOSED PLAN OF REORGANIZATION. IF ANY INCONSISTENCY EXISTS BETWEEN THIS SUMMARY AND THE PLAN, THE TERMS OF THE PLAN CONTROL.

  A. Treatment of Administrative Claims, Professional Fees and Priority Tax
Claims

     Covad estimates that due and unpaid Administrative and Priority Claims, required to be paid on the Effective Date in this Chapter 11 Case will total approximately $15 million, including Professional Fees Claims and Priority Tax Claims. As required by the Bankruptcy Code, Administrative Claims are not classified under the Plan and are receiving treatment consistent with the requirements of the Bankruptcy Code. The following discussion summarizes the Plan's provisions regarding Administrative Claims, Professionals Fees, and Priority Tax Claims.

     1. Administrative Claims
        ---------------------

     The Plan provides that Covad shall pay each Holder of an Allowed Administrative Claim (except for Professionals Fees to the extent that their treatment, which is set forth below, differs) in full in the amount of the Allowed Claim, without interest, in Cash, on the later of (a) the Initial Distribution Date (or as soon thereafter as is practicable) or (b) within sixty
(60) days after the Claim becomes an Allowed Claim or (c) the date such Claim is payable in the ordinary course of Covad's business.

        a. Administrative Claims Bar Date

     A request for payment of Administrative Claims or Administrative Tax Claims must be filed and served on Covad's counsel and the U.S. Trustee such that it is received no later than November __, 2001, or such Claim shall be forever barred and shall not be enforceable against Covad, its successors, its assigns or its property.

        b. Objections to Administrative Claims

     An objection to an Administrative Claim or Administrative Tax Claim must be filed within 120 days from the date such Claim is filed.

        c. Payment of Administrative Claims and Administrative Tax Claims

     Without limiting the foregoing, all fees payable under 28 U.S.C. (S) 1930 that have not been paid, shall be paid on or before the Effective Date.

     2. Services by and Fees for Professionals
        --------------------------------------

     The Plan provides that Covad shall pay Professionals who are entitled to allowance of fees and reimbursement of expenses from the Estate, in Cash, the amount awarded to such Professionals by Final Order of the Bankruptcy Court on the later of the Effective Date or the date upon which any order awarding fees and/or expenses becomes a Final Order. The Holder of an Allowed Claim for Professional Fees may be paid on such other date and upon such other terms as may be agreed upon by that Holder of an Allowed Administrative Claim and Covad.

     Each Professional in question must file and serve a properly noticed fee application and the Bankruptcy Court must rule on the application. Only the amount of fees allowed by the Bankruptcy Court will be required to be paid under the Plan. All such allowances shall be subject to deductions for payments already made pursuant to the Order authorizing interim compensation of professionals.

     Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered prior to the Effective Date must file and serve pursuant to the notice provisions of the Interim Fee Order, an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court. Holders of Administrative Claims (including, without limitation, Professionals) requesting compensation or reimbursement of expenses that do not file such requests by the applicable Bar Date shall be forever barred from asserting such claims against Covad or its successors, its assigns or its property. Any objection to Professional Fee Claims shall be filed on or before the date specified in the application for final compensation.

     The Plan provides that all reasonable fees for services rendered in connection with the Chapter 11 Case and the Plan after the Effective Date, including those relating to the resolution of pending Claims, shall be paid by Covad without further Bankruptcy Court authorization.

     3. Priority Tax Claims
        -------------------

     The Plan provides that a Priority Tax Claim is a Claim of a governmental entity of a kind specified in section 507(a)(8) of the Bankruptcy Code including, but not limited to, income taxes, real property taxes, sales taxes and use taxes. The Plan provides that Covad will pay these Allowed Claims (if any) in full, in Cash, without interest, on the later of (x) the Initial Distribution Date (or as soon thereafter as is practicable), (y) within sixty
(60) days after the

Claim becomes an Allowed Claim, and (z) the date on which such Claim becomes due and payable, except to the extent that the Holder of the Allowed Claim agrees or has agreed to a different treatment. Covad believes no such Claims exist.

  B. Classification and Treatment of Classified Claims and Equity Interests

     1. Class Overview
        --------------

     The Plan provides the following Classes of Claims and Equity Interests in Covad :

        a.    Other Priority Claims: Class 1

        b.    Secured Claim Notes: Class 2A

        c.    Other Secured Claims: Class 2B

        d.    General Unsecured Claims: Class 3

        e.    Securities Claims - Notes: Class 4

        f.    Intentionally Omitted: Class 5

        g.    Securities Claims - Common Stock: Class 6

        h.    Securities Claims - Laserlink: Class 7

        i.    Securities Claims - IPO Allocation: Class 8

        j.    Equity Interests: Class 9

     2. Class 1: Treatment of Other Priority Claims
        -------------------------------------------

        a. Classification: Covad has not scheduled any Other Priority Claims.

        b. Treatment: The Allowed Class 1 Claims are to be paid in full under the Plan. The Plan provides that Covad will pay these Allowed Class 1 Claims in full, in

Cash, without interest, on the later of (x) the Initial Distribution Date (or as soon thereafter as is practicable), (y) within sixty (60) days after the Claim becomes an Allowed Claim, and (z) the date on which such Claim becomes due and payable, except to the extent that the Holder of the Allowed Claim in Class 1 agrees or has agreed to a different treatment.

        c. Voting: Class 1 is impaired under the Plan and Holders of Class 1 Claims are entitled to vote.

     3. Class 2A: Treatment of Note Claims - Secured
        --------------------------------------------

        a. Classification: Class 2A consists of that portion of the Note Claims relating to Covad's 1999 Reserve Notes which are secured by the 1999 Reserve Note Fund. (The amount of the 1999 Reserve Note Fund was approximately $26.9 million as of August 10, 2001. Bank of New York, however, made a distribution of $13,437,500 on August 15, 2001 (i.e., the Petition Date) before Covad commenced its Chapter 11 Case).

        b. Treatment: Each Holder of a Class 2A Claim will receive in Cash an amount equal to 100% of the Allowed Amount of such Claim on the Effective Date through a release of the 1999 Reserve Note Fund.

        c. Voting: Class 2A is Unimpaired and Holders of Class 2A Claims are not entitled to vote to accept or reject the Plan.

     4. Class 2B: Other Secured Claims
        ------------------------------

        a. Classification: Class 2B - Other Secured Claims encompasses all Secured Claims against Covad other than Note Secured Claims. Covad does not believe that any Other Secured Claims exist with the exception of Wells Fargo Bank N.A., which holds

$5 million in cash as collateral for a letter of credit facility used to support the operations of Covad's Subsidiaries./6/

        b. Treatment: Each Holder of an Allowed Class 2B Other Secured Claim shall retain the legal, equitable and contractual rights to which such Claim entitles the Holder of such Claim.

        c. Voting: Class 2B is Unimpaired and Holders of Class 2B Claims are not entitled to vote to accept or reject the Plan.

     5. Class 3: Treatment of General Unsecured Claims
        ----------------------------------------------

        a. Classification: Class 3 consists of the General Unsecured Claims, expressly including Note Claims (other than Note Claims - Secured). Exclusive of the Note Claims, the principal General Unsecured Claims against Covad constitute trade liabilities, claims arising from executory contracts and unexpired leases of real property that are not assumed by Covad, and any Litigation Claims (as discussed in section VII above) that do not constitute Securities Claims. Covad estimates that the amount of General Unsecured Claims, exclusive of Note Claims, does not exceed $25 million./7/ As such, General Unsecured Claims consist almost exclusively of the $1.35 billion face amount in Note Claims (excluding accrued interest, or $211,487,900 in accreted amount in the case of 1998 Discount Notes).

-------------------
/6/ Wilmington Trust Company, as "Noteholder Agent" in respect of the Note Claim Escrow, is also technically a secured creditor on behalf of the Noteholders with a lien on Covad's interest in the Note Claim Escrow. Per the terms of the grant of the security interest, however, this security interest is automatically extinguished upon Confirmation of the Plan. The entirety of the Note Claims are therefore treated as General Unsecured Claims.

/7/ As indicated, Covad does not believe it has material exposure on any Litigation Claims that would constitute General Unsecured Claims.

        b. Treatment:

           (1) Each Holder of a General Unsecured Claim shall receive in full satisfaction of such Claim consideration as follows: (a) Noteholders shall receive a Pro Rata Distribution paid through and in accordance with the $256,782,701 deposited in the Note Claim Escrow, which should result in a distribution of approximately 19% of such Claim in Cash (depending upon interest accrual on such cash per the Note Claim Escrow Agreement); (b) all other Holders of General Unsecured Claims shall receive Cash consideration in the same proportion to the Allowed amount of each such Claim as received by Noteholders on Note Claims paid through the Note Claim Escrow; (c) all Holders of General Unsecured Claims shall receive a Pro Rata interest in the Preferred Stock in an amount calculated as follows: The aggregate Preferred Stock distributable in the event the only General Unsecured Claims constitute Note Claims will have a liquidation preference of $100 million and will be generally convertible into 15% of the Common Stock of Covad pursuant to and in accordance with the Preferred Stock Certificate of Designation attached to the Plan. To the extent that there exists Allowed General Unsecured Claims in addition to Note Claims, each such Holder shall be entitled to an amount of Preferred Stock having a liquidation preference equal to the product of the Note Claim Stock Payment Percentage multiplied by the Allowed amount of the Holder's General Unsecured Claim. Each Holder of a General Unsecured Claim is also entitled under the Bankruptcy Code claim priority scheme to a Pro Rata portion of all other Common Stock and Equity Interests in Covad; provided, however, that such Holders of Class 3 General Unsecured Claims shall be deemed to have given up and ceded to the existing Holders of Class 9 Equity

Interests the right of the Holders of Class 3 General Unsecured Claims to claim any value associated with the Equity Interests, so that the existing Holders of Class 9 Equity Interests retain their Equity Interests.

           (2) Distributions made on account of General Unsecured Claims shall be made on the later of (x) the Initial Distribution Date (or as soon thereafter as is practicable), (y) the date which is sixty (60) days after the Claim becomes an Allowed Claim and (z) the date on which such Claim becomes due and payable.

           (3) All Distributions of Cash on account of Note Claims shall be made from the Note Claim Escrow established prior to the Petition Date for that purpose.

           (4) Any security interest that any Noteholder or the Noteholder Representative had in Covad's interest in the Note Claim Escrow shall be extinguished per the terms of the grant thereof to permit the foregoing Distribution.

           (5) The Preferred Stock Certificate of Designation attached to the Plan has been drafted on the assumption that there will be no Allowed General Unsecured Claims other than Note Claims. In the event such other Allowed General Unsecured Claims exist, the Preferred Stock Certificate of Designation shall be amended to take into account the issuance of the Preferred Stock to which such other Allowed General Unsecured Claims are entitled pursuant to this Plan, while maintaining the amount of consideration which Holders of Note Claims are entitled to receive pursuant to this Plan. The Preferred Stock Certificate of Designation shall be amended to take into account any Preferred Stock treated as converted on or prior to the Effective Date due to issuance of the shares of Common Stock in lieu of Preferred

Stock as described in subparagraph (6), in the event funding is obtained by Covad on or prior to the Effective Date.

           (6) As set forth in more detail in the Preferred Stock Certificate of Designation, Covad, at its election, may convert up to $20 million in liquidation preference of the Preferred Stock into Common Stock (representing 1/5 of the total Common Stock issuable upon conversion of the Preferred Stock to be issued under the Plan to Holders of Note Claims) for each $15 million raised in certain transactions including third party loans to Covad, third party equity investments in Covad, prepayments of contractual commitments to Covad by SBC Communications, Inc., or payments to Covad received in settlement of litigation. Conversions on this basis can occur in one or more transactions. To the extent that the funding is obtained by Covad on or prior to the Effective Date in an amount and of a type that, if it were obtained after the Preferred Stock had been issued, would entitle Covad to elect to convert some or all of the Preferred Stock into shares of Common Stock under the Preferred Stock Certificate of Designation, then, in lieu of issuing the Preferred Stock that would be converted in connection with such funding, Covad may elect to issue shares of Common Stock as of the Effective Date into which such Preferred Stock would have been converted in the event of a conversion after the Effective Date, without having to provide any notice required under the Preferred Stock Certificate of Designation. Such Preferred Stock shall be treated as converted in such event. In the event of the existence of Allowed General Unsecured Claims other than Note Claims, the Preferred Stock Certificate of Designation shall be amended to provide for conversion, at Covad's option, of one fifth (1/5) of the Preferred Stock issuable on account of all Allowed

General Unsecured Claims (including Note Claims) for each $15 million raised by Covad, on the terms and conditions described herein relating to conversion of the Preferred Stock issuable on account of Note Claims, so as to maintain Covad's right to convert one-fifth (1/5) in aggregate liquidation preference of the Preferred Stock issuable pursuant to the Plan for each $15 million raised by Covad in accordance with the foregoing terms.

           (7) Any Creditors that, based on the amount of the General Unsecured Claims held by such Holders would receive more than 10% of the Preferred Stock (excluding the Common Stock into which it is converted or deemed converted), to the extent each holds more than 10% of the Preferred Stock (excluding the Common Stock into which it is converted or deemed converted) at the time of the demand ("10% Holders"), collectively may have a single demand registration for the resale of the Preferred Stock (excluding the Common Stock into which it is converted or deemed converted) which shall remain effective for a reasonable period to be negotiated and incorporated into the below mentioned registration rights agreement, and which shall be subject to such black-out periods and other terms and conditions set forth in a registration rights agreement to be agreed upon by Covad and such 10% Holders collectively (such 10% Holders acting by majority vote of the outstanding liquidation preference of those voting on such agreement), which agreement shall be consistent with the Plan, and shall give due regard for the burden on Covad imposed by this registration requirement.

           (8) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

        c. Voting: Class 3 is Impaired and Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

     6. Class 4: Securities Claims - Notes
        ----------------------------------

        a. Classification: As defined in the Plan, Class 4 Securities
Claims - Notes Claims constitute Claims of the sort alleged in the Securities Class Actions and the Leonardo Litigation as discussed in section VII. A. above. The Plan defines a "Securities Claim - Notes" as the Claim of a Creditor or Class of Creditors relating to the purchase or other acquisition of Covad's 2000 Convertible Notes of the type that would be subordinated to Note Claims pursuant to Bankruptcy Code section 510(b) including, without limitation, claims based upon alleged violations of section 10(b) of the Securities Exchange Act of 1934 and/or SEC Rule 10b-5, section 18 of the Securities Exchange Act of 1934, any state securities, "blue sky," fraud, deceit or negligent misrepresentation law or standard, any similar such federal or state theory, or any alleged violation of the California Corporations Code. Covad has no ability to quantify the asserted amount of Class 4 Securities Claims - Notes Claims as the amount of damages is not yet articulated in the Securities Class Actions.

        b. Treatment:

           (1) No distribution of Estate Assets shall be made on account of Class 4 Securities Claims - Notes Claims other than from available insurance proceeds and of shares of Common Stock as stated below. Class 4 Claims shall be treated solely in accordance with the Memorandum of Understanding. Distributions to Holders of Securities Claims - Notes Claims shall be made only through the Securities Class Actions. Any Holder of a Securities Claims - Notes Claim that opts out of the class or classes established in the Securities Class Action shall not receive any Distribution in respect of any Class 4 Securities Claims - Notes Claim. Under the terms of the Memorandum of Understanding, the Holders of Securities Claims - Notes Claims shall receive a Pro Rata portion of the MOU Settlement Fund (cash contributed by the insurance carriers plus shares of Common Stock equal to 3 1/2% of Covad's fully diluted (as defined by GAAP) Common Stock as of August 10, 2001, less plaintiffs' attorneys' fees and expenses) minus that portion of the consideration in the MOU Settlement Fund distributable to Holders of Class 6 Claims. The allocation of the MOU Settlement Fund between the Holders of Allowed Class 4 Securities Claims - Notes and Allowed Class 6 Securities Claims - Common Stock Claims is set forth in an "Allocation Formula" attached as Exhibit "F" to the Plan. This Allocation Formula was developed by the lead plaintiffs in the Securities Class Action with little input from Covad. It is impossible for Covad to determine the expected recoveries by Holders of Class 4 and Class 6 Claims under the Allocation Formula, because, pursuant to the Formula, the allocation is based on actual claims filed in the Securities Class Action and no such claims have yet been filed. Distributions on account of Allowed Securities Claims - Notes shall be made on the later of (i) the Initial Distribution Date (or as soon thereafter as is practicable), (ii) within sixty
(60) days after the Claim becomes an Allowed Claim, (iii) the date on which such Claim becomes due and payable and (iv) the date provided for in the final stipulation of settlement contemplated by the Memorandum of Understanding, after approval by the court presiding over the Securities Class Action. Covad shall take all reasonable steps necessary to assist in obtaining approval of the final stipulation of settlement. There shall be no Distribution on account of Class 4 Securities Claims - Notes Claims if such court does not approve the final stipulation of settlement contemplated by the Memorandum of Understanding.

           (2) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

        c. Voting: Class 4 is Impaired and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

     7. Class 5: Intentionally Omitted
        ------------------------------

     8. Class 6: Securities Claims - Common Stock
        -----------------------------------------

        a. Classification: Class 6 consists of Claims relating to alleged securities fraud in connection with the purchase or sale of Covad's Common Stock of the type asserted in the Securities Class Actions discussed in section VII A. above. The Plan defines "Securities Claims - Common Stock" as the Claim or class of Creditors established pursuant to Federal Rule of Civil Procedure 23 relating to the purchase or other acquisition of Common Stock between April 19, 2000 and May 24, 2001 that would be subordinated to the Claims of

General Unsecured Creditors pursuant to Bankruptcy Code section 510(b) (exclusive of Securities Claims - Laserlink and Securities Claims - IPO Allocation) including, without limitation, Claims based upon alleged violations of section 10(b) of the Securities Exchange Act of 1934 or SEC Rule 10b-5, any state securities, "blue sky," fraud or negligent misrepresentation standard or statute or any similar theory under federal or state law, or any alleged failure to register Common Stock. Covad has no ability to quantify the amount of asserted Class 6 Securities Claims - Common Stock Claims as the amount of alleged damages has not been articulated in the Securities Class Actions.

        b. Treatment:

           (1) No distribution of Estate Assets shall be made on account of Class 6 Securities Claims - Common Stock Claims other than from available insurance proceeds and of shares of Common Stock as stated below. Securities Claims - Common Stock Claims shall be treated solely in accordance with the Memorandum of Understanding. Distributions to Holders of Securities Claims - Common Stock Claims shall be made only through the Securities Class Actions. Any Holder of a Class 6 Claim that opts out of the class or classes established in the Securities Class Action shall not receive any Distribution in respect of any Securities Claims - Common Stock Claim. Under the terms of the Memorandum of Understanding, the Holders of Class 6 Securities Claims - Common Stock Claims shall receive a Pro Rata portion of the MOU Settlement Fund (insurance proceeds plus shares of Common Stock equal to 3 1/2% of Covad's fully diluted (as defined by GAAP) Common Stock outstanding as of August 10, 2001, less plaintiffs' attorneys' fees and expenses) minus that portion of the consideration in the MOU Settlement Fund distributable to Holders of Class 4 Securities Claims - Notes Claims. The allocation of the MOU Settlement Fund between the Holders of Securities Claims - Common Stock and Securities Claims - Notes Claims is set forth in an "Allocation Formula" attached as Exhibit "F" to the Plan. This Allocation Formula was developed by the lead plaintiffs in the Securities Class Action with little input from Covad. It is impossible for Covad to determine the expected recoveries by Holders of Class 4 and Class 6 Claims under the Allocation Formula, because, pursuant to the Formula, the allocation is based on actual claims filed in the Securities Class Action and no such claims have yet been filed. Distributions on account of Allowed Class 6 Claims shall be made on the later of (i) the Initial Distribution Date (or as soon thereafter as is practicable), (ii) on the date which is sixty (60) days after the Claim becomes an Allowed Claim, (iii) the date on which Claim becomes due and payable and (iv) the date provided for in the final stipulation of settlement contemplated by the Memorandum of Understanding, after approval by the court presiding over the Securities Class Action. Covad shall take all reasonable steps necessary to assist in obtaining any approval of the final stipulation of settlement. There shall be no Distribution on account of Class 6 Securities Claims - Common Stock Claims if such court does not approve the final stipulation of settlement.

           (2) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6

Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

        c. Voting: Class 6 is Impaired and Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

     9. Class 7: Securities Claims - Laserlink
        --------------------------------------

        a. Classification: Class 7 Securities Claims - Laserlink consists of all Claims relating to the purchase or other acquisition of Common Stock of Covad in connection with the Agreement and Plan of Merger among Covad, Lightsaber Acquisition Company, and Laserlink.Net, Inc. dated as of March 8, 2000 (exclusive of the Claims of Edward Sullivan and David Dulaney, and any purchaser of any such Claims from any such Person) including, but not limited to, Claims arising from the alleged failure to register or maintain the effectiveness of the registration of such securities. The threatened litigation concerning Securities Claims - Laserlink are described in section VII. A. above.

        b. Treatment:

           (1) Each Holder of a Securities Claims - Laserlink Claim shall receive in full satisfaction of such Claim one share of Covad Common Stock in respect of each $100 of Allowed Claim; provided, however, if each member of the "McGovern Group" (which Covad believes holds approximately 95% of the outstanding Securities Claims - Laserlink) affirmatively votes in favor of the Plan, Pro Rata Distributions in respect of Securities Claims - Laserlink shall be increased to a total of $2.3 million in Cash and two million shares of Common Stock provided, however, that Holders of Securities Claims - Laserlink that are not members of the McGovern Group shall not receive such alternative Distribution to the extent they held more than 96,198 unescrowed shares of Common Stock received in conjunction with the Laserlink merger.

           (2) Under the Plan, an affirmative vote in favor the Plan by the Holder of a Securities Claim - Laserlink shall also constitute the agreement of such Holder to release voluntarily all current and former Covad officers and directors and other related parties from any claim that such Holder may have against such "Released Party" relating in any way to Covad or the events which gave rise to the Securities Claims - Laserlink.

           (3) In consideration of the Laserlink Release, Covad has also agreed pursuant to the Plan to grant a release of any claims that Covad might have against any Holder of a Securities Claim - Laserlink (and its agents and representatives, etc.) that votes affirmatively in favor of the Plan.

           (4) Distributions made on account of Securities Claims - Laserlink shall be made on the later of (i) the Initial Distribution Date (or as soon thereafter as is practicable), (ii) on the date which is sixty (60) days after the Claim becomes an Allowed Claim and (iii) the date on which such Claim becomes due and payable.

           (5) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6

Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

        c. Voting: Class 7 is Impaired and Holders of Class 7 Claims are entitled to vote to accept or reject the Plan.

    10. Class 8: Securities Claims - IPO Allocation
        -------------------------------------------

        a. Classification: Class 8 consists of the Securities Claims -
IPO Allocation Claims. These Claims are of the sort alleged in the pending litigations described in section VII. A.7 above. The Plan describes Securities Claims - IPO Allocation Claims as all Claims arising from the purchase or other acquisition of Common Stock of Covad from January 21, 1999 through June 25, 2001 asserted under the Securities Act of 1933 or the Securities Act of 1934 and based on allegations concerning the distribution of Covad's Common Stock in its initial public offering of the type described in Section VII A.7 of the Disclosure Statement. As indicated above, Covad believes it has no ultimate liability in respect of Securities Claims - IPO Allocation Claims and, in any event, has indemnification rights against its underwriters that are co-defendants in this litigation.

        b. Treatment: Securities Claims - IPO Allocation Claims shall not be liquidated, adjudicated or addressed on the merits in this Chapter 11 Case. Each Holder of a Securities Claims - IPO Allocation Claim shall retain all legal, equitable and contractual rights to which such Claim entitles the Holder of such Claim.

        c. Voting: Class 8 is Unimpaired and Holders of Class 8 Claims are not entitled to vote to accept or reject the Plan.

     11. Class 9: Equity Interests in Covad
         ----------------------------------

         a. Classification: Pursuant to the Plan, Class 9 consists of the Equity Interests in Covad.

         b. Treatment:

           (1) Holders of Class 9 Equity Interests retain their existing Equity Interests under the Plan.

           (2) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

         c. Voting: Class 9 is Unimpaired and Holders of Equity Interests are not entitled to vote under the Plan.

   C.    Treatment of Executory Contracts and Unexpired Leases

      1. Assumption of Stock Option Agreements and Indemnity Agreements
         --------------------------------------------------------------

      As of the Petition Date, Covad was a party to numerous agreements granting certain employees and members of management stock option rights (collectively, "Stock Option Agreements") and agreements indemnifying certain of Covad's present and former directors and officers from specified liabilities (collectively, "Indemnity Agreements"). Both the Stock Option Agreements and Indemnity Agreements represent important obligations of Covad which are instrumental to the retention of the employee base and management of Covad and its Subsidiaries through Covad's restructuring and enhance Covad's ability to attract capable officers and directors.

     Accordingly, to the extent such Stock Option Agreements and Indemnity Agreements constitute executory contracts that have not been assumed or rejected during the pendency of Covad's Chapter 11 Case, Covad shall assume all such agreements. Covad reserves the right to add or remove any Stock Option Agreements and Indemnity Agreements from Exhibit B prior to Confirmation.

     Virtually all of the executory contracts and unexpired leases set forth on Exhibit "B" to the Plan constitute contracts entered into by Covad in the ordinary course of its business, and are deemed necessary by Covad to continue in its business or to support the operations of its operating subsidiaries. Two contracts on Exhibit "B", however, do not fit this description. Specifically, Covad intends to assume under the Plan its prepetition agreements with the law firm of Kasowitz, Benson, Torres & Friedman LLP ("Kasowitz" and the "Kasowitz Contract"), and the investment banking firm of Chanin & Co. ("Chanin" and the "Chanin Contract"), solely to the extent the Kasowitz Contract and the Chanin Contract obligate Covad to continue paying the fees of those firms following the Petition Date. Kasowitz and Chanin were the pre-Petition Date advisors to the Noteholder Committee. Pursuant to the ACVs (executed with a majority of the Holders of Notes), Covad was obligated to continue paying the fees of Kasowitz and Chanin following the Petition Date. Covad desires to enforce the ACVs against the Holders of Notes. It is therefore in the best interests of the Covad estate, and a reasonable exercise of Covad's business judgment, to assume the Kasowitz Agreement and the Chanin Agreement to the limited extent that the Agreements require Covad to continue paying the fees of those firms. The post-petition fees liable to Chanin will be approximately $1 million in the event the Plan is confirmed. The fees payable to Kasowitz from the estate should not exceed $200,000. Each of these firms is wiling to submit to the jurisdiction of the Court for a determination of the reasonableness of their fees, if the Court so-orders.

     2.  Rejection of Other Executory Contracts and Unexpired Leases
         -----------------------------------------------------------

     Pursuant to the Plan, on the Effective Date, except for an executory contract or unexpired lease that (a) was previously assumed or rejected by an order of the Bankruptcy Court pursuant to section 365 of the Bankruptcy Code,
(b) qualifies as a Stock Option Agreement or officer, director or employee related Indemnity Agreement and is not listed on Exhibit B attached to the Plan, or (c) is listed on Exhibit B attached to the Plan under the heading "Contracts/Leases to be Assumed," all executory contracts and unexpired leases entered into by Covad prior to the Petition Date that have not previously expired or terminated pursuant to their own terms shall be deemed rejected pursuant to section 365 of the Bankruptcy Code. Covad reserves its right to add or remove any executory contract or unexpired lease from Exhibit B prior to Confirmation of the Plan. However, as to those executory contracts or unexpired leases that are not on the list as of Confirmation of the Plan, the Plan provides that the Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The non-debtor parties to any rejected personal property leases will be responsible for taking all steps necessary to retrieve, at their expense, the personal property that is the subject of such executory contracts and leases.

     3. Claims Based on Rejection of Executory Contracts or Unexpired Leases
        --------------------------------------------------------------------

     Pursuant to the Plan, all Proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the later of the date of entry of the Confirmation Order and an order of the Bankruptcy Court approving such rejection. The Plan provides that any Claims arising from the rejection of an executory contract or unexpired lease not filed within such times will be forever barred from assertion against Covad, any other entity, Covad's Estate or property unless otherwise ordered by the Bankruptcy Court or provided in the Plan; all such Claims for which Proofs of Claim are required to be filed will be, and will be treated as, General Unsecured Claims subject to the provisions of Article III of the Plan.

  D.    Procedures For Resolving Disputed Claims and Equity Interests

     1. Prosecution of Objections to Claims and Equity Interests
        --------------------------------------------------------

     Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as set forth in the Plan, Covad shall have the exclusive right to make and File objections to Administrative Claims, Claims, and Equity Interests.

     Pursuant to the Plan, unless another time is set by order of the Bankruptcy Court, all objections to Claims and Equity Interests shall be Filed with the Court and served upon the Holders of each of the Claims and Equity Interests to which objections are made by the later of

(a) 150 days after the Effective Date, and (b) ninety (90) days after a Proof of Claim or request for payment with respect to such Claim or Equity Interest is Filed.

     Except as may be specifically set forth in the Plan, nothing in the Plan, the Disclosure Statement, the Confirmation Order or any order in aid of Confirmation, shall constitute, or be deemed to constitute, a waiver or release of any claim, cause of action, right of setoff, or other legal or equitable defense that, Covad had immediately prior to the commencement of the Chapter 11 Case, against or with respect to any Claim or Equity Interest. Except as set forth in the Plan, upon Confirmation, Covad shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff and other legal or equitable defenses that Covad had immediately prior to the commencement of the Chapter 11 Case as if the Chapter 11 Case had not been commenced.

     2.  Estimation of Claims
         --------------------

     Pursuant to the Plan, Covad may, at any time, request that the Bankruptcy Court estimate any contingent, disputed or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether Covad has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, disputed or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, Covad may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.

     3.  Cumulative Remedies
         -------------------

     In accordance with the Plan, all of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. Until such time as such Administrative Claim, Claim or Equity Interest becomes an Allowed Claim, such Claim shall be treated as a Disputed Administrative Claim, Disputed Claim or Disputed Equity Interest for purposes related to allocations, Distributions, and voting under the Plan.

     4.  Payments and Distributions on Disputed Claims
         ---------------------------------------------

     As and when authorized by a Final Order, Disputed Claims that become Allowed Claims shall be satisfied from the Reserve Fund and issuance of Stock by Covad, as the case may be, such that the Holder of such Allowed Claim receives all Distributions to which such Holder is entitled under the Plan in order to bring Distributions to the affected Claimants current with the other participants in the particular Class in question. Notwithstanding any provision in the Plan to the contrary, no partial Distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. Unless otherwise agreed by Covad, a Creditor who holds both (an) Allowed Claim(s) and (a) Disputed Claim(s) will not receive a Distribution until such dispute is resolved by settlement or Final Order.

         5.  Allowance of Claims and Interests
             ---------------------------------

             a. Disallowance of Claims

         According to the Plan, all Claims held by Entities against whom Covad has asserted or may assert a cause of action under sections 542, 543, 522(f), 522(h), 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not vote to accept or reject the Plan, both consequences to be in effect until such time as such causes of action against that Entity have been settled or resolved by a Final Order and all sums due Covad by that Entity are turned over to Covad or to the Responsible Agent.

             b.  Allowance of Claims and Equity Interests

         Except as expressly provided in the Plan, no Claim or Equity Interest shall be deemed Allowed by virtue of the Plan, Confirmation, or any order of the Bankruptcy Court in the Chapter 11 Case, unless and until such Claim or Equity Interest is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Case allowing such Claim or Equity Interest.

         6.  Controversy Concerning Impairment
             ---------------------------------

         If a controversy arises as to whether any Claims or Equity Interests or any Class of Claims or Equity Interests are Impaired under the Plan, the Bankruptcy Court, after notice and a hearing, shall determine such controversy before the Confirmation Date. If such controversy is not resolved prior to the Effective Date, Covad's interpretation of the Plan shall govern.

     E.  Effect of Confirmation

         1.  Vesting of Cash and Assets in Covad as the Reorganized Debtor
             -------------------------------------------------------------

         Except to the extent otherwise provided in the Plan or restricted by prior order of the Bankruptcy Court, on the Effective Date, all Cash and Estate Assets shall be transferred to and vest in Covad free of any Claims, Liens and Equity Interests.

         2.  Post-Confirmation Corporate Management and Structure
             ----------------------------------------------------

         Pursuant to the Plan, on the Confirmation Date, the officers and directors of Covad and their compensation are expected to be as follows:

-----------------------------------------------------------------------------------------
Directors:                                                     Annual Compensation
-----------------------------------------------------------------------------------------
Robert Hawk, Director               7585 South Biscay Street   Salary: $0
                                    Aurora, CO 890016
                                                               60,000 stock options every
                                                               4 years

                                                               Expenses
-----------------------------------------------------------------------------------------
Hellene Runtagh,                    P.O. Box 60350             Salary: $0
Director                            Potomac, MD  20869
                                                               60,000 stock options every
                                                               4 years

                                                               Expenses
-----------------------------------------------------------------------------------------
Daniel Lynch, Director              25660 LaLanne Court        Salary: $0
                                    Los Altos Hills, CA 94022
                                                               60,000 stock options every
                                                               4 years

                                                               Expenses
-----------------------------------------------------------------------------------------

Rich Shapero, Director              P.O. Box 620431            Salary: $0
                                    Woodside, CA  94062
                                                               60,000 stock options every
                                                               4 years

                                                               Expenses
--------------------------------------------------------------------------------------------
Larry Irving, Director              2301 Connecticut Ave.      Salary: $0
                                    NW #4a
                                    Washington, DC 20008       60,000 stock options every
                                                               4 years

                                                               Expenses
--------------------------------------------------------------------------------------------
Chuck McMinn, Chairman              24627 Olive Tree Lane      Salary: $1
of the Board                                                   Los Altos Hills, CA  94024
                                                               60,000 stock options every
                                                               4 years

                                                               Expenses
---------------------------------------------------------------------------------------------------------------------
Frank Marshall, Vice                14510 Big Basin Way #265   Salary: $1
Chairman                            Saratoga, CA  95070
                                                               60,000 stock options every
                                                               4 years

                                                               Expenses
---------------------------------------------------------------------------------------------------------------------
Officers:                                                      Annual Compensation
---------------------------------------------------------------------------------------------------------------------
Charles Hoffman, CEO,               17 Spring Lake Drive       Salary: $500,000
President, Director                 Far Hills, NJ  07931
                                                               Bonus target: 75% of
                                                               salary, contingent on
                                                               performance
---------------------------------------------------------------------------------------------------------------------
Catherine Hemmer,                   362 Morning Star Way       Salary: $350,000
Executive Vice                      Castle Rock, CO 80104
President and COO                                              100,000 stock options
                                                               target, contingent on
                                                               performance

                                                               Bonus target:  50% of salary
---------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Anjali Joshi,                       776 Josina Avenue          Salary: $250,000
Executive Vice                      Palo Alto, CA  94306
President, Engineering                                         100,000 stock options
                                                               target, contingent on
                                                               performance

                                                               Bonus target:  50% of salary
-------------------------------------------------------------------------------------------------------------------------
Dhruv Khanna,                       742 Alestar Avenue         Salary: $275,000
Executive Vice                      Palo Alto, CA  94303
President, Human                                               100,000 stock options
Resources, General                                             target, contingent on
Counsel and Secretary                                          performance

                                                               Bonus target:  50% of salary
-------------------------------------------------------------------------------------------------------------------------
Terry Moya, Executive               5716 S. Danube Circle      Salary: $250,000
Vice President                      Aurora, CO  80015
External Affairs and                                           100,000 stock options
Corporate Development                                          target, contingent on
                                                               performance

                                                               Bonus target:  50% of salary
-------------------------------------------------------------------------------------------------------------------------
Chuck Haas, Executive               10533 Esquire Place        Salary: $ 1.00
Vice President and                  Cupertino, CA  95014
General Manager, Covad                                         100,000 stock options
Integrated Services                                            target, contingent on
                                                               performance

                                                               Bonus target:  50% of salary
-------------------------------------------------------------------------------------------------------------------------
Mark Richman, Senior                16286 Camellia Terrace     Salary: $225,000
Vice President and CFO              Los Gatos, CA  95032
                                                               100,000 stock options target
                                                               Bonus target:  50% of salary
------------------------------------------------------------------------------------------------------------------------
Patrick Bennett,                    9 Sagewood Court           Salary: $285,000
Senior Vice President,              Sparks, MD  21152
                                                               Sales 200,000 stock options target

                                                               Bonus target:  50% of salary
                                                               $25,000 hiring bonus
------------------------------------------------------------------------------------------------------------------------
Christine Morris, Vice              2990 South Detroit Way     Salary: $175,000
President, Treasurer                Denver, CO  80210
                                                               40,000 stock options
                                                               target, contingent on performance

                                                               Bonus target: 40% of salary

Joseph LeChevallier,                28047 Dobbel Avenue        Salary:  $175,000
Vice President and                  Hayward, CA  94542-2445
Controller                                                     100,000 stock options
                                                               target, contingent on performance

                                                               Bonus target:  40% of salary

         3.  Authority to Effectuate the Plan
             --------------------------------

         Upon the entry of the Confirmation Order by the Bankruptcy Court, the Plan provides all matters provided under the Plan will be deemed to be authorized and approved without further approval from the Bankruptcy Court. The Confirmation Order will act as an order modifying Covad's By-Laws and Certificate of Incorporation such that the provisions of the Plan can be effectuated, so as to include, without limitation, provisions allowing Holders of a series of Preferred Stock (to the exclusion of the holders of Common Stock) to vote on amendments to the Certificate of Incorporation (including any certificate of designation relating to such series) that relates solely to such series, increasing the number of shares of Preferred Stock that Covad shall have the authority to issue, and prohibiting the issuance of non-voting stock. Covad shall be authorized, without further application to or order of the Bankruptcy Court, to take whatever action is necessary to achieve Consummation and carry out the Plan and to effectuate the Distributions provided for thereunder.

         4.  Post-Confirmation Status Report
             -------------------------------

         Pursuant to the Plan, within 120 days of the entry of the Confirmation Order, Covad will file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report will be served on the United States

Trustee, and those parties who have requested special notice post-confirmation. The Bankruptcy Court may schedule subsequent status conferences in its discretion.

         5.  Escrows
             -------

         Pursuant to the Plan, all escrows established prior to or in the Chapter 11 Case and still in existence on the Plan Effective Date will continue to be administered, and the escrowed funds shall be released, according to their terms and any orders of the Bankruptcy Court previously entered. Escrowed funds that are released to Covad after the Plan Effective Date will be used to achieve Consummation and carry out the Plan.

XII.  MEANS FOR IMPLEMENTATION OF PLAN

      A.  Funding of Plan

          The source of consideration to achieve Consummation and to carry out the Plan shall be (i) Covad's Cash on hand, (ii) insurance proceeds, (iii) the Reserve Fund, (iv) MOU Settlement Fund, (v) the proceeds of the Note Claim Escrow, (vi) the 1999 Reserve Note Fund, and (vii) the issuance of Common Stock and Preferred Stock. As indicated above, the ability of Covad's Subsidiaries to continue in operation is also dependent upon Covad's ability to attract additional funding of up to $200 million.

      B.  Rights of the Debtor

          The Plan provides that in addition to its other rights under the Plan, Covad shall have the right, but not the obligation to retain and compensate professionals (including, but not limited to the Professionals retained by Debtor prior to the Effective Date) and other Persons to assist Covad to perform its duties under the Plan.

      C.  Surrender of Existing Notes

          The Holder of any Note which is in physical certificate form must surrender such physical certificate as a condition to receiving a Distribution under the Plan on account of such Note or instrument. The Holder of any interest in a Note must surrender that interest through the book-entry procedures established by the custodian for such Note or by the agent appointed by Covad for such purpose. Any Holder of a Claim that fails to (a) surrender such Note or instrument by physical delivery or book-entry procedures or (b) execute and deliver an affidavit of loss and/or indemnity satisfactory to Covad prior to the Effective Date, shall be deemed to have forfeited all rights and Claims on account of such Note or instrument and shall not receive any Distribution on account of being a Holder of such Note or instrument.

      D.  Stock Options

          In conjunction with the Plan, any existing stock option agreements not previously rejected remain in effect.

      E.  Reserve Fund

          On the Effective Date, Covad shall allocate to the Reserve Fund consideration, and, with respect to Common Stock and Preferred Stock, shall reserve such Stock for issuance, sufficient to satisfy liquidated Disputed Claims.

      F.  Section 1145 Benefits; Section 16(b) of the Exchange Act

          Unless an exemption is available, the offer and sale of a security generally is subject to registration with the United States Securities and Exchange Commission (the "SEC") under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Section

1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and blue sky laws if three principal requirements are satisfied:

             1. The securities are offered and sold under a plan of reorganization and are securities of the debtor, of an affiliate of the debtor participating in a joint plan with the debtor, or of a successor to the debtor under the plan;

             2. The recipients of the securities hold a pre-petition or administrative claim against the debtor or an interest in the debtor; and

             3. The securities are issued entirely in exchange for recipient's claim against or interest in the debtor, or principally in such exchange and partly for cash or property.(8)

          Securities issued pursuant to section 1145 are deemed to have been issued in a public offering, and therefore not considered "restricted securities" within the meaning of the Securities Act. As a result, such securities may be traded freely by any person that is not an underwriter within the meaning of section 1145(b) of the Bankruptcy Code or an issuer or an affiliate of an issuer within the meaning of Securities Act Rule 144.

          Section 1145(b) of the Bankruptcy Code defines "underwriter" to include the following:

             (a) a person who purchases a claim against, interest in, or claim for an administrative expense in the case with a view to distributing any security received in exchange for that claim or interest;

-------------------
(8) State securities laws also generally provide registration exemptions for subsequent transfers by a bona-fide owner for his or her own account and subsequent transfers to institutional or accredited investors.

            (b) a person who offers to sell securities offered or sold under a plan for the holder of those securities; and

            (c) a person who offers to buy securities offered or sold under a plan from the holder of those securities (if the offer is (i) made with a view to distribution of those securities and (ii) made under an agreement made in connection with the plan, the consummation of the plan, or the offer or sale of securities under the plan).

          In addition, a person may be deemed to be an underwriter if it is an "issuer" as the term is defined in section 2 (11) of the Securities Act. An "issuer" may include any person directly or indirectly controlling or controlled by an issuer of stock or any person under direct or indirect common control with such entity (a "securities affiliate"). Whether the requisite control exists will depend on a number of factors. Such factors include: (a) the person's equity interest in the issuer; (b) the distribution and concentration of other equity interests in the issuer; (c) whether the person is an officer or director of the issuer; (d) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of the issuer; and (e) whether the person actually has that power notwithstanding the absence of formal indicia of control.

          The recipients of any securities issued pursuant to this Plan shall be entitled to all of the benefits of Bankruptcy Code section 1145, including Common Stock issued upon conversion of the Preferred Stock. The Confirmation Order will provide that the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock will be deemed to have been sold in a public offering and are freely transferable. However, because of the complex, factual nature of the question of whether a particular Holder may be an underwriter, Covad makes no representation concerning the ability of any Person to dispose of any securities issuable pursuant to the Plan. For example, among other things, it is possible that an officer or director, or 10% holder of the outstanding Preferred Stock or Common Stock of Covad may be deemed a securities affiliate of Covad, and be subject to certain limitations regarding the resale of Stock.

          In addition, irrespective of the ability of a Holder to transfer shares under the applicable federal or state securities laws, there may not be a market for the Preferred Stock. No assurance can be given regarding the availability of any exemptions from registration and other restrictions with respect to any securities issued pursuant to the Plan. Covad recommends that recipients of Stock under the Plan consult with their own counsel concerning the limitations on their ability to dispose of such securities under federal and state securities law.

          Section 16(b) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act") applies to certain transactions by any officer, director or beneficial owner of more than 10% of a class of equity securities registered under (section) 12 of the Exchange Act. Covad's Common Stock is registered under ss. 12 of the Exchange Act and although the Preferred Stock is not expected initially to be registered under (section) 12 of the Exchange Act, it may be so registered in the future if the Preferred Stock is held of record by 500 or more persons.

          Under (section) 16(b), a beneficial owner of Preferred Stock is deemed a beneficial owner of such Preferred Stock and the Common Stock into which such Preferred Stock is convertible. Consequently, (section) 16(b) applies to certain transactions by any officer, director or beneficial owner of more than 10% of the Common Stock (and will also apply to certain transactions by any beneficial owner of Preferred Stock that is convertible into more than 10% of the Common Stock). Accordingly, under (section) 16(b) any profits that may be made by a beneficial owner of more than 10% of the Common Stock (including persons who beneficially own shares of Preferred Stock which are convertible into more than 10% of the Common Stock) by virtue of any purchase and any sale of registered equity securities of Covad within a period of less than 6 months may inure to the benefit of Covad. Should the Preferred Stock be registered under (section) 12 of the Exchange Act in the future, under (section) 16(b) any profits that may be made by the beneficial owner of more than 10% of the Preferred Stock (even though such Preferred Stock is convertible into less than 10% of the Common Stock) by virtue of any purchase and any sale of registered equity securities of Covad within a period of less than 6 months may also inure to the benefit of Covad. Covad may sue or a stockholder may initiate a derivative suit to recover the profits.

          The receipt of Preferred Stock pursuant to the Plan will not constitute a "purchase" for purposes of (section) 16(b) so long as the recipient of the Preferred Stock is not already an officer, director or beneficial owner of more than 10% of the Common Stock prior to the issuance of the Preferred Stock and thus already subject to (section) 16(b) at the time of such receipt. In addition, the conversion of the Preferred Stock into Common Stock will not constitute a "purchase" for purposes of (section) 16(b). Section 16(b) encompasses a complex body of law. Covad accordingly recommends that any person who may be subject to (section) 16(b) consult with counsel.

     G.  Release Issues

         The Plan provides no releases by Creditors of any Person in respect of actions prior to the Petition Date other than in respect of the Voluntary Laserlink Release which is the subject of agreement with the Holders of Securities Claims - Laserlink. Additionally, in consideration of Covad's agreement to advance this Plan, certain Holders of Note Claims that have executed "Agreements Concerning Voting" prior to the Petition Date have agreed in such Agreements Concerning Voting to waive and release all other Claims held by such Holders against Covad or its past and present directors, officers and employees ("Released Parties") arising out of or related to the Notes currently or previously owned by such Holder upon Confirmation of the Plan. Each Holder also covenants not to initiate a new suit, but may participate in any existing or future lawsuit against any of the Released Parties in respect of the purchase or sale of any other securities of Covad.

         Finally, the Memorandum of Understanding, which will be approved, if at all, in the pending Securities Class Actions, contains releases of Covad's past and present officers and directors, controlling shareholders, attorneys, insurers, financial advisors, accountants, affiliates and related parties. No Holder, however, is required to participate in the Securities Class Action if it does not desire to do so.

XIII. CONDITIONS OF EFFECTIVE DATE

         It is a condition to the Effective Date (unless waived by Covad) that
(a) the Confirmation Order shall approve in all respects all of the provisions, terms and conditions of the Plan, and (b) the Confirmation Order is satisfactory to Covad in form and substance.

XIV.  RETENTION OF JURISDICTION

         Notwithstanding entry of the Confirmation Order or the Plan Effective Date having occurred, the Chapter 11 Case having been closed, or a Final Decree having been entered, the Plan contemplates that the Bankruptcy Court shall have jurisdiction of matters arising out of, and related to the Chapter 11 Case and the Plan under, and for the purposes of, sections 105(a), 1127, 1142 and 1144 of the Bankruptcy Code and for, among other things, the following purposes:

     A. To allow, disallow, determine, liquidate, classify, estimate or establish the priority or status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

     B. To grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

     C. To resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which Covad is a party or with respect to which Covad may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date to the list of executory contracts and unexpired leases to be rejected;

     D. To ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion Filed pursuant to Article X;

     E. To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving Covad or its affiliates, directors, employees, agents or professionals that may be pending on or Filed subsequent to the Effective Date;

     F. To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, including, without limitation, appropriate orders to establish and protect the Reserve Fund, orders to approve the Memorandum of Understanding and any class settlements, and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

     G. To resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan, including, among other things, any avoidance actions or subordination actions under sections 510, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy
Code;

     H. To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

     I. To resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other Plan provisions and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

     J. To enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     K. To determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement;

     L. To enter an order and/or Final Decree concluding the Chapter 11 Case;

     M. To consider any modification of the Plan under section 1127 of the Bankruptcy Code and/or modification of the Plan before "substantial consummation" as defined in section 1101(2) of the Bankruptcy Code;

     N. To protect the property of the Estate from adverse Claims or interference inconsistent with the Plan, including to hear actions to quiet or otherwise clear title to such property based upon the terms and provisions of the Plan, or to determine Covad's exclusive ownership of claims and causes of action retained under the Plan;

     O. To hear and determine matters pertaining to abandonment of property of the Estate;

     P. To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

     Q. To interpret and enforce any orders previously entered in the Chapter 11 Case to the extent such orders are not superseded or inconsistent with the Plan;

     R. To recover all Assets of Covad and property of the Estate, wherever located;

     S. To hear and determine matters concerning state, local, and federal taxes in accordance with sections 345, 505, and 1146 of the Bankruptcy Code.

     T. To hear and act on any other matter not inconsistent with the Bankruptcy Code;

     U. To consider and act on the compromise and settlement of any litigation, Claim against or cause of action on behalf of the Estate;

     V. To interpret and enforce the injunctions contained in the Confirmation Order; and

     W. To determine any dispute as to the registration rights to which any party is entitled under this Plan.

XV. REQUIREMENTS FOR CONFIRMATION

         At the Confirmation Hearing, in order to confirm the Plan, the Bankruptcy Court will determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied with respect to the Plan, in which event the Bankruptcy Court shall enter an order confirming the Plan.

         The requirements of section 1129 of the Bankruptcy Code relevant to the Plan are as follows:

         A. The Plan complies with the applicable provisions of the Bankruptcy Code.

         B. The proponent of the Plan has complied with the applicable provisions of the Bankruptcy Code.

         C. The Plan has been proposed in good faith and not by any means forbidden by law.

         D. Any payment made or to be made for services or for costs and expenses in, or in connection with, the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

         E. Covad has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of Covad or a successor to Covad under the Plan and the appointment to or continuance in such office of such individual is consistent with the interests of Creditors, Equity Interest Holders and with public policy.

         F. Each Person holding a Claim has either accepted the Plan or will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Person would receive or retain if the Debtor were liquidated on such date under chapter 7 of the Bankruptcy Code. This requirement is commonly referred to as the "best interest of creditor test" or the "liquidation analysis."

         G. Each Class of Claims or Equity Interests under the Plan has either accepted the Plan or is not impaired under the Plan. Alternatively, the Plan may be confirmed over the dissent of a Class of Claims if the "cramdown" requirements of the Bankruptcy Code, codified in section 1129(b) of the Bankruptcy Code, are met.

         H. Except to the extent that the Holder of a particular Claim against Covad has agreed to a different treatment of such Claim, the Plan provides that Administrative Claims and Priority Claims (other than Tax Claims) will be paid in full on the Effective Date of the Plan.

         I. At least one (1) Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any Insider (as defined in section 101(31) Bankruptcy Code) holding a Claim in such Class.

         J. Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of Covad or any successor to Covad under the Plan, unless such liquidation or reorganization is proposed in the Plan. This is commonly referred to as the "feasibility test."

         K.  All bankruptcy fees have been paid.

         Covad believes that the Plan satisfies all of the statutory requirements for confirmation of the Plan. Prior to the Confirmation Hearing, Covad will be required to demonstrate that the Plan complies with all of the provisions set forth above. Sections 1 through

5 of this Article discuss some of the most important requirements of section 1129(a) of the Bankruptcy Code.

         1.  Acceptances Necessary to Confirm Plan
             -------------------------------------

         At the Confirmation Hearing, the Bankruptcy Court must determine, among other things, whether the Plan has been accepted by each Impaired Class. Under section 1126 of the Bankruptcy Code, an impaired class of claims is deemed to have accepted a plan if a plan has been accepted by creditors of that class that hold at least two-thirds in dollar amount and more than one-half in number of the allowed claims of such class held by creditors that have accepted or rejected the plan.

         Voting rights are set forth as follows:

-------------------------------------------------------------------------
 Class                                   Status      Voting Rights
-------------------------------------------------------------------------
 Class 1 - Other Priority Claims         Impaired    Entitled to Vote
-------------------------------------------------------------------------
 Class 2A - Note Claims - Secured        Unimpaired  Not Entitled to Vote
-------------------------------------------------------------------------
 Class 2B - Other Secured Claims         Unimpaired  Not Entitled to Vote
-------------------------------------------------------------------------
 Class 3 - General Unsecured Claims      Impaired    Entitled to Vote
-------------------------------------------------------------------------
 Class 4 - Securities Claims - Notes     Impaired    Entitled to Vote
-------------------------------------------------------------------------
 Class 5 - Intentionally Omitted
-------------------------------------------------------------------------
 Class 6 - Securities Claims - Common    Impaired    Entitled to Vote
             Stock
-------------------------------------------------------------------------
 Class 7 - Securities Claims -           Impaired    Entitled to Vote
            Laserlink
-------------------------------------------------------------------------
 Class 8 - Securities Claims - IPO       Unimpaired  Not Entitled to Vote
            Allocation
-------------------------------------------------------------------------
 Class 9 - Equity Interests              Unimpaired  Not Entitled to Vote
-------------------------------------------------------------------------

         In calculating whether a Creditor has voted for or against the Plan, Covad will not consider ballots which do not properly indicate an acceptance or a rejection.

         If you are in any way uncertain whether or not your Claim has been correctly scheduled, you should review Covad's Schedules and any amendments thereto which are on file with the Bankruptcy Court. Do not contact Covad, the Committee, their attorneys or Bankruptcy Court staff with inquiries regarding the scheduling of your Claim. Any information they, or anyone else, may give that is inconsistent with the Schedules themselves is unauthorized, void and of no effect.

         2.  Best Interest of Creditors Test
             -------------------------------

         Confirmation requires, among other thing, that each holder of a claim in an impaired class either: (i) accepts the plan; or (ii) receives or retains under the plan property of a value, as of the effective date, that is not less than the value such holder would receive or retain if Covad were liquidated under chapter 7 of the Bankruptcy Code. This requirement is commonly referred to as the "Best Interests of Creditors Test."

         To determine the value that the Holders of Impaired Claims would receive if Covad were liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of Covad's Assets and properties in the context of a chapter 7 liquidation case commencing as of the hearing on Confirmation. In a chapter 7 case, section 704 of the Bankruptcy Code requires a chapter 7 trustee to collect and reduce to money the property of the estate as expeditiously as is compatible with the best interests of parties in interest.

         The Cash available for satisfaction of Allowed Claims would consist of the proceeds resulting from the liquidation of Covad's assets (i.e., stock in Subsidiaries), augmented by whatever Cash, if any, held by Covad at the time of the commencement of the chapter 7 case. As set forth in the liquidation analysis prepared by Covad's investment advisors, HLHZ, attached hereto as Exhibit 4 (the "Liquidation Analysis"), however, such Subsidiaries would have no value to Covad or any Creditors of Covad in a liquidation - the assets of the Subsidiaries would be essentially consumed satisfying the claims of creditors of those companies. The fundamental operating assumption, of course, is that the chapter 7 liquidation of Covad would destroy any likelihood of Covad's attracting the investment necessary to keep the Subsidiaries operational. The value of the assets of the Subsidiaries to Creditors of Covad is therefore expected to be negligible upon liquidation.

         Any such Cash or other Subsidiary asset values available to Covad Creditors would also be reduced by the costs and expenses of the liquidation of the assets and such additional administrative claims and other priority claims that may result from the use of chapter 7 for the purposes of liquidation. The costs of liquidation under chapter 7 would include fees payable to trustee(s) in bankruptcy, as well as those that might be payable to his or her attorneys and to other professionals that such trustee(s) may engage, plus any unpaid expenses incurred by Covad during the Chapter 11 Case that would be allowed as a priority in the chapter 7 case, such as compensation for attorneys, appraisers, accountants or other professionals and costs and expenses of Covad and the Committee. Such administrative claims would have to be paid in Cash, in full from the liquidation proceeds before the balance of those proceeds could be made available to pay other Priority Claims and Allowed Unsecured Claims.

         The Liquidation Analysis sets forth Covad's best estimate of the reasonable liquidation values for the Estate's Assets, based upon Covad's books and records, Covad's experience within its industry and evaluation of likely recoveries as explained and qualified in the accompanying documents. As is evident from the calculations set forth in the Liquidation

Analysis, Covad's proposed Plan will yield a greater recovery for all Creditors than a liquidation under chapter 7 of the Bankruptcy Code. In a chapter 7 liquidation, the General Unsecured Creditors would receive less than their Distribution under the Plan because, while the Cash consideration would, at best, be identical, General Unsecured Creditors would not receive the Preferred Stock and Covad's Subsidiaries would likely be forced into liquidation themselves. In a chapter 7 case, the only payments made based on the structure of Covad's current debt would be to the Noteholders through Note Claim Escrow (to the extent the escrow survives avoidance action attack). Holders of Other General Unsecured Claims would have essentially no Assets available to satisfy their Claims. All other Claims and Equity Interests would be extinguished without receipt of any Distribution.

         The Holder of one Claim has suggested that Covad's liquidation analysis is flawed in that Covad might be able to ignore corporate formalities concerning its various operating subsidiaries under the theory of "substantive consolidation" in order to permit Covad's creditors to capture a portion of the return on such assets on par with the creditors of such subsidiaries. Covad, however, is aware of no basis for the implementation of the doctrine of "substantive consolidation" in this Case. Covad therefore does not believe that Creditors of Covad would be entitled to any recovery from assets of Covad's subsidiaries until the claims of all creditors of such subsidiaries have been satisfied in full.

         3.  Feasibility of Plan
             -------------------

         Section 1129(a)(11) of the Bankruptcy Code requires, as a condition to confirmation, that the Bankruptcy Court find that confirmation of a plan is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed under the plan. This requirement is called "feasibility." Covad acknowledges in its Plan the possibility of subsequent liquidation. Covad believes, however, that the capital restructuring incorporated into the Plan will permit Covad's Subsidiaries to continue operations until such time as they attain profitability.

         Covad bases its analysis on the assumptions attached to the financial projections attached as Exhibit 2.

         Covad plans to raise additional capital through some of, but not limited to, the following methods: investment in equity, preferred or debt by a financial investor, investment in equity, preferred or debt by a strategic partner, settling the SBC Communications contract or settling pending litigation.

         The Company believes the primary factors that increase the likelihood of raising such additional capital to attain profitability include the following:

         . Commercial and consumer demand for broadband services continues to grow.

         . Covad is the only DSL provider with a national footprint and a scalable network.

         . Covad's two largest national competitors have recently ceased to operate.

         . The company is operationally strong and has built a sound platform for growing line additions to attain profitability.

         . Recent changes in line economics have significantly improved recurring margins.

         . Emerging value-added services offer potential for increasing average revenue and margins per user.

        4.  Classification
            --------------

         In accordance with Bankruptcy Code section 1122, the Plan provides for the classification of ten (10) Classes of Claims and Equity Interests.
Section 1122(a) permits a plan to place a claim or an interest in a particular class only if the claim or interest is substantially similar to the other claims or interests in that class. Covad believes that the classification of Claims and Equity Interests under the Plan is appropriate and consistent with applicable law. It is appropriate and necessary to classify the Securities Claims separate and apart from General Unsecured Claims because all Securities Claims are subordinated to General Unsecured Claims pursuant to Bankruptcy Code section 510(b). In turn, section 510(b) subordinates Claims arising from the purchase or sale of Common Stock to Securities Claims relating to the purchase or sale of the Notes.

         Covad has therefore separately classified the Securities Claims arising from the purchase or sale of Notes (i.e., Class 4 Securities Claims - Notes) from the various Classes of Securities Claims arising from the purchase or sale of Common Stock (i.e., Class 6 Securities Claims - Common Stock, Class 7 Securities Claims - Laserlink, and Class 8 Securities Claims - IPO Allocation (collectively, the "Equity Securities Claims")).

         In turn, Covad has separately classified the various Classes of Equity Securities Claims for sound reasons. Specifically, Covad has separately classified the Securities Claims - IPO Allocation and left such claims unimpaired, because Covad believes it has no ultimate liability in respect of such Claims, and the determination or adjudication of such Claims would threaten to delay Confirmation (which Covad cannot afford). Covad has separately classified the Securities Claims - Common Stock because such Claims are being litigated in a pending class action of significant magnitude, and Covad was able to reach an agreement to settle such Claims (through the Memorandum of Understanding) prior to the commencement of this Chapter 11 Case. That agreement to settle would not have been practical if Equity Securities Claims wholly unrelated to such class action were incorporated into such settlement.

         5.  Confirmation of Plan without Necessary Acceptances; Cramdown
             ------------------------------------------------------------

         A COURT MAY CONFIRM A PLAN, EVEN IF IT IS NOT ACCEPTED BY ALL
IMPAIRED CLASSES, IF THE PLAN HAS BEEN ACCEPTED BY AT LEAST ONE IMPAIRED CLASS OF CLAIMS AND THE PLAN MEETS THE "CRAMDOWN" REQUIREMENTS SET FORTH IN SECTION 1129(b) OF THE BANKRUPTCY CODE. SECTION 1129(b) OF THE BANKRUPTCY CODE REQUIRES THAT THE COURT FIND THAT A PLAN IS "FAIR AND EQUITABLE" AND DOES NOT "DISCRIMINATE UNFAIRLY" WITH RESPECT TO EACH NON-ACCEPTING IMPAIRED CLASS OF CLAIMS OR INTERESTS. IN THE EVENT THAT ANY IMPAIRED CLASS REJECTS THE PLAN IN ACCORDANCE WITH SECTION 1129(a)(8) OF THE BANKRUPTCY CODE, AND AT LEAST ONE IMPAIRED CLASS HAS VOTED TO ACCEPT THE

PLAN, COVAD INTENDS TO REQUEST THAT THE BANKRUPTCY COURT CONFIRM THE PLAN IN ACCORDANCE WITH THE "CRAMDOWN" PROVISION OF SECTION 1129(b) OF THE BANKRUPTCY CODE OR MODIFY THE PLAN IN ACCORDANCE WITH THE TERMS THEREOF.

         The Plan provides in Article XIV.M. for the possibility of invoking the cramdown provisions as defined in section 1129(a) of the Bankruptcy Code. Under this provision, the Court has the authority to confirm the Plan even though a Class of Claims which is impaired does not vote to accept the Plan, if another Class of Claims which is also impaired votes to accept the Plan. This provision does not take into account the possibility that one large claimant or several claimants may arbitrarily vote not to accept the Plan which would be detrimental to other Creditors. In this instance the Court, notwithstanding the negative vote, in the interest of being "fair and equitable," may confirm the Plan. Such determination, if necessary, would be addressed at the hearing on Confirmation.

            a.  No Unfair Discrimination

         Covad believes that under the Plan: (i) all impaired Classes of Claims are treated in a manner that is consistent with the treatment of other Classes of Claims with which their legal rights are intertwined, if any, or as necessitated by the practicalities of confirming the Plan on an extremely expedited basis; and (ii) no Class of Claims or Equity Interests will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims or Allowed Equity Interests in such Class.

               b.   Fair and Equitable Test

          The Bankruptcy Code establishes different "fair and equitable" tests for holders of secured claims, unsecured claims and interests as follows:

                    (1)   Secured Claims

          Either: (i) each holder of a secured claim (x) retains the lien securing its secured claims and receives on account of its allowed secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, or (y) realizes the "indubitable equivalent" of its allowed secured claim; or (ii) the property securing the claim is sold free and clear of liens, with such liens attaching to the proceeds, and the liens against such proceeds are treated in accordance with clause (i).

                    (2)   Unsecured Claims

          Either: (i) each holder of an unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed claim; or
(ii) the holders of claims and interests that are junior to the claims of the non-accepting class do not receive any property under the plan on account of such claims and interests.

                    (3)   Equity Interests

          Either: (i) such holder of an interest receives or retains property of a value equal to the greater of any fixed liquidation preference or fixed redemption price to which such holder is entitled, and the value of the interest; or (ii) the holder of any interests junior to the interests in the impair class will not receive or retain any property under the Plan.

          Covad believes it has satisfied the fair and equitable test absent class acceptance in respect of all Classes of Unsecured Claims (other than in respect of Class 3), notwithstanding that such Classes are receiving less than full value in respect of such Claims and "junior" Classes (Class 9 Equity Interests in particular) are retaining consideration under the Plan. Specifically, given the financial condition of Covad, Holders of Class 3 Claims (General Unsecured Claims) are entitled under Bankruptcy Code section 1129 to value far in excess to that agreed upon under the Plan. Bankruptcy Code section 1129 permits the Holders of Class 3 Claims to "give-up" and cede to the existing to Class 9 Equity Interest Holders the Class 3 Holders' right to claim any such value associated with existing Equity Interests so long as the Holders of Claims in "intervening" Classes are not harmed by the "give-up". As stated in the legislative history to section 1129:

          "Under paragraph (9)(A), if a class of claims or interests has not accepted the plan, the court will confirm the plan if, for the dissenting class and any class of equal rank, the negotiated plan provides in value no less than under a plan that is fair and equitable. Such review and determination are not required for any other classes that accept the plan.

          Paragraph 9(A) [sic] would permit a senior creditor to adjust his participation for the benefit of stockholders. In such a case, junior creditors, who have not been satisfied in full, may not object if, absent the "give-up," they are receiving all that a fair and equitable plan would give them. To illustrate, suppose the estate is valued at $1.5 million and claims and stock are:

                                    Claims and stock   Equity
                                    (millions)         (millions)

            (1)     Senior debt     $1.2               $1.2

            (2)     Junior debt     .5                 .3

            (3)     Stock
                                    ----               ----

                    Total           1.7                1.5

          Under the plan, the senior creditor gives up $100,000 in value for the benefit of stockholders as follows:

                                     Millions

            (1)     Senior debt      $1.1

            (2)     Junior debt      .3

            (3)     Stock            .1
                                     ----

                    Total            $1.5
                                     ====
          If the junior creditors dissent, the court may nevertheless confirm the plan since under the fair and equitable standard they had an equity of only $300,000 and the allocation to equity security holders did not affect them."/9/

          The cramdown provisions of the Bankruptcy Code are complex and this summary is not intended to be a complete statement of the law in this area.

XVI. EFFECT OF CONFIRMATION

     A.   Binding Effect of Confirmation

          Confirmation will legally bind Covad, all Creditors, Equity Interest Holders and other parties in interest to the provisions of the Plan whether or not the Claim or Interest Holder is impaired under the Plan and whether or not such Creditor or Equity Interest Holder has accepted the Plan.

     B.   Vesting of Assets Free and Clear of Liens, Claims and Interests

          Except as otherwise provided in the Plan or in the Confirmation Order, upon the Effective Date, title to all assets and property of Covad, and all property of the Estate, including,

-------------------
/9/ See Notes of Committee on the Judiciary, Senate Report No. 95-989.
    ---
pursuant to section 1123(b)(3)(b) of the Bankruptcy Code, each and every claim, demand or cause of action which Covad had or had power to assert immediately prior to Confirmation, will revest in Covad, free and clear of all Liens, Claims and Interests. Thereafter, Covad will hold these assets without further jurisdiction, restriction or supervision of the Bankruptcy Court except as may be provided in section XV of the Disclosure Statement.

     C.   Good Faith

          Confirmation of the Plan shall constitute a finding that the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code.

     D.   Discharge of Claims

          The rights afforded under the Plan and the treatment of Claims under the Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims. Confirmation of the Plan shall discharge Covad from all Claims that arose before the Confirmation Date and all Claims of all kinds specified in sections 502(g), (h) and (i) of the Bankruptcy Code, whether or not a Proof of Claim is filed or deemed filed, and whether or not a Creditor has accepted the Plan.

     E.   Judicial Determination of Discharge

          As of the Confirmation Date, except as provided in the Plan, all Persons shall be precluded from asserting against Covad any other or further Claims, debts, rights, causes of action, liabilities, or equity interests based on any act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date, and the Confirmation Order shall be a judicial determination of discharge of all Claims against Covad pursuant to sections 524 and

1141 of the Bankruptcy Code, and shall void any judgment obtained or entered against Covad at any time, to the extent the judgment relates to discharged Claims.

     F.   Injunction

          Unless otherwise provided in the Plan or the Confirmation Order, all injunctions and stays provided for in the Case pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently enjoined from and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest, seeking to hold (1) Covad, (2) the property of Covad, (3) the Committee or any of its members or (4) the Responsible Agent (or its officers, directors, employees, agents, advisors, attorneys, accountants, successors or assigns, as the case may be) liable for any claim, obligation, right, interests, debt or liability that has been discharged or released pursuant to Article XIV(B), of the Plan.

          As of the Effective Date, Covad shall release each attorney, accountant or other professional employed by the Debtor in this Chapter 11 Case and all officers, directors, representatives, or employees of Covad, from any and all causes of action, claims, liabilities, counterclaims and damages relating in any manner to such professional's or other released individual's participation in the Chapter 11 Case. The releases and injunctions set forth in the Plan other than the Voluntary Laserlink Release (and as opposed to the voluntary releases contained in the Agreements Concerning Voting): (1) only apply to post-petition transactions or occurrences; and (2) do not release any party who may be liable with Covad to any party on account of any debt for which Covad receives a discharge.

XVII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

      A.   Introduction

           Implementation of the Plan may have federal, state, and local tax consequences to Covad and to the Creditors and Holders of Equity Interests of Covad. No tax opinion has been sought or will be obtained with respect to any tax consequences of the Plan, and the following disclosure (the "Tax Disclosure") does not constitute and is not intended to constitute either a tax opinion or tax advice to any Person. Rather, the Tax Disclosure is provided for informational purposes only.

           Moreover, the Tax Disclosure summarizes only certain of the federal income tax consequences associated with the Plan's implementation, and does not attempt to comment on all such aspects of the Plan's implementation. Moreover, certain of the federal income tax consequences described in the Tax Disclosure are dependent on factual determinations that are subject to uncertainties. Similarly, the Tax Disclosure does not attempt to consider any facts or limitations applicable to any particular Creditor or Holder of Equity Interests which may modify or alter the consequences described below. The Tax Disclosure also does not address state, local, or foreign tax consequences or the consequences of any federal tax other than the federal income tax.

           The Tax Disclosure is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "IRC"), the Treasury regulations promulgated thereunder, existing judicial decisions, and administrative rulings. In light of the numerous recent amendments to the

IRC, no assurance can be given that legislative, judicial, or administrative changes will not be forthcoming that would affect the accuracy of the discussion below. Any such changes could be material and could be retroactive with respect to the transactions entered into or completed prior to the enactment or promulgation thereof. Finally, the tax consequences of certain aspects of the Plan are uncertain due to a lack of applicable legal authority and may be subject to judicial or administrative interpretations that differ from the discussion below.

          Tax legislation has been introduced into Congress which, if enacted, would fundamentally alter the basic scheme of federal taxation by replacing the federal income tax with a national retail sales tax or a form of value added tax. Other proposed tax legislation would transform the current graduated-rate federal income tax into an income-based flat tax. Although fundamental tax reform of the type described above is unlikely to be enacted in 2001, it may be enacted in 2002 or subsequent years. Insofar as the discussion below addresses income tax consequences in 2001 and/or subsequent years, such discussion may be completely invalidated if fundamental tax reform is enacted.

          Creditors and Holders of Equity Interests therefore are advised to consult with their own tax advisors regarding the tax consequences to them and to Covad of the transactions contemplated by the Plan, including federal, state, local, and foreign tax consequences.

     B.   Federal Income Tax Consequences To Covad

          1.   Reduction Of Covad's Indebtedness
               ---------------------------------

          Because Covad intends to continue its existence and business operations as a holding company following the Confirmation of the Plan, Covad will receive a discharge with

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

respect to its outstanding indebtedness. Actual debt cancellation in excess of the fair market value of the consideration -- stock, cash or other property - paid in respect of such debt will hereinafter be referred to as a "Debt Discharge Amount."

          In general, the IRC provides that a taxpayer who realizes a cancellation or discharge of indebtedness must include the Debt Discharge Amount in its gross income in the taxable year of discharge. The Debt Discharge Amounts may arise with respect to Creditors who will receive, in partial satisfaction of their Claims, including any accrued interest, consideration consisting of or including Cash and/or Stock of Covad. Section 108(e)(8) of the IRC now provides that the indebtedness exchanged for Stock will be treated as satisfied but only by an amount equal to the fair market value of the Stock (Common and/or Preferred) issued by Covad. Covad's Debt Discharge Amount may be increased to the extent that unsecured Creditors holding unscheduled claims fail to timely file a Proof of Claim and have their Claims discharged on the Confirmation Date pursuant to section 1141 of the Bankruptcy Code. No income from the discharge of indebtedness is realized to the extent that payment of the liability being discharged would have given rise to a deduction.

          If a taxpayer is in a case under the Bankruptcy Code and a cancellation of indebtedness occurs pursuant to a confirmed plan, however, such Debt Discharge Amount is specifically excluded from gross income (the "Bankruptcy Exception"). Covad intends to take the position that the Bankruptcy Exception applies to it. Accordingly, Covad believes it will not be required to include in income any Debt Discharge Amount as a result of Plan transactions.

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

          Section 108(b) of the IRC, however, requires certain tax attributes of Covad to be reduced by the Debt Discharge Amount excluded from income. Tax attributes are reduced in the following order of priority: net operating losses and net operating loss carryovers; general business credits; minimum tax credits; capital loss carryovers; basis of property of the taxpayer; passive activity loss or credit carryovers; and foreign tax credit carryovers. Tax attributes are generally reduced by one dollar for each dollar excluded from gross income, except that general tax credits, minimum tax credits, and foreign tax credits are reduced by 33.3 cents for each dollar excluded from gross income. An election can be made to alter the order of priority of attribute reduction by first applying the reduction against depreciable property held by the taxpayer in an amount not to exceed the aggregate adjusted basis of such property. Covad does not presently intend to make such election. If this decision were to change, the deadline for making such election is the due date (including extensions) of Covad's federal income tax return for the taxable year in which such debt is discharged pursuant to the Plan.

          It is not clear whether the attribute reduction under section 108(b) discussed above should be applied on a separate entity basis (and thus, reduce only Covad's tax attributes) or on a single entity basis for members of an affiliated group filing a consolidated return for the year in which the Plan is confirmed (and thus, reduce Covad's Subsidiaries' tax attributes as well). The Internal Revenue Service (the "Service") has informally ruled in the past that the attribute reduction occurs on a separate entity basis. Although not certain that the Service will respect such a position, Covad intends to take the position that section 108(b) should not affect

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

the tax attributes of its Subsidiaries. Consequently, the tax attribute reduction rules of section 108(b) likely will eliminate Covad's net operating losses and/or other tax attributes.

     C.   Carryover And Availability Of Covad's Net Operating Losses

          1.   Generally
               ---------

          Based on its consolidated 1999 federal income tax return as filed, Covad and its Subsidiaries will have approximately $221 million of consolidated net operating losses ("CNOLs") carrying forward from the tax year ended December 31, 1999 into the tax year ended December 31, 2000. Based on its consolidated 2000 federal income tax return as filed, Covad and its Subsidiaries will have approximately $610 million of CNOL for the tax year ended December 31, 2000. Covad anticipates that it will have a significant CNOL in the current tax year (that is the tax year ending December 31, 2001).

          The utilization of a large portion of such CNOLs is likely already restricted under section 382 of the IRC because of one or more ownership changes occurring in the tax years ending prior to the Effective Date of the Plan. The utilization of such CNOLs might be further restricted because another ownership change may occur in connection with the implementation of the Plan.

          Such CNOL amounts are subject to review and significant adjustment upon audit by the Service. In addition, estimates of Covad's CNOLs are subject to legal and factual uncertainty, including the allocation of the CNOLs among Covad and its Subsidiaries. The tax attribute reduction rules of section 108(b) of the IRC likely will eliminate Covad's net operating losses ("NOLs"), and depending on the position taken by the Service, may severely reduce the

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

CNOLs of Covad and its Subsidiaries as a result of debt cancellation attributable to the implementation of the Plan.

          2.   Section 382
               -----------

          Section 382 of the IRC places potentially severe limitations upon the use of a corporation's NOLs and certain other tax attributes if an "ownership change" occurs with respect to such corporation's stock. In general, an ownership change occurs if, on any testing date, certain shareholders have increased their ownership of the loss corporation by more than fifty percentage points over their ownership at the beginning of the testing period, which is the lesser of three years or the date of the most recent ownership change. In making this determination, the Preferred Stock will be valued on the Effective Date taking into account all of its attributes, not simply the ratio at which it converts into Common Stock. Based upon the issuance of the Preferred Stock and Common Stock by Covad on the Effective Date and prior shifts in Covad's stock ownership, Covad believes that an ownership change may occur with respect to Covad on the Effective Date. Accordingly, the limitations and restrictions of section 382 should apply. Moreover, in the consolidated group context, section 382 of the IRC generally applies on a single entity basis with respect to an affiliated group filing a consolidated return for the year in which the ownership change occurs. Therefore, in general, although ownership changes are determined at the Covad level, the section 382 limitation, if any is triggered, would apply on a single entity basis to Covad and its Subsidiaries.

          Under section 382, following an ownership change, the amount of a loss corporation's taxable income that can be offset by pre-ownership change NOLs during any post-

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

ownership change year generally cannot exceed an amount equal to the loss corporation's value immediately before the ownership change (excluding proscribed contributions to capital) multiplied by the long-term tax-exempt rate. The long-term tax-exempt rate changes from month to month based on changes in prevailing interest rates. For ownership changes occurring in [October 2001], the long-term tax-exempt rate is [4.94] percent.

          In addition, the section 382 limitation during the five years following the Effective Date is increased (and thus, a loss corporation may utilize a greater percentage of its pre-change losses in the post-change period) by the amount of any gain recognized in such years from the sale of an asset to the extent that such asset has unrealized built-in gain at the time of the ownership change. The built-in gain rule applies only if at the time of the ownership change the loss corporation has an overall net unrealized built-in gain that exceeds the lesser of (a) $10 million and (b) fifteen percent of the fair market value of its assets (excluding cash and cash equivalents). Similarly, if the loss corporation at the time of the ownership change has an overall net unrealized built-in loss that exceeds the lesser of (a) $10 million and (b) fifteen percent of the fair market value of its assets (excluding cash and cash equivalents) use of such recognized build-in losses will be subject to the section 382 limitation as if they were pre-change NOLs.

          The section 382 provisions discussed above, however, may be ameliorated by certain provisions of section 382 of the IRC that provide a more liberal rule for a corporation that is in a bankruptcy case when the ownership change occurs. These provisions -- sections 382(l)(5) and 382(l)(6) -- are discussed below.

          Section 382(l)(5) of the IRC generally provides that the limitations of section 382 shall not apply to any ownership change occurring in a case under the jurisdiction of a bankruptcy court if "qualifying creditors" and Holders of Equity Interests own fifty percent or more of the loss corporation's stock after such ownership change as a result of owning qualifying debt or stock of a loss corporation before the ownership change.

          The Treasury regulations issued pursuant to section 382(l)(5) of the IRC provide that a qualifying creditor is a beneficial owner, immediately before the ownership change, of "qualifying indebtedness." The indebtedness of Covad is qualifying indebtedness if it either (i) has been owned by the same Creditor for at least 18 months before the date of the filing of the Chapter 11 Case or (ii) arose in the ordinary course of Covad's trade or business and has been owned at all times by such Creditor. Covad's 1998 Discount Notes, 1999 Reserve Notes and 2000 Senior Notes were issued more than 18 months prior to the date of the filing of the Chapter 11 Case and thus likely qualify as "qualifying indebtedness" if such Notes are held by the same Creditors throughout the 18 months period and on the Effective Date of the Plan. Covad's 2000 Convertible Notes have been outstanding for less than 18 months and thus holders of such Notes may not satisfy the first prong of the test under section 382(l)(5) of the IRC. It is not clear what activities of a holding company, such as Covad, are in the ordinary course of the holding company's trade or business activities. Consequently, it is uncertain whether the Service would respect Covad's position that Covad's 2000 Convertible Notes were incurred in the ordinary course of its trade or business because Covad issued these Notes to fund the ordinary course activities of its Subsidiaries' trade or business.

          It also is not clear whether the section 382(l)(5) exception is available to Covad's Subsidiaries because Covad's Subsidiaries are not under the jurisdiction of the Bankruptcy Court. Although not free from doubt, Covad intends to take the position that, in a consolidated group context, if the section 382(l)(5) exception is available to Covad, such exception should also be available to protect the CNOLs of Covad's Subsidiaries (i.e., the exception to section 382 as well as the section 382 limitation should consistently be applied on a group-wide basis in the consolidated group context).

          Finally, under section 382(l)(5), the loss corporation's NOLs and specified credits must be recomputed to eliminate deductions for interest paid or accrued by the loss corporation on that portion of the debt which was exchanged for stock, and for which the loss corporation had previously claimed deductions for federal income tax purposes during (a) the three taxable years prior to the taxable year in which the ownership change occurs, and (b) the portion of the taxable year of the ownership change up to, but not including, the ownership change date.

          Covad anticipates that any new investors in connection with any new financing may demand a significant equity stake in Covad. See sections III.B (Risk Factors to Be Considered) and XII.A (Means of Implementation of Plan - Funding of Plan) above. If section 382(1)(5) of the IRC applies to the ownership change on the Effective Date of the Plan and, within the two-year period immediately following such ownership change, a second ownership change occurs as a result of the issuance of Equity Interests in Covad to such new investors (or otherwise), section 382(1)(5) will not apply to the second ownership change and the section 382 limitation with respect to the second ownership change will be zero. If Covad makes an election not to have section 385(1)(5) apply (as discussed in more detail below), the second ownership change might further restrict the use of Covad's pre-change CNOLs.

          A tax election exists which permits a loss corporation to which section 382(l)(5) applies to elect to have section 382(l)(5) not apply. If such election is made by an eligible loss corporation, (or, alternatively, if the loss corporation's ownership change does not qualify under section 382(l)(5)) and if new stock is exchanged for old debt under a plan of reorganization, the section 382 limitation is determined under section 382(l)(6), which allows the value of the loss corporation (immediately before the ownership change) to be increased by the added value that results from the elimination of Creditors' claims pursuant to the Plan.

          Although not free from doubt, Covad intends to take the position that the ownership change with respect to Covad that is likely to occur on the Effective Date qualifies under section 382(l)(5) and is reviewing the extent to which such election would be beneficial. Covad also intends to take the position that section 382(l)(6) will apply to such ownership change in the event section 382(l)(5) does not apply.

          Any shift (deemed or actual) in the ownership of stock of Covad, directly or by attribution, outside the scope of the Plan may trigger or already may have triggered the application of section 382 and other provisions of the IRC that may affect the availability of Covad's CNOLs. Because the federal income tax consequences of any such shift would depend on the particular facts and circumstances at such time and the application of complex legislation and regulations, Covad expresses no views as to the effect of any transactions outside the scope of the Plan or the survival of any CNOLs or other carryovers.

     D.   Tax Consequences To Creditors

          1.   In General
               ----------

          The tax consequences of the Plan's implementation to a Creditor will depend on whether the Creditor's present debt Claim constitutes a "security" of Covad for federal income tax purposes and the type of consideration received by the Creditor in exchange for, or payment of, such Creditor's Claim, whether the Creditor reports income on the cash or accrual method, whether the Creditor receives consideration in more than one tax year of the Creditor, and whether all the consideration received by the Creditor is deemed to be received by that Creditor in an integrated transaction. The tax consequences upon the receipt of cash or stock properly allocable to interest are discussed below.

          Covad believes that the Holders of Note Claims - Secured included in Class 2A are exchanging tax securities under the Plan for cash. Covad believes that the Holders of Note Claims (other than Note Claims - Secured) included in Class 3 are exchanging tax securities under the Plan and that the Holders of other Claims included in Class 3 are not exchanging tax securities pursuant to the Plan for cash and stock as described below. Covad further believes that the Holders of Securities Claims - Notes included in Class 4, the Holders of Securities Claims - Common Stock included in Class 6 and the Holders of Securities Claims - Laserlink included in Class 7 are receiving payment for their Claims and are not exchanging tax securities under the Plan as described below in section XVII.D.3.a.

          Under the Plan, the Holders of Allowed Class 3 Claims shall be deemed to have given-up and ceded to the existing Holders of Common Stock and other Class 9 Equity Interests the Class 3 Holders' right to claim any value associated with the Common Stock and other Equity Interests, so that the existing Holders of Common Stock and other Equity Interests retain their Equity Interests. Covad intends to take the position that such give-up of the Equity Interests to the current Holders of Equity Interests is disregarded for federal income tax purposes. If the Service were to disagree, the tax consequences to the Creditors and Holders of Equity Interests would differ materially from that described below.

          2.   Claims Constituting Tax Securities
               ----------------------------------

               a.   Definition Of "Security" For Tax Purposes

          In general, a "security" for federal income tax purposes is a long term debt instrument and the term does not include stock. The determination whether a Claim of any particular Creditor constitutes a "security" for federal income tax purposes is based upon the facts and circumstances surrounding the origin and nature of the Claim and its maturity date. Generally, Claims arising out of the extension of trade credit have been held not to be "securities" for federal income tax purposes ("Tax Securities"). Instruments with a term of five years or less rarely qualify as Tax Securities. On the other hand, bonds or debentures with an original term in excess of ten years have generally been held to be Tax Securities. Covad believes, but cannot provide any assurance, that Creditors' Claims based on the Notes constitute Tax Securities.

          EACH CREDITOR IS URGED TO CONSULT ITS OWN TAX ADVISOR IN THIS
REGARD.

               b.   Recapitalization Reorganization

          Section 354 of the IRC provides for nonrecognition of gain or loss by holders of Tax Securities of a corporation who exchange these Claims solely for stock, pursuant to certain tax reorganizations, including a recapitalization pursuant to section 368(a)(1)(E) of the IRC. The nonrecognition rule of section 354 is not applicable by its terms if stock is received for accrued interest. Under the Plan, Covad is not formally issuing any instruments that it intends to be Tax Securities.

               c.   Receipt Of Cash For Tax Securities

          Under section III.B.4 of the Plan, on the Effective Date, each Holder of a Class 3 Claim (General Unsecured Claim) will receive a certain amount in Cash as well as a Pro Rata interest in the Preferred Stock of Covad. A Creditor whose existing Claims constitute Tax Securities of Covad may recognize gain (but not loss) if, such Creditor receives Cash or property ("boot") in addition to Stock of Covad. The amount of such gain, if any, to a cash-basis Creditor will equal the lesser of (i) the excess, if any, of the sum of Cash and fair market value of all other consideration, if any, received over the basis of the Creditor in such Creditor's existing Claims (other than any Claims in respect of accrued interest); and (ii) the amount of Cash and the fair market value of other boot items, if any. Under section III.B.2 of the Plan, Creditors with Claims in Class 2A (Note Claims - Secured) will receive solely Cash in exchange for such Creditors' Claims. Thus, such a Creditor will recognize gain or loss equal to the difference between the amount realized in respect of such Creditor's Claim and such Creditor's tax basis in its Claim.

               d.   Determination Of Character Of Gain

          In the case of a Creditor whose existing Claim constitutes a capital asset to such Creditor, the gain required to be recognized will be classified as a capital gain, except to the extent of interest (including accrued market discount, if any). Any capital gain recognized by a Creditor will be long-term gain with respect to those Claims for which the Creditor's holding period is more than one year, and short-term capital gain with respect to such Claims for which the Creditor's holding period is one year or less. In this regard, it should be noted that section 582(c) of the IRC provides that the sale or exchange of a bond, debenture, note or certificate, or other evidence of indebtedness by a bank or certain other financial institutions shall not be considered the sale or exchange of a capital asset. Accordingly, any gain recognized by such Creditors as a result of the Plan's implementation will be ordinary income, notwithstanding the nature of their Claims. In addition, to the extent gain on the exchange of the Claim for stock is at least equal to any accrued market discount not recognized by the Creditor, any gain recognized by the Creditor upon a subsequent sale or exchange of stock will be ordinary income to the extent of such accrued market discount.

               e.   Tax Basis And Holding Period Of Items Received

          The aggregate tax basis of any Preferred Stock or Common Stock received in exchange for Tax Securities by a cash-basis Creditor, other than amounts received on account of interest, will be a substituted basis equal to the Creditor's basis in the Claim surrendered (other than any Claims in respect of accrued interest), increased by any gain recognized on the exchange, and decreased by the amount of any Cash and the fair market value of any other items received. If a Creditor subsequently recognizes any gain on the sale or exchange of any Preferred Stock and/or Common Stock received, the gain recognized by such Creditor on such sale or exchange will be treated as ordinary income to the extent of any bad debt deduction attributable to such Creditor's Claim or ordinary loss deduction previously claimed by such Creditor, provided that the Preferred Stock and/or the Common Stock, as the case may be, constitutes a capital asset in the Creditor's hands.

          A Creditor's holding period for the Preferred Stock and/or the Common Stock (other than stock received on account of interest) received pursuant to the Plan will include the period during which such Creditor held the Tax Securities exchanged therefor.

          3.   Claims Not Constituting Tax Securities
               --------------------------------------

               a.   In General

          Pursuant to sections III.B.5 and 7 of the Plan, on the Effective
Date, each Holder of a Class 4 Claim (Securities Claims - Notes) or a Class 6 Claim (Securities Claims - Common Stock) will receive a Pro Rata portion of the MOU Settlement Fund which would entitle such Holders to receive shares of Common Stock of Covad and Cash. Pursuant to section III.B.8 of the Plan, each Holder of a Class 7 Claim (Securities Claims - Laserlink) will receive one share of Covad Common Stock in respect of each $100 of Allowed Claim. In addition, upon satisfaction of certain conditions set forth in the Plan, Holders of a Class 7 Claim (Securities Claims - Laserlink) may receive an additional payment in Cash and shares of Common Stock. Whether and to what extent such distribution to a Holder of a Class 3, Class 4, Class 6 Claim or Class 7 Claim is includable in the Holder's gross income will be determined by reference to the

Claim in respect of which the distribution from the MOU Settlement Fund or issuance of Covad Common Stock, as the case may be, is made. In general, the Holder will recognize capital gain in respect of such payment if the Claim is in respect of a capital asset -- Notes or Common Stock -- owned by such Holder. However, any distribution attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the origin of the Creditor's Class 3, Class 4, Class 6 or Class 7 Claim is capital in nature.

               b.   Tax Basis And Holding Period Of Items Received

          The aggregate tax basis in the Common Stock received by the Holder of Class 3, Class 4, Class 6 and Class 7 Claims will equal the amount includable in income of such Holder (other than amounts allocable to Cash and any accrued interest). The holding period for the Common Stock issued by Covad on account of the MOU Settlement Fund or issued by Covad to the Holders of Class 7 Claims, as the case may be, will begin on the day following the receipt of such Common Stock.

          4.   Receipt Of Interest
               -------------------

          Income attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the Creditor's existing Claims are capital assets in its hands.

          A Creditor who, under its accounting method, was not previously required to include in income accrued but unpaid interest attributable to existing Claims, and who exchanges its interest Claim for Cash, or other property pursuant to the Plan, will be treated as receiving ordinary interest income to the extent of any consideration so received allocable to such interest, regardless of whether that Creditor realizes an overall gain or loss as a result of the exchange of its existing Claims. A Creditor who had previously included in income accrued but unpaid interest attributable to its existing Claims will recognize a loss to the extent such accrued but unpaid interest is not satisfied in full. For purposes of the above discussion, "accrued" interest means interest which was accrued while the underlying Claim was held by the Creditor. The extent to which consideration distributed under the Plan is allocable to such interest is uncertain.

          5.   Conversion of Preferred Stock
               -----------------------------

          Pursuant to section III.B.4 of the Plan, on the Effective Date, each Holder of a Class 3 Claim (General Unsecured Claims) will receive a Pro Rata interest in the Preferred Stock of Covad. The conversion of the Preferred Stock into Common Stock of Covad after the Effective Date will not be a taxable event for the Holders of Preferred Stock, except to the extent of Cash received on account of fractional shares of Common Stock. The aggregate tax basis of the Common Stock received in exchange for the Preferred Stock upon the conversion will be a substituted basis equal to the Creditor's basis in the Preferred Stock surrendered in exchange for such Common Stock. The holding period for the Common Stock will include the holding period of the Preferred Stock exchanged for such Common Stock upon such conversion. Pursuant to the terms of the Plan, Common Stock may be issued instead of such Preferred Stock, prior to the Effective Date of the Plan. In such event, the receipt of such Common Stock will be treated in a manner similar to the receipt of the Preferred Stock pursuant to the Plan described in this Tax Disclosure.

          6.   Other Tax Considerations
               ------------------------

               a.   Market Discount

          If a Creditor has a lower tax basis in a Covad obligation than its face amount, the difference may constitute market discount under section 1276 of the IRC. (Certain obligations are excluded from the operation of this rule, such as obligations with a fixed maturity date not exceeding one year from the date of issue, installment obligations to which section 453B of the IRC applies and, in all likelihood, demand instruments). Holders for whom Covad obligations are market discount bonds will be required to treat as ordinary income any gain recognized upon the exchange of such obligations to the extent of the market discount accrued during the Holder's period of ownership, unless the Holder has elected to include such market discount in income as it accrued.

               b.   Withholding

          The Responsible Agent will withhold on behalf of Covad any amounts required by law from payments made to Creditors. This may require payments by certain Creditors of the required withholding tax on non-cash consideration issued under the Plan. In addition, Creditors may be required to provide general tax information to Responsible Agent.

     E.   Taxation Of The Reserve Fund And Note Claim Escrow

          Section 468B(g) of the IRC provides that escrow accounts, settlement funds or similar funds are subject to current taxation. Final Treasury regulations were issued on December 18, 1992 and apply to income of a qualified settlement fund earned after December 31, 1992. Final Treasury regulations specifically exclude claims of general trade Creditors and debt holders in a title 11 case, although a fund established to satisfy qualified liabilities as well as excluded liabilities is a qualified settlement fund under the final regulations. On February 1, 1999, the Service proposed regulations dealing with escrow funds and similar funds that had not been dealt with in the final Treasury regulations concerning qualified settlement funds (so called -disputed claims funds). In general, a disputed claims fund is treated as the owner of the assets it holds. Creditors must treat the payment from a disputed claims fund as taxable or excludable from income in the same manner as would have been the case if the payment had been received directly from Covad. The proposed regulations are effective for most purposes on or after the publication of final regulations. It thus is still uncertain as to who is responsible for reporting income generated by the funds in the Reserve Fund created pursuant to the Plan.

          Covad intends to take the position that the Note Claim Escrow and the Reserve Fund are property of and taxable to Covad. If either the Note Claim Escrow or the Reserve Fund is not treated as taxable to Covad, by analogy to the treatment of such funds in the proposed regulations, it is possible that such escrow will be taxed as a separate taxpayer similar to either a qualified settlement fund, if all assets transferred to the fund are passive assets, such as cash, stock or debt obligations, or a C corporation in all other cases. If the Note Claim Escrow or the Reserve Fund is treated as a grantor trust created by Covad, then the income generated by such escrow would likely be reportable on Covad's federal income tax return.

          Pursuant to the Plan and related documents, any party responsible for administering such fund or escrow will also be required to file appropriate income tax returns and pay any tax due out of such fund or escrow (and any recoveries) as a result of any taxable income earned in such fund or escrow.

     F.   Tax Consequences To The Holders of Equity Interests

          Covad intends to take the position that the transactions described in Section III.B.4 of the Plan concerning the giving-up of the claims to the value associated with Equity Interests of Covad by the Holders of Class 3 Claims to the existing Holders of Class 9 Equity Interests in Covad should not have any federal income tax consequences to the Holders of Class 9 Equity Interests. Consequently, if such position is ultimately sustained, the Holders of Class 9 Equity Interests should not recognize any gain or loss as a result of the Plan.

     G.   General Disclaimer

          PERSONS CONCERNED WITH THE TAX CONSEQUENCES OF THE PLAN SHOULD CONSULT THEIR OWN ACCOUNTANTS, ATTORNEYS AND/OR ADVISORS. COVAD MAKES THE AFOREMENTIONED DISCLOSURE OF POSSIBLE TAX CONSEQUENCES FOR THE SOLE PURPOSE OF ALERTING READERS OF TAX ISSUES THEY MAY WISH TO CONSIDER. COVAD CANNOT AND DOES NOT REPRESENT THAT THE TAX CONSEQUENCES MENTIONED ABOVE ARE COMPLETELY ACCURATE BECAUSE, AMONG OTHER THINGS, THE TAX LAW EMBODIES MANY COMPLICATED RULES, WHICH MAKE IT DIFFICULT TO ACCURATELY STATE WHAT THE TAX IMPLICATIONS OF ANY ACTION MIGHT BE.

XVIII. ALTERNATIVES TO PLAN

            Covad believes that, if the Plan is not confirmed or is not confirmable, the alternatives to the Plan include (a) the conversion to a chapter 7 case and concomitant liquidation of Covad's assets on a "forced sale" basis, or (b) an alternative plan of reorganization.

       A.   Liquidation Under Chapter 7

            If no plan can be confirmed, Covad's case may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the Assets of Covad for distribution to Creditors and Equity Interest Holders in accordance with the priorities established by the Bankruptcy Code. For the reasons previously discussed above, Covad believes that Confirmation of the Plan will provide each Holder of an Unsecured Claim entitled to receive a Distribution under the Plan with a recovery that is expected to be substantially more than it would receive in a liquidation under chapter 7 of the Bankruptcy Code.

       B.   Alternative Plan

            Covad believes that any alternative Plan would not result in as favorable of treatment of Claims and Interests as proposed under the Debtor's Plan.

       C.   No Res Judicata Effect

            Notwithstanding anything to the contrary in the Plan or in this Disclosure Statement, the provisions of this Disclosure Statement and the Plan which permit Covad to enter into settlements and compromises of any potential litigation shall not have and are not intended to have any res judicata effect with respect to any pre-petition claims and causes of action of Covad that are not otherwise treated under the Plan and shall not be deemed a bar to asserting such claims and causes of action by Covad. Covad shall have the authority to settle Claims and Litigation as provided in the Plan, provided that all such settlements shall nevertheless be subject of the settlement standards imposed by Bankruptcy Rule 9019 and the standards set forth in In re Justice Oaks II, Ltd., 898 F. 2d 1544, 1549 (11th Cir. 1990), cert den. 498 U.S. 959, 1126 L. Ed. 2d
398,111 S. Ct. 389 (1990).

XIX. RECOMMENDATION

     Covad believes that confirmation and consummation of the Plan is preferable to all other alternatives.



                     [SIGNATURES APPEAR ON THE NEXT PAGE]

XX.  CONCLUSION

     COVAD URGES CREDITORS TO ACCEPT THE PLAN AND TO EVINCE SUCH ACCEPTANCE BY RETURNING THEIR PROPERLY COMPLETED BALLOTS SO THAT THEY WILL BE ACTUALLY RECEIVED AS INSTRUCTED ABOVE BY 4:00 P.M., EASTERN STANDARD TIME ON _______, 2001.

Dated: October __, 2001       Covad Communications Group, Inc.


                              By  /s/ Christine Morris
                                  --------------------------------
                              Its  VP - Treasurer
                                  --------------------------------

Presented by:
------------

Pachulski, Stang, Ziehl Young & Jones P.C.
Richard M. Pachulski, Esquire
Laura Davis Jones, Esquire
Brad R. Godshall, Esquire
Malhar S. Pagay, Esquire
David W. Carickhoff, Esquire
Christopher J. Lhulier, Esquire

[Proposed] Attorneys for Covad Communications Group, Inc.,
Debtor and Debtor in Possession

                                   Exhibit 1

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


In re:                                      Case No. 01-10167 (JJF)

COVAD COMMUNICATIONS GROUP, INC.,           Chapter 11

         Debtor.

                     FIRST AMENDED PLAN OF REORGANIZATION
                      OF COVAD COMMUNICATIONS GROUP, INC.

-------------------------------------------------------------------------------
                   Laura Davis Jones (Delaware Bar No. 2436)
                  David W. Carickhoff (Delaware Bar No. 3715)
                Christopher J. Lhulier (Delaware Bar No. 3850)
                  Pachulski, Stang, Ziehl, Young & Jones P.C.
                         919 Market Street, 16th Floor
                                 P.O. Box 8705
                        Wilmington, Delaware 19899-8705
                           Telephone: (302) 652-4100
                           Facsimile: (302) 652-4400

                Richard M. Pachulski (California Bar No. 90073)
                 Brad R. Godshall (California Bar No. 105438)
                  Malhar S. Pagay (California Bar No. 189289)
                  Pachulski, Stang, Ziehl, Young & Jones P.C.
                   10100 Santa Monica Boulevard, Suite 1100
                         Los Angeles, California 90067
                           Telephone: (310) 277-6910
                           Facsimile: (310) 201-0760

                  Counsel to Debtor and Debtor in Possession
-------------------------------------------------------------------------------

     Dated:  October 14, 2001

                                   Exhibit A - Preferred Stock Certificate of
                                               Designation
                                   Exhibit B - Executory Contracts
                                   Exhibit C - Rights of Action
                                   Exhibit D - Note Claim Escrow Agreement
                                   Exhibit E - Memorandum of Understanding
                                   Exhibit F - Allocation Formula
                                   Exhibit G - McGovern Group Members

                               TABLE OF CONTENTS

                                                                            Page

I.    DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND
      GOVERNING LAW .......................................................... 1

      A.  Rules of Interpretation, Computation of Time and Governing Law.......1

      B.  Defined Terms........................................................2

II.   ADMINISTRATIVE CLAIMS, PROFESSIONAL FEES AND PRIORITY TAX CLAIMS........18

      A.  Introduction........................................................18

      B.  Administrative Claims ..............................................18

      C.  Professional Fees...................................................19

      D.  Priority Tax Claims.................................................20

III.  CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY
      INTERESTS...............................................................20

      A.  Summary.............................................................20

      B.  Classification and Treatment of Claims against Covad................21

IV.   ACCEPTANCE OR REJECTION OF THE PLAN.....................................33

      A.  Voting Classes......................................................33

      B.  Acceptance by Impaired Classes......................................33

V.    EFFECT OF CONFIRMATION..................................................33

      A.  Vesting of Cash and Assets in Covad/Termination of
          Noteholder Agent Security Interest..................................33

      B.  Post-Confirmation Directors and Officers............................34

      C.  Authority to Effectuate Plan........................................35

      D.  Post-Confirmation Status Report.....................................35

      E.  Escrows.............................................................36

      F.  Binding Effect......................................................36

      G.  Authority and Requirement to Effectuate Liquidation.................36

VI.   COMMITTEE...............................................................36

VII.  IMPLEMENTATION OF THE PLAN..............................................36

      A.  Funding of Plan.....................................................36

      B.  Rights of Debtor....................................................37

      C.  Surrender of Existing Notes.........................................37

      D.  Amendment of Certificate of Incorporation and By-Laws...............37

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

      E.  Reserve Fund.......................................................38

      F.  Section 1145 Benefits..............................................38

      G.  Release Issues.....................................................38

      H.  Securities Issues..................................................39

VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................39

      A.  Assumption of Stock Option Agreements and Indemnity
          Agreements.........................................................39

      B.  Rejection Of Other Executory Contracts and Unexpired Leases........40

      C.  Claims Based on Rejection of Executory Contracts or
          Unexpired Leases...................................................41

IX.   PROVISIONS GOVERNING DISTRIBUTIONS.....................................41

      A.  Distributions for Claims Allowed as of the Effective Date..........41

      B.  Manner of Payment..................................................42

      C.  Transmittal of Distributions to Parties Entitled Thereto...........43

      D.  Disputed Claims and Unclaimed Property.............................44

      E.  Setoffs............................................................45

      F.  Saturday, Sunday or Legal Holiday..................................45

      G.  Fractional Cents and Shares of Preferred Stock.....................45

      H.  Revesting Of Assets................................................46

      I.  Corporate Action...................................................46

      J.  No Release.........................................................46

X.    PROCEDURES FOR RESOLVING DISPUTED CLAIMS...............................47

      A.  Prosecution of Objections to Claims................................47

      B.  Estimation of Claims...............................................48

      C.  Cumulative Remedies................................................48

      D.  Payments and Distributions on Disputed Claims......................49

      E.  Allowance of Claims and Equity Interests...........................49

          1.  Disallowance of Claims.........................................49

          2.  Allowance of Claims............................................49

          3.  Allowance of Equity Interests..................................50

      F.  Controversy Concerning Impairment..................................50

XI.   DEBTOR'S CAUSES OF ACTION..............................................50

                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page

       A.  Maintenance of Causes of Action...................................50

       B.  No Res Judicata Effect............................................51

       C.  Conditional Release of Laserlink Parties..........................52

XII.  CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN......53

       A.  Condition Precedent to Confirmation/Effective Date................53

       B.  Conditions Precedent to Consummation..............................53

       C.  Waiver of Conditions..............................................53

       D.  Effect of Non-Occurrence of Conditions to Consummation............54

XIII. RETENTION OF JURISDICTION..............................................54

XIV.  MISCELLANEOUS PROVISIONS...............................................58

       A.  Payment of Statutory Fees.........................................58

       B.  Discharge of Debtor...............................................58

       C.  Modification of Plan..............................................58

       D.  Revocation of Plan................................................59

       E.  Successors and Assigns............................................59

       F.  Reservation of Rights.............................................60

       G.  Post-Confirmation Effectiveness of Proofs of Claims...............60

       H.  Term of Injunctions or Stays......................................60

       I.  Further Assurances................................................61

       J.  Entire Agreement..................................................61

       K.  Retiree Benefits..................................................61

       L.  Failure of Bankruptcy Court to Exercise Jurisdiction..............61

       M.  Confirmation of the Plan Without Necessary Acceptances............62

       N.  Governing Law.....................................................62

       O.  Headings..........................................................63

       P.  Notices...........................................................63

       Q.  Filing of Additional Documents....................................63

       R.  Enforceability....................................................63

       S.  Severability......................................................64

                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page

       T.  Notice of Default under the Plan..................................64

       U.  Investments.......................................................64

       V.  Reliance..........................................................65

     Pursuant to chapter 11 of Title 11 of the United States Code, 11 U.S.C.
(S)(S) 101-1330 (the "Bankruptcy Code"), Covad Communications Group, Inc. ("Covad"), a Delaware corporation, debtor and debtor in possession in the above-captioned and numbered chapter 11 case, hereby respectfully proposes the following First Amended Plan of Reorganization dated October 14, 2001:

                                      I.
                    DEFINED TERMS, RULES OF INTERPRETATION,
                    --------------------------------------
                     COMPUTATION OF TIME AND GOVERNING LAW
                     -------------------------------------

A.    Rules of Interpretation, Computation of Time and Governing Law
      --------------------------------------------------------------

     1. For purposes of this Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and each pronoun, whether stated in the masculine, feminine or neuter gender, shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words herein and hereto refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply;

and (h) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

     2. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

     3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

B.    Defined Terms
      -------------

     Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

  1.    "1998 Discount Notes" means Covad's 13.5% senior discount notes due
         -------------------
2008.

  2.    "1999 Reserve Note Fund" means the approximately $13.4 million in
         ----------------------
Cash previously escrowed for the benefit of Holders of 1999 Reserve Notes, held by Bank of New York.

  3.    "1999 Reserve Notes" means Covad's 12.5% senior notes due 2009.
         ------------------

  4.    "2000 Convertible Notes" means Covad's 6.0% convertible senior notes
         ----------------------
due 2005.

  5.    "2000 Senior Notes" means Covad's 12.0% senior notes due 2010.
         -----------------

  6.    "Administrative Claim" means a Claim for costs and expenses of
         --------------------
administration under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the businesses of Covad (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estate under 28 U.S.C. (S)(S) 1911-1930.

  7.    "Allocation Formula" means the proposed allocation of consideration
         ------------------
to be provided to the Holders of Class 4 and Class 6 Claims (as determined by lead counsel in the Securities Class Action and subject to Court approval in the Securities Class Action), attached hereto as Exhibit "F".

  8.    "Allowed" means, with respect to any Claim, except as otherwise
         -------
provided herein: (a) a Claim that has been scheduled by Covad in its Schedules as other than disputed, contingent or unliquidated and as to which Covad or other party in interest have not Filed an objection by the Effective Date; (b) a Claim that has been allowed by a Final Order; (c) a Claim that is allowed: (i) in any stipulation with Covad executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with Covad executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed by Covad in connection with the Plan; (d) a Claim relating to a rejected executory contract or unexpired lease that either
(i) is not a Disputed Claim or (ii) has been allowed by a Final Order, in either case only if a Proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law; or (e) a Claim that is allowed pursuant to the terms of this Plan.

  9.    "Allowed Claim" means a Claim that has been Allowed.
         -------------

  10.   "Assets" means any and all real or personal property of any nature,
         ------
including, without limitation, any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, claims, causes of action and any other general intangibles of Covad, as the case may be, of any nature whatsoever, including, without limitation, the property of the estate pursuant to section 541 of the Bankruptcy Code.

  11.   "Assumed Contracts" mean those executory contracts or unexpired
         -----------------
leases assumed by Covad pursuant to section 365 of the Bankruptcy Code.

  12.   "Ballot Date" means the date stated in the Voting Instructions by
         -----------
which all Ballots must be received, which date shall be November ___, 2001.

  13.   "Ballots" mean the ballots accompanying the Disclosure Statement
         -------
upon which Holders of Impaired Claims may indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

  14.   "Bankruptcy Code" means title I of the Bankruptcy Reform Act of
         ---------------
1978, as amended from time to time, as set forth in sections 101, et seq., of
                                                                  -------
title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code.

  15.   "Bankruptcy Court" means the division of the United States District
         ----------------
Court for the District of Delaware having jurisdiction over the Chapter 11 Case.

  16.   "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure,
         ----------------
as amended from time to time, as applicable to the Chapter 11 Case, promulgated under 28 U.S.C. (S) 2075 and the General, and Local Rules of the Bankruptcy Court.

  17.   "Bar Date" means such date(s) fixed by order(s) of the Bankruptcy
         --------
Court by which Proofs of Claim, Proofs of Equity Interest, or requests for allowance of Administrative Claim must be filed.

  18.   "Business Day" means any day, other than a Saturday, Sunday or legal
         ------------
holiday (as defined in Bankruptcy Rule 9006(a)).

  19.   "Cash" means cash and cash equivalents, including, but not limited
         ----
to, bank deposits, wire transfers, checks, and readily marketable securities, instruments and obligations of the United States of America or instrumentalities thereof.

  20.   "Causes of Action" means all actions, causes of action, suits, debts,
         ----------------
dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments.

  21.   "Chapter 11 Case" means the case under chapter 11 of the Bankruptcy
         ---------------
Code, commenced by Covad in the Bankruptcy Court for the District of Delaware on August 15, 2001.

  22.   "Claim" or "Claims" means a claim (as defined in section 101(5) of
         -----      ------
the Bankruptcy Code) or claims against Covad, including, but not limited to: (a) any right to payment from Covad whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from Covad, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

  23.   "Class" means a category of Holders of Claims or Equity Interests as
         -----
set forth in Article III of the Plan.

  24.   "Committee" means any Official Committee of Unsecured Creditors
         ---------
appointed by the United States Trustee in this Chapter 11 Case.

  25.   "Common Stock" means the common stock of Covad.
         ------------

  26.   "Confirmation" means the entry of the Confirmation Order, subject
         ------------
to all conditions specified in Article XII of the Plan having been (a) satisfied or (b) waived pursuant to Article XII(c).

  27.   "Confirmation Date" means the date upon which the Confirmation Order
         -----------------
is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

  28.   "Confirmation Order" means the order of the Bankruptcy Court confirming
         ------------------
the Plan pursuant to section 1129 of the Bankruptcy Code.

  29.   "Consummation" means the occurrence of the Effective Date.
         ------------

  30.   "Contingent Claim" means a Claim that has accrued but nonetheless
         ----------------
remains dependent on the occurrence of a future event that may never occur.

  31.   "Covad" means Covad Communications Group, Inc.
         -----

  32.   "Creditor" means any Holder of a Claim.
         --------

  33.   "Debtor" or "Debtor in Possession" means Covad Communications Group,
         ------      --------------------
Inc.

  34.   "Disclosure Statement" means Covad's Disclosure Statement dated
         --------------------
October 14, 2001, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with the Bankruptcy Code and Bankruptcy Rules and other applicable law.

  35.   "Disputed" means, with respect to any Claim or Equity Interest, any
         --------
Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent; (b) as to which Covad or any other party in interest have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by Covad in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order, or (c) unless otherwise indicated in the Plan, a Claim as to which the period within which to object to such Claim has not yet expired.

  36.   "Distribution" means the Cash, Assets, Stock or other property to be
         ------------
distributed to Holders of Allowed Claims or Equity Interests under Article III of the Plan.

  37.   "Distribution Dates" means each date on which a Distribution is to be
         ------------------
made under the Plan.

  38.   "Distribution Record Date" means the date of approval of the
         ------------------------
Disclosure Statement.

  39.   "Effective Date" means, unless earlier following the Confirmation Date
         --------------
at the election of Debtor, the first Business Day following the eleventh (11th) day after the Confirmation Date on which: (i) no stay of the Confirmation Order is in effect, and (ii) all conditions specified in both Article XII of the Plan have been (x) satisfied or (y) waived.

  40.   "Entity" or "Entities" means one or more entities as defined in
         ------      --------
section 101(15) of the Bankruptcy Code.

  41.   "Equity Holder" means the Holder of an Equity Interest.
         -------------

  42.   "Equity Interest" means an interest in Covad's Common Stock, including,
         ---------------
but not limited to, all issued, unissued, authorized or outstanding shares, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

  43.   "Estate Asset" or "Estate Assets" means one or more of Covad's Assets on
         ------------      -------------
the Effective Date.

  44.   "Estate" means the estate of Covad created by section 541 of the
         ------
Bankruptcy Code upon the commencement of the Chapter 11 Case.

  45.   "File" or "Filed" means file or filed with the Bankruptcy Court in the
         ----      -----
Chapter 11 Case.

  46.   "Final Decree" means the decree contemplated under Bankruptcy Rule 3022.
         ------------

  47.   "Final Distribution Date" means the date of the last Distribution to
         -----------------------
Holders of Allowed Claims and Equity Interests in accordance with the provisions of the Plan.

  48.   "Final Order" means an order or judgment of the Bankruptcy Court, or
         -----------
other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

  49.   "General Unsecured Claim" means any Note Claim (expressly excluding
         -----------------------
Note Claims - Secured) or Unsecured Claim that is not entitled to priority under section 507(a) of the Bankruptcy Code or subordinated pursuant to Bankruptcy Code section 510(b) and which is not a Priority Tax Claim, Other Priority Claim, Contingent Indemnity Claim or Securities Claim.

  50.   "Holder" or "Holders" means one or more Persons or Entities holding
         ------      -------
an Equity Interest or Claim.

  51.   "Impaired" means with respect to a Claim or Class of Claims, a Claim
         --------
or Class of Claims that is impaired within the meaning of section 1124 of the Bankruptcy Code.

  52.   "Initial Distribution Date" means the Effective Date, or as soon as
         -------------------------
practicable thereafter as determined by Covad or such other date as the initial payment of Allowed Claims in a given Class is required to be made under this Plan.

  53.   "Insider" or "Insiders" means one or more insiders of Covad, as
         -------      --------
defined in section 101(31) of the Bankruptcy Code.

  54.   "Lien" or "Liens" means any charge against or interest in property
         ----      -----
to secure payment or performance of a claim, debt, or obligation.

  55.   "McGovern Group" means Holders of Securities Claims - Laserlink
         --------------
identified as such on Exhibit "G" hereto.

  56.   "Memorandum of Understanding" means that certain Memorandum of
         ---------------------------
Understanding in the Covad Communications Group, Inc. Securities Litigation pending in the United States District Court for the Northern District of California dated as of August 10, 2001 among Covad, Robert E. Knowling, Jr., Mark Perry, Timothy Laehy, Joseph Devich and Dhruv Khanna and the lead plaintiffs in such litigation, represented by the law firm of Milberg Weiss

Bershad Hynes and Lerach LLP, Cauley & Geller, LLP, and Schiffrin & Barroway, LLP, attached hereto as Exhibit "E".

  57.   "MOU Settlement Fund" means cash insurance proceeds and Common Stock
         -------------------
equaling 3 1/2% of the fully diluted Covad Common Stock outstanding as of August 10, 2001, less plaintiffs' attorneys' fees and expenses, as expressed in the Memorandum of Understanding.

  58.   "Net Recovery" means the amounts received through assertion or
         ------------
prosecution by Covad of any Rights of Action, including amounts received by settlement.

  59.   "Note" or "Notes" means one or more of the 1998 Discount Notes, 1999
         ----      -----
Reserve Notes, 2000 Senior Notes, and 2000 Convertible Notes.

  60.   "Note Claim" or "Note Claims" means a Claim or Claims based upon
         ----------      -----------
ownership of a Note or Notes other than Note Claims - Secured.

  61.   "Note Claim Escrow" means the amount of approximately $256.8 million
         -----------------
currently held in an escrow account with Citibank, N.A. for the benefit of the Holders of Note Claims pursuant to the Note Claim Escrow Agreement.

  62.   "Note Claim Escrow Agreement" means that certain agreement between
         ---------------------------
Covad, Citibank, N.A. as escrow holder, and the Noteholder Agent, which Agreement establishes the Note Claim Escrow, attached hereto as Exhibit "D".

  63.   "Note Claim Stock Payment Percentage" means $100 million divided by
         -----------------------------------
the Allowed amount of Note Claims (excluding Note Claims - Secured).

  64.   "Note Claims - Secured" means that portion of the Claims under the
         ---------------------
1999 Reserve Notes which are secured by the 1999 Reserve Note Fund.

  65.   "Noteholder" means the Holder of a Note Claim.
         ----------

  66.   "Noteholder Agent" means Wilmington Trust Company.
         ----------------

  67.   "Other Priority Claim" means any Claim accorded priority in right of
         --------------------
payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim, or an Administrative Claim.

  68.   "Other Secured Claims" means Secured Claims other than the Secured
         --------------------
Claims - Notes or relating to any Collateral granted to the Noteholder Agent in conjunction with the Note Claim Escrow.

  69.   "Person" means a person as defined in section 101(41) of the
         ------
Bankruptcy Code.

  70.   "Petition Date" means August 15, 2001, the date on which Covad filed
         -------------
its voluntary petition.

  71.   "Plan" means this Plan of Reorganization, as modified, either in its
         ----
present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

  72.   "Preferred Stock" means the Series A Convertible Preferred Stock in
         ---------------
Covad to be issued pursuant to the Preferred Stock Certificate of Designation, or, to the extent such Preferred Stock would be deemed converted to Common Stock on or prior to the Effective Date, at the election of Covad, such Common Stock.

  73.   "Preferred Stock Certificate of Designation" means the certificate,
         ------------------------------------------
substantially in the form attached hereto as Exhibit "A", providing for the issuance of the Preferred Stock.

  74.   "Priority Tax Claim" means a Claim of a governmental unit of the
         ------------------
kind specified in section 507(a)(8) of the Bankruptcy Code.

  75.   "Pro Rata" means proportionately so that with respect to a Claim,
         --------
the ratio of (a) (i) the amount of property distributed on account of a particular Claim to (ii) the amount of the Claim, is the same as the ratio of
(b) (i) the amount of property distributed on account of all Claims of the Class in which the particular Claim is included to (ii) the amount of all Claims in that Class.

  76.   "Professional" means a Person or Entity (a) employed pursuant to a
         ------------
Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

  77.   "Professional Fee Claim" means those fees and expenses claimed by
         ----------------------
Professionals retained through a Bankruptcy Court order, pursuant to sections 330, 331 and/or 503 of the Bankruptcy Code, and unpaid as of the Confirmation Date.

  78.   "Professional Fees" means all Allowed Claims for compensation and
         -----------------
for reimbursement of expenses under sections 328 and 330 of the Bankruptcy Code.

  79.   "Proof of Claim" means a proof of claim pursuant to section 501 of
         --------------
the Bankruptcy Code and/or any order of the Bankruptcy Court, together with supporting documents.

  80.   "Reserve Fund" means such amount of Cash and Common Stock (or
         ------------
commitment to issue Common Stock) consideration as Covad shall determine to be necessary (or the Court shall order as necessary) to retain on the Initial Distribution Date and on any Subsequent Distribution Date through the Final Distribution Date, for the purpose of satisfying the likely liquidated amount of Disputed Claims if they subsequently become Allowed Claims.

  81.   "Responsible Agent" means the individual or person with the
         -----------------
responsibility for making Distributions on behalf of Covad under the Plan.

  82.   "Rights of Action" means all claims, demands, rights, actions, causes of
         ----------------
action and suits of Covad's Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity or under any other theory of law, including but not limited to (a) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law,
(b) the right to object to Claims or Interests, (c) claims pursuant to section 362 of the Bankruptcy Code, (d) claims and defenses such as fraud, mistake, duress, usury and (e) all avoiding powers, rights to seek subordination and all rights and remedies under sections 502(d), 506, 510, 542, 543, 544, 545, 547,
548, 549, 550, 551, 552 or 553 or any fraudulent conveyance, fraudulent transfer, or preference action.

  83.   "Schedules" means the schedules of assets and liabilities which Covad is
         ---------
required to File pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time, and Covad's statements of financial affairs filed with the Bankruptcy Court, Covad is required to File pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

  84.   "Secured Claim" means (a) a Claim that is secured by a lien on property
         -------------
in which the Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Creditor's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim; provided, however, that Note Claims (other than Note Claims - Secured) do not constitute Secured Claims as the security interest granted just prior to Confirmation is automatically extinguished prior to the terms of the grant thereof on the Effective Date.

  85.   "Securities Claim" means any of the Securities Claim - Notes, Securities
         ----------------
Claim - Common Stock, Securities Claim - Laserlink or Securities Claim - IPO Allocation Claims.

  86.   "Securities Claim - Common Stock" means the Claim or Class of Creditors
         -------------------------------
established pursuant to Federal Rule of Civil Procedure 23 relating to the purchase or other acquisition of Common Stock between April 19, 2000 and May 24, 2001 that would be subordinated to the Claims of General Unsecured Creditors pursuant to Bankruptcy Code section 510(b) (exclusive of Securities Claims - Laserlink and Securities Claims - IPO Allocation Claims) including, without limitation, Claims based upon alleged violations of section 10(b) of the Securities Exchange Act of 1934 and/or SEC Rule 10b-5, any state securities, blue sky, fraud or negligent misrepresentation standard or statute, or any similar theory under federal or state law.

  87.   "Securities Claim - IPO Allocation" means a Claim (exclusive of a
         ---------------------------------
Securities Claim - Laserlink Claim) arising from the purchase or other acquisition of Common Stock of Covad from January 21, 1999 through June 25, 2001 asserted under the Securities Act of 1933 and/or the Securities Act of 1934 and based on allegations concerning the distribution of Covad's Common Stock in its initial public offering of the type described in Section VII.A.7 of the Disclosure Statement.

  88.   "Securities Claim - Laserlink" means a Claim relating to the purchase or
         ----------------------------
other acquisition of Common Stock of Covad (exclusive of any Claim as the Holder of such Common Stock treated as Class 9) in connection with the Agreement and Plan of Merger among Covad, Lightsaber Acquisition Company, and Laserlink.Net, Inc. dated as of March 8, 2000, or Claims relating to the failure to register, or maintain the registration of, Common Stock acquired in conjunction with such merger, exclusive of any Claims held by Edward Sullivan and David Dulaney or any purchaser of any such Claims or Common Stock from any such Persons (which Claims were settled prior to the Petition Date).

  89.   "Securities Claim - Laserlink Alternative Class Treatment" means,
         --------------------------------------------------------
regardless of the amount set forth in any proofs of claim, the Pro Rata Distribution to Holders of Securities Claims - Laserlink of $2.3 million in Cash and two million shares of Common Stock based upon the number of shares received as consideration in the Laserlink merger by all such claimants as set forth on Exhibit "G" attached hereto; provided, however, that Holders of Securities Claims - Laserlink that are not members of the McGovern Group shall not receive such alternative Distribution to the extent they held, as of the date of the Laserlink merger, more than 96,198 unescrowed shares of Common Stock received in conjunction with the Laserlink merger; and provided further that Exhibit "G" may be modified as between the members of the McGovern Group with the consent of all members of the McGovern Group.

  90.   "Securities Claim - Notes" means the Claim of a Creditor or Class of
         ------------------------
Creditors relating to the purchase or other acquisition of the 2000 Convertible Notes issued in September 2000 of the type that would be subordinated to Note Claims pursuant to Bankruptcy Code section 510(b) including, without limitation, claims based upon alleged violations of section 10(b) of the

Securities Exchange Act of 1934 and/or SEC Rule 10b-5, section 18 of the Securities Exchange Act of 1934, any state securities, "blue sky," fraud, deceit or negligent misrepresentation law or standard, any similar such federal or state theory, or any alleged violation of the California Corporations Code.

  91.   "Securities Class Action" means certain consolidated lawsuits pending in
         -----------------------
the United States District Court for the Northern District of California, Master File No. C-00-3891 PJH, lead case name D.C. Capital Partners, L.P., et al. v.
                                       --------------------------------------
Covad Communications Group, Inc., et al.
---------------------------------------

  92.   "Subsequent Distribution Date" means any date after the Initial
         ----------------------------
Distribution Date (a) that is (i) set by Covad after consultation with the Responsible Agent or (ii) otherwise ordered by the Bankruptcy Court, and (b) upon which the Responsible Agent makes a Distribution to any Holders of Allowed Claims.

  93.   "Unimpaired Class" means a Class in which is included any unimpaired
         ----------------
Claims within the meaning of section 1124 of the Bankruptcy Code.

  94.   "Unsecured Claim" means any Claim against Covad that is not a Secured
         ---------------
Claim or Administrative Claim.

  95.   "U. S. Trustee" means the Office of the United States Trustee for the
         -------------
District of Delaware.

  96.   "Voluntary Laserlink Release" means the release by each Holder of a
         ---------------------------
Securities Claim - Laserlink affirmatively voting in favor of the Plan (collectively, "Releasors") in favor of each current and former officer, director, accountant, attorney, agent, underwriter, investment bank, associate, owner, stockholder, predecessor, successor, assign, partner, employee, representative or lawyer of Covad and all persons acting by, through, under or in concert with them, or any of them including, without limitation, Robert E. Knowling, Jr., Timothy P. Laehy, Robert R. Davenport, III, Dhruv Khanna, Hellene
S. Runtaugh, Robert Hawk, Lightsaber Acquisition Co., Charles Haas and Rich Shapero (collectively, "Releasees"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent having anything to do with the business of Covad including, without limitation, anything whatsoever to do with any of the events which give rise to the Securities Claims - Laserlink, or any claims arising under the securities laws or common or statutory laws (either federal, California, New York, Pennsylvania, or any other state or jurisdiction), and all claims for fraud or misrepresentation, or any other tort or contract claims which such Holder now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time to the Effective Date (collectively, "Claims"). Notwithstanding the foregoing, if any one or more Releasees (hereinafter an "Opt-Out Party") asserts any one or more claims against any one or more Releasors, then the release provisions contained herein shall be deemed null and void as between the Opt-Out Party(s) and the Releasors who are the subject of any Claims (but all other Releasors not the subject of any Claims shall continue to be bound by the release provisions contained herein).

  97.   "Voting Instructions" means the instructions for voting on the Plan
         -------------------
contained in the Disclosure Statement and in the Ballots.

  98.   "Voting Record Date" means the date of Court approval of the Disclosure
         ------------------
Statement.

                                      II.
       ADMINISTRATIVE CLAIMS, PROFESSIONAL FEES AND PRIORITY TAX CLAIMS
       ----------------------------------------------------------------

A.    Introduction
      ------------

     Certain types of Claims are not placed into voting Classes; instead they are unclassified. They are not considered Impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, Covad has not placed the following Claims in a Class:

B.    Administrative Claims
      ---------------------

     With respect to all Administrative Claims, after funding the Administrative Claims Reserve Fund, Covad shall pay each Holder of an Allowed Administrative Claim (except for Professional Fees to the extent that their treatment, which is set forth below, differs) in full in the amount of the Allowed Claim, without interest, in Cash, on the later of (a) the Initial Distribution Date (or as soon thereafter as is practicable) or (b) within sixty (60) days after the Claim becomes an Allowed Claim or (c) the date such Claim is payable in the ordinary course of Covad's business. Under the Plan, the Holder of an Allowed Administrative Claim may be paid on such other date and upon such other terms as may be agreed upon by that Holder of an Allowed Administrative Claim and Covad.

     Notwithstanding any provision in the Plan regarding payment of Administrative Claims, all Holders of Administrative Claims, which have not been paid as of the Effective Date, must file a request for payment of Administrative Claims with the Bankruptcy Court and serve the same on Covad's counsel and the U.S. Trustee such that the request is actually received no later than thirty (30) days after the conclusion of the Confirmation Hearing, or such Claim shall be forever barred and shall not be enforceable against Covad, its successors, its assigns or its property. An objection to an Administrative Claim must be filed within 120 days from the date such Claim is Filed. Without limiting the foregoing, all fees payable under 28 U.S.C. (S) 1930 that have not been paid, shall be paid on or before the Effective Date.

C.    Professional Fees
      -----------------

     Covad shall pay Professionals who are entitled to allowance of fees and reimbursement of expenses from the Estate, in Cash, the amount awarded to such Professionals by Final Order of the Bankruptcy Court, less the amount of fees previously paid to the Professionals pursuant to an order of the Bankruptcy Court providing for payment of interim compensation to Professionals, on the later of the Effective Date and the date upon which any order awarding fees and/or expenses becomes a Final Order. The Holder of an Allowed Claim for Professional Fees may be paid on such other date and upon such other terms as may be agreed upon by that Holder of an Allowed Administrative Claim and Covad.

     Each Professional must File and serve a properly noticed fee application and the Court must rule on the application. Only the amounts of fees allowed by the Court will be owed and required to be paid under the Plan.

     Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered prior to the Effective Date must File and serve an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the

Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court. Holders of Administrative Claims (including, without limitation, Professionals) requesting compensation or reimbursement of expenses that do not File such requests by the applicable bar date shall be forever barred from asserting such claims against Covad or their successors, their assigns or their property. Any objection to Professional Fee Claims shall be Filed on or before the date specified in the application for final compensation.

     All reasonable fees for services rendered in connection with the Chapter 11 Case and the Plan after the Effective Date, including those relating to the resolution of pending Claims, shall be paid by Covad without further Bankruptcy Court authorization.

D.    Priority Tax Claims
      -------------------

     A Priority Tax Claim is a Claim of a governmental entity of a kind specified in section 507(a)(8) of the Bankruptcy Code, including but not limited to income taxes, real property taxes, sales taxes and use taxes. Each Holder of such an Allowed Priority Tax Claim will be paid in full, in Cash, without interest on the later of (1) the Initial Distribution Date (or as soon thereafter as is practicable), (2) within sixty (60) days after the Claim becomes an Allowed Claim and (3) the date on which that Claim becomes due and payable, except for the extent that the Holder of an Allowed Priority Tax Claim agreed or has agreed to different terms.

                                     III.
                         CLASSIFICATION AND TREATMENT
                         ----------------------------
                   OF CLASSIFIED CLAIMS AND EQUITY INTERESTS
                   -----------------------------------------

A.    Summary
      -------

     The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation and Distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

B.    Classification and Treatment of Claims against Covad
      ----------------------------------------------------

     The classification of Claims and Equity Interests against Debtor pursuant to the Plan is as follows:

-------------------------------------------------------------------------
 Class                                   Status      Voting Rights
-------------------------------------------------------------------------
 Class 1 - Other Priority Claims         Impaired    Entitled to Vote
-------------------------------------------------------------------------
 Class 2A - Note Claims - Secured        Unimpaired  Not entitled to Vote
-------------------------------------------------------------------------
 Class 2B - Other Secured Claims         Unimpaired  Not entitled to Vote
-------------------------------------------------------------------------
 Class 3 - General Unsecured Claims      Impaired    Entitled to Vote
-------------------------------------------------------------------------
 Class 4 - Securities Claims - Notes     Impaired    Entitled to Vote
-------------------------------------------------------------------------
 Class 5 - Intentionally Omitted
-------------------------------------------------------------------------
 Class 6 - Securities Claims - Common    Impaired    Entitled to Vote
 Stock
-------------------------------------------------------------------------
 Class 7 - Securities Claims -           Impaired    Entitled to Vote
 Laserlink
-------------------------------------------------------------------------

-------------------------------------------------------------------------
 Class                                   Status      Voting Rights
-------------------------------------------------------------------------
 Class 8 - Securities Claims - IPO       Unimpaired  Not Entitled to Vote
 Allocation
-------------------------------------------------------------------------
 Class 9 - Equity Interests              Unimpaired  Not Entitled to Vote
-------------------------------------------------------------------------


  1. Class 1 - Other Priority Claims

     a. Classification: Covad has not scheduled any Other Priority Claims.

     b. Treatment: The Allowed Class 1 Claims are to be paid in full under the Plan. The Plan provides that Covad will pay these Allowed Class 1 Claims in full, in Cash, without interest, on the later of (x) the Initial Distribution Date (or as soon thereafter as is practicable), (y) within sixty (60) days after the Claim becomes an Allowed Claim, and (z) the date on which such Claim becomes due and payable, except to the extent that the Holder of the Allowed Claim in Class 1 agrees or has agreed to a different treatment.

     c. Voting: Class 1 is impaired under the Plan and Holders of Class 1 Claims are entitled to vote.

  2. Class 2A - Note Claims - Secured.

     a. Classification: Class 2A consists of the Note Claims -Secured.

     b. Treatment: Each Holder of a Class 2A Note Claims - Secured Claim will receive in Cash an amount equal to 100% of the Allowed Amount of such Claim on the Effective Date through a release of the 1999 Reserve Note Fund.

     c. Voting: Class 2A is Unimpaired and Holders of Class 2A Claims are not entitled to vote to accept or reject the Plan.

  3. Class 2B - Other Secured Claims

     a. Classification: Class 2B consists of Other Secured Claims.

     b. Treatment: Each Holder of a Class 2B Other Secured Claim shall retain the legal, equitable and contractual rights to which such Claim entitles the Holder of such Claim.

     c. Voting: Class 2B is Unimpaired and Holders of Class 2B Claims are not entitled to vote to accept or reject the Plan.

  4. Class 3 - General Unsecured Claims

     a. Classification: Class 3 consists of the General Unsecured Claims, expressly including Note Claims (other than Note Claims - Secured).

     b. Treatment:

        (1) Each Holder of a General Unsecured Claim shall receive in full satisfaction of such Claim consideration as follows: (a) Noteholders shall receive a Pro Rata Distribution paid through and in accordance with the $256,782,701 deposited in the Note Claim Escrow, which should result in a distribution of approximately 19% of such Claim in Cash (depending upon interest accrual on such cash per the Note Claim Escrow Agreement); (b) all other Holders of General Unsecured Claims shall receive Cash consideration in the same proportion to the Allowed amount of each such Claim as received by Noteholders on Note Claims paid through the Note Claim Escrow; (c) all Holders of General Unsecured Claims shall receive a Pro Rata interest in the Preferred Stock in an amount calculated as follows: The aggregate Preferred Stock distributable in the event the only General Unsecured Claims constitute Note Claims will have a liquidation preference of $100 million and will be generally convertible into 15% of the Common Stock of Covad pursuant to and in accordance with the Preferred Stock Certificate of Designation attached to the Plan. To the extent that there exists Allowed General Unsecured Claims in addition to Note Claims, each such Holder shall be entitled to an amount of

Preferred Stock having a liquidation preference equal to the product of the Note Claim Stock Payment Percentage multiplied by the Allowed amount of the Holder's General Unsecured Claim. Each Holder of a General Unsecured Claim is also entitled under the Bankruptcy Code claim priority scheme to a Pro Rata portion of all other Common Stock and other Equity Interests in Covad; provided, however, that such Holders of Class 3 General Unsecured Claims shall be deemed to have given up and ceded to the existing Holders of Class 9 Equity Interests the right of the Holders of Class 3 General Unsecured Claims to claim any value associated with the Equity Interests, so that the existing Holders of Class 9 Equity Interests retain their Equity Interests.

        (2) Distributions made on account of General Unsecured Claims shall be made on the later of (x) the Initial Distribution Date (or as soon thereafter as is practicable), (y) the date which is sixty (60) days after the Claim becomes an Allowed Claim and (z) the date on which such Claim becomes due and payable.

        (3) All Distributions of Cash on account of Note Claims shall be made from the Note Claim Escrow established prior to the Petition Date for that purpose.

        (4) Any security interest that any Noteholder or the Noteholder Representative had in Covad's interest in the Note Claim Escrow shall be extinguished per the terms of the grant thereof to permit the foregoing Distribution.

        (5) The Preferred Stock Certificate of Designation attached to the Plan has been drafted on the assumption that there will be no Allowed General Unsecured Claims other than Note Claims. In the event such other Allowed General Unsecured Claims exist, the Preferred Stock Certificate of Designation shall be amended to take into account the issuance of the Preferred Stock to which such other Allowed General Unsecured Claims are entitled pursuant to this Plan, while maintaining the amount of consideration which Holders of Note Claims are entitled to receive pursuant to this Plan. The Preferred Stock Certificate of Designation shall be amended to take into account any Preferred Stock treated as converted on or prior to the Effective Date due to issuance of the shares of Common Stock in lieu of Preferred Stock, as described in subparagraph (6), in the event funding is obtained by Covad on or prior to the Effective Date.

        (6) As set forth in more detail in the Preferred Stock Certificate of Designation, Covad, at its election, may convert up to $20 million in liquidation preference of the Preferred Stock into Common Stock (representing 1/5 of the total Common Stock issuable upon conversion of the Preferred Stock to be issued under the Plan to Holders of Note Claims) for each $15 million raised in certain transactions including third party loans to Covad, third party equity investments in Covad, prepayments of contractual commitments to Covad by SBC Communications, Inc., or payments to Covad received in settlement of litigation. Conversions on this basis can occur in one or more transactions. To the extent that the funding is obtained by Covad on or prior to the Effective Date in an amount and of a type that, if it were obtained after the Preferred Stock had been issued, would entitle Covad to elect to convert some or all of the Preferred Stock into shares of Common Stock under the Preferred Stock Certificate of Designation, then, in lieu of issuing the Preferred Stock that would be converted in connection with such funding, Covad may elect to issue shares of Common Stock as of the Effective Date into which such Preferred Stock would have been converted in the event of a conversion after the Effective Date, without having to provide any notice required under the Preferred Stock Certificate of Designation. Such Preferred Stock shall be treated as converted in such event. In the event of the existence of Allowed General Unsecured Claims other than Note Claims, the

Preferred Stock Certificate of Designation shall be amended to provide for conversion, at Covad's option, of one fifth (1/5) of the Preferred Stock issuable on account of all Allowed General Unsecured Claims (including Note Claims) for each $15 million raised by Covad, on the terms and conditions described herein relating to conversion of the Preferred Stock issuable on account of Note Claims, so as to maintain Covad's right to convert one-fifth (1/5) aggregate liquidation preference of the Preferred stock issuable pursuant to the Plan for each $15 million raised by Covad in accordance with the foregoing terms.

        (7) Any Creditors that, based on the amount of the General Unsecured Claims held by such Holders would receive more than 10% of the Preferred Stock (excluding the Common Stock into which it is converted or deemed converted), to the extent each holds more than 10% of the Preferred Stock (excluding the Common Stock into which it is converted or deemed converted) at the time of the demand ("10% Holders"), collectively may have a single demand registration for the resale of the Preferred Stock (excluding the Common Stock into which it is converted or deemed converted) which shall remain effective for a reasonable period to be negotiated and incorporated into the below mentioned registration rights agreement, and which shall be subject to such black-out periods and other terms and conditions set forth in a registration rights agreement to be agreed upon by Covad and such 10% Holders collectively (such 10% Holders acting by majority vote of the outstanding liquidation preference of those voting on such agreement), which agreement shall be consistent with the Plan, and shall give due regard for the burden on Covad imposed by this registration requirement.

        (8) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

     c. Voting: Class 3 is Impaired and Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

  5. Class 4 - Securities Claims - Notes

     a. Classification: Class 4 consists of the Securities Claims - Notes
Claims.

     b. Treatment:

        (1) No Distribution of Estate Assets shall be made on account of Class 4 Securities Claims - Notes Claims other than from available insurance proceeds and of shares of Common Stock as stated below. Such Claims shall be treated solely in accordance with the settlement contemplated by the Memorandum of Understanding and the Allocation Formula. Distributions to Holders of Class 4 Securities Claims - Notes Claims shall be made only through the Securities Class Actions. Any Holder of a Securities Claims - Notes Claim that opts out of the class or classes established in the Securities Class Action shall not receive any Distribution in respect of any Class 4 Claim. Under the terms expressed in the Memorandum of Understanding, the Holders of Class 4 Securities Claims -Notes Claims shall receive a Pro Rata portion of the MOU Settlement Fund (insurance proceeds plus shares of Common Stock equal to 3 1/2% of Covad's fully diluted (as defined by GAAP) Common Stock as of August 10, 2001, less plaintiffs' attorneys' fees and expenses) minus that portion of the consideration in the MOU Settlement Fund distributable to Holders of Class 6 Securities Claims - Common Stock Claims.

The allocation of the MOU Settlement Fund between the Holders of Class 4 and Class 6 Claims shall be pursuant to the Allocation Formula. Distributions on account of Allowed Class 4 Claims shall be made on the later of (i) the Initial Distribution Date (or as soon thereafter as is practicable), (ii) within sixty
(60) days after a Claim becomes an Allowed Claim, (iii) the date on which such Claim becomes due and payable and (iv) the date provided for in the final stipulation of settlement contemplated by the Memorandum of Understanding after approval by the court presiding over the Securities Class Action. Covad shall take all reasonable steps necessary to assist in obtaining approval of the final stipulation of settlement. There shall be no Distribution on account of Class 4 Securities Claims - Notes Claims if such court does not approve the final stipulation of settlement contemplated by the Memorandum of Understanding.

        (2) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

     c. Voting: Class 4 is Impaired and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

  6. Class 5 - Intentionally Omitted

  7. Class 6 - Securities Claims - Common Stock

     a. Classification: Class 6 consists of Securities Claims - Common Stock Claims.

     b. Treatment:

        (1) No distribution of Estate Assets shall be made on account of Class 6 Claims other than from available insurance proceeds and of shares of Common Stock as stated below. Class 6 Claims shall be treated solely in accordance with the settlement contemplated by the Memorandum of Understanding and the Allocation Formula. Distributions to Holders of Class 6 Claims shall be made only through the Securities Class Actions. Any Holder of a Class 6 Claim that opts out of the class or classes established in the Securities Class Action shall not receive any Distribution in respect of any Class 6 Securities Claims - Common Stock Claim. Under the terms of the Memorandum of Understanding, the Holders of Class 6 Securities Claims - Common Stock Claims shall receive a Pro Rata portion of the MOU Settlement Fund (insurance proceeds plus shares of Common Stock equal to 3 1/2% of Covad's fully diluted (as defined by GAAP) Common Stock as of August 10, 2001, less plaintiffs' attorneys' fees and expenses) minus that portion of the consideration in the MOU Settlement Fund distributable to Holders of Class 4 Securities Claims - Notes Claims. The allocation of the MOU Settlement Fund between the Holders of Class 6 Securities Claims - Common Stock Claims and Class 4 Securities Claims - Notes Claims shall be pursuant to the Allocation Formula. Distributions on account of Allowed Class 6 Claims shall be made on the later of (i) the Initial Distribution Date (or as soon thereafter as is practicable), (ii) on the date which is sixty (60) days after the Claim becomes an Allowed Claim, (iii) the date on which Claim becomes due and payable and (iv) the date provided for in the final stipulation of settlement contemplated by the Memorandum of Understanding, after approval by the court presiding over the Securities Class Action. Covad shall take all reasonable steps necessary to assist in obtaining approval of the final stipulation of settlement contemplated by the Memorandum of Understanding. There shall be no Distribution on account of Class 6 Claims if such court does not approve the final stipulation of settlement.

        (2) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

     c. Voting: Class 6 is Impaired and Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

  8. Class 7 - Securities Claims - Laserlink

     a. Classification: Class 7 consists of all Securities Claims -Laserlink Claims.

     b. Treatment:

        (1) Each Holder of a Securities Claims - Laserlink shall receive in full satisfaction of such Class 7 Claim one share of Covad Common Stock in respect of each $100 of Allowed Claim; PROVIDED, HOWEVER, that, if each member of the McGovern Group affirmatively votes in favor of the Plan (which affirmative vote shall also be deemed automatically without further act on the part of such Holder as agreement to the Voluntary Laserlink Release), each Holder of a Securities Claim - Laserlink shall receive the Securities Claim - Laserlink Alternative Class Treatment.

        (2) Each affirmative vote by the Holder of Securities Claim - Laserlink shall be deemed consent and agreement of the Voluntary Laserlink Release upon the Effective Date. Each released party in respect of the Voluntary Laserlink Release shall be a third party beneficiary of this Plan for the purpose of enforcing the Voluntary Laserlink Release.

        (3) Distributions made on account of Securities Claims -Laserlink Claims shall be made on the later of (a) the Initial Distribution Date (or as soon thereafter as is practicable), (b) on the date which is sixty (60) days after the Claim becomes an Allowed Claim and (c) the date on which such Claim becomes due and payable. Distributions to be made on account of Securities Claims - Laserlink under the Securities Claim - Laserlink Alternative Class Treatment to non-McGovern Group Holders shall be allocated Pro Rata to the McGovern Group to the extent such non-McGovern Group Holders fail to timely file proofs of claim on or before the Bar Date.

        (4) Each Holder of a Securities Claim - Laserlink voting in favor of the Plan is deemed to represent and warrant that there has been, and there will be, no assignment or other transfer of any interest in any claim which would otherwise be released pursuant to the Voluntary Laserlink Release, and such Holder shall indemnify and hold the Releasees (as defined in the definition of "Voluntary Laserlink Release"), and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by Releasees, or any of them, as a result of any person asserting any such assignment or transfer.

        (5) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

     c. Voting: Class 7 is Impaired and Holders of Class 7 Claims are entitled to vote to accept or reject the Plan.

  9. Class 8 - Securities Claims - IPO Allocation

     a. Classification: Class 8 consists of the Securities Claims - IPO Allocation.

     b. Treatment: Securities Claims - IPO Allocation Claims shall not be liquidated, adjudicated or addressed on the merits in this Chapter 11 Case. Each Holder of a Securities Claim - IPO Allocation Claim shall retain all legal, equitable and contractual rights, if any, to which such Claim entitles the Holder of such Claim.

     c. Voting: Class 8 is Unimpaired and Holders of Class 8 Claims are not entitled to vote to accept or reject the Plan.

 10. Class 9 - Equity Interests in Covad

     a.    Classification: Class 9 consists of the Equity Interests in Covad.

     b.    Treatment:

        (1) Holders of Class 9 Equity Interests retain their existing Equity Interests under the Plan.

        (2) In the event of a subsequent, post-Effective Date liquidation of Covad, following the satisfaction of all post-Effective Date obligations of Reorganized Covad and any unsatisfied Allowed Class 2B and Class 8 Claims, any remaining assets shall be Distributed to Holders of Allowed Class 3 Claims, Class 4 Claims, Class 6 Claims, Class 7 Claims and

Allowed Class 9 Equity Interests in accordance with the liquidation priorities in respect of the Preferred Stock and Common Stock.

     c. Voting: Class 9 is Unimpaired and Holders of Equity Interests are not entitled to vote under the Plan.

                                      IV.
                      ACCEPTANCE OR REJECTION OF THE PLAN
                      -----------------------------------

A.    Voting Classes
      --------------

      Each Holder of an Allowed Claim in Classes 1, 3, 4, 6 and 7 is entitled to vote either to accept or to reject the Plan. Only those votes cast by Holders of Allowed Claims shall be counted in determining whether acceptances have been received sufficient in number and amount to obtain Confirmation.

B.    Acceptance by Impaired Classes
      ------------------------------

      An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

                                      V.
                            EFFECT OF CONFIRMATION
                            ----------------------

A.   Vesting of Cash and Assets in Covad/Termination of Noteholder Agent
     -------------------------------------------------------------------
     Security Interest
     -----------------

     Except to the extent otherwise provided in the Plan or restricted by prior order of the Bankruptcy Court, on the Effective Date, all Cash and Estate Assets shall vest in Covad free of any Claims, Liens and Equity Interests. The security interest in favor of the Noteholder Agent against Covad's interest in the Note Claim Escrow shall terminate on the Effective Date.

B.   Post-Confirmation Directors and Officers
     ----------------------------------------

     On the Confirmation Date, the officers and directors of Covad are expected to be as follows:

       Charles Hoffman         Chief Executive Officer and President, Director

       Mark Richman            Chief Financial Officer and Senior Vice President

       Catherine Hemmer        Executive Vice President and Chief Operating
                               Officer

       Anjali Joshi            Executive Vice President, Engineering

       Dhruv Khanna            Executive Vice President, Human Resources,
                               General Counsel and Secretary

       Terry Moya              Executive Vice President, External Affairs and
                               Corporate Development

       Chuck Haas              Executive Vice President and General Manager,
                               Covad Integrated Services

       Patrick Bennett         Senior Vice President, Sales

       Christine Morris        Vice President, Treasurer

       Joseph LeChevallier     Vice President, Controller

       Robert Hawk             Director

       Hellene Runtagh         Director

       Daniel Lynch            Director

       Frank Marshall          Director

       Rich Shapero            Director

       Larry Irving            Director

       Chuck McMinn            Chairman of the Board

     Compensation of each Officer and Director shall initially be as was in effect prior to the Effective Date as set forth in the Disclosure Statement.

C.   Authority to Effectuate Plan
     ----------------------------

     Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan will be deemed to be authorized and approved without further approval from the Bankruptcy Court. The Confirmation Order will act as an order modifying Covad's By-Laws and Certificate of Incorporation such that the provisions of the Plan can be effectuated, so as to include, without limitation, provisions allowing Holders of a series of Preferred Stock (to the exclusion of the holders of Common Stock) to vote on amendments to the Certificate of Incorporation (including any certificate of designation relating to such series) that relates solely to such series, increasing the number of shares of Preferred Stock that Covad shall have the authority to issue, and prohibiting the issuance of non-voting stock. Covad shall be authorized, without further application to or order of the Bankruptcy Court, to take whatever action is necessary to achieve Consummation and carry out the Plan and to effectuate the Distributions provided for thereunder.

D.   Post-Confirmation Status Report
     -------------------------------

     Within 120 days of the entry of the Confirmation Order, Covad shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the U.
S. Trustee, and those parties who
have requested special notice post-confirmation. The Bankruptcy Court may schedule status conferences at its discretion.

E.   Escrows
     -------

     Except as expressly provided in this Plan, all escrows previously established prior to and during the Chapter 11 Case and still in existence on the Effective Date shall continue to be administered, and the escrowed funds shall be released, according to their terms and any orders of the Bankruptcy Court previously entered. Escrowed funds that are released to Covad after the Plan Effective Date shall be used to achieve Consummation and carry out the Plan.

F.   Binding Effect
     --------------

     Except as otherwise expressly provided in the Plan, on and after the Effective Date, the Plan and all exhibits thereto shall bind the Committee, and all Holders of Claims and Equity Interests.

G.   Authority and Requirement to Effectuate Liquidation
     ---------------------------------------------------

     The Confirmation Order will act as an order under sections 363, 1123 and 1129 authorizing and requiring Reorganized Covad, if its subsidiaries have discontinued operations, to liquidate its assets through one or a series of transactions and to distribute the proceeds thereof in accordance with the equity priorities established by this Plan or applicable law (following the satisfaction of any Claims not discharged under this Plan or obligations incurred by Reorganized Covad following the Effective Date). The Bankruptcy Court specifically retains jurisdiction to enter such orders for the conduct of liquidation, and to resolve disputes regarding Reorganized Covad's liquidation.

                                      VI.
                                   COMMITTEE
                                   ---------

     Upon the Effective Date, any Committee in existence shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations. The retention or employment of the Committee's Professionals and agents shall terminate with the dissolution of the Committee.

                                     VII.
                          IMPLEMENTATION OF THE PLAN
                          --------------------------

A.   Funding of Plan
     ---------------

     The source of consideration to achieve Consummation and to carry out the Plan shall be (i) Covad's Cash on hand, (ii) insurance proceeds, (iii) the Reserve Fund, (iv) MOU Settlement Fund, (v) the proceeds of the Note Claim Escrow, (vi) the 1999 Reserve Note Fund, and (vii) the issuance of Stock.

B.   Rights of Debtor
     ----------------

     In addition to its other rights under the Plan, Covad shall have the right, but not the obligation, to retain and compensate professionals (including, but not limited to the Professionals retained by Covad prior to the Effective Date) and other Persons to assist Covad in performing its duties under the Plan.

C.   Surrender of Existing Notes
     ---------------------------

     The Holder of any Note which is in physical certificate form must surrender such physical certificate as a condition to receiving a Distribution under the Plan on account of such Note or instrument. The Holder of any interest in a global note must surrender that interest through the book-entry procedures established by the custodian for such global note or by the agent appointed by Covad for such purpose. Any Holder of a Claim that fails to (a) surrender such Note or instrument by physical delivery or book-entry procedures or (b) execute and deliver an affidavit of loss and/or indemnity satisfactory to Covad and furnish a bond in form, substance, duration and amount satisfactory to Covad prior to the Effective Date, shall be deemed to have forfeited all rights and Claims on account of such Note or instrument and shall not receive any Distribution on account of being a Holder of such Note or instrument.

D.   Amendment of Certificate of Incorporation and By-Laws
     -----------------------------------------------------

     Upon the Effective Date, Covad shall amend its Certificate of Incorporation and By-Laws, as necessary to effectuate the terms of the Plan, including, without limitation, to provide for the issuance of the Preferred Stock, to allow Holders of series of Preferred Stock (to the exclusion of the Holders of Common Stock) to vote on amendments to the Certificate of Incorporation (including any certificate of designation relating to such series) that relate solely to such series, to increase the number of shares of Preferred Stock that Covad shall have the authority to issue, and to prohibit the issuance of non-voting Stock.

E.   Reserve Fund
     ------------

     On the Effective Date, Covad shall allocate to the Reserve Fund consideration, and, with respect to Stock, shall reserve Stock for issuance, sufficient to satisfy liquidated Disputed Claims.

F.   Section 1145 Benefits
     ---------------------

     The recipients of any securities issued pursuant to this Plan shall be entitled to all of the benefits of Bankruptcy Code section 1145, including Common Stock issued upon conversion of the Preferred Stock. The Confirmation Order will provide that the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock will be deemed to have been sold in a public offering and are freely transferable.

G.   Release Issues
     --------------

     The Plan provides no releases by Creditors of any Person in respect of actions prior to the Petition Date other than in respect of the Voluntary Laserlink Release which is the subject of agreement with the Holders of Securities Claims - Laserlink. However, in consideration of Covad's agreement to advance this Plan, certain Holders of Note Claims that have executed "Agreements Concerning Voting" prior to the Petition Date have agreed upon Confirmation of
                                                          -----------------
the Plan, in such Agreements Concerning Voting, to waive and release all other Claims held by such Holders against Covad or its past and present directors, officers and employees ("Released Parties") arising out of or related to the Notes currently or previously owned by such Holder. Each Holder also covenants not to initiate a new suit, but may participate in any existing or future lawsuit against any of the Released Parties in respect of the purchase or sale of any other securities of Covad.

     Additionally, the Memorandum of Understanding contemplates that plaintiffs in the pending Securities Class Action will release Covad's past and present officers and directors, controlling shareholders, attorneys, insurers, financial advisors, accountants, affiliates and related parties. No Holder, however, is required to participate in the Securities Class Action if it does not desire to do so.

H.   Securities Issues.
     -----------------

     Covad intends to be a reporting company upon the Effective Date and believes it has the financial wherewithal to comply with all reporting requirements. Nothing in this Plan is intended to expand the scope of Section 1145(e) of the Code in respect of securities issued pursuant to the Plan.

                                     VIII.
                            TREATMENT OF EXECUTORY
                            ----------------------
                        CONTRACTS AND UNEXPIRED LEASES
                        ------------------------------

A.   Assumption of Stock Option Agreements and Indemnity Agreements
     --------------------------------------------------------------

     As of the Petition Date, Covad was a party to numerous agreements granting certain employees and members of management stock option rights (collectively, "Stock Option Agreements") and agreements (including, without limitation, Covad's obligations under its bylaws) indemnifying certain of Covad's present and former directors and officers from specified liabilities (collectively, "Indemnity Agreements"). Both the Stock Option Agreements and Indemnity Agreements represent important obligations of Covad which are instrumental to the retention of the employee base and management of Covad and its Subsidiaries through Covad's restructuring and enhance Covad's ability to attract capable officers and directors.

     Accordingly, to the extent such Stock Option Agreements and Indemnity Agreements constitute executory contracts that have not been assumed or rejected during the pendency of Covad's Chapter 11 Case, Covad shall assume all such agreements whether or not such Stock Option Agreements and Indemnity Agreements are identified on Exhibit B to the Plan.

B.   Rejection Of Other Executory Contracts and Unexpired Leases
     -----------------------------------------------------------

     Pursuant to the Plan, on the Effective Date, except for an executory contract or unexpired lease that (a) was previously assumed or rejected by an order of the Bankruptcy Court pursuant to section 365 of the Bankruptcy Code,
(b) qualifies as a Stock Option Agreement or Indemnity Agreement and is not listed on Exhibit B to the Plan, or (c) is listed on Exhibit B attached to the Plan under the heading "Contracts/Leases to be Assumed," all executory contracts and unexpired leases entered into by Covad prior to the Petition Date that have not previously expired or terminated pursuant to their own terms shall be deemed rejected pursuant to section 365 of the Bankruptcy Code. Covad reserves its right to add or remove any executory contract or unexpired lease from Exhibit B prior to Confirmation of the Plan. However, as to those executory contracts or unexpired leases that are not on the list as of Confirmation of the Plan, the Plan provides that the Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The non-debtor parties to any rejected personal property leases will be responsible for taking all steps necessary to retrieve, at their expense, the personal property that is the subject of such executory contracts and leases.

C.   Claims Based on Rejection of Executory Contracts or Unexpired Leases
     --------------------------------------------------------------------

     All Proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of the date of entry of either the Confirmation Order and an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such times will be forever barred from assertion against Covad, any other entity, Covad's Estate and property unless otherwise ordered by the Bankruptcy Court or provided in the Plan; all such Claims for which Proofs of Claim are required to be Filed will be, and will be treated as, General Unsecured Claims subject to the provisions of Article III hereof.

                                      IX.
                      PROVISIONS GOVERNING DISTRIBUTIONS
                      ----------------------------------

A.    Distributions for Claims Allowed as of the Effective Date
      ---------------------------------------------------------

      Covad or the Responsible Agent will make all Distributions provided for under the Plan. Except as otherwise provided in the Plan, or as may be ordered by the Bankruptcy Court, Distributions on account of those Claims that are Allowed as of the Effective Date and are entitled to receive Distributions under the Plan, shall be made on the Effective Date (or as soon thereafter as is practicable). Distributions on account of Claims that become Allowed after the Effective Date shall be made pursuant to Article III of the Plan.

      Except as otherwise set forth in the Plan, Covad may, but shall not be required to, set-off against any Claim and the Distributions to be made pursuant to the Plan in respect of such Claim, any Rights of Action the Estate may have against the Holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Covad of any such Rights of Action, set-off or recoupment which Covad may have against such Holder.

B.    Manner of Payment
      -----------------

      Any payment of Cash made under the Plan may be made either by check drawn on a domestic bank, by wire transfer, or by automated clearing house transfer from a domestic bank, at the option of Covad.

      Under section 1146(c) of the Bankruptcy Code, the making or delivery of an instrument of transfer under a plan may not be taxed under any law imposing a stamp tax or similar tax. Pursuant thereto, entry of the Confirmation Order shall be a determination that no stamp tax, transfer tax or similar tax may be imposed on any sale of property by Covad.

      Covad, in making Distributions under the Plan, shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Covad may withhold the entire Distribution due to any Holder of an Allowed Claim until such time as such Holder provides Covad with the necessary information to comply with any withholding requirements of any governmental unit. Any funds so withheld will then be paid by Covad to the appropriate authority. If the Holder of an Allowed Claim fails to provide to Covad the information necessary to comply with any withholding requirements of any governmental unit within thirty (30) days from the date of first notification by Covad to the Holder of such Allowed Claim the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then the Holder's Distribution shall be treated as an undeliverable Distribution accordance with Article IX.D of the Plan.

C.    Transmittal of Distributions to Parties Entitled Thereto
      --------------------------------------------------------

      All Distributions by check shall be deemed made at the time such check is duly deposited in the United States mail, postage prepaid. All Distributions by wire transfer shall be deemed made as of the date the Federal Reserve or other wire transfer is made. Except as otherwise agreed with the Holder of an Allowed Claim in respect thereof or as provided in the Plan, any property to be distributed on account of an Allowed Claim shall be distributed by mail, upon compliance by the Holder with the provisions of the Plan, to (a) the latest mailing address Filed for the Holder of an Allowed Claim entitled to a Distribution, (b) the latest mailing address Filed for a Holder of a Filed power of attorney designated by the Holder of such Claim to receive Distributions, (c) the latest mailing address Filed for the Holder's transferee as identified in a Filed notice served on Covad pursuant to Bankruptcy Rule 3001(e), or (d) if no such mailing address has been Filed, the mailing address reflected on the Schedules or in Covad's books and records.

D.    Disputed Claims and Unclaimed Property
      --------------------------------------

      Notwithstanding all references in the Plan to Claims that are Allowed, in undertaking the calculations concerning Allowed Claims under the Plan, including the determination of the amount of Distributions due to the Holders of Allowed Claims, each Disputed Claim shall be treated as if it were an Allowed Claim, as appropriate, except that if the Court estimates the likely portion of a Disputed Claim to be Allowed or otherwise determines the amount which would constitute a sufficient reserve for a Disputed Claim (which estimations and determinations may be requested by Covad), such amount as determined by the Court shall be used as to such Claim.

     After an objection to a Disputed Claim is withdrawn or determined by Final Order, the Distributions due on account of any resulting Allowed Claim shall be made by Covad, together with the interest, if any, payable on such Claim. Such payment shall be made on the earlier of (1) the next payment date for Claims of the Class or type of the Claim of such Holder and, (2) within forty-five (45) days of the date the Disputed Claim becomes an Allowed Claim or authorized Administrative Claim. No interest shall be due to the Holder of a Disputed Claim based on the delay attendant to determining the allowance of such Claim except as set forth in this subsection.

     At Covad's election, any property which is unclaimed for ninety (90) days after Distribution thereof by mail to the last known mailing address of the party entitled thereto, shall revest in Covad as available funds for ongoing costs and fees or for distribution to other Creditors. Notwithstanding the foregoing, if any mail sent to a Creditor at the last known mailing address by Covad is returned without a forwarding address and the Creditor does not Claim its Distribution within ninety (90) days after it is mailed to the Creditor, Covad may strike the Creditor's Claim from the Creditor list, issue no more checks to such Creditor and, for the purposes of future Distributions, treat the Creditor's Claim as if it were disallowed.

E.    Setoffs
      -------

      Covad may, but shall not be required to, setoff against any Claim (1) the payments and/or Distribution of other property to be made under the Plan in respect of such Claim and (2) any Claims of any nature whatsoever Covad may have against the Holder of a Claim whether asserted or otherwise, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver by Covad of any such claim Covad may have against such Holder.

F. Saturday, Sunday or Legal Holiday
   ---------------------------------

     If any payment, Distribution, or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or Distribution or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

G. Fractional Cents and Shares of Preferred Stock
   ----------------------------------------------

     Notwithstanding any other provisions of the Plan to the contrary, no payment of fractional cents will be made under the Plan. Cash will be paid in whole cents (rounded-down to the nearest whole cent when and as necessary) to Holders entitled to receive a Distribution of Cash. Shares of Preferred Stock (other than shares of Common Stock issued prior to the Effective Date in lieu of such Preferred Stock upon the deemed conversion thereof) will be issued in fractional shares (rounded to one decimal point of a whole share of Preferred Stock when and as necessary) to Holders entitled to receive a Distribution of Preferred Stock upon original issuance of such Preferred Stock.

H. Revesting Of Assets
   -------------------

     Upon the Effective Date, Covad may use, acquire, transfer and dispose of all of its property, free of any restrictions of the Bankruptcy Code and without further order of the Court as Covad in its business judgment determines proper. As of the Effective Date, all property of Covad shall be free and clear of all Claims except as provided in this Plan. If the Confirmation Order is ever reversed or revoked, this provision of the Plan shall become null and void, and all Liens existing before the Confirmation Date shall be revived.

I.  Corporate Action
    ----------------

     Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan involving the corporate structure of Covad, including, without limitation, the issuance of the Preferred Stock, shall be deemed to be authorized and approved without any requirement of further action by Covad, Covad's shareholders, or Covad's board of directors.

J. No Release
   ----------

     Except as otherwise provided in the Plan, no Entity and/or any such Entity's parents, subsidiaries, affiliates, related Entities, officers, directors, agents and/or employees shall be released and/or discharged of any liabilities under the Plan except as specifically provided in the Plan. Consequently, except as specifically provided in the Plan, all Entities shall remain liable to the extent presently provided under any applicable law with respect to any claims against any such Entities.

                                      X.

                   PROCEDURES FOR RESOLVING DISPUTED CLAIMS
                   ----------------------------------------

A. Prosecution of Objections to Claims
   -----------------------------------

     Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as set forth in the Plan, Covad shall have the exclusive right to make and File objections to Administrative Claims, Claims, and Equity Interests. No settlement of a Securities Claim - Laserlink shall be approved without the consent of the majority of the members of the McGovern Group.

     Unless another time is set by order of the Bankruptcy Court, all objections to Claims and Equity Interests shall be Filed with the Court and served upon the Holders of each of the Claims and Equity Interests to which objections are made by the later of (1) 150 days after the Effective Date, and (2) ninety (90) days after a Proof of Claim or request for payment with respect to such Claim or Equity Interest is Filed.

     Except as set forth in the Plan, nothing in the Plan, the Disclosure Statement, the Confirmation Order or any order in aid of Confirmation, shall constitute, or be deemed to constitute, a waiver or release of any claim, cause of action, right of setoff, or other legal or equitable defense that Covad had immediately prior to the commencement of the Chapter 11 Case, against or with respect to any Claim or Equity Interest. Except as set forth in the Plan, upon Confirmation, Covad shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff and other legal or equitable defenses that Covad had immediately prior to the commencement of the Chapter 11 Case as if the Chapter 11 Case had not been commenced.

B. Estimation of Claims
   --------------------

     Covad may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether Covad has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim,

Covad may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.

C. Cumulative Remedies
   -------------------

     All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. Until such time as such Administrative Claim, Claim or Equity Interest becomes an Allowed Claim or Interest, such Claim or Interest shall be treated as a Disputed Administrative Claim, Disputed Claim or Disputed Equity Interest, as the case may be, for purposes related to allocations, Distributions, and voting under the Plan.

D. Payments and Distributions on Disputed Claims
   ---------------------------------------------

     As and when authorized by a Final Order, Disputed Claims that become Allowed Claims shall be satisfied from the Reserve Fund (or, if the Reserve Fund is insufficient, by the general assets of Covad) and issuance of Stock by Covad, such that the Holder of such Allowed Claim receives all payments and Distributions to which such Holder is entitled under the Plan. Notwithstanding any provision in the Plan to the contrary, no partial payments and no partial Distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. Unless otherwise agreed by Covad, a Creditor who holds both (an) Allowed Claim(s) and (a) Disputed Claim(s) will not receive a Distribution until such dispute is resolved by settlement or Final Order.

E. Allowance of Claims and Equity Interests
   ----------------------------------------

   1. Disallowance of Claims
      ----------------------

      All Claims held by Entities against whom Covad has asserted or may assert a cause of action under sections 542, 543, 522(f), 522(h), 544, 545, 547, 548,
549, or 550 of the Bankruptcy Code shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not vote to accept or reject the Plan, both consequences to be in effect until such time as such causes of action against that Entity have been settled or resolved by a Final Order and all sums due Covad by that Entity are turned over to Covad or to the Responsible Agent.

   2. Allowance of Claims
      -------------------

      Except as expressly provided in the Plan, no Claim shall be deemed Allowed by virtue of the Plan, Confirmation, or any order of the Bankruptcy Court in the Chapter 11 Case, unless and until such Claim is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Case allowing such Claim.

   3. Allowance of Equity Interests
      -----------------------------

      Except as expressly provided in the Plan, no Equity Interest shall be deemed Allowed by virtue of the Plan, Confirmation Order, or any order of the Bankruptcy Court in the Chapter 11 Case, unless and until such Equity Interest is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Case allowing such Equity Interest.

F. Controversy Concerning Impairment
   ---------------------------------

     If a controversy arises as to whether any Claims or Equity Interests or any Class of Claims or Equity Interests are Impaired under the Plan, the Bankruptcy Court, after notice and a hearing, shall determine such controversy before the Confirmation Date. If such controversy is not resolved prior to the Effective Date, Covad's interpretation of the Plan shall govern.

                                      XI.

                           DEBTOR'S CAUSES OF ACTION
                           -------------------------

A. Maintenance of Causes of Action
   -------------------------------

     Except as otherwise provided in the Plan, any rights or causes of action under any theory of law, including without limitation under the Bankruptcy Code, accruing to Covad shall remain Assets of the Estate pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and vest in Covad.

     Unless a Right of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan, or as part of the settlement of the Securities Class Action, or in a Final Order, all rights with respect to such Right of Action are reserved to Covad who may pursue such Right of Action. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, RIGHTS OF ACTION IDENTIFIED ON THE ATTACHED EXHIBIT "C" ARE EXPRESSLY PRESERVED, EXCEPT TO THE EXTENT RELEASED PURSUANT TO THE LASERLINK RELEASE BY COVAD HEREUNDER OR OTHERWISE EXPRESSLY RELEASED UNDER THIS PLAN.

     Covad may pursue or decline to pursue the Rights of Action assigned to it for prosecution, as appropriate, in Covad's business judgment, subject to the provisions of the Plan.

Covad may settle, release, sell, assign, otherwise transfer or compromise such Rights of Action, in Covad's business judgment upon order of the Court, subject to the provisions of the Plan.

     From and after the Effective Date, Covad may also litigate any avoidance, recovery or subordination actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or any other causes of action or rights to payments or claims that belong to Debtor that may be instituted by Covad after the Effective Date.

B. No Res Judicata Effect
   ----------------------

     Notwithstanding anything to the contrary in this Plan or in the Disclosure Statement, the provisions of the Disclosure Statement and this Plan which permit Covad to enter into settlements and compromises of any potential litigation shall not have and are not intended to have any res judicata effect with respect to any pre-petition claims and causes of action that are not otherwise treated under the Plan and shall not be deemed a bar to Covad's asserting such claims and causes of action. Covad shall have the authority to settle claims and litigation as provided in the Plan, provided that all such settlements shall nevertheless be subject of the settlement standards imposed by Bankruptcy Rule 9019.

C. Conditional Release of Laserlink Parties.
   -----------------------------------------

   1. Expressly conditioned on Covad's receipt of an affirmative vote in favor of the Plan from each and every member of the McGovern Group, Covad hereby releases and forever discharges the "Laserlink Releasees" hereunder, consisting of each Holder of Securities Claims - Laserlink voting to accept the plan and each and all of them, and each of their successors, heirs, assigns, agents, partners, employees, representatives, lawyers, associates, owners, stockholders, predecessors, assigns, agents, directors, officers, partners and employees (including, without limitation, Persons and Claims identified on items 2 and 7 on Exhibit "C"), and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which Covad now has or may hereafter have against the Laserlink Releasees, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof relating in any way to the events which gave rise to the Securities Claims - Laserlink or in connection with the Agreement and Plan of Merger among Covad, Lightsaber Acquisition Company, and Laserlink.net Inc., dated as of March 8, 2000, or any subsequent events relating thereto (hereinafter called "Laserlink Claims").

   2. Covad represents and warrants that there has been, and there will be, no assignment or other transfer of any interest in any Laserlink Claim which it may have against the Laserlink Releasees, or any of them, and Covad agrees to indemnify and hold the Laserlink Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by the Laserlink Releasees, or any of them, as a result of any person asserting any such assignment or transfer.

                                     XII.

                     CONDITIONS PRECEDENT TO CONFIRMATION
                     ------------------------------------
                         AND CONSUMMATION OF THE PLAN
                          ----------------------------

A. Condition Precedent to Confirmation/Effective Date
   --------------------------------------------------

     It is a condition to the Effective Date (unless waived by Covad) that (1) the Confirmation Order shall approve in all respects all of the provisions, terms and conditions of the Plan, and (2) the Confirmation Order is satisfactory to Covad in form and substance.

B. Conditions Precedent to Consummation
   ------------------------------------

     It is a condition of Consummation that (1) the Confirmation Order shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Case by the Clerk of the Bankruptcy Court in form and substance acceptable to Covad; and (2) the Confirmation Order shall be a Final Order.

C. Waiver of Conditions
   --------------------

     Covad may waive any of the conditions of the Confirmation and/or Consummation of the Plan, in whole or in part, set forth in Article XII of the Plan at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to obtain Confirmation and/or achieve Consummation of the Plan.

D. Effect of Non-Occurrence of Conditions to Consummation
   ------------------------------------------------------

     If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, Covad; (2) prejudice in any manner the rights of Covad, or (3) constitute an admission, acknowledgment, offer or undertaking by Covad in any respects; provided, however, that the Professional Fees allowed by a Final Order shall not be subject to disgorgement.

                                     XIII.

                           RETENTION OF JURISDICTION
                           -------------------------

     Notwithstanding entry of the Confirmation Order or the Plan Effective Date having occurred, the Chapter 11 Case having been closed, or Final Decrees having been entered, the Bankruptcy Court shall have jurisdiction of matters arising out of, and related to the Chapter 11 Case and the Plan under, and for the purposes of, sections 105(a), 1127, 1142 and 1144 of the Bankruptcy Code and for, among other things, the following purposes:

     A. To allow, disallow, determine, liquidate, classify, estimate or establish the priority or status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

     B. To grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

     C. To resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which Covad is a party or with respect to which Covad may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date to the list of executory contracts and unexpired leases to be rejected;

     D. To ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion Filed pursuant to Article X;

     E. To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving Covad or its affiliates, directors, employees, agents or professionals that may be pending on the Effective Date;

     F. To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement including, without limitation, appropriate orders to establish and protect the Reserve Fund, to approve the settlement contemplated by the Memorandum of Understanding and any class settlements and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan;

     G. To resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan, including, among other things, any avoidance actions or subordination actions under sections 510, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy
Code;

     H. To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

     I. To resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other Plan provisions and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

     J. To enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     K. To determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement;

     L. To enter an order and/or final decree concluding the Chapter 11 Case;

     M. To consider any modification of the Plan under section 1127 of the Bankruptcy Code and/or modification of the Plan before "substantial consummation" as defined in section 1101(2) of the Bankruptcy Code;

     N. To protect the property of the Estate from adverse Claims or interference inconsistent with the Plan, including to hear actions to quiet or otherwise clear title to such property based upon the terms and provisions of the Plan, or to determine Covad's exclusive ownership of claims and causes of action retained under the Plan;

     O. To hear and determine matters pertaining to abandonment of property of the Estate;

     P. To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

     Q. To interpret and enforce any orders previously entered in the Chapter 11 Case to the extent such orders are not superseded or inconsistent with the Plan;

     R. To recover all Assets of Debtor and property of the Estate, wherever located;

     S. To hear and determine matters concerning state, local, and federal taxes in accordance with sections 345, 505, and 1146 of the Bankruptcy Code.

     T. To hear and act on any other matter not inconsistent with the Bankruptcy Code;

     U. To consider and act on the compromise and settlement of any litigation, Claim against or cause of action on behalf of the Estate;

     V. To interpret and enforce the injunctions contained in the Confirmation Order;

     W. To determine any dispute as to the registration rights to which any party is entitled under this Plan; and

     X. To issue orders necessary to liquidate the assets of the Debtor in the event funding is not obtained sufficient to permit Debtor's subsidiaries to continue in operation.

                                     XIV.

                           MISCELLANEOUS PROVISIONS
                           ------------------------

A. Payment of Statutory Fees
   -------------------------

     All fees payable pursuant to 28 U.S.C (section) 1930 as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date. Covad shall pay fees that accrue under 28 U.S.C (section) 1930 until a Final Decree is entered in its Chapter 11 Case, or the Bankruptcy Court otherwise orders. Covad shall submit U.S. Trustee quarterly fee status reports with each quarterly fee paid after Confirmation.

B. Discharge of Debtor
   -------------------

     Except as otherwise provided herein: (a) the rights afforded in the Plan and the treatment of all Claims and Equity Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against Covad, or its Assets or properties; (b) on the Effective Date, all such Claims against, and Equity Interests in Covad shall be satisfied, discharged and released in full; and (c) all Persons and Entities shall be precluded from asserting against Covad, its successors or its Assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

C. Modification of Plan
   --------------------

     Covad reserves to itself, in accordance with the Bankruptcy Code, the right to amend or modify the Plan prior to the entry of the Confirmation Order. However, in certain instances, the Court may require a new disclosure statement and/or an order revoking the Plan.

     Prior to entry of the Confirmation Order, the Plan may only be modified with the consent of Covad. After the entry of the Confirmation Order, Covad may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, if (1) the Plan has not been substantially consummated and (2) the Court authorizes the proposed modifications after notice and a hearing.

D. Revocation of Plan
   ------------------

     Covad reserves the right to withdraw the Plan at any time before the entry of the Confirmation Order. If any of the following events occur: (1) Covad revokes or withdraws the Plan; (2) the Confirmation Order is not entered; (3) the Effective Date does not occur; (4) Consummation of the Plan is not substantially achieved; or (5) the Confirmation Order is reversed or revoked, then, at the option of Covad, the Plan shall be deemed null and void. In any of those events, nothing contained in the Plan shall be deemed to constitute a waiver of any claim by Covad, or to prejudice in any manner the rights of Covad in any further proceedings involving Covad.

E. Successors and Assigns
   ----------------------

     The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

F. Reservation of Rights
   ---------------------

     Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. The Filing of the Plan, the statements or provisions contained therein, or the taking of any action by Covad with respect to the Plan shall not be, or shall not be deemed to be, an admission or waiver of any rights of Covad with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

G. Post-Confirmation Effectiveness of Proofs of Claims
   ---------------------------------------------------

     Proofs of Claim shall, upon the Plan Effective Date, represent only the right to participate in the Distributions contemplated by the Plan and otherwise shall have no further force or effect.

H. Term of Injunctions or Stays
   ----------------------------

     Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case under sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently enjoined from and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest, seeking to hold (1) any Covad entity, (2) the property of any Covad entity, or (3) the Committee or any of its members (or their respective officers, directors, employees, and other agents, advisors, attorneys and accountants, successors or assigns) liable for any claim, obligation, right, interests, debt or liability that has been discharged or released pursuant to the Plan.

     As of the Effective Date, Covad and the Estate shall release each attorney, accountant or other Professional employed by Covad in the Chapter 11 Case from any and all causes of action, claim, liabilities, counterclaims and damages relating in any manner to such professional's or other released individuals' or entities' participation in the Chapter 11 Case.

     The releases and injunctions set forth herein: (1) only apply to post-petition transactions or occurrences; and (2) do not release any party who may be liable with Covad to any party on account of any debt for which Covad receives a discharge.

I. Further Assurances
   ------------------
     Covad and all Holders of Claims receiving Distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

J. Entire Agreement
   ----------------

     The Plan supersedes all prior discussions, understandings, agreements, and documents pertaining or relating to any subject matter of the Plan.

K. Retiree Benefits
   ----------------

     Covad does not provide retiree benefits.

L. Failure of Bankruptcy Court to Exercise Jurisdiction
   ----------------------------------------------------

     If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Case, including any of the matters set forth in the Plan, the Plan shall not prohibit or limit the exercise of jurisdiction by any other court of competent jurisdiction with respect to such matter.

M. Confirmation of the Plan Without Necessary Acceptances
   ------------------------------------------------------

     A COURT MAY CONFIRM A PLAN, EVEN IF IT IS NOT ACCEPTED BY ALL IMPAIRED CLASSES, IF THE PLAN HAS BEEN ACCEPTED BY AT LEAST ONE IMPAIRED CLASS OF CLAIMS AND THE PLAN MEETS THE "CRAMDOWN" REQUIREMENTS SET FORTH IN SECTION 1129(b) OF THE BANKRUPTCY CODE. SECTION 1129(b) OF THE BANKRUPTCY CODE REQUIRES THAT THE COURT FIND

THAT A PLAN IS "FAIR AND EQUITABLE" AND DOES NOT "DISCRIMINATE UNFAIRLY" WITH RESPECT TO EACH NON-ACCEPTING IMPAIRED CLASS OF CLAIMS. IN THE EVENT THAT ANY IMPAIRED CLASS REJECTS THE PLAN IN ACCORDANCE WITH SECTION 1129(a)(8) OF THE BANKRUPTCY CODE, COVAD INTENDS TO REQUEST THAT THE BANKRUPTCY COURT CONFIRM THE PLAN IN ACCORDANCE WITH SECTION 1129(b) OF THE BANKRUPTCY CODE OR MODIFY THE PLAN IN ACCORDANCE WITH THE TERMS THEREOF.

N. Governing Law
   -------------

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the internal laws of the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, without regard to the conflict of laws provisions of the State of Delaware.

O. Headings
   --------

     The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner shall affect the provisions or interpretation(s) of the Plan.

P. Notices
   -------

     Any pleading, notice or other document required by the Plan to be served on or delivered to Covad shall be sent by first class U.S. mail, postage prepaid to:

                       Brad Sonnenberg
                       Covad Communications Group, Inc.

                         4250 Burton Drive
                         Santa Clara, California 95054

With copies to:
--------------

                         Brad R. Godshall, Esquire
                         PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
                         10100 Santa Monica Blvd., 11th Floor
                         Los Angeles, California 90067

Q. Filing of Additional Documents
   ------------------------------

     On or before the Effective Date, Covad may File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

R. Enforceability
   --------------

     Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan.

S. Severability
   ------------

     The provisions of the Plan shall not be severable unless such severance is agreed to by Covad, and such severance would constitute a permissible modification of the Plan pursuant to section 1127 of the Bankruptcy Code.

T. Notice of Default under the Plan
   --------------------------------

     Any notice of default as provided for in the Plan or in any exhibit to the Disclosure Statement shall (a) conspicuously state that it is a notice of default; (b) describe with particularity the nature of the default, including a reference to the specific provisions of the Plan as to which a default or defaults have allegedly occurred; and (c) describe any action required to cure the default, including the exact amount of any payment required to cure such default, if applicable.

U. Investments
   -----------

     Covad shall be permitted from time to time to invest all or a portion of the Cash contained in any of the Reserve Funds in securities issued or directly guaranteed by the United States government or any agency thereof, commercial paper of corporations rated at least "A-1" by Standard & Poor's Corporation or rated at least "P-1" by Moody's Investor Services, Inc., interest bearing certificates of deposit, time deposits, bankers' acceptances and overnight bank deposits, and repurchase agreements. All interest and proceeds from such investments shall be transferred to the Reserve Fund from time to time as Covad, after consultation with the Responsible Agent, determines appropriate.

V. Reliance
   --------

     Covad, its agents, employees and professionals, while acting in their capacity as such, including but not limited to, objecting to Claims, making Distributions to Creditors holding Allowed Claims and approving settlement of actions, as the case may be, shall be permitted to reasonably rely on any certificates, sworn statements, instruments, reports, claim dockets, schedules, or other documents reasonably believed by it to be genuine and to have been prepared or presented by the Bankruptcy Court Clerk's Office, Covad and Covad's Professionals.


                     [SIGNATURES APPEAR ON THE NEXT PAGE]

Dated:  October ___, 2001
        Santa Clara, California           Respectfully submitted,

                                          Covad Communications Group, Inc.

                                          By: /s/ Christine Morris
                                              ----------------------------
                                          Its:   VP - Treasurer
                                              ----------------------------


                                     PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.

                                     /s/ Laura Davis Jones by KMD
                                     -------------------------------------------
                                     Laura Davis Jones (Bar No. 2456)
                                     David W. Carickhoff (Bar No. 3715)
                                     Christopher J. Lhulier (Bar No. 3850)
                                     919 Market Street, 16th Floor
                                     P.O. Box 8705
                                     Wilmington, Delaware 19899-8705
                                     Telephone: (302) 652-4100
                                     Facsimile: (302) 652-4400

                                                      and

                                     Richard M. Pachulski (Bar No. 90073)
                                     Brad R. Godshall (Bar No. 105438)
                                     Malhar S. Pagay (Bar No. 189289)
                                     10100 Santa Monica Boulevard
                                     11th Floor
                                     Los Angeles, California 90067-4100
                                     Telephone: (310) 277-6910
                                     Facsimile: (310) 201-0760

                                     Counsel to Covad Communications Group, Inc.

                                  EXHIBIT "A"

                           CERTIFICATE OF DESIGNATION
                  AND DETERMINATION OF RIGHTS AND PREFERENCES
                   OF SERIES A CONVERTIBLE PREFERRED STOCK OF
                        COVAD COMMUNICATIONS GROUP, INC.

     Covad Communications Group, Inc., a Delaware corporation (the

"Corporation"), acting pursuant to (S) 151 of the General Corporation Law of
 -----------
Delaware, does hereby submit the following Certificate of Designation and Determination of Rights and Preferences of its Convertible Preferred Stock, Series A ("Certificate of Designation").
           --------------------------

     FIRST:  The name of the Corporation is Covad Communications Group, Inc.

     SECOND: By unanimous consent of the Board of Directors of the Corporation dated ___________, 2001, the following resolutions were duly adopted:

     WHEREAS the Certificate of Incorporation ("Certificate of Incorporation")
                                                ----------------------------
of the Corporation authorizes Preferred Stock ("Preferred Stock") consisting of
                                                ---------------
[_______________ (__________)] shares, par value $[___] per share, issuable from time to time in one or more series; and

     WHEREAS the Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and by the provisions of Article IV of the Corporation's Certificate of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

     WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series;

     NOW, THEREFORE, BE IT RESOLVED that pursuant to Article IV of the Certificate of Incorporation there is hereby established a new series of [_________ (________)] shares of convertible preferred stock of the Corporation (the "Series A Convertible Preferred Stock") to have the following rights,
      ------------------------------------
preferences, powers, restrictions and limitations:

     Section 1.  Dividends.

     So long as shares of Series A Convertible Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, (i) pay, or declare and set aside for payment, any dividend of cash, property or stock on any share of any class or series of capital stock, including, without limitation, any other series of Preferred Stock or any Common Stock ("Common Stock") (other than stock dividends giving rise to an adjustment
        ------------
under Section 4(c) hereof) or (ii) purchase, repurchase or redeem any share of any class or series of capital stock, including, without limitation, any other series of Preferred Stock or any Common Stock (other than a purchase or redemption made by issuance for delivery of Junior Stock for Junior Stock, Parity Stock or Senior Stock (in each case, as defined herein), Parity Stock for Parity Stock or Senior Stock or Senior Stock for Senior Stock); provided, however, that the Corporation
                                         --------  -------
may, without such a vote, (a) repurchase shares of Common Stock for a maximum aggregate consideration of $400,000 issued upon the exercise of stock purchase rights granted to officers, directors, consultants and employees of the Corporation under the terms of repurchase agreements substantially similar in form to the repurchase agreements existing as of the date hereof, at a repurchase price that is below the Trading Price (as defined below) of the Common Stock; (b) pay, or declare and set aside for payment, any dividend of cash, property or stock on shares of Senior Stock or Parity Stock which were issued in connection with a Conversion Event (as defined herein), for an amount which shall not exceed 20% per annum of the liquidation preference of such a share; and (c) upon the expiration of nine (9) months from the Confirmation Date (as hereafter defined), purchase, repurchase or redeem shares of Senior Stock or Parity Stock which were issued in connection with a Conversion Event, for an amount which shall not exceed the value of the consideration received by the Corporation in respect of such shares of stock (plus accrued and unpaid dividends, if any). For purposes of this Section, "Trading Price" means the
                                                   -------------
closing sales price, or average between the closing bid and ask prices if there is no closing sales price, on the last day preceding the repurchase date on which there were trades in the Common Stock.

     Section 2.  Liquidation, Dissolution, or Winding-Up.

     (a)  Distributions.   In the event of any liquidation, dissolution or
winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of outstanding shares of Series A Convertible
 -----------
Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to stockholders, before any payment shall be made to or set aside for the holders of Junior Stock, an amount equal to $[____] per share of Series A Convertible Preferred Stock (the "Series A
                                                                --------
Liquidation Value") (such amount to be subject to proportionate adjustment in
-----------------
the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event occurring after the effective date of the Plan (as defined below) with respect to the Series A Convertible Preferred Stock, plus all declared but unpaid dividends on the Series A Convertible Preferred Stock through the date of such Liquidation). [NOTE: THE SERIES A LIQUIDATION VALUE WILL BE EQUAL TO $100 MILLION DIVIDED BY THE NUMBER OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK THAT ARE ISSUED IN THE PLAN.]

     If upon any Liquidation, the assets lawfully available to be distributed to the holders of Series A Convertible Preferred Stock under this Section 2(a) are insufficient to permit payment to such stockholders of the full amount payable pursuant to the preceding paragraph, then the holders of Series A Convertible Preferred Stock and any Parity Stock will share equally and ratably in any distribution of assets of the Corporation lawfully available for distribution in proportion to the full liquidation preference and accumulated and unpaid dividends, if any, to which each is entitled.

     Upon the completion of the distributions required in this paragraph (a) of this Section 2, the holders of Series A Convertible Preferred Stock as such shall have no right to or claim to any of the remaining assets of the Corporation.

     (b) Non-Cash Distributions. In the event of a Liquidation resulting in the availability of assets other than cash for distribution to the holders of shares of Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock shall be entitled to a distribution of cash and/or other assets equal in value to the Series A Liquidation Value. In the event that such distribution to the holders of shares of Series A Convertible Preferred Stock shall include any assets other than cash, the value of such non-cash assets shall be determined as follows: (i) the average of the closing sales prices, or average between the closing bid and ask prices if there are no closing sales prices, of readily marketable securities for the twenty trading days prior to the delivery of notice by the Corporation to the holders of Series A Convertible Preferred Stock with respect to the Liquidation pursuant to
Section 8, and (ii) for all other forms of assets, the Board of Directors shall first determine in good faith the value of such assets for such purpose, and shall notify all holders of shares of Series A Convertible Preferred Stock of such determination. The value of such assets for purposes of the distribution under this Section 2(b) shall be the value as so determined by the Board of Directors, unless one or more of the members of the Steering Committee (as defined below) who continue to be holders of shares of Series A Convertible Preferred Stock or, in the absence of any such members, the holders of at least 25% of the outstanding shares of Series A Convertible Preferred Stock, shall object thereto in writing within 30 days after the date of such notice. In the event of such an objection, the value shall be conclusively determined by an independent third party financial expert (to be jointly selected by the Corporation and the objecting member(s) of the Steering Committee or the holders of at least 25% of the outstanding shares of Series A Convertible Preferred Stock, as applicable), at the Corporation's expense and shall be binding upon the Corporation and the holders of shares of Series A Convertible Preferred Stock. For purposes of this Section, "Steering Committee" means the four (4)
                                      ------------------
member steering committee of noteholders with whom the Corporation negotiated the transaction pursuant to which the Series A Convertible Preferred Stock was issued.

     Section 3.  Voting Rights.

     Except as otherwise expressly provided in this Certificate of Designation or as required by applicable law, the holder of each share of Series A Convertible Preferred Stock shall not be entitled to vote on any matters submitted to a vote of stockholders of the Corporation by virtue of holding such shares. [The following to be inserted if the Bankruptcy Court permits the Certificate of Incorporation to be amended to add the provision allowing the Board of the Corporation and the Series A Convertible Preferred to amend this Certificate of Designation: provided, however, each holder of a share of Series
                            --------  -------
A Convertible Preferred Stock shall be entitled to one vote per share of Series A Convertible Preferred Stock on each amendment to this Certificate of Designation under Section 242 of the Delaware General Corporation Law.]

     Section 4. Conversion. Shares of Series A Convertible Preferred Stock shall be subject to conversion into shares of Common Stock or other securities, properties, or rights, as set forth in this Section 4.

     (a)  Optional Conversion.

     (i) Subject to and in compliance with the provisions of this Section 4, any shares of Series A Convertible Preferred Stock (including, without limitation, those shares for which a Redemption Notice has been delivered by the Corporation under Section 5 but which shares have not yet been redeemed) may, at any time or from time to time at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Convertible Preferred Stock shall be entitled upon such conversion shall be the product obtained by multiplying (A) the number of shares of Series A Convertible Preferred Stock being converted, by
(B) [____] (the "Series A Conversion Rate"). [NOTE: IN THE VERSION OF THE
                 ------------------------
CERTIFICATE OF DESIGNATION THAT WILL BE IN EFFECT WHEN THE PLAN IS CONFIRMED, THE SERIES A CONVERSION RATE WILL BE SET SO THAT THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES A CONVERTIBLE PREFERRED STOCK (THE "UNDERLYING SHARES") WOULD REPRESENT FIFTEEN PERCENT (15%) OF THE SHARES OF
 -----------------
COMMON STOCK OUTSTANDING, AS OF THE EFFECTIVE DATE OF THE CORPORATION'S PLAN, AFTER GIVING EFFECT TO THE ISSUANCE OF THE UNDERLYING SHARES AND ANY OTHER SECURITIES OF THE CORPORATION TO BE ISSUED UNDER THE PLAN ON THE EFFECTIVE DATE OF THE PLAN (OTHER THAN SECURITIES ISSUED OR ISSUABLE IN CONNECTION WITH A CONVERSION EVENT), BUT WITHOUT GIVING EFFECT TO ANY SHARES ISSUED PURSUANT TO THE EXERCISE OF RIGHTS ISSUED PURSUANT TO THE CORPORATION'S STOCKHOLDER PROTECTION RIGHTS AGREEMENT (THE "RIGHTS AGREEMENT") OR ANY SHARES, OPTIONS,
                                  ----------------
WARRANTS OR OTHER SECURITIES ISSUED OR TO BE ISSUABLE IN CONNECTION WITH A CONVERSION EVENT (IT BEING UNDERSTOOD THAT A CONVERSION EVENT COULD OCCUR BEFORE THE EFFECTIVE DATE OF THE CONFIRMED PLAN AND PRIOR TO THE ISSUANCE OF THE SERIES A CONVERTIBLE PREFERRED STOCK). EACH SHARE OF COMMON STOCK ISSUABLE UPON THE EXERCISE OR CONVERSION, AS APPLICABLE, OF AN OUTSTANDING OPTION, WARRANT OR OTHER SECURITY EXERCISABLE FOR OR CONVERTIBLE INTO COMMON STOCK (OTHER THAN ANY OPTION, WARRANT OR OTHER SECURITY ISSUED OR TO BE ISSUABLE IN CONNECTION WITH A CONVERSION EVENT) WITH AN EXERCISE PRICE OR CONVERSION PRICE, AS APPLICABLE, OF LESS THAN OR EQUAL TO $0.85 PER SHARE OF COMMON STOCK SHALL BE DEEMED OUTSTANDING FOR PURPOSES OF THE ABOVE CALCULATION; PROVIDED, HOWEVER, THAT
                                                   -----------------
RIGHTS ISSUED OR ISSUABLE PURSUANT TO THE RIGHTS AGREEMENT SHALL NOT BE DEEMED OUTSTANDING FOR PURPOSES OF THE ABOVE CALCULATION (IT BEING UNDERSTOOD THAT THE HOLDERS OF THE UNDERLYING SHARES ISSUABLE UPON CONVERSION OF THE SERIES A CONVERTIBLE PREFERRED STOCK SHALL BE ENTITLED TO RECEIVE RIGHTS PURSUANT TO THE RIGHTS AGREEMENT TO THE EXTENT THAT THEY WOULD HAVE BEEN ENTITLED TO RECEIVE THEM PURSUANT TO THE RIGHTS AGREEMENT HAD THEY BEEN HOLDERS OF SUCH UNDERLYING SHARES DURING THE PERIOD FROM AND AFTER AUGUST 14, 2001 AND PRIOR TO THE ISSUANCE OF THE SERIES A CONVERTIBLE PREFERRED PURSUANT TO THE PLAN).]

     (ii) To exercise conversion rights under this Section 4(a), a holder of Series A Convertible Preferred Stock to be so converted shall (a) surrender the certificate or certificates representing the shares being converted to the Secretary of the Corporation at its principal office, accompanied by evidence of proper assignment thereof to the Corporation and (b) shall give written notice to the Secretary of the Corporation at that office that such holder elects to convert such shares, such written notice to include the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued and such holder's estimate of the number of shares of Common Stock issuable upon such conversion (a "Conversion Notice"). Should a
    -----------------
holder of Series A Convertible Preferred Stock wish to receive an electronic transmission of the shares of Common Stock issuable upon a conversion through the DTC's DWAC system pursuant to Section 10(d) in lieu of delivery of physical certificates, such holder shall (a) surrender the certificate or certificates representing the shares being converted to the appropriate department of the Corporation's transfer agent, accompanied by evidence of proper assignment thereof to the Corporation, (b) shall give written notice to the Corporation's transfer agent, with a copy to the Secretary of the Corporation, that such holder elects to convert such shares, such written notice to include a request that the delivery of the shares of Common Stock issuable upon such conversion be effected through the DWAC system, proper DWAC instructions to enable the Corporation's transfer agent to transmit the shares of Common Stock issuable upon such conversion to the proper DWAC account and such holder's estimate of the number of shares of Common Stock issuable upon such conversion (a "DWAC
                                                                       ----
Conversion Notice"), (c) comply with the requirements for transmissions
-----------------
through the DWAC system set forth in Section 10(d) and (d) comply with the reasonable and customary policies and procedures of the Corporation's transfer agent. The date when a Conversion Notice is delivered to the Corporation, or the date when a DWAC Conversion Notice is delivered to the Corporation's transfer agent, together with the certificate or certificates representing the shares of Series A Convertible Preferred Stock being converted, shall be the "Conversion
                                                                    ----------
Date" with respect to such shares. As promptly as practicable after the
----
Conversion Date and in compliance with applicable securities laws, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in Section 4(g) below in respect of any fraction of a share of Common Stock issuable upon such conversion; provided, however,
                                                     --------  -------
that in the case of a transmission through the DWAC system in which all of the conditions set forth in this Section 4 and in Section 10(d) have been met, the Corporation shall cause its transfer agent to deliver (in accordance with, and subject to the provisions of, Section 10(d)) the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 4 no later than the third trading day after the Conversion Date. In the event that the Corporation does not timely fulfill its obligation to cause its transfer agent to deliver the shares of Common Stock issuable upon the conversion of shares of Series A Convertible Preferred Stock pursuant to a DWAC Conversion Notice, the holder of the shares being converted may revoke the DWAC Conversion Notice at any time prior to the delivery or issuance of such shares. A conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (b)  Mandatory Conversion by the Corporation.

     (i) Conversion Events. The Corporation, at its election, may convert some or all of the shares of the then outstanding Series A Convertible Preferred Stock as follows:

     For each aggregate $15,000,000 raised by the Corporation in connection with one or more "Conversion Events" (as defined below), the Corporation may convert
             -----------------
up to that number of shares of Series A Convertible Preferred Stock having an aggregate Series A Liquidation Value equal to $20,000,000 into the number of fully paid and non-assessable shares of Common Stock into which such shares are then convertible, until all outstanding Series A Convertible Preferred Stock is converted. The aggregate number of shares to be converted in respect of each Conversion Event shall be apportioned among all of the holders of Series A Convertible Preferred Stock, pro rata based on the number of shares of Series A Convertible Preferred Stock held by each stockholder at the time of the Conversion Event.

     A "Conversion Event" shall mean any of the following occurring on or after
        ----------------
August 9, 2001: (a) the closing and draw upon of a bona fide secured or unsecured loan to the Corporation by any third party other than an affiliate (as that term is defined in Rule 405 of the Securities Act of 1933, hereinafter an

"Affiliate") entered into on an arms' length basis, on market terms, for use in
----------
the Corporation's business operations and maturing not earlier than nine months from the date of confirmation of the Corporation's Chapter 11 Plan of Reorganization of Covad Communications Group, Inc. (the "Plan") pursuant to
                                                         ----
which the Series A Convertible Preferred Stock was issued ("Confirmation Date");
                                                            -----------------
(b) the closing of an equity investment in the Corporation by any third party other than an Affiliate that is not, prior to nine months from the Confirmation Date, subject to any put or call nor is otherwise redeemable prior to nine months after the Confirmation Date; (c) the closing of an infusion in cash in the Corporation by SBC Communications Inc. ("SBC"), whether in settlement of
                                             ---
contract claims by the Corporation against SBC or the prepayment of SBC's contractual obligations to the Corporation, or otherwise, that is not refundable or repayable less than nine months after the Confirmation Date; or (d) the settlement of any pending, future or contemplated litigation by the Corporation against any person that is not refundable or repayable less than nine months after the Confirmation Date.

     The following events, regardless of whether they result in an infusion of cash into the Corporation, shall not be Conversion Events: (a) the merger or consolidation of the Corporation with or into another entity, regardless of how structured or (b) the sale, liquidation or exchange by the Corporation of any or all of its assets, other than in conjunction with Conversion Events described in classes (c) and (d) of the immediately preceding paragraph.

     (ii) Mechanics of Mandatory Conversion. To exercise conversion rights under this Section 4(b), the Corporation shall give written notice to each of the holders of record (at the close of business on the business day next preceding the day on which notice is given) of Series A Convertible Preferred Stock that the Corporation elects to convert shares of Series A Convertible Preferred Stock at such holder's address as the same appears on the stock register of the Corporation, which notice shall be certified by the Chief Executive Officer of the Corporation and shall set forth: (i) the amount of shares of Series A Convertible Preferred Stock being converted into Common Stock in the aggregate and for each holder of Series A Convertible Preferred Stock and (ii) a reasonably detailed description of the Conversion Event or Events. Such notice shall not contain any information which the Corporation in good faith considers to be material non-public information, unless simultaneous with the giving of such notice, the Corporation makes such information public. No defect in such notice shall render the mandatory conversion invalid. The date specified for conversion in such written notice sent by the Corporation (as long as such notice is delivered at least 15 days prior to the date specified for conversion) shall be the "Conversion Date" with respect to such shares. A s promptly as practicable
     ---------------
after the Conversion Date and compliance with applicable securities laws, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in Section 4(g) below in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

     Upon any mandatory conversion of shares of Series A Convertible Preferred Stock into shares of Common Stock pursuant to this Section 4(b), the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock were so converted and cash as provided in Section 4(g) below in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Series A Convertible Preferred Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by it in connection therewith.

     (c) Adjustments for Extraordinary Common Stock Events. Upon the happening of an Extraordinary Common Stock Event (as defined in Section 4(j) hereof), automatically and without further action, and simultaneously with the happening of such Extraordinary Common Stock Event, the Series A Conversion Rate shall be adjusted by multiplying the then effective Series A Conversion Rate by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event, and the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Rate. The Series A Conversion Rate, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     (d) Adjustments for Reclassifications. If the Common Stock issuable upon the conversion of Series A Convertible Preferred Stock shall be changed or converted into the same or a different number of shares of any class(es) or series of stock or into other securities or property, whether by recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale of all or substantially all of the assets of the Corporation to any entity or any other transaction (other than an Extraordinary Common Stock Event), then, and in each such event, the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter in lieu of the right to convert such shares into Common Stock to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other event by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or event, all subject to further adjustment as provided herein.

     (e) Adjustments Upon Immediate Payment Events; Election to Receive Consideration In Lieu of Adjustment. Either of the following transactions shall be deemed an "Immediate Payment Event": (1) a merger or consolidation of the
              -----------------------
Corporation with or into another entity, regardless of how structured or (2) the sale, transfer or other disposition of all or substantially all of the Corporation's assets (viewed on a consolidated basis, considering assets of the Corporation's subsidiaries as if they were assets of the Corporation) in a single transaction or series of related transactions.

     The Corporation shall not consummate an Immediate Payment Event unless the Corporation gives notice to the holders of Series A Convertible Preferred Stock
(i) that it intends to consummate an Immediate Payment Event, (ii) the date it anticipates such consummation to occur and (iii) that in connection with, and conditioned upon, the consummation of the Immediate Payment Event, each holder of shares of Series A Convertible Preferred Stock may elect to require the Corporation to redeem its shares of Series A Convertible Preferred Stock for an amount per share of Series A Convertible Preferred Stock equal to the amount that a holder of a share of the Series A Convertible Preferred Stock would be entitled to receive in the event of a Liquidation at the time of such Immediate Payment Event under Section 2(a) hereof where the consideration received by the Corporation or the holders of Common Stock, as applicable, in such Immediate Payment Event constituted the assets to be distributed in such Liquidation (the "Immediate Payment Redemption Amount") and in the same priority over payments in
 -----------------------------------
respect of other classes or series of capital stock of the Corporation as it would be accorded upon such Liquidation under Section 2(a). Such notice shall not contain any information which the Corporation in good faith considers to be material non-public information, unless simultaneous with the giving of such notice, the Corporation makes such information public. The Immediate Payment Redemption Amount shall be paid in the same form, whether cash, securities or other property, as the consideration received by the Corporation or the holders of Common Stock, as applicable, in such Immediate Payment Event. The value of any non-cash consideration shall be determined in accordance with the methodology for determining the value of non-cash assets set forth in Section 2(b) hereof; provided, that the value of readily
             --------
marketable securities shall be the average of the closing sales prices, or average between the closing bid and ask prices if there are no closing sales prices, of readily marketable securities for the twenty trading days prior to the closing of the Immediate Payment Event. Each holder of shares of Series A Convertible Preferred Stock that elects to require the Corporation to redeem its shares of Series A Convertible Preferred Stock shall give written notice of such election to the Corporation and surrender the certificate or certificates representing the shares of Series A Convertible Preferred Stock with respect to which such election is being made to the Corporation at the Corporation's principal offices no later than 5 days before the anticipated consummation date as set forth in the Corporation's notice with respect to the Immediate Payment Event; provided, that any such election notice shall be effective if given not
       --------
later than 30 days after the date of the Corporation's notice, pursuant to
Section 8 hereof, with respect to the Immediate Payment Event. Upon the consummation of the Immediate Payment Event, the Corporation shall pay the Immediate Payment Redemption Amount for such shares with respect to which certificates have been surrendered and each stock certificate surrendered for redemption shall be canceled and retired. If the number of shares represented by any certificate surrendered in respect of any such redemption exceeds the number of shares to be redeemed from the holder thereof, the Corporation shall issue and deliver to the surrendering holder, at the expense of the Corporation, a new certificate representing the unredeemed balance of such shares. Unless the Corporation defaults in the payment in full of the applicable Immediate Payment Redemption Amount, the holders of shares of Series A Convertible Preferred Stock who elect for redemption pursuant to this Section 4(e) shall cease to have any further rights with respect to the shares of Series A Convertible Preferred Stock they elect redemption from and after the date of consummation of the Immediate Payment Event, other than the right to receive the Immediate Payment Redemption Amount, without interest.

     (f) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Series A Conversion Rate, the Corporation will promptly furnish each holder of Series A Convertible Preferred Stock with a certificate, prepared by the chief financial officer or treasurer of the Corporation, showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

     (g) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series A Convertible Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of shares of Series A Convertible Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Convertible Preferred Stock that were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner reasonably prescribed by the Board of Directors) at the close of business on the Conversion Date.

     (h) Partial Conversion. In the event some but not all of the shares of Series A Convertible Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock that were not converted.

     (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, then the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (j)  Extraordinary Common Stock Event.  As used herein, "Extraordinary
                                                              -------------
Common Stock Event" means (i) the issuance of additional shares of Common Stock
------------------
as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

     Section 5.  Optional Redemption.

     (a) Redemption Notice. The Corporation may, at any time, redeem all or a portion of the outstanding shares of Series A Convertible Preferred Stock by giving written notice (a "Redemption Notice") to each holder of record (at the
                          -----------------
close of business on the business day next preceding the day on which notice is given) of the Series A Convertible Preferred on the Redemption Notice Date (as defined below) at such holder's address as the same appears on the stock register of the Corporation, specifying the aggregate number of shares to be redeemed as well as the proportionate number of shares to be redeemed from each holder; provided that failure to give such notice or any deficiency therein
        --------
shall not affect the validity of the procedure for the redemption of any shares of Series A Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The date upon which such notice is delivered to the holders of the Series A Convertible Preferred Stock is referred to herein as a "Redemption Notice Date." The Corporation shall
                            ----------------------
redeem, out of funds legally available therefor, at the Redemption Price (as provided for in Section 5(b) below) all shares of Series A Convertible Preferred Stock stated in the Redemption Notice on a date specified therein (the "Redemption Date") which shall be at least thirty (30) days but not more than 60
 ---------------
days after delivering the Redemption Notice, except for shares in respect of which the Corporation receives a notice of conversion under Section 4(a) prior to the Redemption Date, which shares shall be converted into shares of Common Stock in accordance with Section 4(a). The aggregate number of shares to be redeemed pursuant to a Redemption Notice shall be apportioned among all of the holders of Series A Convertible Preferred Stock, pro rata based on the number of shares of Series A Convertible Preferred Stock held by each stockholder at the time of the Redemption Notice Date.

     (b) Redemption Price. The redemption price per share of Series A Convertible Preferred Stock (the "Redemption Price") shall be equal to the
                                  ----------------
Series A Liquidation Value thereof.

     (c) Mechanics of Redemption. Each holder of shares of Series A Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the Corporation's principal executive office, and thereupon the Corporation shall pay the Redemption Price for such shares to be paid as described in Section 5(a) or 5(b) hereof in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired. If the number of shares represented by any certificate surrendered in respect of any such redemption exceeds the number of shares to be redeemed from the holder thereof, the Corporation shall issue and deliver to the surrendering holder, at the expense of the Corporation, a new certificate representing the unredeemed balance of such shares.

     (d) Unless the Corporation defaults in the payment in full of the applicable Redemption Price, the holders of shares of Series A Convertible Preferred Stock called for redemption shall cease to have any further rights with respect thereto from and after the Redemption Date, other than the right to receive the Redemption Price, without interest.

     Section 6. Negative Covenants. The Corporation shall not, directly or indirectly, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, (i) amend the Corporation's Certificate of Incorporation or the Bylaws of the Corporation by merger, consolidation or otherwise (other than a merger or consolidation that constitutes an Immediate Payment Event) so as to adversely affect the rights and preferences of the Series A Convertible Preferred Stock, (ii) issue additional shares of Series A Convertible Preferred Stock or (iii) pay or cause to be paid any consideration, immediate or contingent, to any holder of Series A Convertible Preferred Stock for or as an inducement to or in connection with the solicitation of any consent, waiver or amendment of any of the terms of this Certificate of Designation, unless such consideration is required to be paid to all holders of Series A Convertible Preferred Stock who are bound by the consent, waiver of amendment whether or not such holders consent, waive or agree to amend.

     Section 7. Status of Converted, Redeemed or Purchased Stock. All shares of Series A Convertible Preferred Stock redeemed, converted, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued, but not as shares of this Series A Convertible Preferred Stock.


     Section 8. Notices of Record Dates, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, any transfer of all or substantially all of the assets of the Corporation to any other company, or any other entity or person, in a single transaction or series of related transactions or any voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation, the Corporation shall deliver to each holder of Series A Convertible Preferred Stock, in accordance with Section 10(a) hereof, at least 15 days prior to such record date or 30 days prior to the proposed effective date of the transaction specified therein, as the case may be, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for cash, securities, and/or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

     Section 9. Ranking. The Series A Convertible Preferred Stock shall, with respect to dividends, redemption and the distribution of assets on Liquidation, rank (i) senior to the Common Stock and any other class or series of capital stock of the Corporation (whether now existing or hereafter created), which are not either Parity Stock or Senior Stock (as such terms are defined below) (the Common Stock and such other classes or series of capital stock of the Corporation that are junior to the Series A Convertible Preferred Stock being referred to herein as "Junior Stock"), (ii) on a parity with any class or series
                       ------------
of capital stock of the Corporation (whether now existing or hereafter created), which is issued in connection with a Conversion Event and the terms of which expressly provide that such class or series will rank on a parity with the Series A Convertible Preferred Stock (such other classes or series of capital stock of the Corporation that are on a parity with the Series A Convertible Preferred Stock being referred to herein as "Parity Stock"), and (iii) junior to
                                             ------------
any class or series of capital stock of the Corporation (whether now existing or hereafter created), which is issued in connection with a Conversion Event and the terms of which expressly provide that such class or series will rank senior to the Series A Convertible Preferred Stock (such other classes or series of capital stock of the Corporation that are senior to the Series A Convertible Preferred Stock being referred to herein as "Senior Stock"). Notwithstanding
                                             ------------
anything to the contrary set forth herein, the Corporation may issue Junior Stock, Parity Stock and Senior Stock; provided, however, that the Corporation
                                      --------  -------
may not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, issue any Parity Stock or Senior Stock with a liquidation preference or right to payment upon redemption that is greater than the value of the consideration received by the Corporation in respect of shares of such Parity Stock or Senior Stock (other than dividends on such Parity Stock or Senior Stock paid in additional shares of Parity Stock or Senior Stock within the limitations of Section 1, which the Corporation shall be permitted to issue) (with the value of any non-cash consideration determined in accordance with the methodology for determining the value of non-cash assets set forth in Section 2(b)), plus accrued and unpaid dividends, if any.

     Section 10.  Miscellaneous.

     (a) Notices. All notices, requests, payments, instructions or other documents to be delivered hereunder to each holder of the Series A Convertible Preferred Stock shall be deemed delivered to each holder of record if delivered personally, mailed, certified or registered mail with postage prepaid, or sent by reliable overnight courier, or facsimile transmission, to each holder of record at its address or facsimile number appearing in the records of the Corporation. Any notice or other communication to a holder of Series A Convertible Preferred Stock in accordance with the provisions of this Certificate of

Designation shall be deemed to have been delivered (i) three business days after it is sent by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt when delivered by hand or transmitted by facsimile (confirmation received) or (iii) one business day after it is sent by a reliable overnight courier service, with acknowledgment of receipt requested.

     (b) Transfer Taxes, Etc. The Corporation shall pay any and all stock transfer, documentary stamp taxes, and the like that may be payable in respect of any issuance or delivery of shares of Series A Convertible Preferred Stock or shares of Common Stock or other securities issued in respect of shares of Series A Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Convertible Preferred Stock or Common Stock or other securities in a name other than that in which such shares were registered, or in respect of any payment to any person other than the registered holder thereof with respect to any such shares, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery, or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Convertible Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send written notice thereof to each holder of record of Series A Convertible Preferred Stock.

     (d) Electronic Transmission of Shares. In lieu of delivering physical certificates representing shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock, and provided that (i) the Corporation's transfer agent is participating in the DTC FAST program and (ii) such program so permits, upon the request of the holder of the shares of Series A Convertible Preferred Stock being converted, the Corporation shall cause its transfer agent to electronically transmit such shares to the holder by crediting the account of the holder's prime broker with the DTC through the DWAC system or, in the event that the Corporation's transfer agent is not able to credit the holder's prime broker with the DTC through the DWAC system, by posting the shares to the DWAC system. Shares transmitted electronically through the DWAC system shall be deemed delivered immediately upon the crediting of such account or the posting of such shares to the DWAC system, as applicable. It shall be the holder's responsibility to instruct its broker to retrieve posted shares from the DWAC system.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President this ___ day of ___________, 2001.

                              By:_________________________________
                              Name:
                              Title:

                                  EXHIBIT "B"

In re Covad Communications Group, Inc.                 Case No.     01-10167

Property Leases


                                                                                                      State whether lease is for
                                                                                                   nonresidential real
                                       Mailing Address, Including ZIP       Description of Contract   property. State contract
                                       Code, of other Parties to Lease or   or Lease and Nature of       number for any government
Name                                   Contract                             Debtor's Interest            contract
-----------------------------------------------------------------------------------------------------------------------------------
Chazen Wolfe                           Chazen Wolfe                         Office space, Lessee      Nonresidential real property
c/o 1st Value Realty, Inc.             c/o 1st Value Realty, Inc.           Las Cruces, NM
                                       1155 South Telshor Blvd Suite B
                                       Las Cruces, NM 88011

                                       Chazen Wolfe
                                       180 Montgomery Street #1200
                                       San Francisco, CA 94104

Desert Commercial II, LLC              Desert Commercial II, LLC            Office space, Lessee      Nonresidential real property
                                       444 West Ocean Blvd. Suite 1108      Long Beach, CA
                                       Long Beach, CA 90802

                                       Transwestern Property Company
                                       444 West Ocean Blvd
                                       Suite 1108
                                       Long Beach, CA 90802

Koll/Intereal Bay Area                 c/o CB Richard Ellis                 Office space, Lessee      Nonresidential real property
                                       1700 Wyatt Drive, Suite 1            Burton office
                                       Santa Clara, CA 95054                Santa Clara, CA

Calwest Industrial Properties, LLC     Calwest Industrial Properties, LLC   Office space, Lessee      Nonresidential real property
                                       c/o The RREEF Funds                  Zanker lease
                                       6735 Sierra Court, Suite A           San Jose, CA
                                       Dubin, CA 94568

Westfield Redevelopment Partners IV,   Westfield Redevelopment Partners IV  Office space, Lessee      Nonresidential real property
LLLP                                   717 17th Street, Suite 2000          Lowry Lease
                                       Denver, CO 80202                     Denver Colorado
                                       Attn: Richard G. McClintock

Merritt-HK, LLC                        2066 Lord Baltimore Drive            Office space, Lessee      Nonresidential real property
                                       Baltimore, MD 21244                  Annapolis, MD

LaSalle Bank, NA                       Annette Brusca                       Office space, Lessee      Nonresidential real property
                                       Land Trust Department                Arlington Heights, IL
                                       LaSalle National Bank
                                       135 S. LaSalle Street
                                       Chicago, IL 60603

                                       Rick Buhrke
                                       Buhrke Industries, Inc.
                                       511 W. Algonquin Road
                                       Arlington Heights, IL 60005

Northwestern Mutual Life Insurance     1185 Chess Drive                     Office space, Lessee      Nonresidential real property
Company                                Suite F                              Foster City, CA
                                       Foster, City 94404

NOL Properties (USA), Inc.             NOL Properties (USA), Inc.           Office space, Lessee      Nonresidential real property
                                       15 Exchange Place                    Jersey City, NJ
                                       Jersey City, NJ 07306

                                       Victoria A. Morrison, Esq.
                                       Riker, Danzig, Scherer, Hyland & Perretti LLP
                                       One Speedwell Avenue
                                       Headquarters Plaza
                                       Morristown, NJ 07962-1981

Carlyle/FR South Bay, LLC              17121 S Central Ave Unit 2c          Office space, Lessee      Nonresidential real property
                                       Carson, CA 90746                     Carson, CA

Teachers Insurance and Annuity         22118 20th Ave SE                    Office space, Lessee      Nonresidential real property
Association of America, Inc.           Suite 138                            Bothell, WA
                                       Bothell, WA 98021

JPI XIX, LP                            5665 Power Inn Road, Suite 140       Office space, Lessee      Nonresidential real property
                                       Sacramento, CA 95824                 Rancho Cordova, CA

F Street Real Estate Company           c/o Lend Lease Real Estate           Office space, Lessee      Nonresidential real property
                                       Investments, Inc.                    Washington, DC
                                       600 14th Street NW
                                       Suite 725
                                       Washington, DC 20005
                                       Attn: Asset Manager for 600 14th St

                                       Carr Real Estate Services
                                       1850 K Street, NW
                                       Wasington DC 20006
                                       Attn: Property Manager for
                                              600 14th St NW

Rolling Hills at Oak Street LLC        5 Aerial Way                         Office space, Lessee      Nonresidential real property
                                       Suite 100                            Garden City, NY
                                       Syosset, NY 11791

                                       Lamb & Barnosky, LLP
                                       534 Broadhollow Road
                                       CS 9034
                                       Melville, NY 11747-9034
                                       Attn: Gary Holman, Esq.

In re Covad Communications Group, Inc.                     Case No.     01-10167

Equipment Leases


                                                                                               State whether lease is for
                                     Mailing Address, Including    Description of Contract or  nonresidential real property.
                                     ZIP Code, of other Parties    Lease and Nature of         State contract number for any
Name                                 to Lease or Contract          Debtor's Interest           government contract
------------------------------------------------------------------------------------------------------------------------------
Sprint PCS                           PO Box 11315                  Cellular phone agreement
                                     Kansas City, MO 64112

Nokia High Speed Access Products     1310 Redwood Way, Suite 100   High speed phone equipment
Inc.                                 Petaluma, CA 94954-6514
                                     Attn: Anand Seshadri
                                     General Manager
                                     Customer Service

GE Capital - Fleet Services          Two Gateway Centre            Service van financing lease
                                     3800 Lewiston Street
                                     Suite 400
                                     Aurora CO 80011
                                     Attn: Doug Beebe

In re Covad Communications Group, Inc.                   Case No.     01-10167

Insurance Policies


                                                                                                         State whether lease is
                                                                                                         for nonresidential
                                   Mailing Address, Including ZIP       Description of Contract or       real property. State
                                   Code, of other Parties to Lease or   Lease and Nature of Debtor's     contract number for
 Name                              Contract                             Interest                         any government contract
----------------------------------------------------------------------------------------------------------------------------------
Federal Insurance Company          Chubb Group of Insurance Companies,   Commercial Property
Policy # 35351224                  15 Mountain View Road,                Liability Package Policy
                                   Warren, NJ 07059

First National Insurance Company   Safeco Corporation                    Business Auto(Mass)
of America                         4333 Brooklyn Ave., N.E
Policy # BA8336856                 Seattle, WA 98185

National Union Fire Insurance      American International Group          Commercial Umbrella
Company of Pittsburgh, PA          70 Pine Street
Policy # BE 7398731                New York, NY 10270-0150

Great Northern Insurance           Chubb Group of Insurance Companies    Foreign General Liability,
Company                            15 Mountain View Road,                Foreign Auto Liability, Foreign
Policy # 7325-58-41                Warren, NJ 07059                      Voluntary Workers' Comp

American Protection Insurance      Kemper Insurance Companies            Workers Compensation
Company                            One Kemper Drive                      Employers Liability Policy
Policy # 2BR07862600               Long Grove, Illinois 60049

Lloyd's of London                  1 Lime Street                         Directors & Officers
Policy # FDO32410Q                 London, UK EC3M7HA                    Liability

Clarendon National Insurance       1177 Avenue of the Americas           Excess Directors & Officers
Policy # MAG1440049050000          45th Floor                            Liability
                                   New York, NY 10036

Greenwich Insurance Company        P.O. Box 2568                         Excess Directors & Officers
Policy # ELU8215601                Greenwich , CT 06836-2568             Liability

Executive Risk Indemnity           P.O. Box 2002                         Excess Directors & Officers
Policy # 81678822                  Simsbury, CT 06070-7683               Liability

TIG Insurance Company              P.O. Box 152870                       Excess Directors & Officers
Policy # XDO38844915               Irving, TX 75015-8830                 Liability

United States Fire Insurance       P.O. Box 1973                         Excess Directors & Officers
Policy # 5550004521                Morristown, NJ 07960                  Liability

Travelers Casualty & Surety        225 Lennon Lane, Suite 200            Performance Bond
Bond # 5S101121960BCM              Walnut Creek, CA 94598


CNA Casualty of California         Three Embarcadero Center Suite 450    Contractors License Bond
Bond 159069891                     San Francisco, CA 94111

CNA Casualty of California         Three Embarcadero Center Suite 450    Contractors License Bond
Policy # 159069907                 San Francisco, CA 94111

Connecticut Surety Group           350 Sansome Street, Suite 1000        Surety Bond
Bond # CSC2030822                  San Francisco, Ca 94104

U.S.F.&G.                          The St. Paul Companies                Surety Bond
Bond # KF 8319                     385 Washington Street
                                   St. Paul, MN 55102-1396

U.S.F.&G.                          The St. Paul Companies                Surety Bond
Bond # SF6628                      385 Washington Street
                                   St. Paul, MN 55102-1396

ABD Services                       PO Box 60000                          Insurance Agent
                                   San Francisco, CA 94160-2487

In re Covad Communications Group, Inc.                     Case No.     01-10167
Banking & Financial Contracts & Agreements


                                                                                                         State whether lease is
                                                                                                         for nonresidential
                                   Mailing Address, Including ZIP     Description of Contract or        real property. State
                                   Code, of other Parties to Lease    Lease and Nature of Debtor's      contract number for
 Name                              or Contract                        Interest                          any government contract
----------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank                   Wells Fargo Bank                   Revolving Line of Credit Note
National Association               Santa Clara Technology RCBO        $5,000,000
                                   121 Park Center Plaza
                                   3rd Floor
                                   San Jose, CA 95113

Wells Fargo Bank, NA               Trade Services Division            Irrevocable Letter of Credit
                                   Northern California                $200,000
                                   525 Market Street, 25th Floor      No. NZS397340
                                   San Francisco, CA 94105            Date: 5/3/2001
                                                                      Beneficiary:
                                                                      F Street Real Estate Company
                                                                      c/o Lend Lease Real Estate Investments, Inc.
                                                                      600 14th Street NW, Suite 725
                                                                      Washington DC 20005

Wells Fargo Bank, NA               Trade Services Division            Irrevocable Letters of Credit
                                   Northern California                $1,500,000
                                   525 Market Street, 25th Floor      No. NZS389818
                                   San Francisco, CA 94105            No. NZS351021
                                                                      Date: 3/16/2001
                                                                      Beneficiary:
                                                                      Gelco Corporation d/b/a
                                                                      GE Capital Services
                                                                      Three Capital Drive
                                                                      Eden Prairie, MN 55344

Warburg, Pincus Ventures LP        c/o EM Warburg, Pincus & Co LLP    Series C Preferred Stock and
                                   466 Lexington Avenue               Warrant Subscription Agreement
                                   New York, NY 10017-3147            (High Yield Offering)
                                                                      3/11/98


Crosspoint Venture Partners 1996   The Pioneer Hotel Building         Series C Preferred Stock and
                                   2925 Woodside Road                 Warrant Subscription Agreement
                                   Woodside, CA 94062                 (High Yield Offering)
                                                                      3/11/98

Intel Corporation                  2200 Mission College Blvd          Series C Preferred Stock and
                                   Mail Stop SC4-210                  Warrant Subscription Agreement
                                   Santa Clara CA 95052-8199          (High Yield Offering)
                                   Attn: Treasurer                    3/11/98

Bear, Stearns & Co, Inc.           c/o Bear, Stearns & Co. Inc.       Purchase agreement:
BT Alex, Brown Incorporated        245 Park Avenue                    $260MM of 13 1/2% Sr Notes
                                   New York, NY 10167                 Warrants to buy 1.684MM of common
                                                                      3/11/98

Bank of New York                   Bank of New York                   Indenture Trust Agreement
                                   101 Barclay Street                 3/11/98
                                   Floor 21 West
                                   New York, NY 10286
                                   Attn: Corporate Trust
                                   Administration

Bear, Stearns & Co, Inc.           c/o Bear, Stearns & Co. Inc.       Registration Agreement
BT Alex, Brown Incorporated        245 Park Avenue                    3/11/98
                                   New York, NY 10167

Bank of New York                   Bank of New York                   Warrant Agreement
                                   101 Barclay Street                 3/11/98
                                   Floor 21 West
                                   New York, NY 10286
                                   Attn: Corporate Trust
                                   Administration

Bear, Stearns & Co, Inc.           c/o Bear, Stearns & Co. Inc.       Registration Agreement
BT Alex, Brown Incorporated        245 Park Avenue                    3/11/98
                                   New York, NY 10167



Bear, Stearns & Co, Inc.           c/o Bear, Stearns & Co. Inc.       Purchase agreement:
BT Alex, Brown Incorporated        245 Park Avenue                    $215MM of 12 1/2% Sr Notes
Donaldson, Lufkin & Jenrette       New York, NY 10167                 2/11/99
     Securities Corporation
Goldman, Sachs & Co.

Bank of New York                   Bank of New York                   Indenture Trust Agreement
                                   101 Barclay Street                 2/18/99
                                   Floor 21 West
                                   New York, NY 10286
                                   Attn: Corporate Trust
                                   Administration


Bear, Stearns & Co, Inc.           c/o Bear, Stearns & Co. Inc.       Registration Rights Agreement
BT Alex, Brown Incorporated        245 Park Avenue                    2/18/99
Donaldson, Lufkin & Jenrette       New York, NY 10167
     Securities Corporation
Goldman, Sachs & Co.




Bank of New York                   Bank of New York                   Pledge & Escrow Agreement
                                   101 Barclay Street                 2/18/99
                                   Floor 21 West
                                   New York, NY 10286
                                   Attn: Corporate Trust
                                   Administration

Bank of New York                   Bank of New York                   Exchange Agent Agreement
                                   101 Barclay Street                 4/21/99
                                   Floor 21 West
                                   New York, NY 10286
                                   Attn: Corporate Trust
                                   Administration

Bear, Stearns & Co, Inc.           c/o Bear, Stearns & Co. Inc.       Purchase agreement:
Morgan Stanley & Co. Inc.          245 Park Avenue                    $425MM of 12% Sr Notes
                                   New York, NY 10167                 1/21/00

Bear, Stearns & Co, Inc.           c/o Bear, Stearns & Co. Inc.       Registration Rights Agreement
Morgan Stanley & Co. Inc.          245 Park Avenue                    1/21/00
                                   New York, NY 10167

United States Trust Company        114 West 47th Street               Indenture Trust Agreement
of New York                        25th Floor                         1/28/00
                                   New York, NY 10036
                                   Attn: Corporate Trust
                                   Administration

Bear, Stearns & Co, Inc.           c/o Bear, Stearns & Co. Inc.       Purchase agreement:
Morgan Stanley & Co. Inc.          245 Park Avenue                    $500MM of 6% Convertible Sr Notes
Credit Suisse First Boston Corp    New York, NY 10167                 9/29/00
Deutsche Bank Securities, Inc.
Goldman, Sachs & Co.

United States Trust Company        114 West 47th Street               Indenture Trust Agreement
of New York                        25th Floor                         9/25/00
                                   New York, NY 10036
                                   Attn: Corporate Trust
                                   Administration

Bear, Stearns & Co, Inc.           c/o Bear, Stearns & Co. Inc.       Resale Registration Rights
Morgan Stanley & Co. Inc.          245 Park Avenue                    Agreement
Credit Suisse First Boston Corp    New York, NY 10167                 9/25/00
Deutsche Bank Securities, Inc.
Goldman, Sachs & Co.

Wells Fargo Capital Investment     525 Market Street, 10th Floor      Corporate Investment Account
Accounts                           San Francisco, CA  94105           Cash & marketable securities
                                                                      Account # [redacted]
                                                                      tax-id.. [redacted]


Bank of New York                   attn: Michael Pitfik               Corporate Investment Account
                                   101 Barclay St. 21W                Account # [redacted]
                                   New York, NY  10286                tax-id.. [redacted]

Bank of New York                   attn: Michael Pitfik               Corporate Investment Account
                                   101 Barclay St. 21W                Account # [redacted]
                                   New York, NY  10286                tax-id.. [redacted]

Bear Sterns Investment Accounts    575 Lexington Avenue               Corporate Investment Account


                                   New York, NY 10022                 Cash & marketable securities
                                                                      Account # [redacted]
                                                                      tax-id. [redacted]

Morgan Stanley Dean Witter         555 California Street, Suite 2200  Corporate Investment Account
                                   San Francisco, California 94104    Cash & marketable securities
                                                                      Account # [redacted]

Morgan Stanley                     555 California Street, Suite 2200  Corporate Investment Account
                                   San Francisco, California 94104    Account # [redacted]


Morgan Stanley                     555 California Street, Suite 2200  Corporate Investment Account
                                   San Francisco, California 94104    Account # [redacted]

Wells Fargo                        Attn: Laura Zaragoza               Corporate Investment Account
                                   121 Park Center Plaza, 3rd Floor
                                   San Jose, CA 95113

Automated Data Processing          51 Mercedes Way                    Proxy & Annual report service
                                   Edgewood, NY 11717

Equiserve                          150 Royall Street                  Transfer Agent Agreement
                                   Canton, MA 02021                   Rights Agreement


In re Covad Communications Group, Inc.                    Case No.     01-10167

Employee Related Contracts



Name                             Mailing Address, Including  Description of Contract or   State whether lease is for
                                 ZIP Code, of other Parties  Lease and Nature of          nonresidential real property.
                                 to Lease or Contract        Debtor's Interest            State contract number for any
                                                                                          government contract
---------------------------------------------------------------------------------------------------------------------------------

Mark Perry                       7770 Coventry Drive         Severance Agreement
                                 Castle Rock, CO 80104       7/25/2001

Rob Davenport                    14230 Skyline Blvd          Employee Loan
                                 Oakland, CA 94619           5/24/1999

Bruce Kushner                    314 Ridgeview ST            Employee Loan
                                 Tracy, CA 95376             8/4/1999

Tanya Van Court                  230 Underhill Ave #3        Employee Loan
                                 Brooklyn, NY 11238          8/27/1998

Jane Marvin                      P.O. Box 97061              Employee Loan
                                 Redmond, WA  98073          4/14/2000

Cathy Hemmer                     362 Morning Star Way        Employee Loan
                                 Castle Rock, CO 80104       10/1/1998

John Hemmer                      2711 W Winnemac Apt 3       Employee Loan
                                 Chicago, IL 60625           10/1/1998

Morgan McChesney                 18 W Long Drive             Employee Loan
                                 Lawrenceville, NJ 08648     10/1/2000

John McDevitt                    1070 Germano Way            Employee Loan
                                 Pleasanton, CA 94566        1/1/2001

Terry Moya                       5716 S Danube Cir           Employee Loan
                                 Aurora, CO 80015            9/1/2000

Anjali Joshi                     776 Josina Avenue           Employment Contract
                                 Palo Alto CA 94306          5/7/2001

Cathy Hemmer                     362 Morning Star Way        Employment Contract
                                 Castle Rock, CO 80104       1/1/2001

Terry Moya                       5716 S Danube Cir           Employment Contract
                                 Aurora, CO 80015            1/1/2001

Charlie Hoffman                  17 Spring Lake Drive        Employment Contract
                                 Far Hills, NJ  07931        5/29/2001



In re Covad Communications Group, Inc.                    Case No.     01-10167
      --------------------------------

Supplier Contracts




                                                                                                         State whether lease is
                                                                                                         for nonresidential
                                    Mailing Address, Including ZIP      Description of Contract or       real property. State
                                    Code, of other Parties to Lease or  Lease and Nature of Debtor's     contract number for
 Name                               Contract                            Interest                         any government contract
----------------------------------------------------------------------------------------------------------------------------------
Broadwing Communications            1122 Capital of Texas Hwy S         CLEC contract
Services, Inc.                      Austin, TX 78746-6426

XO Communications                   500 108th Ave NE                    CLEC contract
(formerly Nextlink Comm, Inc.)      Suite 2200
                                    Belleview, WA 98004

SBC Communications, Inc.            175 E Houston                       ILEC Interconnection agreement
Illinois Bell                       San Antonio, TX 78205
Indiana Bell
Michigan Bell
Nevada Bell
Ohio Bell
Pacific Bell
Southern New England Telecom Co.
Southwestern Bell
Wisconsin Bell d/b/a Ameritech
 Wisconsin

SBC Communications, Inc.            175 E Houston                       Settlement Agreement
                                    San Antonio, TX 78205

SBC Communications, Inc.            175 E Houston                       Dispute Resolution Agreement
                                    San Antonio, TX 78205

SBC Communications, Inc.            175 E Houston                       Stock Purchase Agreement
                                    San Antonio, TX 78205

SBC Communications, Inc.            175 E Houston                       In-Region Wholesale Agreement
                                    San Antonio, TX 78205

SBC Communications, Inc.            175 E Houston                       Resale & Marketing Agreement
                                    San Antonio, TX 78205

SBC Communications, Inc.            175 E Houston                       Collocation Agreement
                                    San Antonio, TX 78205

SBC Communications, Inc.            175 E Houston                       Network & Product Planning
                                    San Antonio, TX 78205               Agreement

UPS Logistics                       990 Hammond Drive Suite 400         Logistics Contract
                                    Atlanta, GA 30328

Delta Air Lines                     1030 Delta Boulevard                Corporate Agreement
                                    Hartsfield Atlanta International
                                     Airport
                                    Atlanta, GA 30320

FSG Technologies, LLC               2033 N Main Street Suite 390B       Financial analysis service agreement
                                    Walnut Creek, CA 94596

Resonate, Inc.                      3855 Moffett Park Drive             Software support agreement
                                    Sunnyvale, CA 94069
                                    Attn: Willy Frault

In re Covad Communications Group, Inc.                    Case No.     01-10167
      --------------------------------
Lease Termination Agreements



                                                                                               State whether lease is for
                                 Mailing Address, Including ZIP   Description of Contract or   nonresidential real property.
                                 Code, of other Parties to Lease  Lease and Nature of          State contract number for any
Name                             or Contract                      Debtor's Interest            government contract
--------------------------------------------------------------------------------------------------------------------------
Touchstone Building, LLC         12131 113th Ave, Ste 100         Kirkland, WA lease           Nonresidential real property
                                 Kirkland, WA 98034               termination
                                                                  signed 3/20/2001
                                                                  Lessee

BRE/San Tomas I LLC              2300 Central Expressway          South Bay lease termination  Nonresidential real property
                                 Santa Clara, CA 95050            signed 12/15/2000
                                                                  Lessee

Paramount Group, Inc.            712 Fifth Ave 11th Floor         5th Ave New York lease       Nonresidential real property
                                 New York, NY 10019               assignment, signed 6/1/2001
                                                                  Lessee

Tokeneke Advisors, LLC.          712 Fifth Ave 11th Floor         5th Ave New York lease       Nonresidential real property
                                 New York, NY 10019               assignment, signed 6/12/2001
                                                                  Assignor

MTM Grand Properties, LLC.       940 Elkton Dr                    Colorado Springs lease       Nonresidential real property
                                 Colorado Springs, CO 80907       termination agreement,
                                                                  signed 3/23/2000,
                                                                  Lessee

Silver Creek Investment, Ltd.    3759 Broadmoore SE, Ste F        Grand Rapids, MI lease       Nonresidential real property
                                 Grand Rapids MI                  termination agreement,
                                                                  signed 6/15/2001,
                                                                  Lessee

Kendall Center, LTD.             5437 Kendall St                  Boise, ID lease termination  Nonresidential real property
                                 Boise, ID 83706                  agreement, signed 8/2/2000
                                                                  Lessee

Gateway Properties LLC           810 E 47th St Ste 107            Tuscon, AZ lease termination Nonresidential real property
                                 Tucson, AZ 85713                 agreement, signed 4/19/2001
                                                                  Lessee

Jemison Realty Company, Inc.     2501 3rd Ave South               Birmingham, AL lease         Nonresidential real property
                                 Birmingham, AL 35233             termination agreement,
                                                                  signed 4/11/2000
                                                                  Lessee

Hacienda & Cameron, LLC          5329 S Cameron, Ste 107          Las Vegas lease termination  Nonresidential real property
                                 Las Vegas NV                     agreement, signed 12/20/1999
                                                                  Lessee

DRW Investments, LLC             1019 Passport Way                Cary, NC lease termination   Nonresidential real property
                                 Cary NC 27513                    agreement, signed 6/27/2000
                                                                  Lessee

Nitromed, Inc.                   12 Oak Park                      Bedford, MA sublease         Nonresidential real property
                                 Bedford, MA 01730                termination agreement,
                                                                  signed 6/6/2001
                                                                  Sublessee

Keating Development Company      101 West Elm Street              Conshohoken, PA lease        Nonresidential real property
                                 Conshohoken PA 19428             termination agreement,
                                                                  signed 5/31/2001
                                                                  Lessee

Highwoods DLF 97/26 DLF99/32     10 Glen Lake Parkway             Glenlake lease termination   Nonresidential real property
LP                               Suite 640 & 650                  agreement, signed 5/31/2001
                                 Atlanta, GA 30328                Lessee

HQ Global Workplaces             HQ Las Colinas Millennium Center Office space, Lessee         Nonresidential real property
                                 d/b/a HQ Global Workplaces, Inc. Dallas, TX, Termination
                                 222 West Las Colinas Blvd        agreement, signed 8/9/01
                                 Suite 1650
                                 Irving, TX 75039

In re Covad Communications Group, Inc.                    Case No.     01-10167



Professional Service Contracts




Name                                Mailing Address, Including ZIP      Description of Contract or       State whether lease is

                                    Code, of other Parties to Lease or  Lease and Nature of Debtor's     for nonresidential

                                    Contract                            Interest                         real property. State

                                                                                                         contract number for

                                                                                                         any government contract

-----------------------------------------------------------------------------------------------------------------------------------


Kasowitz, Benson, Torres &          1633 Broadway                       Bond renegotiation agreement

Friedman, LLP                       New York, NY 1019-6799

                                    212-506-1800



Chanin Capital Partners             12 East 49th St                     Financial Advisory Service

                                    14th Floor                          Agreement (by agreement of the parties,
                                    New York, NY 10017                  this contract is being assumed only as to
                                    212-758-2629                        the provisions relating to the obligation
                                                                        to pay fees)

In re Covad Communications Group, Inc.                     Case No.     01-10167
      --------------------------------
Other Contracts & Agreements



                                                                                                         State whether lease is
                                                                                                         for nonresidential
                                    Mailing Address, Including ZIP      Description of Contract or       real property. State
                                    Code, of other Parties to Lease     Lease and Nature of Debtor's     contract number for
 Name                               or Contract                         Interest                         any government contract
----------------------------------------------------------------------------------------------------------------------------------
BlueStar Stockholders               Christopher Lord, Agent          Settlement Agreement for
                                    c/o Irell & Manella              Earn-out Milestones
                                    1800 Avenue of the Stars
                                    Suite 900
                                    Los Angeles, CA 90067

Liberty Greenfield LLLP.            717 17th Street, Suite 2700      Real Estate Broker
                                    Denver, CO 80202

ACCA Networks Co., LTD              Shin-Yurakucho Building          Preferred Stock purchase agreement
                                    B 130                            Aug 18, 2000
                                    1-12-1 Yurakucho, Chiyoda-ku
                                    Tokyo 100-0006, Japan

DishNetDSL Limited                  19, Cathedral Garden Rd          Subscription Agreement
                                    Nungambakkam, Chennai 600-034    Feb 1, 2000
                                    India

Loop Telecom, S.A.                  World Trade Center, 6N           Acquisition Agreement
                                    Moll de Barcelona, s/n           Sep 8, 2000
                                    08039 Barcelona

BlueStar Communications Group, Inc. 41 Union Street, Suite 900       Acquisition Agreement
                                    Nashville, TN 37219              Jun 16, 2000

Laser Link.Net, Inc.                112 Chesley Drive                Agreement and Plan of Merger
Lightsaber Acquisition Corp         Hampton Building, Suite 100      Mar 8, 2000
                                    Media, PA 19063
                                    Attn: George McGovern

AT&T                                Law Division                     Customer Contract
                                    295 North Maple Ave, Room 3155D1
                                    Basking Ridge, NJ 07920

Concentric Network Corp             1400 Parkmoore Avenue            Customer Contract
                                    San Jose, CA 95126

SBC Communications, Inc.            175 E Houston                    Customer Contract
                                    San Antonio, TX 78205



Jones, Lang, LaSalle                Attn: Richard Knowlton           Real Estate Broker
                                    1165 Sanctuary Parkway
                                    Suite 270
                                    Alpharetta, GA 30004

Insignia ESG                        IESG New York                    Real Estate Broker
                                    200 Park Avenue
                                    New York, NY 10166

Meredith & Grew Incorporated        160 Federal Street               Real Estate Broker
                                    Boston, MA 02110-1701

Memorandum of Understanding with                                     Settlement agreement for Securities
Class Action parties                                                 Litigation



Note [1]
This category also includes all
related agreements, all of which
will be enumerated prior to the
Confirmation Hearing

                                  EXHIBIT "C"
                           RETAINED RIGHTS OF ACTION

  1. Covad has a potential claim for damages against the law firm of Simpson Thacher & Bartlett and certain of its partners and employees ("ST&B") for malpractice in ST&B's providing of legal services and advice to Covad Communications Group, Inc. in connection with the merger among Covad Communications Group, Inc., Laserlink.Net, Inc., and Lightsaber Acquisition Company in March 2000. As a direct and proximate result of ST&B's malpractice, Covad has suffered damages in excess of $5 million and may suffer additional damages in the future.

  2. Covad has a potential claim for damages and/or equitable relief against George McGovern and other officers, directors, or employees of the former entity, Laserlink.Net, Inc. ("Laserlink.Net Management"), with which Covad merged in March 2000. Covad's potential claims arise out of false and misleading statements or omissions by Laserlink Management in connection with the merger among Covad Communications Group, Inc., Laserlink.Net, Inc., and Lightsaber Acquisition Company in March 2000.

  3.    Covad has a potential claim against Holder/Royal 400 II, LLC
("Holder") a Delaware limited liability company located at 3333 Riverwood Parkway, Suite 500, Atlanta, Georgia in the amount of $1.5 million arising out of breach of a lease agreement. On April 28, 2000 Covad and Holder entered into a lease agreement for an office building located at 11580 Great Oaks Way, Alpharetta, Georgia. As part of the lease agreement, Holder agreed to pay a "Tenant Improvement Allowance" by contributing the sum of up to $1,565,076.50 toward construction costs to finish the interior space. If total construction costs to complete the finished space exceeded the Tenant Improvement Allowance of approximately $1.5 million which Holder agreed to pay, Covad agreed to pay the balance of construction costs. The balance of construction costs exceeded $3 million and Covad paid the entire amount. Holder has refused to reimburse Covad the $1.5 million it agreed to contribute to the construction costs.

  4. Covad has indemnity Claims against its underwriters in conjunction with the litigations giving rise to the Class 8 "Securities Claim - IPO Allocation."

  5. Covad has claims against various former and current employees for unpaid advances and loans.

  6. Covad has a potential claim for damages and/or injunctive/equitable relief against SBC Communications, Inc. and/or its subsidiaries arising out of or relating to the following agreements between the parties:


  .     Resale and Marketing Agreement, dated September 10, 2000;
  .     Dispute Resolution Agreement, dated September 10, 2000;
  .     In-Region Wholesale Agreement, dated September 11, 2000;
  .     Stock Purchase Agreement, dated September 10, 2000;
  .     Collocation Agreement, dated September 10, 2000;
  .     Network & Product Planning Agreement, dated September 10, 2000;
  .     Settlement Agreement, dated September 10, 2000.

  7. Covad has claims for breach of fiduciary duty, fraud and deceit against the law firm of Blank, Rome, Comisky & McCauley arising out of events arising after the Laserlink acquisition.

                                   Exhibit D

                               ESCROW AGREEMENT
                               ----------------


    THIS ESCROW AGREEMENT (this "Agreement") is made as of August 14, 2001, by and among Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as agent for the Noteholders described below (the "Noteholder Agent"), Covad Communications Group, Inc., a Delaware corporation (the "Company"), and Citibank, N.A. (Private Bank, Custody and Advisory Services), a national banking association organized and existing under the laws of the United States of America, acting in its capacity as escrow agent (the "Escrow Agent"). Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in those certain Agreements Concerning Voting dated as of August 3, 2001, by and between certain Noteholders (as defined below), on the one hand, and the Company, on the other hand, to which this Escrow Agreement is attached (any such Agreement Concerning Voting is referred to herein as a "Voting Agreement"). Any amendments to such capitalized terms after the date hereof shall not be incorporated herein by reference unless consented to in writing by the Escrow Agent.

    WHEREAS, in accordance with the terms and provisions of the Voting Agreement, the Company has heretofore deposited with the Escrow Agent the sum of $256,782,701 in Cash Consideration (such Cash Consideration, together with accrued interest and income thereon, is collectively referred to herein as the "Cash Consideration"); and

    WHEREAS, Noteholders are entitled to receive distribution of the Cash Consideration in certain eventualities, as set forth below, and the Company is entitled to receive distribution of the Cash Consideration in certain eventualities, as set forth below; and

    WHEREAS, Noteholder Agent has agreed to serve as agent for all holders (the "Noteholders") of any of the Company's 13.5% Senior Notes due 2008, 12.5% Senior Notes due 2009, 12% Senior Notes due 2010, and 6% Convertible Notes due 2005 (the Notes"); and

    WHEREAS, Escrow Agent has agreed to hold the Cash Consideration, subject to the obligation to distribute to the Company or to the Noteholder Agent such funds as set forth below;

    NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.  Disposition of Cash Consideration.
    ---------------------------------

1.1 Under the terms of the Voting Agreement, the Noteholders are entitled to receive the Cash Consideration (i) on September 15, 2001 if, by such date, the Company has not filed the Plan (as defined below), (ii) on November 15, 2001 if, by such date, the Company has not begun soliciting acceptances on the Plan,
(iii) on January 15, 2002 if, by such date, the Plan has not gone effective by its terms and Noteholders have voted to accept the Plan in an amount necessary to achieve class acceptance (calculated as if no holders of claims other than those held by Noteholders are included in such class), or (iv) on the Plan=s effective date if such date is earlier than January 15, 2002 (the "Noteholder Entitlement Events"). Under the terms of the Voting Agreement, the Company is entitled to receive the Cash Consideration if (i) a Voting Agreement is breached by any of the Noteholders executing a Voting Agreement and such breach materially and negatively impacts the expected rights of or benefits to the Company under all Voting Agreements (it being expressly agreed that a Company Return Event (as defined below) shall not arise if a breach of a Voting Agreement occurs that, by reason of ameliorative steps taken by the Company and/or other Noteholders, does not have a material, negative impact on the Company) or (ii) the Company files the Plan, solicits acceptances of the Plan, and Noteholders vote to reject the Plan in an amount sufficient to defeat class acceptance of the Plan (calculated as if no holders of allowed claims other than those held by Noteholders are included in such class) (a "Company Return Event").

1.2 Simultaneous with delivery by Noteholder Agent to Escrow Agent of a written instruction signed by an authorized person of Noteholder Agent advising Escrow Agent that a Noteholder Entitlement Event has occurred (a "Noteholder Distribution Notice"), Noteholder Agent shall deliver to the Company a copy of such Noteholder Distribution Notice. The Company may dispute the Noteholder Distribution Notice by delivering written notification, signed by an authorized officer of the Company, of such dispute (a "Company Dispute Notice") to the Escrow Agent and the Noteholder Agent within four (4) business days of delivery to the Company of the Noteholder Distribution Notice. Such Company Dispute Notice shall recite with specificity the nature and the basis for such dispute. Upon either (i) the expiration of four (4) business days following delivery to the Company of the Noteholder Distribution Notice, and provided that the Escrow Agent has not received a Company Dispute Notice during such period or (ii) delivery to the Escrow Agent by the Noteholder Agent of an order by a court having jurisdiction (a "Court) requiring that all or a portion of the Cash Consideration be distributed to the Noteholders or the Noteholder Agent by reason of the occurrence of a Noteholder Entitlement Event, Escrow Agent shall, as soon as practicable but no later than one (1) business day later, disburse in accordance with such written and signed instructions as the Noteholder Agent may deliver to Escrow Agent or such Court Order an amount equal to the sum of the Cash Consideration designated in such instruction or Court Order, plus any allocable interest in accordance with the terms of this Agreement, less the amount of the Bonus (as hereafter defined) which shall be paid in accordance with the provisions of Section 2(b).

1.3 Simultaneous with delivery by the Company to Escrow Agent of a written instruction from the Company signed by an authorized person of Company advising Escrow Agent that a Company Return Event has occurred (a "Company Distribution Notice"), the Company shall deliver to the Noteholder Agent a copy of such Company Distribution Notice.

The Noteholder Agent may dispute that a Company Return Event has occurred by delivering written notification signed by an authorized person of Noteholder Agent of such dispute (a "Noteholder Agent Dispute Notice") to the Escrow Agent and the Company within four (4) business days of delivery to the Noteholder Agent of a Company Distribution Notice. Such Noteholder Agent Dispute Notice shall recite with specificity the nature and the basis for such dispute. Upon either (i) the expiration of four (4) business days following delivery to the Noteholder Agent of the Company Distribution Notice, and provided that the Escrow Agent has not received a Noteholder Agent Dispute Notice, or (ii) delivery to the Escrow Agent by the Company of an order entered by a Court requiring that all or a portion of Cash Consideration be distributed to the Company by reason of the occurrence of a Company Return Event, Escrow Agent shall as soon as practicable but no later than one (1) business day later disburse in accordance with such written and signed instructions as the Company may provide to the Escrow Agent or such Court Order an amount equal to the sum of the Cash Consideration designated in such instruction or Court Order, plus any allocable interest in accordance with the terms of this Agreement.

1.4 Upon the disbursement of the Cash Consideration to the Company for any reason, the liabilities and obligations of Noteholders with respect to the Voting Agreements shall automatically terminate. Upon the disbursement of the Cash Consideration to the Noteholders or the Noteholder Agent for any reason, the aggregate obligations of the Company under the Notes shall be correspondingly reduced by the amount of the Cash Consideration, allocated among the series of Notes in accordance with the provision of the Term Sheet annexed to the Voting Agreement.

1.5 As used in this Agreement, the "Plan" refers to the Chapter 11 Reorganization Plan of the Company contemplated by the terms of the Voting Agreements.

1.6 Notwithstanding anything in this Agreement to the contrary, whenever this Agreement calls for a disbursement of the Cash Consideration or any other funds to the Noteholder Agent or receipt by the Noteholder Agent thereof, such disbursement shall be made by the Escrow Agent directly to the indenture trustees under the Notes, on behalf of the Noteholders as directed in a signed writing by the Noteholder Agent, or as otherwise directed in a signed writing by the Noteholder Agent, and in either case subject to the payment of the Bonus under Section 2(b).

2.  Interest B All interest and income received as part of the Cash
    --------
Consideration shall be distributable as follows:

2.1 First, to pay the fees and expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements) of the Escrow Agent.

2.2 Second, in the event of a Company Return Event, to the Company. Alternatively, second, in the event of a Noteholder Entitlement Event, prorated based on the number of days of interest accrual as follows: (i) the Company shall be exclusively credited from the date of the initial funding of the Escrow Account (as hereafter defined) in accordance with this Agreement through and including September 14, 2001, (ii) the Company and the Noteholder Agent shall be equally credited from September 15, 2001 through and including October 14, 2001, and (iii) the Noteholder Agent shall be exclusively credited from and after October 15, 2001, provided, however, to the extent the Noteholder Agent is entitled to funds in accordance with terms of this subparagraph (b), the lesser of (x) $1,000,000.00, and (y) all amounts to which the Noteholder

Agent is entitled pursuant to the terms of this paragraph, shall be paid to Kasowitz, Benson, Torres & Friedman LLP as a bonus (the "Bonus") directly by the Escrow Agent, with the Noteholder Agent receiving the balance, if any, after the payment of the Bonus, for subsequent distribution to Noteholders.

3.  Continuation of Escrow Agent's Duties. Noteholder Agent and the Company
    -------------------------------------
hereby reaffirm Escrow Agent's appointment to act as escrow agent hereunder and, in such capacity, to receive, hold, administer and deliver in accordance with and subject to the terms and provisions of this Agreement the Cash Consideration and interest thereon. Subject to and upon the terms and conditions hereinafter set forth, the Escrow Agent reaffirms its acceptance of such appointment and shall continue to maintain the Escrow in accordance with the terms and provisions hereof.

4.  Limitations on Disbursement. The Cash Consideration shall be released,
    ---------------------------
disbursed and distributed only in strict accordance with the terms and conditions of Paragraphs 1 and 2 hereof, respectively.

5.  Receipt by Escrow Agent. Upon receipt of the Cash Consideration, Escrow
    -----------------------
Agent agrees to accept and acknowledge receipt of same and agrees to hold and keep the Cash Consideration (and all portions thereof) in strict accordance with the terms and conditions hereof, and to deliver or release the Cash Consideration (or portions thereof) only in accordance with the terms and provisions herein set forth. Noteholder Agent and the Company hereby direct Escrow Agent to deposit the Cash Consideration into an account to be established in the name of Citibank, N.A., as Escrow Agent for Covad Communications Group, Inc. and the Noteholders under this Escrow Agreement and to invest the Cash Consideration as soon as practicable upon Escrow Agent's receipt thereof in CitiFunds Institutional Liquid Reserves, a money market mutual fund (the "Escrow Account"). Investment of the Cash Consideration shall be made in a manner which will ensure that such investment matures or may be redeemed or may be subject to liquidation by sale or otherwise at such time as may be necessary to make timely disbursement from the Escrow Account, in accordance with the terms and conditions of this Agreement. All Cash Consideration shall be kept segregated from the assets of Escrow Agent or any of its clients. The Escrow Agent shall have no obligation to solicit the Cash Consideration to be deposited hereunder. The parties to this Agreement acknowledge that non-deposit investment products are not obligations of, or guaranteed, by Citibank/Citigroup nor any of its affiliates; are not FDIC insured; and are subject to investment risks, including the possible loss of principal amount invested. Only deposits in the United States are subject to FDIC insurance.

6.  Amounts Distributed or Earned. All amounts earned, paid or distributed
    -----------------------------
with respect to the Cash Consideration (whether interest or otherwise) shall become part of the Cash Consideration and shall be retained by Escrow Agent for disbursement only in accordance with the terms and provisions hereof.

7.  The Escrow Agent.
    ----------------

7.1 Escrow Agent shall not be liable, except for a breach of its obligations under this Agreement or its own negligence or willful misconduct as adjudicated by a court of competent jurisdiction, and, except with respect to claims based upon such breach or negligence or willful misconduct that are successfully asserted against Escrow Agent, the Company shall indemnify and hold harmless Escrow Agent (and any successor escrow agent) from and against, any and all claims, liabilities, losses, damages, costs, reasonable attorneys' fees and other expenses whatsoever arising out of or in connection with Escrow Agent's service as Escrow Agent under this Agreement.

7.2 The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. In the event of any disagreement among the parties to this Agreement or among them or any one of them and any other person, resulting in adverse claims or demands being made in connection with all or any part of the Cash Consideration in accordance with the notice provisions of
Section 1 hereof, or in the event that Escrow Agent is in reasonable doubt as to what action it should take hereunder because of a failure by a party to follow the notice provisions of Section 1 hereof, Escrow Agent may, at its option, refuse to comply with any nonconforming claims or demands on it (but nothing herein shall obligate Escrow Agent to do so) until (i) Escrow Agent shall have received an order of a Court directing Escrow Agent as to the delivery and disbursement of the Cash Consideration, or (ii) all differences shall have been resolved by written agreement executed by the parties to such disagreement, with written instruction to Escrow Agent, signed by the Company and Noteholder Agent.

7.3 Escrow Agent shall not be required to construe or interpret the Voting Agreement, or any document related to the Voting Agreement. Escrow Agent shall be entitled to rely upon any instructions, judgment, certification, demand, notice, instrument, power of attorney or other writing delivered to it hereunder without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity of the service thereof and may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do.

7.4 Except for a breach of its obligations under this Agreement or its own negligence or willful misconduct as adjudicated by a court of competent jurisdiction, Escrow Agent shall not be required to institute or defend any administrative, arbitral, judicial or other action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder unless and until it has received full indemnity in an amount, and of such character, as it shall in its sole discretion require, against any and all claims, liabilities, judgments, attorneys' fees and other costs and expenses of any and every kind in relation thereto.

7.5 This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto (including any Voting Agreement). Notwithstanding anything to the contrary in this Agreement (and with respect solely to the rights and obligations of the Company and the Noteholder Agent), except to the extent any provision hereof is inconsistent with the terms and provisions of the Voting Agreement (in which event the terms and provisions of this Agreement shall govern and control), the terms and provisions of the Voting Agreement shall be unchanged and shall remain in full force and effect.

7.6 In the event that Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto because of a failure by a party to follow the notice provisions of Section 1 hereof, Escrow Agent shall have the right to interplead said parties in the Bankruptcy Court and request that the Bankruptcy Court determine such respective rights of the parties with respect to this Agreement, and, upon doing so, Escrow Agent shall be released from any obligations or liability to either party as a consequence of any such claims or demands, except for a breach of its obligations under this Agreement or its own negligence or willful misconduct as adjudicated by a court of competent jurisdiction.

7.7 Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through agents or attorneys appointed with due care. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New York.

8.  Resignation of Escrow Agent. The Escrow Agent may, in its sole
    ---------------------------
discretion, resign and terminate its position hereunder at any time following 30 calendar days' written notice to the parties to the Escrow Agreement herein. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder. On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents to any successor Escrow Agent agreeable to the parties, subject to this Escrow Agreement herein. If a successor Escrow Agent has not been appointed prior to the expiration of 30 calendar days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Agreement.

9.  Notices. Any notices, affidavits or other communications required or
    -------
permitted hereunder shall be in English, in writing and shall be deemed to have been duly given only if and when (i) delivered by messenger and receipted for, or (ii) when delivered and receipted for by an overnight mail service, (iii) when delivered and receipted for by U.S. certified mail, or (iv) transmitted by telecopier with receipt of confirmation addressed in each case as follows:

To The Company:

            Covad Communications Group, Inc.
            4250 Burton Drive
            Santa Clara, CA  95054
            Attn:  Brad Sonnenberg, Esq.
            Telecopy:  408-987-1111

            Wire Transfer Instructions:


            With a concurrent copy to:

            Brad R. Godshall, Esq.
            Pachulski, Stang, Ziehl, Young & Jones
            10100 Santa Monica Boulevard, Suite 1100
            Los Angeles, CA  90067
            Telecopy:  310-201-0760

To Noteholder Agent:

            Wilmington Trust Company
            Corporate Trust Administration
            1100 North Market Street
            Rodney Square North
            Wilmington, Delaware 19890-001
            Attention: Joseph Feil
            Telecopy: (302) 651-8882

            Wire Transfer Instructions:
            ABA 031100092
            Acct: Covad Noteholder Agency Account
            A/C # 55830-0
            Attn: Joe Feil

            With a concurrent copy to:

            Ed O'Connell, Esq.
            Kaye Scholer LLP
            425 Park Avenue
            New York, NY 10022
            Telecopy: (212) 836-8689

            and to:

            David S. Rosner, Esq.
            Kasowitz, Benson, Torres & Friedman LLP
            1633 Broadway
            New York, NY 10019
            Telecopy: (212) 506-1800

To Escrow Agent:

            Citibank, N.A.
            120 Broadway, 2nd Floor
            New York, NY 10271
            Attention:  Kerry McDonough

            Telecopy: (212) 266-4550


            With a concurrent copy to:

            Herman H. Raspe, Esq.
            Patterson, Belknap, Webb & Tyler LLP
            1133 Avenue of the Americas
            New York, NY 10036
            Telecopy: (212) 336-2222

Any address set forth above may be changed by notice given to the other parties hereto in accordance with the provisions of this Paragraph 9.

10. Termination. This Agreement and all of the Escrow Agent's obligations
    -----------
hereunder shall automatically terminate upon the disbursement of the entire Cash Consideration in accordance with the provisions of Paragraphs 1 and 2, above, or as provided for in Paragraph 11 below. In the event that no such disbursement has occurred prior to the close of business on January 15, 2002, the Noteholder Agent and the Company shall, prior to January 31, 2002, collectively provide guidance and instruction, by delivery of a writing signed by an authorized person of each of the Noteholder Agent and the Company, to the Escrow Agent with respect to the appropriate allocation of income for tax reporting purposes.

11. Miscellaneous.
    -------------

11.1 Any provision of this Agreement that may be determined by any court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties hereto intend each and every provision of this

Agreement to be valid and enforceable and hereby knowingly waive the rights to object to any provision of this Agreement.

11.2 The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

11.3 In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated in Exhibit A annexed hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within 30 calendar days after receiving notification that a transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Escrow Agent's error, the Escrow Agent's sole obligation is to pay or refund such amounts as may be required by applicable law. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable as against the Escrow Agent will be at the Escrow Agent's published savings account rate in effect in New York, New York.

11.4 The Escrow Agent shall make payments of income earned on the escrowed property in accordance with the terms and conditions of this Agreement. Each such payee shall provide to the Escrow Agent an appropriate W-9 form for tax identification number certification or a W-8 form for non-resident alien certification. The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the Cash Consideration.

11.5 This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. The Company may not assign its rights or obligations under this Agreement without the written consent of the other parties. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, confirmation or other communication given by a person other than the parties hereto.

11.6 This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (without regard to the conflicts of laws principles thereof), applicable to contracts made and to be performed therein. If the Company commences a proceeding under Title 11, Untied States Code, the Bankruptcy Court administering the case shall have exclusive jurisdiction over the matters set forth in this Agreement (the "Bankruptcy Court"), and in any such action, each of the parties hereto and all of their representatives: (i) consent to the jurisdiction of such courts, and (ii) waive any argument or claim that said courts lack personal or subject matter jurisdiction, that venue would be improper or inconvenient, or that some other forum would be more appropriate.

11.7 This Agreement shall constitute the entire understanding among the parties with respect to the subject matter hereof. This Agreement may only be modified or terminated by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

11.8 Escrow Agent shall charge an annual escrow fee for services performed as Escrow Agent hereunder. Except to the extent related to a breach of its obligations under this Agreement or its own negligence or willful misconduct as adjudicated by a court of competent jurisdiction, Escrow Agent shall be reimbursed from the interest earned on the Cash Consideration for any reasonable out of pocket expenses incurred in connection with holding the Cash Consideration including, without limitation, such expenses incurred (i) in connection with delivering notices or copies required by this Agreement, and distributing all or a portion of the Cash Consideration, or (ii) as a result of its service as Escrow Agent in connection with any disagreement or question of interpretation or conforming interpleader action arising out of this Agreement. All such fees and reimbursed expenses shall be paid from the interest or the Cash Consideration.

11.9 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement taken together shall constitute but one and the same instrument.

11.10 The paragraph headings used herein are for reference only and shall not define or limit the provisions of this Agreement.



BALANCE OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Noteholder Agent, the Company and Escrow Agent have executed this Escrow Agreement as of the date first set forth above.

                 Covad Communications Group, Inc., a
                 Delaware corporation



                 By:________________________________
                  Name: __________________________
                  Title: _________________________


                 Wilmington Trust Company,  not in its
                 individual capacity but solely as Noteholder
                 Agent


                 By:________________________________
                  Name: __________________________
                  Title: _________________________



                 Citibank, N.A. (Private Bank, Custody and
                 Advisory Services)


                 By:________________________________
                  Name: __________________________
                  Title: _________________________

                                   Exhibit E

                      MEMORANDUM OF UNDERSTANDING IN THE
            COVAD COMMUNICATIONS GROUP, INC., SECURITIES LITIGATION

    This Memorandum of Understanding ("MOU"), effective as of August 10,
                                       ---
2001 ("Effective Date"), contains essential terms of a settlement agreed to in
       --------------
principle between Defendants Covad Communications Group, Inc. ("Covad" or the
                                                                -----
"Company"), Robert E. Knowling, Jr., Mark Perry, Timothy Laehy, Joseph Devich,
 -------
and Dhruv Khanna (collectively "Defendants"), and Plaintiffs on behalf of
                                ----------
themselves and members of the Class (collectively "Plaintiffs"), in D.C. Capital
                                                   ----------       ------------
Partners, L.P., et al. v. Covad Communications Group, Inc., Master File No.
---------------------------------------------------------
C-00-3891-PJH (the "Action" - the parties in the Action, and other related
                    ------
parties referenced herein, are referred to hereinafter as the "Settling
                                                               --------
Parties"), pending in the United States District Court, Northern District of
-------
California.

    1.     The parties will use their best efforts to execute a Stipulation of Settlement (the "Stipulation") and submit it to the court for preliminary
                    -----------
approval prior to September 15, 2001, and agree that they will jointly seek preliminary and final court approval of the Stipulation as soon as practicable. The parties will ask the Court to schedule the final court approval hearing by December 1, 2001. The Settlement Class shall consist of all Class Members as defined in the Actions.

    2. Upon satisfaction of the conditions of paragraph 18 below and after preliminary approval of the settlement, defendants shall cause their D&O carriers to pay within ten days (the "agreed-upon date") the cash portion of the settlement amount of $16.5 million into an interest bearing escrow account maintained by Plaintiffs' counsel, Milberg Weiss Bershad Hynes & Lerach LLP. If the required funds are not deposited into the escrow account as specified above, interest on the amount will accrue at eight percent per annum from the agreed-upon date until the settlement amount is deposited into escrow.

    3.     The Settlement shall include 3 1/2% of the shares of Covad
Common Stock (the "Settlement Shares"), which shares shall be afforded all the benefits of Section 1145 of the Bankruptcy Code. The number of shares shall equal 3 1/2% of the fully diluted (as defined by GAAP) common shares of Covad as of the Effective Date.

    4.     The $16.5 million cash and the Settlement Shares are
collectively referred to herein as the "Settlement Fund."
                                        ---------------

    5. Except as provided in paragraph 8, and except as provided in paragraph 11, Plaintiffs' counsel will not disburse the Settlement Fund until final judicial approval of the settlement as provided in Paragraph 15 and the expiration of the time for appeal or affirmance on appeal, and the satisfaction of all other conditions to the settlement to be mutually agreed upon in the Stipulation.

    6. Plaintiffs agree to dismiss with prejudice all claims in the Action upon judicial approval of the settlement. In addition, the Class shall release Covad, its past and present officers and directors, controlling shareholders, attorneys, insurers, financial advisors, accountants, affiliates and Related Parties in a form and substance acceptable to Defendants, including all claims based upon or relating to the facts and circumstances underlying the Action (including all claims that were brought or could have been brought by any of the Settling Parties in the Action).

    7. The Stipulation will include a release between and among the Settling Parties, in a form acceptable to the respective Settling Parties.

    8. All costs of class notice and administration of the settlement shall be paid out of the Settlement Fund.

    9. This is not a claims-made settlement and, if all conditions under the Stipulation are satisfied and the settlement receives final approval, and if the Stipulation is not canceled or terminated, and the settlement is not overturned on appeal or as a result of further proceedings on remand or successful collateral attack, no portion of the Settlement Fund will be returned to Defendants.

    10. While retaining their right to deny that the claims advanced in the Action were meritorious, Defendants agree that the litigation was filed in good faith and in accordance with the state and federal rules of civil procedure and is being settled voluntarily after consultation with competent legal counsel. The Stipulation will contain a statement that Plaintiffs and Defendants agree that during the course of the litigation of the Actions, the Settling Parties and their respective counsel at all times complied with the requirements of the applicable rules of court.

    11.    Attorneys' fees and costs awarded to Plaintiffs' counsel
(including any Settlement Shares awarded to Plaintiffs' counsel) shall, with court approval, be paid to Plaintiffs' counsel out of the Settlement Fund immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, subject to the obligation of Plaintiffs' counsel to make appropriate refunds or repayments to the Settlement Fund or Defendants, plus accrued interest at the rate paid on the escrow account, if and when, as a result of any appeal and/or further proceedings on remand, either this Settlement or the fee or cost award is reduced, reversed or otherwise disapproved.

    12. If for any reason the Settling Parties fail to reach agreement on the terms of the Stipulation, or if the settlement does not become final as defined by the Stipulation, or if the Stipulation is canceled or terminated, or if the settlement is overturned on appeal, or does not become final as a result of further proceedings on remand, or is successfully collaterally attacked, the $16.5 million plus accrued interest, less costs of notice and administration, shall be returned to said insurers, and no Settlement Stock shall be issued.

    13. Neither the existence of this memorandum nor its contents shall be admissible in evidence or shall be referred to for any purpose in the Action or any other litigation or proceeding. Nothing herein or in the contemplated Stipulation of Settlement shall be deemed an admission by any person of any wrongdoing.

    14. The settlement is conditioned upon approval by the Board of Directors of Covad, and each of the parties to the Action.

    15. The settlement is further conditioned upon (a) receiving final judicial approval of the Stipulation of Settlement and the entry of a Judgment to be mutually agreed upon in the Stipulation; (b) the expiration of the time for appeal from the Court's Order approving each Stipulation of Settlement and any fee or cost award in connection therewith; and (c) the determination that the number of shares of stock or of convertible debentures represented by class members who opt out of the class does not exceed Minimum Thresholds to be determined by the parties, which would give the Company at its sole option the right to terminate this settlement.

    16. Counsel for the insurers are aware of and agree to the basic terms and conditions of this proposed settlement and have consented to the payment of $16.5 million towards the Settlement Fund on behalf of the insureds.

    17. This MOU may be executed by facsimile and in one or more counterparts, and so executed will constitute one document.

    18. Notwithstanding any other provision of this MOU, the settlement and any implementation of the settlement provided for in this MOU is conditioned upon: (1) entry of an order by the Bankruptcy Court approving (a) Covad's settlement of the Action as provided for in this MOU and the payment by said insurers of $16.5 million for settlement of the Action, and (b) the release by Covad of certain D&O policies, respecting the claims made in the Action; and (c) the discharge of Covad of the R/2/, LaserLink, and Leonardo, et al. claims for which notice was given to insurers by Covad; and (2) the execution of an Agreement between Covad, certain past and present officers and directors of Covad and the insurers containing releases of certain D&O policies respecting the claims made in the Action, and acknowledgements respecting certain other D&O policies, in a form and content agreeable to said insurers and insureds.

    19. Plaintiffs agree to support, and vote in favor of, a plan of reorganization submitted in Covad's bankruptcy case that incorporates the terms of this MOU and provides for the distribution of the consideration set forth herein.


Dated:  August 10, 2001

/s/ Patrick J. Coughlin                                /s/ Jordan Eth
----------------------------------------               -----------------------
Patrick J. Coughlin                                    Jordan Eth
Milberg Weiss Bershad Hynes & Lerach LLP               Morrison & Foerster LLP
Lead Counsel for Plaintiffs                            Counsel for Defendants

                                  EXHIBIT "F"

                              ALLOCATION FORMULA

Class 4:
--------

  1. For the 6% Convertible Senior Notes due 2005 purchased from September 25, 2000 through may 24, 2001, and:

           (i) Sold on or before May 24, 2001, the Claim per $1,000 Note is the lesser of: (1) the purchase price per $1,000 Note less the sales price per $1,000 Note, or (b) the purchase price per $1,000 Note less $190;
           (ii) Retained at the close of trading on May 24, 2000, the Claim per $1,000 Note is the purchase price per $1,000 less $190.

Class 6:
--------

  1. For shares of Covad Common Stock that were purchased from April 19, 2000 through October 17, 2000, including shares acquired by BlueStar shareholders on September 22, 2000, and:

           (i)   Sold on or before October 17, 2000, the Claim per share is $0
           (ii) Sold on October 18, 2000 through November 14, 2000, the Claim per share is the difference between $8.59 per share and the sales price per share, not to exceed $4.44 per share;
           (iii) Sold on November 15, 2000 through May 24, 2001, the Claim per share is $4.44 per share.
           (iv) Retained at the close of trading on May 24, 2001, the Claim per share is $4.69 per share.

  2. For shares of Covad Common Stock that were purchased from October 18, 2000 through November 14, 2000, and:

           (i) Sold on October 18, 2000 through November 14, 2000, the Claim per share is $0;
           (ii) Sold on November 15, 2000 through May 24, 2001, the Claim per share is the purchase price per share less $4.16 per share, not to exceed $1.22 per share ;
           (iii) Retained at the close of May 24, 2001, the Claim per share is the purchase price per share less $3.91 per share, not to exceed $1.47 per share.

  3. For shares of Covad Common Stock that were purchased from November 15, 2000 through May 24, 2001, and:

           (i)   Sold on or before May 24, 2001, the Claim per share is $0;

           (ii) Retained at the close of trading on May 24, 2000, the Claim per share is $0.25 per share.

                                   EXHIBIT G

                            McGOVERN GROUP MEMBERS
                                  EXHIBIT ___

Laser Link Shareholder                                In McGovern    Total Shares to      Unescrowed Shares   Escrowed Shares -
                                                      Group?         Be Registered        to be Registered    to be Registered
                                                                     McGovern Group       McGovern Group      McGovern Group**
-------------------------------------------------------------------------------------------------------------------------------
George H. McGovern III                                y                 1,492,774               895,664            597,110
Ed Sullivan                                           n
Liberty Partners                                      y                 1,047,542               942,788            104,754
G. Michael Stakias                                    y                   104,118                93,706             10,412
Eugene J. Malady                                      y                     8,676                 7,808                868
Darryl Copeland                                       y                   107,589                96,830             10,759
David Dulaney + PaineWebber Int'I (U.K.) Ltd.         n
William Fromholzer                                    y                    76,353                68,718              7,635
James Lynch                                           y                    72,882                65,594              7,288
Dennis M. & Audrey B. Durkin                          y                     3,469                 3,122                347
Thomas Feeney                                         y                    20,823                18,741              2,082
Stanley & Carolyn Ellis                               y                    17,352                15,617              1,735
Donald J. Guinan (and Margaret M. Guinan)             y                    38,176                34,358              3,818
Andrew Guinan                                         y                    12,147                10,932              1,215
Guinan Family Ltd. Partnership                        y                    10,411                 9,370              1,041
William Napier Macartney III                          y                    38,176                34,358              3,818
Darryl Copeland, Jr.                                  y                    39,215                35,294              3,922
Thaddeus Newell III                                   y                     4,338                 3,904                434
W. Sherwood Robertson                                 y                    17,352                15,617              1,735
H. L. Yoh                                             y                    17,352                15,617              1,735
Larry & Randi Yogel                                   y                     8,676                 7,808                868
W. Dale Haas/Hess                                     y                    17,352                15,617              1,735
Huntoon, Paige & Co., Inc.                            y                    17,352                15,617              1,735
Gregory P. Evans                                      y                    10,411                 9,370              1,041
Mark Fiato                                            n
Michael Azeez                                         y                     3,469                 3,122                347
James Dangler                                         y                     6,940                 6,246                694
David Farrugut                                        y                     6,940                 6,246                694
Frank Gilday                                          y                     3,469                 3,122                347
Steve Griffith                                        y                     2,275                 2,048                228
Judiane Griffith                                      y                     9,217                 8,295                922
Christopher Lange                                     y                     1,734                 1,561                173
Seth Lehr                                             y                     3,469                 3,122                347
Joan H. Lewis                                         y                     3,469                 3,122                347
Patrick McCloskey                                     y                     3,469                 3,122                347
Colleen McGovern                                      y                    19,629                17,666              1,963
Daniel McGovern                                       y                    24,835                22,352              2,484
Mary McGovern                                         y                     2,275                 2,048                228
Guy Messick                                           y                     1,734                 1,561                173
Jill Neyer                                            y                     9,217                 8,295                922
Steven Neyer                                          y                     2,275                 2,048                228
Arthur Jackson                                        n
Darcy Falbey                                          n
Leslie Kogan                                          n
Richard McMahon                                       n
Thomas Sheridan                                       n
Kevin Segar/Seeger                                    y                     1,734                 1,561                173
Judy Welde                                            n
Carey Wilkinson                                       y                     5,746                 5,171                575
Kristin Wilkinson                                     y                     5,746                 5,171                575
Lynn Wilkinson                                        y                    19,629                17,666              1,963
Michael & Christine Breslin                           n
Thomas & Debra Breslin                                n
John & Patricia Golato                                n
Edward & Patricia Sullivan                            n
Sullivan Family Ltd. Partnership                      n
Shane McGovern                                        y                    19,629                17,666              1,963
Daniel Malcolm                                        y                     2,775                 2,498                278
Malcolm Family Ltd. Partnership                       y                    11,106                 9,995              1,111
Mike Breslin                                          n
Sherwood W. Newell                                    y                     4,338                 3,904                434
Dana B. Newell                                        y                     4,338                 3,904                434
Gordon D. Newell                                      y                     4,338                 3,904                434
Herbert J. Nevyas                                     n
Brad Copeland                                         y                    12,840                11,556              1,284
Paul Hoydros                                          n
Robert Sullivan                                       n
--------------------------------------------------------------------------------------------------------------------------------
Total Shares                                                            3,379,171             2,593,422            785,749

Laser Link Shareholder                           Total Shares to Be Registered    Unescrowed Shares      Escrowed Shares
                                                 Not in McGovern Group/           Not McGovern Group/    Not McGovern Group/
                                                 Not Settled Pre-Petition*        Not Settled            Not Settled
--------------------------------------------------------------------------------------------------------------------------------
George H. McGovern III
Ed Sullivan
Liberty Partners
G. Michael Stakias
Eugene J. Malady
Darryl Copeland
David Dulaney + PaineWebber Int'I (U.K.) Ltd.
William Fromholzer
James Lynch
Dennis M. & Audrey B. Durkin
Thomas Feeney
Stanley & Carolyn Ellis
Donald J. Guinan (and Margaret M. Guinan)
Andrew Guinan
Guinan Family Ltd. Partnership
William Napier Macartney III
Darryl Copeland, Jr.
Thaddeus Newell III
W. Sherwood Robertson
H. L. Yoh
Larry & Randi Yogel
W. Dale Haas/Hess
Huntoon, Paige & Co., Inc.
Gregory P. Evans
Mark Fiato                                                43,036                        38,732                  4,304
Michael Azeez
James Dangler
David Farrugut
Frank Gilday
Steve Griffith
Judiane Griffith
Christopher Lange
Seth Lehr
Joan H. Lewis
Patrick McCloskey
Colleen McGovern
Daniel McGovern
Mary McGovern
Guy Messick
Jill Neyer
Steven Neyer
Arthur Jackson                                             3,469                         3,122                    347
Darcy Falbey                                               3,469                         3,122                    347
Leslie Kogan                                              17,352                        15,617                  1,735
Richard McMahon                                            6,940                         6,246                    694
Thomas Sheridan                                            3,469                         3,122                    347
Kevin Segar/Seeger
Judy Welde                                                 1,734                         1,561                    173
Carey Wilkinson
Kristin Wilkinson
Lynn Wilkinson
Michael & Christine Breslin                                2,275                         2,048                    228
Thomas & Debra Breslin                                     2,275                         2,048                    228
John & Patricia Golato                                     2,275                         2,048                    228
Edward & Patricia Sullivan                                 2,275                         2,048                    228
Sullivan Family Ltd. Partnership                           6,829                         6,146                    683
Shane McGovern
Daniel Malcolm
Malcolm Family Ltd. Partnership
Mike Breslin                                               2,276                         2,048                    228
Sherwood W. Newell
Dana B. Newell
Gordon D. Newell
Herbert J. Nevyas                                          3,469                         3,122                    347
Brad Copeland
Paul Hoydros                                               3,469                         3,122                    347
Robert Sullivan                                            2,275                         2,048                    228
--------------------------------------------------------------------------------------------------------------------------------
Total Shares                                             106,887                        96,198                 10,689

Laser Link Shareholder                           Total Shares to Be Registered   Unescrowed Shares      Escrowed Shares
                                                 Not in McGovern Group/          Not McGovern Group/    Not McGovern Group/
                                                 Settled Pre-Petition*           Settled Pre-Petition   Settled Pre-Petition
-------------------------------------------------------------------------------------------------------------------------------
George H. McGovern III
Ed Sullivan                                                1,451,055                   870,633                580,422
Liberty Partners
G. Michael Stakias
Eugene J. Malady
Darryl Copeland
David Dulaney + PaineWebber Int'I (U.K.) Ltd.                111,060                    99,954                 11,106
William Fromholzer
James Lynch
Dennis M. & Audrey B. Durkin
Thomas Feeney
Stanley & Carolyn Ellis
Donald J. Guinan (and Margaret M. Guinan)
Andrew Guinan
Guinan Family Ltd. Partnership
William Napier Macartney III
Darryl Copeland, Jr.
Thaddeus Newell III
W. Sherwood Robertson
H. L. Yoh
Larry & Randi Yogel
W. Dale Haas/Hess
Huntoon, Paige & Co., Inc.
Gregory P. Evans
Mark Fiato
Michael Azeez
James Dangler
David Farrugut
Frank Gilday
Steve Griffith
Judiane Griffith
Christopher Lange
Seth Lehr
Joan H. Lewis
Patrick McCloskey
Colleen McGovern
Daniel McGovern
Mary McGovern
Guy Messick
Jill Neyer
Steven Neyer
Arthur Jackson
Darcy Falbey
Leslie Kogan
Richard McMahon
Thomas Sheridan
Kevin Segar/Seeger
Judy Welde
Carey Wilkinson
Kristin Wilkinson
Lynn Wilkinson
Michael & Christine Breslin
Thomas & Debra Breslin
John & Patricia Golato
Edward & Patricia Sullivan
Sullivan Family Ltd. Partnership
Shane McGovern
Daniel Malcolm
Malcolm Family Ltd. Partnership
Mike Breslin
Sherwood W. Newell
Dana B. Newell
Gordon D. Newell
Herbert J. Nevyas
Brad Copeland
Paul Hoydros
Robert Sullivan
-------------------------------------------------------------------------------------------------------------------------------
Total Shares                                               1,562,115                   970,587                591,528

----------------------------------------------------------------------------------------------------------
                                                          Total         Unescrowed Shares         Escrowed
----------------------------------------------------------------------------------------------------------
Shares - McGovern Group                                 3,379,171           2,593,422              785,749
Shares - Not in McGovern Group/Not Settled                106,887              96,198               10,689
----------------------------------------------------------------------------------------------------------
Shares - Not Settled                                    3,486,058           2,689,620              796,438
Shares - Not in McGovern Group/Settled Pre-Petition     1,562,115             970,587              591,528
----------------------------------------------------------------------------------------------------------
Total                                                   5,048,173           3,660,207            1,357,966
----------------------------------------------------------------------------------------------------------

* All data regarding individual share holdings is from 8/23/00 Registration Statement
**  Escrowed as of date of consummation of Covad-Laser Link transaction

                                   EXHIBIT 2

================================================================================
                                   EXHIBIT 2

                         SUMMARY FINANCIAL PROJECTIONS
--------------------------------------------------------------------------------

($ in millions)                      2002       2003      2004       2005
                                   --------   --------  --------   --------
Net Sales                          $  530.1   $  774.2  $  968.4   $1,118.3
Cost of Sales                         368.4      462.7     533.0      580.2
                                   --------   --------  --------   --------
Gross Margin                          161.7      311.6     435.4      538.1

Sales, General & Administrative       303.9      306.0     310.1      308.7
                                   --------   --------  --------   --------

EBITDA                             $ (142.2)  $    5.5  $  125.4   $  229.4
                                   --------   --------  --------   --------
End of Period Lines                 539,268    720,738   876,670    999,603

================================================================================

                                   EXHIBIT "3"

                          AGREEMENT CONCERNING VOTING
                          ---------------------------

     This Agreement Concerning Voting (as the same may be amended, modified, or supplemented from time to time in accordance with the terms hereof, this "Agreement") is entered into by (i) Covad Communications Group, Inc. ("Covad" or the "Company") and (ii) the undersigned holders (each a "Consenting Noteholder") of any of the Company's 13.5% Senior Notes due 2008, 12.5% Senior Notes due 2009, 12% Senior Notes due 2010, and 6.0% Convertible Notes due 2005 (collectively, the "Notes") in connection with a proposed financial restructuring of the Company which is proposed to be accomplished by means of a pre-negotiated plan of reorganization of the Company (the "Plan") based upon the term sheet annexed hereto as Appendix 1 (the "Term Sheet") pursuant to Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") to be confirmed by a United States Bankruptcy Court (the "Bankruptcy Court").

     In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Consenting Noteholder (collectively, the "Parties"), intending to be legally bound, hereby agree as follows:

1)   Representations and Warranties: Consenting Noteholders and Company
     ------------------------------------------------------------------
     Agreements.
     ----------

     a) Each of the Consenting Noteholders represents that it is (i) the sole beneficial owner of the principal amount of Notes set forth below next to its signature as of the date hereof and/or the investment advisor or manager for the beneficial owners of such Notes, as indicated on the signature pages below, having the power to vote and to dispose of such Notes on behalf of such beneficial owners, and (ii) entitled (for its own account or for the account of other persons claiming through
          it) to all of the rights and economic benefits of such Notes (any of such Notes, the "Relevant Notes").

     b) Each of the Consenting Noteholders represents that: (i) it has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any portion of its right, title, or interest in the Relevant Notes,
          (ii) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization with all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby; (iii) it has full corporate power and authority to execute and deliver and to perform its obligations under this Agreement, and the execution, delivery and performance hereof, and the instruments and documents required to be executed by it in connection herewith (a) have been duly and validly authorized by it and (b) are not in contravention of its organizational documents or any material agreement applicable to it; and (iv) no proceeding, litigation, or adversary proceeding before any court, arbitrator, or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform is obligations hereunder.

     c) The Company hereby represents and warrants that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby; (ii) it has full corporate power and authority to execute and deliver and to perform its obligations under this Agreement, and the execution, delivery, and performance hereof, and the instruments and documents required to be executed by it in connection herewith (a) have been duly and validly authorized by it and (b) are not in contravention of its organizational documents or any material agreement applicable to it; and (iii) no proceeding, litigation, or adversary proceeding before any court, arbitrator, or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform its obligations hereunder.

2)   Consent to Plan Treatment.
     --------------------------

     Each of the Consenting Noteholders agrees and covenants that, subject to
(i) Sections 3 and 7 hereof, (ii) the Company being in compliance in all material respects with its obligations hereunder, (iii) the Company' representations and warranties set forth herein being true and correct, and (iv) receipt by such Consenting Noteholder of, and subsequent Bankruptcy Court approval of, a disclosure statement and other solicitation materials in respect of the Plan required by the Bankruptcy Code that are consistent with the terms of this Agreement and are not inconsistent with any applicable law:

     a) in connection with the Company's solicitation of ballots with respect to the Plan, and provided that the terms of the Plan are completely consistent in all respects with the terms of the Term Sheet (i) the Company shall cause the Bankruptcy Court to allow, or shall provide in the Plan for the deemed allowance of, each Consenting Noteholder's claim based on the Relevant Notes (the "Allowed Claim"), and (ii) each of the Consenting Noteholders shall timely vote (or, with respect to managed accounts, cause to be voted) its Allowed Claim then owned by such Consenting Noteholder in favor of the Plan by causing the delivery of its duly executed and completed ballot in favor of the Plan and shall not change or withdraw (or cause to be changed or withdrawn) such vote(s).

     b) so long as it remains the beneficial owner of, and/or investment advisor or manager with respect to, the Relevant Notes, and so long as the Plan is completely consistent in all respects with the Term Sheet, each of the Consenting Noteholders shall not at any time prior to the termination of this Agreement vote (or cause to be voted) in favor of, or otherwise propose, file, support, or encourage the filing of, directly or indirectly, any workout, restructuring, plan of reorganization, or plan of liquidation concerning the Company other than the Plan;

     c) each of the Consenting Noteholders shall not sell, transfer, pledge, hypothecate, or assign any of the Relevant Notes or any voting or participation or other interest therein prior to an Agreement Termination Event except to a purchaser or other entity who agrees prior to such transfer to be bound by all of the terms of this Agreement with respect to the Relevant Notes being transferred to such purchaser, which agreement shall be confirmed in writing (which writing may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the purchaser, stating that such agreement is a term of such transfer), in which event the Company shall be deemed to have acknowledged that its obligations to the Consenting Noteholder hereunder shall be deemed to constitute obligations in favor of such purchaser, and the Company shall confirm promptly that acknowledgment in writing if requested;

     d) each of the Consenting Noteholders shall not (i) object to, delay, impede, or take any other action to interfere, directly or indirectly, with acceptance, confirmation, or implementation of the Plan or approval of the disclosure statement associated with the Plan ("Disclosure Statement") (except as set forth in (f) below), or (ii) encourage in any fashion any person or entity to do any of the foregoing;

     e) each of the Consenting Noteholders shall (i) support and render such reasonable assistance requested by Company in the filing of the Plan,
          (ii) support and render such reasonable assistance requested by Company in the filing of the Disclosure Statement and (iii) permit disclosure in the Disclosure Statement of the existence and substance of this Agreement, including the Term Sheet; and

     f) so long as the Disclosure Statement is filed in conjunction with a plan that is completely consistent in all respects with the terms of the Term Sheet, and other than informally suggesting additional disclosure for or the elimination of excess disclosure from the Disclosure Statement (but not filing an abjection thereto), each of the Consenting Noteholders shall not object to or otherwise commence any proceeding to oppose or to alter the Disclosure Statement and shall not take any action which would delay approval of the Disclosure Statement.

     The Company hereby covenants and agrees (a) to propose promptly the Plan such that the Plan is completely consistent in all respects with the terms described in the Term Sheet in accordance with the timeframe contemplated by the Term Sheet and Section 3 hereof, (b) as to the treatment to be afforded each of the Consenting Noteholders, not to modify the Plan in any respect without the consent of the Consenting Noteholders, (c) not to propose, file, support, encourage, vote for, or engage in discussions with any person or entity concerning any restructuring, workout or plan of reorganization other than the Plan, (d) if necessary to disclose in the Disclosure Statement the existence and substance of this Agreement, including the Term Sheet, (e) not to take any action to encourage or support any Consenting Noteholder to breach its Agreement Concerning Voting with the Company, and (f) not to take any action to encourage or support any creditor to vote against the Plan or, in any regard, to oppose approval of the Disclosure Statement or confirmation of the Plan.

3)   Termination of Agreement.
     ------------------------

     a) This Agreement shall terminate upon the occurrence of any Agreement Termination Event (as defined below), unless the occurrence of such Agreement Termination Event is waived in writing by such Consenting Noteholder. If any Agreement Termination Event occurs (and has not been waived) at a time when Bankruptcy Court permission shall be required for a Consenting Noteholder to change or to withdraw (or cause to be changed or withdrawn) its vote(s) in favor of the Plan, the Company and the other Parties to this Agreement shall not oppose any attempt by such Consenting Noteholder to change or to withdraw (or cause to be changed or withdrawn) such vote(s) at such time.

     b) For the purposes hereof an "Agreement Termination Event" shall mean any of the following:

          i) the filing of a petition under the Bankruptcy Code in respect of the Company (the "Petition") shall not have occurred on or before August 15, 2001;
          ii) the filing of the Plan and the Disclosure Statement shall not have occurred by September 14, 2001;
          iii) the solicitation of acceptances with respect to the Plan shall not have occurred by November 14, 2001
          iv) the effective date of the Plan shall not have occurred by January 14, 2002;
          v) there occurs any change in the terms of the Plan affecting the treatment of the Notes, as a class, not previously consented to by the Consenting Noteholder whose obligations hereunder are to be terminated;
          vi) the Company takes any action inconsistent with the timely pursuit of confirmation of the Plan in accordance with the timeframe set forth in this Section 3;
          vii) the Company files a plan, or solicits votes on a prepackaged or pre-negotiated Chapter 11 plan of reorganization, which contains terms that are inconsistent in any respect with the Term Sheet;
          viii) the Company's Chapter 11 is dismissed or is converted to a case under Chapter 7 of the Bankruptcy Code.

     The Consenting Noteholders shall have no liability to Company or each other in respect of any termination of this Agreement in accordance with the terms hereof.

4)   Further Acquisition of Securities.  This Agreement shall in no way be
     ---------------------------------
     construed to preclude the Consenting Noteholders from selling Notes subject to the terms and conditions herein or from acquiring additional Notes. However, any such additional Notes so acquired shall automatically be deemed to be Relevant Notes and to be subject to all of the terms of this Agreement. This Agreement shall in no way be construed to preclude the Consenting Noteholders from acquiring any other securities of Company, provided, however, that such securities may not be utilized by the Consenting Noteholders in contravention of the tenor of the Term Sheet and of this Agreement. The Consenting Noteholders further agree that, subject to their receipt of solicitation materials in respect of the Plan that are completely consistent in all respects with the Term Sheet and with the terms of this Agreement and are not inconsistent with any applicable law, they shall vote (or cause to be voted) any such additional Notes in favor of the Plan, and shall not change or withdraw (or cause to be changed or withdrawn) such vote(s), for so long as this Agreement remains in effect by its terms.

5)   Amendments.  This Agreement may not be modified, amended or supplemented
     ----------
     except in writing signed by the party against whom the amendment is sought to be enforced.

6)   Disclosure of Individual Holdings.  Unless required by applicable law or
     ---------------------------------
     regulation (including, without limitation, the Bankruptcy Code and the United States securities laws and any rules or regulations of the Securities and Exchange Commission) or court order, which law, regulation, or order may require disclosure of the following, or in conjunction with an action to enforce this Agreement, the Company shall not disclose any Consenting Noteholder's holdings of Relevant Notes without the prior written consent of the Consenting Noteholder whose individual holdings are to be disclosed. The foregoing shall not prohibit the Company from disclosing the existence and terms of this Agreement and the approximate aggregate amount of Notes held by all Consenting Noteholders, as a group, whether such disclosure is required by law, regulation or court order in any appropriate bankruptcy pleading.

7)   Impact of Appointment to Creditors' Committee.  Notwithstanding anything
     ---------------------------------------------
     contained herein to the contrary, if any Consenting Noteholder is appointed to and serves on a committee of creditors in the Company's Chapter 11 case, the terms of this Agreement shall not limit such Consenting Noteholder's exercise, in its sole discretion, of its fiduciary duties to any person arising from its serving on such committee of creditors, and any such exercise in the sole discretion of such Consenting Noteholder of its fiduciary duties arising from its serving on such committee of creditors shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on such committee shall not otherwise affect the continuing validity or enforceability of this Agreement). The foregoing shall not modify or limit the obligations of Consenting Noteholders to vote their individual holdings of Relevant Notes and to take the other actions required under this Agreement in their non-committee capacity.

8)   Governing Law; Jurisdiction; Service of Process.  This Agreement shall be
     -----------------------------------------------
     governed by and construed in accordance with the internal laws of the State of California, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the Bankruptcy Court, and, by execution and delivery of this Agreement, each of the parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. In the event any such action, suit or proceeding is commenced, the Parties hereby agree and consent that service of process may be made, and personal jurisdiction over any party hereto in any such action, suit or proceeding may be obtained by service of a copy of the summons, complaint and other pleadings required to commence such action, suit or proceeding upon the party at the address of such party set forth in Section 14 hereof unless another address has been designated by such party in a notice given to the other parties in accordance with Section 14 hereof.

9)   Specific Performance.  It is understood and agreed by the Parties that
     --------------------
     money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a non-exclusive remedy of any such breach.

10)  Headings.  The headings of the Sections, paragraphs and subsections of this
     --------
     Agreement are inserted for convenience only and shall not affect the interpretation hereof.

11)  Binding Agreement Successors and Assigns; Joint and Several Obligations.
     -----------------------------------------------------------------------
     This Agreement shall be binding upon the Parties only upon the execution and delivery of this Agreement by the Consenting Noteholders listed on the signature pages hereto and the Company. This Agreement is intended to bind and to inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Noteholders under this Agreement are several only and not joint in any respects. Each Consenting Noteholder is agreeing only with the Company, and not with any other holder of Notes.

12)  Prior Negotiations.  This Agreement, the Term Sheet, the Plan, and the
     ------------------
     agreements described in this Agreement supersede all prior negotiations with respect to the subject matter hereof; provided, however, that nothing herein is intended to supersede any prior agreement between the parties in respect of the issue of confidentiality.

13)  Counterparts.  This Agreement may be executed in one or more counterparts
     ------------
     (including by telecopier), each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

14)  Notices.  All demands, notices, requests, consents, and communications
     -------
     hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or telecopy at, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following Parties:

          if to Company, to:

          Covad Communications Group, Inc.
          4250 Burton Drive
          Santa Clara, CA  95054
          Attn:  Brad Sonnenberg, Esq.
          Telecopy:  408-987-1111

          With a copy to:

          Brad R. Godshall, Esq.
          Pachulski, Stang, Ziehl, Young & Jones
          10100 Santa Monica Boulevard,
          Suite 1100Los Angeles, CA  90067
          Telecopy:  310-201-0760

          if to any Consenting Noteholder, to:

          such Consenting Noteholder at the address or telecopy number shown for such holder on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such holder.

          With a copy to:

          David S. Rosner, Esq.
          Kasowitz, Benson, Torres & Friedman LLP
          1633 Broadway
          New York, NY 10019
          Telecopy: 212-506-1800

15)  Further Assurances.  Each of the Parties hereto agrees to execute and to
     ------------------
     deliver, or to cause to be executed and delivered, all such instruments, and to take all such action as the other parties may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

16)  Approval of the Term Sheet.  Each of the Parties hereto agree to the Term
     --------------------------
     Sheet the terms of which are incorporated herein by reference as if fully set forth herein.

17)  Effectiveness of the Agreement.  This Agreement and the obligations
     ------------------------------
     described herein shall become effective only upon the occurrence of the following events: (i) the Company and Consenting Noteholders holding at least 50% of the Notes in terms of amount execute this Agreement; and (ii) the segregation of the Cash Consideration (as defined in the Term Sheet) for placement into escrow in accordance with the Escrow Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth below.

     Dated: August __, 2001

                              COVAD COMMUNICATIONS GROUP, INC.
                              4250 Burton Drive
                              Santa Clara, CA  95054


                              By:______________________________________

                              Name:____________________________________

                              Title:_____________________________________


     CONSENTING NOTEHOLDERS:
     Principal Amount:  $____________________________

     Type of Note(s):________________________________

     Name:___________________________________________

     Address:________________________________________

     By:_____________________________________________

     Name:___________________________________________

     Title:__________________________________________

                                  Appendix 1

                              Settlement Proposal

                                   Term Sheet


Notes Defined               13.5% Senior Discount Notes due 2008 ("Discount
                            Notes"),12.5 Senior Reserve Notes due 2009 ("Reserve
                            Notes"), 12.0% Senior Notes due 2010 ("Senior
                            Notes") and 6.0% Convertible Senior Notes due 2005
                            ("Convertible Notes") (collectively, "Notes")

Exchange of Securities      Holders of the Notes ("Noteholders" or "Holders"),
                            including those on the four-member steering committee of Noteholders with whom Covad has negotiated this Term Sheet ("Committee"), shall exchange claims based upon Notes for consideration from Covad Communications Group, Inc. ("Covad" or the "Company")
Note Claims Defined

Principal                   All claims for principal repayment

Accrued Interest            All claims for accrued and unpaid interest through
                            the date of exchange

Litigation                  All other claims held by Holders against the Company
                            or its past and present directors, officers, and employees ("Released Parties") arising out of or related to the Notes currently or previously owned by such Holder. Each Holder shall also covenant not to initiate a new suit but may participate in any existing or future lawsuit against any of the Released Parties in respect of the purchase or sale of any other securities of the Company.
Consideration

Cash (a) $256,742,438 in cash (assuming a filing date of August 15, 2001) (the "Cash Consideration") to be distributed, pro rata, based on the allowed amount of their claims under the Notes, to the Holders as to which (i) the claims based on the Senior Notes and the Convertible Notes include principal and accrued but unpaid interest up to the date of the filing of the Company's chapter 11 case ("Filing Date"), (ii) the claims based on the Reserve Notes include principal but not unpaid interest accrued to the Filing Date (so long as this claim amount is consistent with applicable bankruptcy law), and
                            (iii) the claims based on the Discount Notes include principal accreted as of the Filing Date.(b) All restricted cash escrowed at The Bank of New York attributable to the Reserve Notes (minus any standard escrow fees but including interest thereon through the date of distribution), totaling approximately $26.3 million, to be distributed, pro rata, based on the principal amount of the Reserve Notes, to the Holders of the Reserve Notes.

Mandatorily                 Pro rata distribution in the same manner as for the
Convertible Preferred       Cash Consideration in (a) above of $100 million
Stock                       (which is deemed to be the aggregate liquidation
                            preference) of Mandatorily Convertible Preferred
                            Stock ("Preferred") which is convertible by the Company in whole or in part into the Company's
                            Common Stock ("Common Stock") upon the occurrence of Conversion Events (as defined and specified below).
                            The Preferred outstanding from time to time shall be nonvoting and subordinated in right to all to be issued debt or senior preferred equity securities issued in conjunction with a Conversion Event.
Additional Features of
Mandatorily
Convertible Preferred
Stock                       The Company, at its election, may convert one fifth
                            of the Preferred for every $15 million raised through one or more Conversion Events until all of the Preferred is converted. There shall not be any exercise price upon conversion. Each one fifth of Preferred so converted shall convert into one-fifth of the Underlying Shares (as defined below). The
                            Preferred is redeemable in cash at par (face amount) by the Company (at the option of the Company) at any time after issuance and prior to conversion upon thirty days' prior notice to Noteholders. The
                            Preferred is convertible at any time at the option of the Holder into Common Stock calculated as set forth below.

Equity Upon                 The Preferred in the aggregate shall convert into
Conversion                  15% ownership of the existing Common Stock (the
                            "Underlying Shares"), subject to the antidilution protections reflected in the Certificate (as defined below). The Underlying Shares total approximately
                            32,000,000.

Conversion Event            Only the following events resulting in the infusion
Defined                     of cash into Covad constitute "Conversion Events":
                            (a) The closing and draw upon of a bona fide secured or unsecured loan to Covad by any third party other than an Affiliate (as defined below) entered into on an arms' length basis, on market terms, for use in Covad's business operations and maturing not earlier than nine months from the date of confirmation of the Company's chapter 11 plan ("Confirmation Date").
                            (b) The closing of an equity investment in Covad by any third party other than an Affiliate that is not, prior to nine months from the Confirmation Date, subject to any put or call nor is otherwise redeemable. (c) The closing of an infusion in cash in Covad by SBC, whether in settlement of contract claims by Covad against SBC or the prepayment of SBC's contractual obligations to Covad, or otherwise, that is not refundable or repayable before nine months following the Confirmation Date.
                            (d) The settlement of any pending, future or contemplated litigation by Covad against any person that is not refundable or repayable before nine months following the Confirmation Date. For purposes of this term sheet, "Affiliate" shall have the meaning set forth in Rule 405 of the Securities Act of 1933. A Conversion Event includes any combination of any of the foregoing events.The following events, regardless of whether they result in an infusion of cash into Covad, are not "Conversion Events,"
                            ("Nonconversion Events"): (x) The merger of Covad into any entity or of any entity into Covad, regardless of how structured. (y)__The sale, liquidation, or exchange by Covad of any or all of its assets other than as provided in c. and d.
                            above.The Company and its adviser, Houlihan Lokey
                            Howard & Zukin ("HLHZ"), represent (in the case of
                            HLHZ, solely to the best of its knowledge) to the Noteholders that, as of July 25, 2001 the Company has neither sent to nor received from any party a term sheet proposing a transaction that, if consummated, would constitute a Nonconversion Event.

Liquidation Preference      The unconverted portion of the Preferred shall be
                            entitled to be paid a liquidation preference up to the outstanding "par value" of such Preferred ($100 million at issuance). As provided in the Certificate, the Company shall not tender for, repurchase, or redeem any existing Common Stock other than a maximum of 260,000 shares of Common
                            Stock in the aggregate that may be repurchased pursuant to existing restricted stock grants for which the Company may pay no more than $400,000 in the aggregate, nor shall the Company pay any dividend on, or make any distribution on account of, the Common Stock while any of the Preferred is outstanding. The liquidation preference shall be payable in whole or in part on the Preferred as set forth below in the same form as such consideration is received by Covad or its shareholders, as the case may be, immediately in the following events
                            ("Immediate Payment Events"): (a) the merger of
                            Covad into any entity or of any entity into Covad, regardless of how structured; or (b) the sale, transfer, or other disposition of all or substantially all of the Company's assets in a single transaction or series of related transactions. For the purposes hereof, the value of consideration received by Covad shall be (i) the amount of cash, cash equivalents, (ii) the average market value of readily marketable securities for the twenty trading days prior to closing, and (iii) for all other forms of consideration, if the parties cannot agree amongst themselves on the value of such consideration, as conclusively determined by an independent third-party financial expert jointly selected by Covad and the Committee.

Cash Segregation            If Noteholders holding 50% of the Notes (in terms of
                            principal amount) execute and deliver to the Company an Agreement Concerning Voting substantially identical to the Agreement to which this Term Sheet is a part (the "ACV") on or before August 3, 2001, the Company shall place the Cash Consideration into escrow in accordance with an escrow agreement (the
                            "Escrow Agreement" and the "Escrow") attached hereto as Exhibit A with a "noteholder agent" designated by such Noteholders (the "Noteholder Agent"). The
                            Noteholder Agent shall bind himself to Covad to act only in accordance with the terms set forth herein.
                            The Escrow Agreement shall (a) include customary provisions, (b) provide for the transfer back to the Company of the Cash Consideration if (i) the ACV is breached by any of the Noteholders executing an ACV and such breach materially and negatively impacts the expected rights of or benefits to the Company under the ACVs (it expressly being agreed that a Company Return Event (as defined below) shall not arise if a breach of an ACV occurs that, by reason of ameliorative steps taken by the Company and/or other Noteholders does not have a material, negative impact on the Company), (ii) the Company files the Plan (as defined below), solicits acceptances of the Plan and Noteholders vote to reject the Plan in an amount sufficient to defeat class acceptance of the Plan (calculated as if no holders of claims other than Note Claims are included in such class) (a
                            "Company Return Event"), and (c) provide for the distribution to the Noteholders of the Cash
                            Consideration (i) on September 15, 2001 if, by such date, the Company has not filed the Plan, (ii) on November 15, 2001 if, by such date, the Company has not begun soliciting acceptances on the Plan, (iii) on January 15, 2002 if, by such date, the Plan has not gone effective by its terms and Noteholders have voted to accept the Plan in an amount necessary to achieve class acceptance (calculated as if no holders of claims other than Note Claims are included in such class), or (iv) the Plan's effective date if such date is earlier than January
                            15, 2002.The Company shall also grant the designated
                            Noteholder Agent a security interest in the Company's interest in the Cash Consideration in escrow, which security interest shall terminate automatically upon (x) a Company Return Event or (y) a notice of default is received (and not rescinded within twenty days of receipt) under any of the indentures relating to the Notes by reason of the grant of such security interest.

Fees and Expenses           Prior to the Filing Date, Covad shall pay in full
                            all outstanding fees and expenses of the Committee's professionals. On the effective date of Covad's chapter 11 plan ("Effective Date"), Covad shall pay in full all then outstanding fees and expenses of the Committee's professionals arising first after the Filing Date, subject to Bankruptcy Court approval.

Freely Tradeable            The Preferred and the Common Stock into which the
Securities                  Preferred is converted shall be afforded all
                            benefits of Bankruptcy Code (S) 1145 and such provisions shall be included in the order confirming the Company's Plan (as defined below) (the
                            "Confirmation Order"). Additionally, any Noteholders who, based on holdings of the Notes, receive more than 10% of the Preferred, to the extent each holds more than 10% of the Preferred at the time of the demand ("10% Holders"), collectively may demand one registration for the resale of the Preferred which shall reasonably remain effective for a period, and which shall be subject to such blackout periods and other terms and conditions set forth in a Registration Rights Agreement, to be agreed to by Covad and such 10% Holders giving due regard for the burden to Covad imposed by this registration requirement.

Chapter 11 Plan             The transactions contemplated by this Term Sheet
                            shall be effectuated through confirmation by Covad of a chapter 11 plan ("Plan"). The Plan among other things: (a) shall provide for the treatment of the Notes as described in this Term Sheet with a distribution from the Escrow being treated as a distribution from assets of the Company's bankruptcy estate; (b) shall be legally confirmable as a matter of fact and law; (c) shall comply in all respects with the requirements set forth in Sections 1123(a) and 1129 of the Bankruptcy Code; (d) shall expressly provide for the possible posteffective date sale or liquidation of the Covad's assets and the distribution of the proceeds therefrom, in accordance with Section 1129 of the Bankruptcy Code, in the event that Covad is unable to continue operations; (e) may include other creditor claims within the class of holders of Note Claims but which, in any event, must provide for the delivery of the aggregate consideration payable on Note
                            Claims under this Term Sheet solely to the Holders;
                            (f) may, at the discretion of the Company, leave any or all allowed claims other than Note Claims unimpaired; and (g) shall provide for necessary amendments to the Company's articles of incorporation and the filing of the certificate of designation in respect of the Preferred substantially in the form of Exhibit B hereto (the
                            "Certificate"). The petition for bankruptcy shall be filed in the Bankruptcy Court for the District of Delaware to the extent legally permissible and the Company shall oppose in good faith any motion to change venue. The Company shall use its best efforts to have the Escrow Agreement assumed in the bankruptcy case. The motion concerning such assumption shall be filed on the first day of the bankruptcy case and shall be advanced by the Company without delay.

                                   EXHIBIT 4

================================================================================
                                   EXHIBIT 4

                       LIQUIDATION AND RECOVERY ANALYSIS
--------------------------------------------------------------------------------

($ in millions)
Tangible Assets:
----------------
Cash and cash equivalents/(1)/                                          $  294.4
Stock and interests in incorporated and unincorporated businesses.           0.0
                                                                        --------
Total Tangible Assets                                                   $  294.4

--------------------------------------------------------------------------------
Estimated Distributable Proceeds Available for Payment of
 Administrative Claims                                                  $  294.4
--------------------------------------------------------------------------------
Administrative and Priority Claims
----------------------------------
Payroll withholdings & taxes                                            $    0.6
Professional fees                                                           10.0
                                                                        --------
Total priority claims                                                   $   10.6

--------------------------------------------------------------------------------
Estimated Distributable Proceeds Available for Payment of General
 Unsecured Claims                                                       $  283.8
--------------------------------------------------------------------------------
General Unsecured Claims
------------------------
Accounts payable as of 8/15/01                                          $   22.2
Employee liabilities as of 8/15/01                                           1.7
Notes                                                                    1,402.9
Lease terminations                                                           0.1
                                                                        --------
Total Unsecured Claims                                                  $1,427.0

Implied Percent Recovery                                                   19.9%

Estimated Distributable Proceeds Available for Distribution to Equity   $    0.0
                                                                        --------

Estimated Value
                                                Low              High
                                              ------            ------
  Estimated Equity Value                      $550.0      -     $750.0
  Value of Noteholder Equity/(2)/             $ 40.0      -     $ 65.0

Pro Rata Recovery to Noteholders Under Plan/(3)/

                                Distribution to Preferred Stock                                Distribution to Common Stock
                                -------------------------------                                ----------------------------
                                       In Case of Merger                                           Low               High
                                       -----------------                                        --------           --------
Cash                                        $  283.3             OR     Cash                    $  283.3           $  283.3
Preferred Stock Value                          100.0                    Common Stock Value          40.0               65.0
                                            --------                                            --------           --------
                                            $  383.3                                            $  323.3           $  348.3

Total Bondholder Claims                     $1,402.9                                            $1,402.9           $1,402.9
                                            --------                                            --------           --------

% Recovery Under Plan                          27.3%                                               23.0%              24.8%
% Recovery Under Liquidation                   19.9%                                               19.9%              19.9%
                                            --------                                            --------           --------
Premium (Discount) to Liquidation               7.4%                                                3.2%               4.9%

-------------------------------------
(1) Net of $0.75 million of operating expenses per month from August '01 to December '01.
(2) Post dilution after raising additional capital and settlement of litigation.
(3) Includes restricted cash.

================================================================================

                                  EXHIBIT 5
                                  ---------

ITEM 1.  BUSINESS

RISK FACTORS

   OUR ABILITY TO CONTINUE AS A "GOING CONCERN" IS UNCERTAIN

     To date, we have funded our operations through both private and public debt and equity offerings. In addition, as described elsewhere in this report, we have altered our business plan to scale back our growth to reduce our cash needs and to achieve profitability at an earlier stage than was possible under our previous business plan. However, because we have not yet achieved positive cash flow status for our operations, we will continue to require capital support until we are cash flow positive. Because of the scale of our existing network and the long-term commitments associated with central office and equipment obligations, we do not believe that we can alter our business plan sufficiently to achieve profitability without raising substantial additional capital.

     Our consolidated financial statements as of December 31, 2000 have been prepared on the assumption that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Our independent auditors have issued a report dated May 23, 2001 stating that our recurring operating losses, negative cash flows, and stockholders' deficit, combined with the distressed financial condition of certain of our customers, existence of the litigation against us by some of our noteholders which seeks, in addition to other remedies, rescission of their note purchases, a notice of default delivered to us on April 2, 2001, based on our failure to file our annual report on Form 10-K for our fiscal year 2000 in a timely fashion, and a notice of default delivered to us on May 17, 2001, based on our failure to file our quarterly report on Form 10-Q for our first fiscal quarter of 2001 in a timely fashion, in each case, as required by our 2000 convertible notes indenture, raise substantial doubt as to our ability to continue as a going concern. Investors in our securities should review carefully the report of Ernst & Young LLP. Our ability to continue as a going concern is dependent on several factors, including our ability to raise additional capital, our ability to improve our operations, the lack of an adverse outcome in the litigation pending against us, our ability to hire a permanent Chief Executive Officer and President, and our ability to maintain our listing on the Nasdaq National Market. There can be no assurance that any financing will be available through bank borrowings, debt or equity issuances, vendor lines of credit, or otherwise, on acceptable terms or at all. If future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution both in terms of their percentage interest in Covad and the net book value per share of common stock. While we are actively seeking strategic solutions to our funding issue, there can be no assurance that we will be able to continue as a going concern.

   WE FACE POSSIBLE DELISTING FROM THE NASDAQ NATIONAL MARKET WHICH COULD RESULT IN A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK

     We have received a standard notice of delisting by the Nasdaq Stock Market because we did not file this Form 10-K by its due date, April 2, 2001, as required under Nasdaq's marketplace rules. Nasdaq has scheduled a hearing on May 24, 2001, to address this failure to comply with such marketplace rules. We are fully cooperating with Nasdaq and expect that the filing of this Form 10-K with the SEC will satisfy Nasdaq with respect to this issue. However, due to the management resources devoted to preparing this Form 10-K, we did not file our quarterly report on Form 10-Q for the quarter ended March 31, 2001 in a timely manner. We expect to file such Form 10-Q as soon as possible, but our failure to file it within the time period provided by the SEC's rules, or for other reasons, could result in our being delisted by Nasdaq.

     Moreover, there are several requirements for continued listing of our common stock on the Nasdaq National Market, including, without limitation:

     . a minimum closing bid price for our stock of three dollars per share; or

     . maintaining at least $10 million in stockholders' equity and a minimum closing bid price for our stock of one dollar per share.

     Our stockholders' deficit as of December 31, 2000 was $182.7 million. As of May 22, 2001, the closing bid price of our common stock was $1.09. Our stock may be delisted from the Nasdaq National Market after the hearing on May 24, 2001, unless our stockholders' equity increases to at least $10 million or our stock price increases to at least three dollars per share. Additionally, if the closing bid price of our common stock falls below one dollar per share for 30 consecutive business days, we may receive a notification from Nasdaq that our common stock will be delisted unless the closing bid price of the stock equals or exceeds one dollar per share for at least ten consecutive business days during the 90-day period following such notification. If Nasdaq, in its discretion, decides to delist our common stock we would have the right to appeal that decision, however, there can be no assurances that such an appeal would be successful. If our common stock is delisted, then we may apply for listing on the Nasdaq SmallCap Market, subject to Nasdaq's approval. The Nasdaq SmallCap Market requires a minimum closing bid price of one dollar per share, and there can be no assurance that we will be able to meet this requirement. If not, our common stock may trade only in the secondary markets in the so-called "pink sheets" or Nasdaq's "OTC Bulletin Board." Delisting from the Nasdaq National Market could adversely affect the liquidity and price of our common stock and it could have a long-term adverse impact on our ability to raise capital in the future.

  WE HAVE RECEIVED A NOTICE OF DEFAULT FROM SOME OF THE HOLDERS OF OUR CONVERTIBLE NOTES RELATING TO THE LATE FILING OF THIS REPORT ON FORM 10-K

     On April 2, 2001, we received a notice of default from certain holders of our convertible notes relating to our failure to file this Form 10-K by its April 2, 2001 due date. The indenture governing the convertible notes, which contains a covenant requiring us to file timely reports with the SEC, provides for a grace period of 60 days after notice from the holders of the convertible notes. We believe that by filing this Form 10-K within the applicable grace period, we have cured this default.

  WE HAVE RECEIVED A NOTICE FROM SOME OF THE HOLDERS OF OUR CONVERTIBLE NOTES RELATING TO THE LATE FILING OF OUR REPORT ON FORM 10-Q FOR THE FIRST QUARTER OF 2001

     On May 17, 2001, we received a notice of default from certain holders of our convertible notes relating to our failure to file our quarterly report on Form 10-Q for the quarter ended March 31, 2001 by its May 15, 2001 due date. The indenture governing the convertible notes, which contains a covenant requiring us to file timely reports with the SEC, provides for a grace period of 60 days after notice from the holders of the convertible notes. Our Form 10-Q for the first quarter of 2001 could not be filed by the prescribed due date because we have devoted our management resources to the preparation of this Form 10-K and because our financial statements for the first quarter of 2001 depend on the financial statements published in this Form 10-K. It is possible that holders of our other notes will send us a notice of default relating to this failure to file such Form 10-Q on a timely basis. While we believe that we will be able to prepare and file such Form 10-Q within the applicable grace periods, no assurance can be given in that regard and the failure to file could mature into an event of default, which would entitle the holders of the notes giving such notice to accelerate the maturity of their notes and result in all of our notes becoming due.

  OUR RAPID GROWTH EXACERBATED WEAKNESSES IN OUR INTERNAL CONTROLS

     In the course of preparing the financial statements for the year ended December 31, 2000, internal control weaknesses were discovered. These weaknesses have been exacerbated by our rapid growth. We are in the process of implementing new control procedures which we believe will correct such weaknesses. However, the effectiveness of these new procedures will not be ultimately known until we have had a chance to establish a history with the new procedures. We note that these new procedures were only partially in place during the first quarter of 2001 and therefore we are experiencing some of the same problems in preparing the financial statements for the first quarter of 2001 that we experienced in preparing the year 2000 financial statements.

  WE MUST RAISE ADDITIONAL CAPITAL UNDER VERY DIFFICULT FINANCIAL MARKET CONDITIONS IN ORDER TO CONTINUE OUR GROWTH AND MAINTAIN CURRENT
  OPERATIONS

     Our management has developed a business plan that it believes will make us profitable. This business plan is based upon several assumptions, including the growth of our subscriber base with a reasonable per subscriber profit margin, the raising of additional capital and improvements in productivity. Under this business plan, we must raise more capital to, among other uses, fund operating losses, capital expenditures and interest payments before we become cash flow positive.

     We are currently facing a variety of challenges which affect the cash needs of the Company, including:

     . the failure or inability of some of our Internet service provider customers to pay their bills for our services;

     . the letter we received from some of our bondholders requesting that we meet with them to discuss our operations and our use of our remaining cash;

     . the fact that we have generated significant net losses and that we continue to experience negative cash flow from our operations;

     . the difficulties we face in accessing the capital markets on reasonable terms or at all; and

     . the possibility of an adverse resolution of the shareholder and noteholder lawsuits against us.

     After consideration of these challenges, we believe our current cash, cash-equivalents and short-term investments, including proceeds received from our stock sale to SBC, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures into the second quarter of 2002. An adverse judgment in the securities litigation, noteholder litigation or other adverse business, legal, regulatory or legislative development would accelerate the time at which we would need additional financing. Thereafter, we will be required to raise additional capital through the issuance of debt or equity securities or other financings. If we have the opportunity, we may choose to raise additional capital sooner, depending on market conditions. Further, the actual amount and timing of our future capital requirements is uncertain and will depend upon a number of factors which we can not accurately predict today, including:

     . the number of geographic areas targeted and entered and the growth of our revenue and line count in each geographic area;

     .  our network deployment schedules, closures and associated costs;

     .  our operational efficiency in each geographic area;

     . the rate at which customers and end-users purchase and pay for our different services and the pricing of such services;

     . the level of marketing required to acquire and retain customers and to attain a competitive position in each region we enter;

     . the rate at which we invest in engineering and development and intellectual property with respect to existing and future technology; and

     . investment opportunities in complementary businesses, acquisitions or other opportunities.

Because of these factors, we may be unsuccessful in raising sufficient capital at all or on terms that we consider acceptable. Moreover, we believe that current capital market conditions, particularly for our industry, may severely restrict our ability to obtain such additional financing. In addition, we expect that the revenue recognition issues that we reported with our third quarter results, the legal proceedings against us which followed the announcement of our earnings results for the third quarter, the potential delisting of our stock from the Nasdaq Stock Market, and the adjustments we made to our previously reported results for 2000, will make it particularly difficult for us to access capital markets. If we are unable to obtain required additional capital or are required to obtain it on terms less satisfactory than we desire, there will be a material adverse effect on our financial condition which would require a restructuring, sale or liquidation of our company, in whole or in part.

     The unavailability of public capital and the perceived lack of private capital needed to fund our business as well as the demise of NorthPoint Communications has caused significant press, analyst, investor, customer, end-user and employee concerns about the viability of our business. These concerns will be compounded with our auditor's "going concern" opinion. These concerns are likely also helping fuel our current end-user disconnect rates and, they have reduced and continue to reduce our booking of orders. Existing customers may not be placing orders with us and instead may be sending more orders to our competitors. Also, certain large Internet service providers are not signing up to book their end-user orders with us because of their concern that we are not a viable business. Unless we raise a significant amount of capital soon, the confidence of our customers and employees may continue to erode and may continue to have at least the following effects:

     . greater cancellation of orders placed and disconnects of lines already in service;

     .  fewer orders from existing customers;

     .  loss of existing customers;

     .  inability to sign up new customers and book new orders;

     .  reduced revenues and growth; and

     .  loss of employees and continued erosion of employee morale.

Each of the effects has had, is having, and will continue to have a material adverse impact on our business.

     In addition, indentures governing our existing indebtedness contain covenants that may restrict our business activities and our ability to raise additional funds. As a result, we may not be able to undertake certain activities which management believes are in our best interest to develop our business. We also may be unable to raise as much additional funding through the issuance of debt securities as we may need in the future. This could require us to raise funding through the issuance of equity securities or to seek to amend our indentures, which we may be unable to do on acceptable terms.

     We have no commitments for any future financing and there can be no assurance that we will be able to obtain additional financing in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on terms acceptable to us, or at all. Any additional equity financing will be dilutive to our stockholders. Collaborative arrangements, if necessary to raise additional funds, may require us to relinquish rights to, among other things, market our services in certain territories.

  OUR BUSINESS WILL SUFFER IN A VARIETY OF WAYS UNLESS FINANCIAL MARKET CONDITIONS IMPROVE

     The current financial market conditions pose a variety of additional challenges to our business. First, the financial condition of many of our Internet service provider customers has deteriorated, and continues to deteriorate because of their inability to raise additional funds for their businesses. In the quarter ended December 31, 2000, these financially-distressed customers accounted for approximately one-third of our installed base of lines. The ability of these customers to generate additional revenue for us has been reduced dramatically, if not eliminated. Our inability to rapidly replace this portion of our distribution channel will have a material adverse impact on our business.

     Second, many of our Internet service provider customers are making and will continue to make significant cutbacks in their sales and marketing efforts and capital expenditures, which will in turn adversely affect our financial results. Since our Internet service provider customers face many of the same challenges that we face, we may be adversely affected by these reductions since it is uncertain what effect such reductions will have on their operations, customer and/or end-user relationships, growth prospects and financial results. Any significant adverse effect on our Internet service provider customers may adversely affect us.

     Third, the continued decline in the overall economy will also have a material adverse impact on the demand for our services from our customers and our own direct sales.

     Fourth, in order to fund continued development, deployment and expansion of our networks and fund operating losses, we will need continued access to the capital markets on terms we believe are reasonable. If adequate funds are unavailable or not available on acceptable terms, we may further revise our business strategies and/or further delay, curtail, reduce the scope of, or eliminate the expansion of our networks, operations and/or our marketing and sales efforts. Should we revise our business strategies, we may not achieve break even on a cash-flow basis or turn profitable as planned, expected or announced.

     THE FINANCIAL UNCERTAINTY OF THE DSL INDUSTRY IS CAUSING US TO LOSE ORDERS

     In recent months we have received an increasing number of reports that our competitors are using the bankruptcy of NorthPoint Communications and the financial difficulties faced by other DSL companies to discourage end-users from purchasing DSL services. We have seen and expect that some end-users will either purchase DSL services from the traditional telephone companies, or purchase alternative technologies instead of our DSL services.

     In addition, as a result of the difficulties faced by DSL companies, including the bankruptcy of NorthPoint Communications and our own limited cash reserves, several prospective customers have postponed discussions with us and we believe that some of our current customers have slowed the numbers of orders that they have submitted for our services. If we cannot provide our existing customers and prospective customers with adequate assurances of our continuing viability, it will inhibit our growth and will have a material adverse effect on our business.

     OUR FAILURE TO MANAGE OUR GROWTH EFFECTIVELY MAY HURT OUR ABILITY TO ACHIEVE PROFITABILITY AND POSITIVE CASH FLOW FROM OUR OPERATIONS

     A. WE MAY NOT BE ABLE TO EXPAND AS QUICKLY AS WE NEED TO ACHIEVE PROFITABILITY

     Our strategy is to significantly increase the number of end-users on our network within our existing metropolitan statistical areas.

     To accomplish this strategy, we must, among other things:

     .  market to and acquire a substantial number of customers and end-users;

     . continue to implement and improve our operational, financial and management information systems, including our client ordering, provisioning, dispatch, trouble ticketing and other operational systems as well as our billing, accounts receivable and payable tracking, collection, fixed assets and other financial management systems;

     .  hire and train additional qualified management and technical personnel;

     . manage and resolve any disputes which have arisen and may in the future arise with our traditional telephone company suppliers;

     . establish and maintain relationships with third parties to market and sell our services, install network equipment and provide field service; and

     .  continue to expand and upgrade our network infrastructure.

     We may be unable to do these things successfully. As a result, we may be unable to deploy our services in a timely manner or achieve the operational growth necessary to meet our business strategy.

 Our growth has placed, and is expected to continue to place, significant demands on our management, operational and capital resources. We expect to implement system upgrades, new software releases and other enhancements which could cause disruption and dislocation in our business. If we are successful in implementing our marketing strategy, we may have difficulty responding to demand for our services and technical support in a timely manner and in accordance with our customers' expectations. We expect these demands to require the addition of new management personnel and the increased outsourcing of Covad functions to third parties. We may be unable to do this successfully, in which case we could experience a reduction in the growth of our line orders and therefore our revenues.

     In February to March 2000, we deployed new software systems that caused some disruption to our business while enhancing the productivity and efficiency of certain operational practices. Future changes in our processes that we introduce or we are required to introduce as a result of our arrangements with the traditional telephone companies could cause similar or more serious disruption to our ability to provide our services and to our overall business.

     Thus far we have electronically linked our own ordering software systems to the software systems of most of our traditional telephone company suppliers. Such electronic linkage is essential for us to successfully place a large volume of orders for access to telephone wires. There is no assurance that we will be successful in electronically linking our software system to those of all of the traditional telephone companies on whom we rely for access to their telephone wires. Even if we have such electronic links, we cannot assure you that we will be able to process all of our orders through such electronic links, which would require additional human intervention. Our failure to electronically link our systems with those of all major traditional telephone companies would severely harm our ability to provide our services in large volume to our customers.

     Although we are continuing to grow our business, we are also implementing strategies intended to reduce our costs. As we implement these strategies, we may cause disruption to our business if we do not manage this cost cutting effort properly. For example, we have closed approximately 200 of our central offices. We expect that these closings will result in significantly reduced service to customers that have end-users served out of those central offices, and those customers may choose to seek services from our competitors. We are strategically selecting central offices for closure that service the fewest end-users or are otherwise less productive. However, there can be no assurance that closing these central offices will not result in significant loss of our customers' confidence, cause additional costs, and otherwise disrupt our business.


  B.  WE HAVE EXPERIENCED INCREASED CANCELLATIONS AND DISCONNECTIONS

     Since our inception, we have cancelled a significant percentage of orders for our services. The primary reasons for these cancellations are because the subscriber is too far from our central office, the lack of adequate facilities or because service is not available at their location. Since the beginning of 2000, we have been provisioning almost all orders for our consumer grade services over line-shared telephone lines, which is a change from how we previously provisioned consumer orders. Coincident with this new method of provisioning our consumer orders, we have seen a significant increase in the cancellations of its orders. These higher cancellation rates are due to a number of factors, including the failure of the traditional telephone companies to timely and properly implement line-sharing, changes in our operational procedures which allow us to cancel orders at an earlier point in the provisioning process, cancellation of orders placed by our distressed partners and the increasing use of line-sharing for our consumer orders. These higher cancellation rates have had a significant adverse impact on our overall installations and ongoing bookings, revenues and overall business. Further, the cancellation rates for consumer line-shared orders are particularly high in the territories of the two large traditional local telephone companies on the east coast, BellSouth and Bell Atlantic. Based upon our experiences with other traditional local telephone companies like Pacific Bell, we believe that our consumer line-shared order cancellation rates will decline as we work through various operational issues, as well as regulatory and legal issues relating to the performance of the traditional local telephone companies. However, our failure to significantly reduce our current cancellation rates and improve our operational and other processes with the traditional local telephone companies will continue to have a material adverse impact on our customer relationships, bookings, installations, revenues and our ability to acquire new customers. In addition, this lack of success will impair further cost reduction efforts, such as our planned implementation of self-installation of line-shared services.

     We have also experienced a significant increase in our customer disconnection rate in recent months. These disconnections have occurred as a result of several factors, including disconnections of end-users served by partners that were not paying for our services, disconnection requests that were not immediately processed, disconnections in regions where we stopped offering our services as a result of our restructuring, and other reasons. We may see additional increases in our disconnection rates for various reasons. Our failure to significantly reduce our disconnection rate would have a material adverse effect on our business.

  WE ARE DEPENDENT ON A LIMITED NUMBER OF CUSTOMERS FOR THE PREPONDERANCE OF OUR REVENUES, AND WE ARE HIGHLY DEPENDENT ON SALES THROUGH OUR RESELLERS

     We primarily market our Internet access services through Internet service providers, telecommunications carriers and other customers for resale to their business and consumer end-users. To date, a limited number of Internet service providers have accounted for the significant majority of our revenues. For example, in the fourth quarter of 2000, one of our Internet service providers, EarthLink, provided approximately 40% of our orders and a significant percent of our revenues. As a result, a significant reduction in the number of end-users or revenues provided by one or more of our key customers could materially harm our operating results including revenues and line-growth in any given period. We expect that our Internet service provider customers and telecommunications carriers will account for the majority of our future market penetration and revenue growth.

     Our agreements with our customers are generally non-exclusive. Many of our customers also resell services offered by our competitors. In addition, a number of our customers have committed to provide large numbers of end-users in exchange for price discounts. If our customers do not meet their volume commitments or otherwise do not sell our services to as many end-users as we expect, our business will suffer. In addition, future relationships we may establish with other third parties may not result in significant line orders or revenues.

     We stopped recognizing revenue for several of our Internet service provider customers in the third and fourth quarters of 2000 and the first quarter of 2001 because we could no longer be reasonably assured of payment from these customers. If a customer cannot provide us with reasonable assurance of payment, then we only recognize revenue when the customer actually pays for our services and after we have collected all previous accounts receivable balances. As of April 30, 2001, we estimate that the number of our lines that remain in service with Internet service provider customers for which we only recognize revenue when the customer pays for our services is approximately 51,000, excluding lines that are in the process of being disconnected. With respect to these Internet service provider customers, approximately 55% of their lines are business lines and approximately 45% are consumer lines. Business lines carry a higher profit margin than consumer lines. Based upon our experience to this point, we expect that approximately 50% of the lines that are with these customers will be restored to ordinary revenue recognition status and the remainder will be disconnected.

     Some of our Internet service provider customers, including Flashcom Inc., Zyan Communications, Inc., Relay Point, Inc. and Fastpoint Communications Inc., have filed for bankruptcy protection. For these Internet service providers we have received bankruptcy court approval to solicit their end-users and attempt to move them to another one of our Internet service provider customers, or to our own service. Based upon our experience, we expect that a significant number of these end-users will not continue to purchase our services.

     Although we will continue to try to obtain payments from these customers, it is unlikely that we will obtain payments in full from one or more of these customers. With respect to the Internet service provider customers that are in bankruptcy proceedings, as well as any additional Internet service provider customers that seek bankruptcy protection, there can be no assurance that we will ultimately collect sums owed to us by these customers and it remains uncertain what consequence, if any, bankruptcy proceedings would have on lines installed for such customers. Moreover, to the extent that we receive payments from customers that subsequently seek bankruptcy protection, we may be required to return some or all of these payments to the bankruptcy trustee. The inability of our Internet service provider customers to pay these past due amounts, and to make timely payments for our services in the future, has adversely affected our financial condition and results of operations and may continue to do so in the future.

     We expect that some additional Internet service provider customers will be unable to obtain additional funding and therefore unable to pay for our service, which means that we will not recognize the revenue associated with these additional Internet service provider customers. We have terminated our contracts with some of these Internet service provider customers and we have and may continue to disconnect end-users that are purchasing our services from delinquent Internet service providers. There can be no assurance that these end-users will continue to purchase our services from us or from another one of our Internet service provider customers. Even if we are able to transition these end-users to another Internet service provider or to ourselves, such migrations will require a significant amount of our resources and cause disruptions in our processes and operations, which may impair our ability to install new lines as they are ordered. Any of these circumstances could adversely affect our business.

  WE ARE A PARTY TO LITIGATION AND ADVERSE RESULTS OF SUCH LITIGATION MATTERS COULD NEGATIVELY IMPACT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Several of our shareholders have filed class action lawsuits against us, our former president and Chief Executive Officer, Robert E. Knowling, and our current executive vice president and Chief Financial Officer, Mark H. Perry. These lawsuits were filed in the United States District Court for the Northern District of California. The complaints in these matters allege violations of federal securities laws on behalf of persons who purchased our securities, including those who purchased common stock and those who purchased convertible notes, during the periods from September 7, 2000 to October 17, 2000 or September 7, 2000 to November 14, 2000. The relief sought includes monetary damages and equitable relief.

     Six purchasers of our convertible notes have filed complaints in California Superior Court for the County of Santa Clara. These complaints allege fraud and deceit, negligence and violations of state securities laws in connection with our convertible notes offering. The relief sought includes rescission of their aggregate purchases of approximately $142 million in aggregate principal amount of convertible notes and unspecified damages, including punitive damages. Two of these purchasers holding $48 million in aggregate principal amount of the convertible notes have dismissed their complaints without prejudice. The others continue to pursue their claims. Although they have previously failed in their attempts to attach Covad's cash proceeds from the sale of the notes and to obtain an early adjudication of their claims, there can be no assurance that they will not succeed in any future attempts. Any such success in court by these purchasers will have a material adverse impact on our business.

     We also received a letter from a purported bondholder threatening to file a lawsuit against our board of directors for breach of fiduciary duty if we do not meet with it to discuss our prospects. This purported bondholder claims that it would request that the court appoint a receiver or custodian, or grant an injunction ordering our directors to comply with their fiduciary duties, in addition to monetary damages. Any of these remedies would have a material adverse effect on our business.

     We have restated our unaudited interim financial statements for previously reported quarters in 2000. We believe that weaknesses in internal controls prompted certain of these adjustments to prior periods. Our restated unaudited financial statements for previously reported quarters in 2000 reflect adjustments to prior periods principally in the following areas: (i) the treatment of a start-up fee associated with a customer contract, (ii) customer billings, (iii) the treatment of certain Market Development Fund payments and customer or vendor rebates, (iv) the treatment of certain labor and other costs,
(v) inventory valuation adjustments, (vi) the recognition of certain liabilities, and (vii) business acquisitions and other equity investments. These prior periods adjustments resulted in (i) decreases in our unaudited revenues of $21.1 million, $14.9 million and $16.8 million during the three-month periods ended March 31, June 30 and September 30, 2000, respectively, (ii) increases in our unaudited net loss of $29.0 million, $21.5 million and $51.5 million during the three-month periods ended March 31, June 30 and September 30, 2000, respectively, and (iii) increases in our unaudited basic and diluted loss before cumulative effect of accounting change and net loss per share of $0.20, $0.14 and $0.33 during the three-month periods ended March 31, June 30 and September 30, 2000, respectively.

     Verizon has filed suit against us asserting infringement of a patent issued to them in September 1998 entitled "Variable Rate and Variable Mode Transmission System." On February 18, 2000 the court issued a summary judgment ruling holding that we had not infringed Verizon's patent. Verizon's appeal of that decision is currently pending and, while we expect that we will prevail on appeal, the outcome of such an appeal is inherently uncertain. An unfavorable outcome on appeal of this ruling, or in any other lawsuit that may be brought against us, could limit our ability to provide all our services and require us to pay damages, which could significantly harm our business.

     We anticipate that some or all of the Laser Link shareholders will file lawsuits against us to seek damages arising out of our alleged failure to register the Covad shares that they received in exchange for their Laser Link shares.

     In addition, we are party to other litigation described in "Part I, Item 3. Legal Proceedings." While we are vigorously defending these lawsuits, the total outcome of these litigation matters is inherently unpredictable and there is no guarantee we will prevail. Moreover, we cannot guarantee the successful resolution of these actions and an adverse result in these actions, including settlement of these actions, could negatively impact our financial condition and results of operations and, in some circumstances, result in a material adverse effect on us. In addition, defending such actions could result in substantial costs and diversion of resources that could adversely affect our financial condition, results of operations and cash flows.

  OUR LEVERAGE IS SUBSTANTIAL AND WILL INCREASE, MAKING IT MORE DIFFICULT TO RESPOND TO CHANGING BUSINESS CONDITIONS

     As of December 31, 2000, we have approximately $1.4 billion of long-term obligations, which consists primarily of our 13.5 % senior discount notes due 2008 (the "1998 notes"), our 12.5% senior notes due 2009 (the "1999 notes"), our
12.0 % senior notes due 2010 (the "2000 notes") and our 6.0% convertible notes due 2005 (the "2000 convertible notes"). Because the 1998 notes accrete to $260 million through March 2003, we will become increasingly leveraged until then, whether or not we incur new indebtedness in the future. We may also incur additional indebtedness in the future, subject to certain restrictions contained in the indentures governing the 1998 notes, the 1999 notes, the 2000 notes, and the 2000 convertible notes to finance the continued development, commercial deployment and expansion of our network and for funding operating losses or to take advantage of unanticipated opportunities. The degree to which we are leveraged could have important consequences. For example, it could:

     . materially limit or impair our ability to obtain additional financing or refinancing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

     . require us to dedicate a substantial portion of our cash flow to the payment of principal and interest on our indebtedness, which reduces the availability of cash flow to fund working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

     . limit our ability to redeem the 1998 notes, the 1999 notes, the 2000 notes and the 2000 convertible notes in the event of a change of control;

     . increase our vulnerability to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

     .  expose us to potential delisting of our stock on the Nasdaq Stock
        Market.

  WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS; OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL

     We expect to continue to generate substantial net losses and negative cash flow for at least the next several years. We will require additional capital infusions in the future in addition to our cash flow from operations to permit us to grow our business and pay the principal and interest on our current indebtedness and any additional indebtedness we may incur.

     The 1998 notes accrete to $260 million through March 2003 and we must begin paying cash interest on those notes in September 2003. We have provided for the first six payments on the 1999 notes by setting aside approximately $74.1 million in government securities to fund such payments. We began paying cash interest on the 1999 notes in August 1999, cash interest on the 2000 notes in August 2000, and cash interest on the 2000 convertible notes on March 15, 2001.

     Our ability to make scheduled payments with respect to indebtedness will depend upon, among other things:

     . our ability to achieve significant and sustained growth in cash flow;

     . receipt of timely payment from our customers;

     . the rate and success of the commercial deployment of our network;

     . successful operation of our network;

     . the market acceptance, customer demand, rate of utilization and pricing for our services;

     . our ability to successfully complete development, upgrades and enhancements of our network; and

     . our ability to complete additional financings.

     Each of these factors is affected by economic, financial, competitive and other factors, many of which are beyond our control. If we are unable to generate sufficient cash flow to service our indebtedness, we may have to reduce or delay network deployments, restructure or refinance our indebtedness or seek additional equity capital, strategies that may not enable us to service and repay our indebtedness. Any failure to satisfy our obligations with respect to the 1998 notes, the 1999 notes, the 2000 notes, or the 2000 convertible notes at or before maturity would be a default under the related indentures and could cause a default under agreements governing our other indebtedness. If such defaults occur, the holders of the indebtedness would have enforcement rights, including the right to accelerate payment of the entire amount of the debt and the right to commence an involuntary bankruptcy proceeding against us.

  WE RELY UPON DISTRIBUTIONS FROM OUR SUBSIDIARIES TO SERVICE OUR INDEBTEDNESS AND OUR INDEBTEDNESS IS EFFECTIVELY SUBORDINATED TO THE INDEBTEDNESS OF OUR SUBSIDIARIES

     We are a holding company. As such, we conduct substantially all of our operations through our subsidiaries. As of March 31, 2000, we had approximately $1.4 billion of total indebtedness (including capital lease obligations). Our indentures permit us and our subsidiaries to incur substantial additional indebtedness in the future.

     Our cash flow and ability to service our indebtedness will depend upon the cash flow of our subsidiaries and payments of funds by those subsidiaries to us in the form of repayment of loans, dividends or otherwise. These subsidiaries are separate and distinct legal entities with no legal obligation to pay any amounts due on our indebtedness. In addition, our subsidiaries may become parties to financing arrangements which may contain limitations on the ability of our subsidiaries to pay dividends or to make loans or advances to us or otherwise make cash flow available to us.

     In addition, if we caused a subsidiary to pay a dividend in order to enable us to make payments in respect of our indebtedness, and such transfer were deemed a fraudulent transfer or unlawful distribution, the holders of our indebtedness could be required to return the payment to (or for the benefit of) the creditors of our subsidiaries.

     If we were unable to generate sufficient cash flow or were otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, we would be in default under the terms of the agreements governing such indebtedness, including the indentures. In that case, the holders of our indebtedness could elect to declare all of the funds borrowed to be due and payable together with accrued and unpaid interest. If an acceleration occurs and we do not have sufficient funds to pay the accelerated indebtedness, the holders could initiate enforcement action against us.

     In addition, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation or reorganization, holders of any secured indebtedness will have a secured claim to our assets that constitute their collateral, prior to the satisfaction of any unsecured claim from such assets. Our indentures permit the incurrence of indebtedness secured by our assets and our subsidiaries' assets. In the event of our bankruptcy, liquidation or reorganization, holders of our equity will be entitled to payment from the remaining assets only after payment of, or provision for, all indebtedness, including secured indebtedness. In any of the foregoing events, we may not have sufficient assets to make any payments with respect to our equity.

  THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY RESULT IN LOSSES FOR INVESTORS

     The market price for our common stock has been and is likely to continue to be highly volatile. We expect our common stock to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These include:

     . changes in market valuations of Internet and telecommunications related companies;

     . our ability to recognize revenue;

     . any loss of major customers, or inability of major customers to make payments;

     . any deviations in net revenues or in losses from levels expected by securities analysts;

     . actual or anticipated variations in quarterly operating results, including the pace of the expansion of our business;

     . adverse results in shareholder or noteholder litigation;

     . announcements of new products or services by us or our competitors or new competing technologies;

     . the addition or loss of Internet service provider or enterprise customers or subscribers;

     . changes in financial estimates or recommendations by securities analysts including our failure to meet the expectations of our stockholders or of analysts;

     . the adoption of new, or changes in existing, accounting rules, guidelines and practices, which may materially impact our financial statements and may materially alter the expectations of securities analysts or investors;

     . conditions or trends in the telecommunications industry, including legislative and regulatory developments;

     . growth of the Internet and on-line commerce industries;

     . announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     . additions or departures of key personnel;

     . future equity or debt offerings or our announcements of such offerings;

     . general market and general economic conditions;

     . volume fluctuations, which are particularly common among highly volatile securities of Internet related companies; and

     . other events or factors, many of which are beyond our control.

  FUTURE SALES OR ISSUANCES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE

     Sales of a substantial number of shares of our common stock in the public market, or the appearance that such shares are available for sale, could adversely affect the market price for our common stock. As of May 18, 2001, we had 179,958,511 shares of common stock outstanding. A significant number of these shares are not publicly traded but are available for immediate resale to the public, subject to certain volume limitations under the securities laws and lock-up arrangements. As of January 1, 2001, we also have 46,304,128 shares of our common stock reserved for issuance pursuant to options under our 1997 Stock Plan. As of January 1, 2001, we have 27,734,375 shares that are subject to outstanding options issued pursuant to our 1997 Stock Plan and the stock option plans we assumed in connection with our acquisitions of BlueStar and Laser Link.net. We have also reserved approximately 4.0 million shares of common stock for issuance under our 1998 Employee Stock Purchase Plan as of January 1, 2001. Shares underlying vested options are generally eligible for immediate resale in the public market. In addition, a significant portion of our stockholders have certain registration rights with respect to their shares.

     In addition, in connection with our acquisition of BlueStar Communications Group, Inc., we issued 6.1 million shares of our common stock to BlueStar's shareholders, some of which are freely tradable by the new shareholders. We also agreed to place approximately 800,000 of these shares in a third-party escrow account. These escrow shares would be returned to us to the extent that we discover that representations and warranties that were made to us by BlueStar at the time of the acquisition were not true. We also agreed to issue up to an additional 5.0 million shares if BlueStar met certain operating and financial criteria during 2001. We have reached an agreement with the BlueStar shareholders' representative to resolve both of these matters by providing the BlueStar shareholders with 3.25 million of the 5.0 million shares, in exchange for a release of all potential claims against us. The 800,000 escrow shares would be returned to us under this agreement. This agreement is conditioned upon obtaining approval by 80% of the BlueStar shareholders, which approval has not yet been obtained. If BlueStar shareholders were to sell their shares of our common stock, it could adversely affect our stock price.

     In connection with the $500 million of convertible notes due 2005, we may issue up to 28,129,395 shares of our common stock. If the convertible notes are converted into shares of our common stock, the sale of these shares could adversely affect the price of our stock.

     We sold 9,373,169 shares of our common stock to SBC Communications, Inc. in the fourth quarter of 2000. SBC has agreed not to transfer any of these shares until November 2001, and, after that period, SBC agreed to offer us the first opportunity to purchase shares that it intends to sell. Sales of shares of our common stock by SBC after this lock-up period could adversely affect the price of our stock.

     We may issue additional shares of capital stock, or warrants or other convertible securities in connection with future financings, which, given our current stock price, may have a dilutive effect on existing stockholders and may adversely affect our stock price.

  ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER AND BYLAW PROVISIONS, DELAWARE LAW, OUR INDENTURES, OUR STOCKHOLDER PROTECTION RIGHTS PLAN AND OUR CHANGE IN CONTROL SEVERANCE ARRANGEMENTS COULD PREVENT A CHANGE IN OUR CONTROL

     Our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Our charter and bylaws provide for a classified board of directors, limitations on the ability of stockholders to call special meetings and act by written consent, the lack of cumulative voting for directors and procedures for advance notification of stockholder nominations and proposals. These provisions, as well as Section 203 of the Delaware General Corporation Law to which we are subject, could discourage potential acquisition proposals and could delay or prevent a change of control.

     The indentures relating to the 1998 notes, 1999 notes, 2000 notes and 2000 convertible notes provide that, in the event of certain changes in control, each holder of these notes will have the right to require us to repurchase such holder's notes at a premium over the aggregate principal amount or the accreted value, as the case may be, of such debt. In addition, our Stockholder Protection Rights Plan contains provisions that make a hostile takeover prohibitively expensive and, in effect, requires interested suitors to cooperate with the Board of Directors prior to acquiring more than 15% of our capital stock. There is no guarantee that the Stockholder Protection Rights Plan will not discourage takeover attempts which would otherwise result in a premium to our stockholders.

     The provisions in the charter, bylaws, indentures and Stockholder Protection Rights Plan and our change in control severance arrangements with certain key executives could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit increases in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

  WE MAY EXPERIENCE DECREASING MARGINS ON THE SALE OF OUR SERVICES, WHICH MAY IMPAIR OUR ABILITY TO ACHIEVE PROFITABILITY OR POSITIVE CASH FLOW

     We may experience decreasing prices for our services due to competition, volume-based pricing, an increase in the proportion of our revenues generated by our consumer services and other factors. Currently, we charge higher prices for some of our services than some of our competitors do for their similar services. As a result, we cannot assure you that our customers and their end-user customers will select our services over those of our competitors. In addition, prices for digital communications services in general have fallen historically, and we expect this trend to continue. We have provided and expect in the future to provide price discounts to customers that commit to sell our services to a large number of their end-user customers. Our consumer-grade services have lower prices and significantly lower profit margins than our business-grade services. In recent months, the number of orders that we have received for consumer-grade services have been greater than the number of orders we have received for business-grade services.

                                           December  March      June   September  December  March
                                               31,     31,       30,       30,      31,      31,
                                              1999    2000      2000      2000     2000     2001
                                            ------  ------    -------   -------  -------  -------
Total Installed Business-Grade
 Lines...............................       45,000  68,000     93,000   118,000  141,000  159,000
Total Installed Consumer Lines.......       12,000  25,000     45,000    87,000  133,000  160,000
Total Installed Lines................       57,000  93,000    138,000   205,000  274,000  319,000


     We expect that the percentage of our revenues which we derive from our consumer services will continue to increase and will likely reduce our overall profit margins. We also expect to reduce prices periodically in the future to respond to competition and to generate increased sales volume. As a result, we cannot predict whether demand for our services will exist at prices that enable us to achieve profitability or positive cash flow.

  THE MARKETS WE FACE ARE HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY, ESPECIALLY AGAINST ESTABLISHED INDUSTRY COMPETITORS WITH SIGNIFICANTLY GREATER FINANCIAL RESOURCES

     The markets we face for business and consumer Internet access and remote network access services are intensely competitive. We expect that these markets will become increasingly competitive in the future. In addition, the traditional telephone companies dominate the current market and have a monopoly on telephone wires. We pose a competitive risk to the traditional telephone companies and, as both our competitors and our suppliers, they have the ability and the motivation to harm our business. We also face competition from cable modem service providers, competitive telecommunications companies, traditional and new national long distance carriers, Internet service providers, on-line service providers and wireless and satellite service providers. Many of these competitors have longer operating histories, greater name recognition, better strategic relationships and significantly greater financial, technical or marketing resources than we do. Our ability to stay competitive may be reduced if our new business plan is not successful, or if we are unable to obtain additional financing as and when needed. As a result, these competitors:

     . may be able to develop and adopt new or emerging technologies and respond to changes in customer requirements or devote greater resources to the development, promotion and sale of their products and services more effectively than we can;

     . may form new alliances and rapidly acquire significant market share; and

     . may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and devote substantially more resources to developing high-speed digital services.

     The intense competition from our competitors, including the traditional telephone companies, the cable modem service providers and the competitive telecommunications companies could harm our business.

     The traditional telephone companies represent the dominant competition in all of our target service areas and we expect this competition to intensify. For example, they have an established brand name and reputation for high quality in their service areas, possess sufficient capital to deploy DSL equipment rapidly, have their own telephone wires and can bundle digital data services with their existing analog voice services to achieve economies of scale in serving customers. Certain of the traditional telephone companies are aggressively pricing their consumer DSL services as low as $30 per month and their business DSL services as low as $39 per month, placing pricing pressure on our services. Recently, some of the traditional local telephone companies have increased their retail consumer DSL prices by approximately 25%. They have not, however, increased their wholesale prices to major Internet service providers and therefore continue to under-price our services. While we are now allowed to provide our data services over the same telephone wires which provide analog voice services, we have experienced difficulties in implementing this ability, and in many instances, final prices for that shared-line access have not been established. There is no assurance that we can provide our services in this manner without running into operational, technical or financial obstacles, including those created by the traditional telephone companies. Further, they can offer service to end-users from certain central offices where we are unable to secure central office space and offer service. In addition, consolidations involving the traditional telephone companies may further the traditional telephone companies' efforts to compete with us since the combined entities will benefit from the resources of the traditional telephone company. Accordingly, we may be unable to compete successfully against the traditional telephone companies.

     The risks posed to us by the traditional telephone companies as our key suppliers and competitors is also compounded by the role some of these companies, such as SBC and Qwest, play as our resellers. These competitors may determine not to fulfill their obligations despite their contractual commitments to us. The failure by these resellers to fulfill their obligations to us would have a material adverse impact on our business.

     Cable modem service providers, such as Excite@Home and Road Runner, and their respective cable company customers, are deploying high-speed Internet access services over coaxial cable networks. Where deployed, these networks provide similar, and in some cases, higher-speed Internet access and RLAN access than we provide. They also offer these services at lower price points than our TeleSurfer services. As a result, competition with the cable modem service providers may have a significant negative effect on our ability to secure customers and may create downward pressure on the prices we can charge for our services.

     Many competitive telecommunications companies offer high-speed data services using a business strategy similar to ours. Some of these competitors have been offering DSL-based access services and others are likely to do so in the future. These companies may be acquired in whole or in part by one or more of our established resellers on highly favorable terms because of the currently low market values of companies in this sector or because they are in bankruptcy. In such instances, we could lose one or more of our resellers and face more robust competition, which would have a material adverse impact on our business. For example, one of our significant resellers, AT&T, recently acquired the operating assets of NorthPoint Communications. In addition, some competitive telecommunications companies have extensive fiber networks in many metropolitan areas primarily providing high-speed digital and voice circuits to large corporations, and have interconnection agreements with traditional telephone companies pursuant to which they have acquired central office space in many of our existing and target markets. Further, certain of our resellers have made investments in our competitors, and some of our resellers have deployed their own facilities to provide DSL-based access services. As a result of these factors, we may be unsuccessful in generating a significant number of new customers or retaining existing customers.

  OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE A LIMITED OPERATING HISTORY

     We were incorporated in October 1996 and introduced our services commercially in the San Francisco Bay Area in December 1997. Because of our limited operating history, you have limited operating and financial data upon which to evaluate our business. You should consider that we have the risks of an early stage company in a new and rapidly evolving market. To overcome these risks, we must:

     . sell our services directly in certain markets;

     . attract and retain end-users;

     . raise additional capital;

     . respond to competitive developments;

     . reduce our dependence on financially weak resellers;

     . continue to attract, retain and motivate qualified persons;

     . continue to upgrade our technologies in response to competition and market factors;

     . manage our traditional telephone company suppliers;

     . rapidly install high-speed access lines;

     . effectively manage the growth of our operations; and

     . deliver additional value added services to our customers without causing existing customers to cease reselling our services or reducing the volume or rate of growth of sales of our services.

  WE HAVE A HISTORY OF LOSSES AND EXPECT LOSSES IN THE FUTURE

     We have incurred substantial losses and experienced negative cash flow each fiscal quarter since our inception in 1997. Through the fourth quarter of 2000, we have increased our capital expenditures and operating expenses each quarter in order to expand our business. Although we are in the process of reducing our capital expenditures, we expect to incur substantial additional net losses and substantial negative cash flow for the next several years due to continued development, commercial deployment and expansion of our network. We may also make investments in and acquisitions of businesses that are complementary to ours to support the growth of our business. Our future cash requirements for developing, deploying and enhancing our network and operating our business, as well as our revenues, will depend on a number of factors including:

     . the number of regions entered, the timing of entry and services offered;

     . network development schedules, closures and associated costs;

     . the rate at which customers and end-users purchase our services and the pricing of such services;

     . the financial condition of our customers;

     . the migration of end-users from financially-unsound customers to financially sound customers or to our own retail business;

     . the level of marketing required to acquire and retain customers and to attain a competitive position in the marketplace;

     . the network integration efforts between our different affiliated companies and the efficient migration of customers and end-users between these networks;

     . the rate at which we invest in engineering and development and intellectual property with respect to existing and future technology;

     . pending litigation;

     . existing and future technology; and

     . unanticipated opportunities.

     In addition, we expect our net losses to increase in the future due to interest and debt issuance cost amortization charges related to the 1998 notes, the 1999 notes, the 2000 notes, and the 2000 convertible notes. For example:

     . Interest and debt issuance cost amortization charges relating to the 1998 notes were approximately $25.3 million during the year ending December 31, 2000. These charges will increase each year until the year ending December 31, 2004, during which period the interest and amortization charges will be approximately $36.9 million. This increase is due to the accretion of the 1998 notes to $260 million through March 2003.

   . Interest and debt issuance cost amortization charges relating to the 1999 notes were approximately $28.4 million during the year ending December 31, 2000 and will increase slightly each year to approximately $29.3 million during the year ending December 31, 2008.

   . Interest and debt issuance cost amortization charges relating to the 2000 notes were approximately $48.2 million during the year ending December 31, 2000 and will be $52.2 million each following year through the maturity of the notes in February 2010.

   . Interest and debt issuance cost amortization charges relating to the 2000 convertible notes were approximately $8.7 million during the year ending December 31, 2000, and will be approximately $33.1 million each following year until the 2000 convertible notes are converted or, if not converted, until maturity of the 2000 convertible notes in September 2005.

     Any future financing we are able to obtain may be on terms less favorable to us than the terms of our existing financings, and charges related to any such future financing may be proportionately greater.

  OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE IN FUTURE PERIODS AND MAY FAIL TO MEET THE EXPECTATIONS OF SECURITIES ANALYSTS AND INVESTORS

     Our annual and quarterly operating results are likely to fluctuate significantly in the future as a result of numerous factors, many of which are outside of our control. These factors include:

     . the effect of our revised business plan on our relationships with our customers;

     . the amount and timing of capital expenditures and other costs relating to the filling of our network and the marketing of our services;

     . difficulties we may face in accessing the capital markets to fund such capital expenditures;

     . the bankruptcy or other financial difficulties experienced by our Internet service provider customers;

     . our ability to collect receivables from our customers;

     . receipt of timely payment from our Internet service provider and other customers;

     . our ability to migrate end-users from financially-unsound customers to financially sound customers or to our own retail business;

     . delays in the commencement of operations in new regions and the generation of revenue because certain network elements have lead times that are controlled by traditional telephone companies and other third parties;

     . the ability to develop and commercialize new services by us or our competitors;

     . the ability to order or deploy our services on a timely basis to adequately satisfy end-user demand;

     . our ability to successfully operate our network and integrate the networks of our different affiliated companies;

     . the rate at which customers subscribe to our services;

     . the efficiency with which we operate redundant network and operational capabilities;

     . the necessity of decreasing the prices for our services due to competition, volume-based pricing and other factors;

     . our ability to retain Internet service provider, enterprise and telecommunications carrier customers and limit end-user churn rates;

     . our ability to migrate end-users from the network of one of our affiliates to another;

     . our ability to minimize costs of closing portions of our network, including central offices and other facilities in particular markets;

     . our ability to successfully defend our company against certain pending litigation;

     . the mix of line orders between consumer end-users and business end-users
       (which typically have higher margins);

     . the success of our relationships with AT&T, SBC and other third parties and distribution channels in generating significant end-user demand;

     . our ability to reduce our capital expenditures and other expenses without jeopardizing our relationships with key customers and suppliers;

     . the timing and willingness of traditional telephone companies to provide us with space on their premises and the prices, terms and conditions on which they make available the space to us;

     . the development and operation of our billing and collection systems and other operational systems and processes;

     . our ability to address control weaknesses identified during our 2000 year end financial statement closing process and audit;

     . our inventory and supply-chain management;

     . the rendering of accurate and verifiable bills by our traditional telephone company suppliers and resolution of billing disputes;

     . the incorporation of enhancements, upgrades and new software and hardware products into our network and operational processes that may cause unanticipated disruptions;

     . the changing interpretation and enforcement of regulatory developments and court rulings concerning the 1996 Telecommunications Act, interconnection agreements and the anti-trust laws;

     . legislative changes in the 1996 Telecommunications Act;

     . our ability to integrate the businesses we acquire into our business efficiently; and

     . the availability of equipment and services from key vendors.

     As a result, it is likely that in some future quarters our operating results will be below the expectations of securities analysts and investors. If this happens, the trading price of our common stock would likely decline.


  WE CANNOT PREDICT WHETHER WE WILL BE SUCCESSFUL BECAUSE OUR BUSINESS STRATEGY IS LARGELY UNPROVEN

     We believe that we were the first competitive telecommunications company to widely provide high-speed Internet and network access using DSL technology. To date, our business strategy remains significantly unproven. To be successful, we must develop and market services that achieve broad commercial acceptance by Internet service provider, enterprise and telecommunications carrier customers in our targeted metropolitan statistical areas. Because our business and the demand for high-speed digital communications services are in the early stages of development, we are uncertain whether our services will achieve broad commercial acceptance.

     It is uncertain whether our strategy of selling and providing our service through Internet service providers, telecommunication carriers and others will be successful. This strategy creates marketing, operational and other challenges and complexities that are less likely to appear in the case of a single entity providing integrated DSL and Internet service provider services. For example, cable modem service providers, such as Excite@Home Corporation and Time Warner, Inc., market, sell and provide high-speed services, Internet access and content services on an integrated basis. Since we are currently selling most of our services to end-users through third parties, our ability to retain these end-users is largely dependent on the performance of these resellers. If these resellers fail to satisfy their obligations to their end-users, or if they do not pay us for our services, we may lose end-users or we may be forced to disconnect end-users. Also, our new DSL + IP and VBSP services may adversely affect our relationship with our current Internet service provider customers, since we will be providing some of the services that they provide. We do not anticipate that this will have a substantial adverse effect on our relationship with our Internet service provider customers because we will be able to provide our Internet service provider customers with these additional services at a lower cost than they would pay if they developed these additional services internally.

     The mergers and acquisitions between America Online, Inc. and Time Warner, Inc., between NTT and Verio, and between NEXTLINK and Concentric Network Corporation (now XO Communications)--highlight a growing trend among service providers and telecommunications carriers to combine the marketing, selling and provisioning of high-speed data transmission services, Internet access and content services. While we do not believe that such combined entities providing integrated services will materially adversely affect our business, no assurance can be given that such combinations will not ultimately have such a material adverse effect. Further, no assurance can be given that additional acquisitions of Internet service providers by traditional and local competitive telecommunications carriers, and other strategic alliances between such entities, will not harm our business.

     One of our competitors, NorthPoint Communications, has sold its network assets to AT&T. The acquisition of these assets by AT&T will potentially reduce the orders we receive from AT&T, introduce a formidable new competitor into our market, create uncertainty in the financial and business markets, and may reduce the prices our customers pay us for lines because of increased competition.

     In light of our acquisition of Laser Link.Net, Inc. and other changes we have made in our business, some of our existing Internet service provider customers may perceive us as a potential or actual competitor instead of as a supplier. Similarly, our acquisition of BlueStar, which sells its services directly to end-users, may cause our existing Internet service provider customers to view us as a competitor. Such Internet service providers may therefore reduce the volume or the rate of growth of the sales of our services, or may cease to resell our services. No assurance can be given that our provision of additional services will not alienate some or all of our existing customers and thus harm our business.

  OUR SERVICES ARE SUBJECT TO GOVERNMENT REGULATION, AND CHANGES IN CURRENT OR FUTURE LAWS OR REGULATIONS AND THE METHODS OF ENFORCING THE LAW AND REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS

     Our services are subject to federal, state and local government regulations. The 1996 Telecommunications Act, which became effective in February 1996, introduced widespread changes in the regulation of the telecommunications industry, including the digital access services segment in which we operate. The 1996 Telecommunications Act eliminates many of the pre-existing legal barriers to competition in the telecommunications services business and sets basic criteria for relationships between telecommunications providers.

     Among other things, the 1996 Telecommunications Act removes barriers to entry in the local telecommunications markets by preempting state and local laws that restrict competition by providing competitors interconnection, access to unbundled network elements, collocation, and retail services at wholesale rates. The FCC's primary rules interpreting the 1996 Telecommunications Act were issued on August 8, 1996. These rules have been reviewed by the U.S. Court of Appeals for the Eighth Circuit, the U.S. Court of Appeals for the District of Columbia, and the U.S. Supreme Court. The U.S. Supreme Court overruled the Eighth Circuit in January 1999 and upheld most of the FCC rules. In September 1999, the FCC adopted unbundling rules that responded to the Supreme Court's January 1999 decision. The FCC is currently considering petitions to reconsider this decision, and appeals of this decision are also currently pending before the Eighth Circuit.

     Since August 1996, the FCC has proposed and adopted further rules related to our ability to obtain access to unbundled network elements and other services. These decisions also have been the subject of litigation and appeals.

     In August 1998, the FCC stated that its rules required traditional local telephone companies to provide us access to copper wires in order to provide "advanced services," such as our DSL services.

     In November 1999, the FCC ruled that traditional local telephone companies must provide access to "line sharing" on an unbundled basis. The FCC reaffirmed this decision in January 2001. Line sharing permits us to provide a DSL service on the same telephone wire in which an end-user has analog, local telephone service. Only certain DSL technologies, such as ADSL, are designed to work on the same line as analog telephone service. Most traditional telephone companies provide ADSL service exclusively over line sharing. Without access to line sharing, we have to have the traditional telephone company install an additional telephone line to an end-user's premises. Without line sharing, we may not be able to provide a product that is competitive with the traditional telephone company's offering. A group of traditional telephone companies has appealed this decision to the D.C. Circuit Court of Appeals, and an adverse result in that court proceeding could harm our business.

     In January 2001, the FCC reaffirmed its line-sharing rules and also interpreted those rules as requiring traditional local telephone companies to facilitate "line-splitting"--the provisioning on a single loop of DSL service by a company like Covad while another competitive local exchange carrier provides analog, dial-up telephone service on the lower frequencies of the same loop. Beginning in 2001, we have generally begun provisioning new orders for consumer-grade services over line-shared telephone wires. If the traditional telephone companies fail to deliver line-shared telephone wires in sufficient quantities or to deliver functioning line-shared telephone wires in an acceptable period of time, the growth of our consumer business will be adversely affected. In addition, traditional local telephone companies have appealed both of these decisions to the D.C. Circuit Court of Appeals. The outcome of these appeals is uncertain and an unfavorable outcome could have a material adverse impact on our business.

     We have not entered into interconnection agreements that take full advantage of these new federal rules. We anticipate that traditional telephone companies will challenge these new rules in regulatory proceedings and court challenges. In addition, we anticipate that traditional telephone companies will resist full implementation of these federal and state rules. Any unfavorable decisions by the courts, the FCC, or state telecommunications regulatory commissions could harm our business. In addition, a failure to enforce these rules by the appropriate court, FCC, or state authority in a timely basis could slow down our deployment of services or could otherwise harm our business.

     FCC actions other than rulemaking proceedings can also impact our business. The 1996 Telecommunications Act also allows the Regional Bell Operating Companies (RBOCs, now BellSouth, Verizon, SBC and Qwest), which are the traditional telephone companies created by AT&T's divestiture of its local exchange business, to provide interLATA long distance services in their own local service regions upon a showing that the RBOC provides interconnection and access to companies like Covad as required by the Act. As a result, Covad is active in the RBOC interLATA entry process before the state commissions, the FCC, and the Department of Justice, all of which have a role in ensuring that the RBOC provides access and interconnection as required by the Act. The FCC has approved five RBOC applications to date, for Verizon in New York and Massachusetts and SBC in Texas, Oklahoma and Kansas. Currently pending before the FCC is Verizon's application in Connecticut which we expect will be granted very shortly. Given the FCC's grant of these applications, the FCC is likely to thereafter grant similar applications by Verizon, SBC, and the other RBOCs in other states. Covad has opposed such applications where it believes it has not received access and interconnection as required by the Act. Grants of long-distance authority to RBOCs will likely adversely affect the level of cooperation we receive from each of the RBOCs.

     In approving the merger of SBC and Ameritech in October 1999, the FCC required SBC/Ameritech to create a structurally-separate advanced services affiliate throughout the SBC/Ameritech service territory. The FCC required SBC/Ameritech to provide its own in-region DSL services through this affiliate, and the affiliate would be free from traditional telephone company regulation. The provision of DSL services by such an affiliate could harm our business. In June 2000, Bell Atlantic and GTE were ordered by the FCC to create such a similar affiliate, in the context of their merger into Verizon. However, in January 2001, the D.C. Circuit Court of Appeals reversed and vacated the FCC's SBC/Ameritech Merger Order on the basis that the separate affiliate requirement was inconsistent with the Communications Act.

     Changes to current regulations, the adoption of new regulations or policies by the FCC or state regulatory authorities, court decisions, or legislation, such as changes to the 1996 Telecommunications Act, could harm our business. In particular, a bill was introduced in the 107th Congress, H.R. 1542, that, if enacted, would harm our business by taking away access to line-sharing in certain cases and other legal rights we have to unbundled network elements and collocation, and by diminishing the incentive the Regional Bell Operating Companies have to provide us the elements, collocation and services we need to provide our services. Passage of this bill or similar legislation would adversely and significantly harm our business, and may cause us to eliminate or even disconnect certain services to particular end-users. In addition, passage of any of these bills may cause us to disrupt and change our existing network design and configuration.

     In addition to regulatory proceedings and decisions, we rely significantly upon private antitrust and other litigation to ensure that traditional local telephone companies provide us access to their networks as required by federal and state antitrust law, the Communications Act, and other legal requirements. We are pursuing antitrust and other remedies in federal district court against Verizon and BellSouth. In pursuing this litigation, we have incurred substantial expenses and overhead costs that may or may not lead to satisfactory results. A recent Seventh Circuit Court of Appeals decision in Goldwasser v. Ameritech has cast doubt and uncertainty as to our ability to pursue private antitrust remedies for actions by traditional local telephone companies that also violate the Communications Act. Some federal district courts in subsequent rulings have followed the Goldwasser decision, while others have not. We believe that the Goldwasser decision has already reduced traditional local telephone company incentives to provide us access to their networks as required by law. In addition, Verizon and BellSouth have filed motions to dismiss our pending litigation against them in federal district court on the basis of the Goldwasser decision. While we are opposing those motions to dismiss and believe that our position should prevail, we cannot predict the outcome of these motions.

  CHARGES FOR UNBUNDLED NETWORK ELEMENTS ARE GENERALLY OUTSIDE OF OUR CONTROL BECAUSE THEY ARE PROPOSED BY THE TRADITIONAL TELEPHONE COMPANIES AND ARE SUBJECT TO COSTLY REGULATORY APPROVAL PROCESSES

     Traditional telephone companies provide the unbundled DSL-capable lines or telephone wires that connect each end-user to our equipment located in the central offices. The 1996 Telecommunications Act generally requires that charges for these unbundled network elements be cost-based and nondiscriminatory. The nonrecurring and recurring monthly charges for DSL-capable lines (telephone wires) that we require vary greatly. These rates are subject to negotiations between us and the traditional telephone companies and to the approval of the state regulatory commissions. The rate approval processes for DSL-capable lines and other unbundled network elements typically involve a lengthy review of the rates proposed by the traditional telephone companies in each state. The ultimate rates approved typically depend on the traditional telephone company's initial rate proposals and the policies of the state public utility commission. These rate approval proceedings are time-consuming and expensive. Consequently, we are subject to the risk that the non-recurring and recurring charges for DSL-capable lines and other unbundled network elements will increase based on rates proposed by the traditional telephone companies and approved by state regulatory commissions from time to time, which would harm our operating results.

     On July 18, 2000, the United States Court of Appeals for the Eighth Circuit struck down the FCC's total element long run incremental cost methodology, which the FCC previously required state commissions to use in setting the prices for collocation and for unbundled network elements we purchase from the traditional telephone companies. The Court also rejected an alternative cost methodology based on "historical costs," which was advocated by the traditional telephone companies. In rejecting the FCC's cost methodology, the Court held that it is permissible for the FCC to prescribe a forward-looking incremental cost methodology that is based on actual incremental costs under the 1996 Telecommunications Act. In January 2001, the Supreme Court agreed to hear the appeal of this Eighth Circuit decision in the coming year.

     The Eighth Circuit's decision and the current Supreme Court appeal create additional uncertainty concerning the prices that we are obligated to pay the traditional telephone companies for collocation and unbundled network elements. The FCC may also adopt, or be required to adopt, new rules to reflect the cost methodology that was approved by the Eighth Circuit. It is uncertain whether the Eighth Circuit's decision will be affirmed by the United States Supreme Court. It is also uncertain whether the FCC and the state commissions will implement a new cost methodology as a result of this decision.

     The impact of these judicial and regulatory decisions on the prices we pay to the traditional telephone companies for collocation and unbundled network elements is highly uncertain. There is a risk that any new prices set by the regulators could be materially higher than current or currently expected prices. If we are required to pay higher prices to the local telephone companies for collocation and unbundled network elements, it could have a material adverse effect on our business.

  CHALLENGES IN OBTAINING SPACE FOR OUR EQUIPMENT ON PREMISES OWNED BY THE TRADITIONAL LOCAL TELEPHONE COMPANIES HARMS OUR BUSINESS

     We must secure physical space from traditional local telephone companies for our equipment in their central offices in order to provide our intended services in our targeted metropolitan statistical areas. In the past, we have experienced rejections of our applications to secure this space in many central offices, and we are likely to receive rejections when we apply for space in remote terminals. We must place our equipment in remote terminals in order to provide higher speed DSL service to a larger number of users. Remote terminals are used by traditional telephone companies to serve end-users through a combination of fiber optic technology and copper wires. Traditional telephone companies are increasing their deployment of fiber-fed remote terminal architectures (for example, SBC's "Project Pronto"). For us to provide copper based DSL services to these end-users, we need to access the copper telephone wires that terminate at these remote terminals.

     At least some (if not all) of the rejections of our applications for space on premises owned by the traditional local telephone companies in the past have not been based on an actual lack of space. In other instances, there may be real limitations on the availability of central office space in certain central offices and remote terminals. We expect that we will face additional rejections of our applications in many instances. Rejections of our applications for central office space have in the past resulted, and such applications and remote terminal applications could in the future result, in delays and increased expenses in the rollout of our services in our targeted metropolitan statistical areas, including delays and expenses associated with engaging in legal proceedings with the traditional telephone companies. This has harmed our business and is likely to continue to harm our business in the future periods.

     The Federal Communications Commission ("FCC") has been reviewing the policies and practices of the traditional telephone companies with the goal of facilitating the efforts of competitive telecommunications companies to obtain central office space and telephone wires more easily and on more favorable terms. On March 31, 1999, the FCC adopted rules to make it easier and less expensive for competitive telecommunications companies to obtain central office space and to require traditional telephone companies to make new alternative arrangements for obtaining central office space. While the FCC's new rules did increase our success in obtaining central office space, the FCC's new rules were not uniformly implemented in a timely manner and have been subject to litigation.

     Moreover, in March 2000, a federal appeals court struck portions of the FCC's new collocation rules, and has required the FCC to reconsider and review those rules. In particular, the appeals court has required the FCC to revise its rules concerning the types of equipment that we may collocate on the traditional telephone company premises and the steps that traditional telephone companies may take to separate their equipment from our equipment, and has impaired our ability to connect to other carriers in the central office. The remand of these collocation rules is currently pending before the FCC. The traditional telephone companies may implement the court's ruling and any subsequent FCC rules in a manner that impairs our ability to obtain collocation space, increase our costs, collocate the equipment of our choice on their premises, and connect to other carriers. Such actions by the traditional telephone companies could adversely affect our business and disrupt our existing network design, configuration and services.

     In September 1999, the FCC adopted rules that require traditional telephone companies to provide access to remote terminal locations and to require them to provide access to copper wires that terminate at these terminals. These rules went into effect in May 2000. However, traditional local telephone companies have filed petitions with the FCC for reconsideration of those rules and have also filed a court challenge before the Eighth Circuit Court of Appeals regarding those FCC rules. The outcome of these petitions and appeals is uncertain, and unfavorable outcome could adversely affect our business.

     In February of 2000, SBC sought a waiver from the FCC of certain merger conditions that it had agreed to as part of its merger with Ameritech. Specifically, SBC sought permission from the FCC to put ownership of certain advanced services equipment in the SBC ILECs, rather than in SBC's advanced services affiliate as required by those merger conditions. SBC sought the waiver in order to facilitate deployment of a new remote terminal architecture throughout its network (called "Project Pronto"). On September 7, 2000, the FCC adopted an order granting SBC's waiver request, subject to numerous conditions designed to ensure that competitive LEC's, such as us, have nondiscriminatory access to all of the features, functions and capabilities of the Pronto architecture. The FCC imposed similar conditions in approving the Bell Atlantic/GTE (now Verizon) merger. However, in January 2001, the D.C. Circuit Court of Appeals reversed and vacated the FCC's original order approving the SBC/Ameritech Merger Order, on the grounds the "separate advanced services affiliate" was inconsistent with the Communications Act. The outcome of these legal proceedings upon the method in which SBC and Verizon provide DSL services and the applicability of the FCC's Project Pronto access conditions remains uncertain and could adversely affect our business and disrupt our network design.

  THE FAILURE OF TRADITIONAL TELEPHONE COMPANIES TO ADEQUATELY PROVIDE TRANSMISSION FACILITIES AND PROVISION TELEPHONE WIRES IS LIKELY TO IMPAIR OUR ABILITY TO INSTALL LINES AND ADVERSELY AFFECT OUR GROWTH RATE

     We interconnect with and use traditional telephone companies' networks to service our customers. This presents a number of challenges because we depend on traditional telephone companies:

     . to use their technology and capabilities to meet certain telecommunications needs of our customers and to maintain our service standards;

     . to cooperate with us for the provision and maintenance of transmission facilities; and

     . to provide the services and network components that we order, for which they depend significantly on unionized labor. Labor issues have in the past, and may in the future, hurt the telephone companies' performance. For example, in August 2000, employees of Verizon Communications conducted a work stoppage that impaired its ability to provision, maintain and repair the telephone lines that we use to deliver our services.

     Our dependence on the traditional telephone companies has caused and could continue to cause us to encounter delays in establishing our network and providing higher speed DSL services. We rely on the traditional telephone companies to provision telephone wires to our customers and end-users. We must establish efficient procedures for ordering, provisioning, maintaining and repairing large volumes of DSL capable lines from the traditional telephone companies. We must also establish satisfactory electronic billing and payment arrangements with the traditional telephone companies. We may not be able to do these things in a manner that will allow us to retain and grow our customer and end-user base.

     It has been and continues to be our experience that, at any given time, one or more of the traditional telephone companies will fail to deliver the central office space, transmission facilities, telephone wires or other elements, features and functions that our business requires. For example, the traditional telephone companies currently are significantly impairing our ability to efficiently install our services, and this has adversely affected the growth in the volume of orders we receive. The failure of the traditional telephone companies to consistently and adequately deliver operable telephone wires to us on time has significantly contributed to our backlog of uninstalled orders. The continued inadequate performance of the traditional telephone companies could slow the growth in our revenues and reduce the growth in orders placed by our customers, which could materially harm our business.

     On November 18, 1999, the FCC decided that the traditional local telephone companies must provide us and other competitive local exchange carriers with access to line sharing. The FCC reaffirmed this decision in January 2001 and clarified that traditional telephone companies had an obligation to facilitate the sharing of one copper wire between two competitive local exchange companies. These rules allow us to provide our services over the same telephone wire used by the traditional telephone companies to provide analog voice services. The FCC directed the traditional local telephone companies to enter into agreements with competitors, such as ourselves, and take the necessary steps to provide such access by mid-2000. Since early 2001, we have generally begun provisioning new orders for consumer-grade services over line-shared telephone wires. The traditional telephone companies have failed to promptly and properly deliver line-shared telephone wires to us in significant volumes, and this failure has materially harmed our business. If the traditional telephone companies continue to fail to deliver line-shared telephone wires in sufficient quantities and to deliver functioning line-shared telephone wires in an acceptable period of time, the growth of our consumer business will be adversely affected.

    Although we have entered into line sharing agreements with the major local telephone carriers, in many instances the permanent rates, terms and conditions of line sharing access have not yet been mutually agreed to between the traditional local phone companies and us. Many state commissions are either currently arbitrating or have not yet arbitrated disputes or set line sharing rates in connection with failed negotiations between traditional local phone companies and us. The outcome of these rate proceedings is uncertain and could adversely impact our business. In addition, traditional local telephone companies have appealed the FCC's November 1999 and January 2001 rules to the D.C. Circuit Court of Appeals, and the outcome of those appeals is uncertain and could adversely impact our business. We are experiencing ongoing difficulties with the traditional local telephone companies as they attempt to provide us with line sharing which has resulted in disruption and dislocation to our ability to provide our services. The performance of the various traditional telephone companies varies widely. The efforts of the traditional phone companies have adversely affected our ability to scale our consumer-grade services and to make those services profitable.

  CHALLENGES IN OBTAINING THE OVERALL COOPERATION OF THE TRADITIONAL LOCAL TELEPHONE COMPANIES HARMS OUR BUSINESS

    We face a variety of challenges in dealing with the traditional telephone companies which include the following:

    . they frequently claim lack of available facilities when asked by us to provide connections between central offices, remote terminals, and telephone wires to end-users;

    . they frequently fail to promise delivery of, and fail to deliver, properly connected telephone wires to our end-users on time;

    . they frequently fail to properly configure equipment that supports line-sharing, cross-connect telephone wires for us at the central offices, and otherwise fail to properly and timely deliver to us line-shared telephone wires;

    . they frequently do not cooperate in providing us with relevant telephone wire information, such as the length of the wire;

    . they frequently do not cooperate in resolving purported problems in the orders we submit to them for telephone wires and other facilities;

    . they frequently do not deploy interfaces or provide us with integrated software systems that allow us to seamlessly place large volumes of orders for telephone lines;

    . they frequently do not cooperate in resolving billing disputes and in assisting us in closing parts of our network in central offices at low or reasonable costs to us;

    . they frequently do not cooperate in testing installations, and trouble-shooting, maintaining and resolving problems relating to delivery of telephone lines; and

    . they frequently do not cooperate in providing relevant information about the presence and types of remote terminals that may be serving end-users.

    We are engaged in a variety of negotiations, regulatory disputes and legal actions to resolve these situations. We may be unable to resolve these matters successfully.


  OUR BUSINESS WILL SUFFER IF OUR INTERCONNECTION AGREEMENTS ARE NOT RENEWED OR IF THEY ARE MODIFIED ON UNFAVORABLE TERMS

    We are required to enter into and implement interconnection agreements in each of our targeted metropolitan statistical areas with the appropriate traditional telephone companies in order to provide service in those regions. We may be unable to timely enter into these agreements, which is prerequisite for us to provide service in those areas. Many of our existing interconnection agreements have a maximum term of three years. Therefore, we will have to renegotiate these agreements with the traditional telephone companies when they expire. We may not succeed in extending or renegotiating them on favorable terms or at all.

    As the FCC modifies, changes and implements rules related to unbundling and collocation, we generally have to renegotiate our interconnection agreements with the traditional telephone companies in order to implement those new or modified rules. We may be unable to renegotiate these agreements in a timely manner, or we may be forced to arbitrate and litigate with the traditional telephone companies in order to obtain agreement terms that fully comply with FCC rules. As a result, although the FCC may implement rules or policies designed to speed or improve our ability to provide services, we may not be able to timely implement those rules or policies.

    Additionally, disputes have arisen and will continue to arise in the future as a result of differences in interpretations of the interconnection agreements. For example, we are in litigation proceedings with certain of the traditional telephone companies. These disputes have delayed the deployment of our network, and resolution of the litigated matters will cause us ongoing expenditure of money and management time. They may have also negatively affected our service to our customers and our ability to enter into additional interconnection agreements with the traditional telephone companies in other states. In addition, the interconnection agreements are subject to state commission, FCC and judicial oversight. These government authorities may modify the terms of the interconnection agreements in a way that harms our business.

  OUR SUCCESS DEPENDS ON OUR RETENTION OF CERTAIN KEY PERSONNEL, OUR ABILITY TO HIRE ADDITIONAL KEY PERSONNEL AND THE MAINTENANCE OF GOOD LABOR RELATIONS

    We depend on the performance of our executive officers and key employees. In particular, our senior management has significant experience in the data communications, telecommunications and personal computer industries, and the loss of any of them could negatively affect our ability to execute our business strategy. Additionally, we do not have "key person" life insurance policies on any of our employees.

    Three of our executive officers, Jane Marvin, Rob Davenport and Frank Thomas, left the Company in May 2001. Ms. Marvin's duties as Executive Vice President, Human Resources have been assumed by Dhruv Khanna, who is now our Executive Vice President, Human Resources, General Counsel and Secretary. Mr. Davenport's duties have been assumed by Terry Moya, our Executive Vice President, External Affairs and Corporate Development. Mr. Thomas' duties have been assumed by Anjali Joshi, Executive Vice President of Engineering. These departures may cause disruption to our business and may lead to the departures of other employees.

    Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical, operations, sales, marketing, financial, legal, human resource, and managerial personnel as we add end-users to our network. Competition for such qualified personnel is intense. The recent significant drop in our stock price has greatly reduced or eliminated the value of stock options held by our employees, making it more difficult to retain employees in this competitive market. This is particularly the case in software development, network engineering and product management. We also may be unable to attract, assimilate or retain other highly qualified technical, operations, sales, marketing, financial, legal, human resource and managerial personnel. Our business will be harmed if we cannot attract the necessary technical, operations, sales, marketing, financial, legal, human resource and managerial personnel. In addition, in the event that our employees unionize, we could incur higher ongoing labor costs and disruptions in our operations in the event of a strike or other work stoppage.

  WE DEPEND ON A LIMITED NUMBER OF THIRD PARTIES FOR EQUIPMENT SUPPLY, SERVICE AND INSTALLATION

    We rely on outside parties to manufacture our network equipment and provide certain network services. These services and equipment include:

    . digital subscriber line access multiplexers;

    . customer premise equipment modems;

    . network routing and switching hardware;

    . network management software;

    . systems management software;

    . database management software;

    . collocation space; and

    . Internet connectivity and Internet protocol services.

    As we sign additional service contracts, we will need to increase significantly the amount of manufacturing and other services supplied by third parties in order to meet our contractual commitments. We have in the past experienced supply problems with certain of our vendors. These vendors may not be able to meet our needs in a satisfactory and timely manner in the future. In addition, we may not be able to obtain additional vendors when needed. We have identified alternative suppliers for technologies that we consider critical. However, it could take us a significant period of time to establish relationships with alternative suppliers for critical technologies and substitute their technologies into our network.

    Our reliance on third-party vendors involves additional risks, including:

    . the possibility that some manufacturers will leave the DSL equipment business because of the financial uncertainties facing many DSL companies;

    . the absence of guaranteed capacity; and

    . reduced control over delivery schedules, quality assurance, production yields and costs.

    The loss of any of our relationships with these suppliers could harm our business.

  WE HAVE MADE AND MAY MAKE ACQUISITIONS OF COMPLEMENTARY TECHNOLOGIES OR BUSINESSES IN THE FUTURE, WHICH MAY DISRUPT OUR BUSINESS AND BE DILUTIVE TO OUR EXISTING STOCKHOLDERS

    In addition to our acquisitions of Laser Link.Net, Inc. and BlueStar Communications Group, Inc., we intend to consider acquisitions of businesses and technologies in the future on an opportunistic basis. Acquisitions of businesses and technologies involve numerous risks, including the diversion of management attention, difficulties in assimilating the acquired operations, loss of key employees from the acquired company, and difficulties in transitioning key customer relationships. In addition, these acquisitions may result in dilutive issuances of equity securities, the incurrence of additional debt, large one-time expenses and the creation of goodwill or other intangible assets that result in significant amortization expense. Any acquisition, including the Laser Link and BlueStar acquisitions, may not provide the benefits originally anticipated, and there may be difficulty in integrating the service offerings and networks gained through acquisitions and strategic investments with our own. In a strategic investment where we acquire a minority interest in a company, we may lack control over the operations and strategy of the business, and we cannot guarantee that such lack of control will not interfere with the integration of services and distribution channels of the business with our own. Although we attempt to minimize the risk of unexpected liabilities and contingencies associated with acquired businesses through planning, investigation and negotiation, such unexpected liabilities nevertheless may accompany such strategic investments and acquisitions. We cannot guarantee that we successfully will:

    . identify attractive acquisition and strategic investment candidates;

    . complete and finance additional acquisitions on favorable terms; or

    . integrate the acquired businesses or assets into our own.

    We cannot guarantee that the integration of our business with any acquired company's business, including the businesses of Laser Link and BlueStar, will be accomplished smoothly or successfully, if at all. Any of these factors could materially harm our business or our operating results in a given period.

  THE BROADBAND COMMUNICATIONS INDUSTRY IS UNDERGOING RAPID TECHNOLOGICAL CHANGES, AND NEW TECHNOLOGIES MAY BE SUPERIOR TO THE TECHNOLOGY WE USE

    The broadband communications industry is subject to rapid and significant technological change, including continuing developments in DSL technology, which does not presently have widely accepted standards, and alternative technologies for providing broadband communications, such as cable modem technology. As a consequence:

    . we will rely on third parties, including some of our competitors and potential competitors, to develop and provide us with access to communications and networking technology;

    . our success will depend on our ability to anticipate or adapt to new technology on a timely basis; and

    . we expect that new products and technologies will emerge that may be superior to, or may not be compatible with, our products and technologies.

   If we fail to adapt successfully to technological changes or fail to obtain access to important technologies, our business will suffer.

  A SYSTEM FAILURE COULD DELAY OR INTERRUPT SERVICE TO OUR CUSTOMERS

    Our operations depend upon our ability to support our highly complex network infrastructure and avoid damage from fires, earthquakes, floods, power losses, excessive sustained or peak user demand, telecommunications failures, network software flaws, transmission cable cuts and similar events. The occurrence of a natural disaster or other unanticipated problem at our network operations center or any of our regional data centers could cause interruptions in our services. Additionally, failure of a traditional telephone company or other service provider, such as competitive telecommunications companies, to provide communications capacity that we require, as a result of a natural disaster, operational disruption any other reason, could cause interruptions in our services. Any damage or failure that causes interruptions in our operations could harm our business.

  A BREACH OF NETWORK SECURITY COULD DELAY OR INTERRUPT SERVICE TO OUR CUSTOMERS

    Our network may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Internet service provider, telecommunications carrier and corporate networks have in the past experienced, and may in the future experience, interruptions in service as a result of accidental or intentional actions of Internet users, current and former employees and others. Unauthorized access could also potentially jeopardize the security of confidential information stored in the computer systems of our customers and the customers' end-users. This might result in liability to our customers and also might deter potential customers. We intend to implement security measures that are standard within the telecommunications industry and newly developed security measures. We have not done so yet and may not implement such measures in a timely manner. Moreover, if and when implemented, such measures may be circumvented, and eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers and such customers' end-users, which could harm our business.

  INTERFERENCE IN THE TRADITIONAL TELEPHONE COMPANIES' COPPER PLANT COULD DEGRADE THE PERFORMANCE OF OUR SERVICES

    Certain tests indicate that some types of DSL technology may cause interference with, and be interfered with by other signals present in a traditional telephone company's copper plant, usually with lines in close proximity. In addition, as we continue to implement line sharing with the traditional local telephone companies, our deployment of our ADSL data services could interfere with the voice services of the traditional local telephone companies carried over the same line or adjacent lines. If it occurs, such interference could cause degradation of performance of our services or the services of the traditional local telephone companies and render us unable to offer our services on selected lines. The amount and extent of such interference will depend on the condition of the traditional telephone company's copper plant and the number and distribution of DSL and other signals in such plant and cannot now be ascertained. When interference occurs, it is difficult to detect.

    In November 1999, the FCC established a loop spectrum policy designed to facilitate the introduction of new loop technologies (such as new flavors of xDSL) while at the same time minimizing interference. The FCC also established a Network Reliability and Interoperability Council V (NRIC V), of which Covad is a member, to recommend further policies and procedures in this regard. As a result, the procedures to resolve interference issues between competitive telecommunications companies and traditional telephone companies are still being developed and may not be effective ultimately.

    In the past we have agreed to and litigated interference resolution procedures with certain traditional telephone companies. However, we may be unable to successfully negotiate similar procedures with other traditional telephone companies in future interconnection agreements or in renewals of existing interconnection agreements and may be required to litigate these issues. In addition, the failure of the traditional telephone companies to take timely action to resolve interference issues could harm the provision of our services. If our TeleSpeed and TeleSurfer services cause widespread network degradation or are perceived to cause that type of interference, actions by the traditional telephone companies or state or federal regulators could harm our reputation, brand image, service quality, customer satisfaction and retention, and overall business. Moreover, ostensible interference concerns have in the past been, continue to currently and may in the future be used by the traditional telephone companies as a pretext to delay the deployment of our services and otherwise harm our business.

  OUR INTELLECTUAL PROPERTY PROTECTION MAY BE INADEQUATE TO PROTECT OUR PROPRIETARY RIGHTS

    We regard certain aspects of our products, services and technology as proprietary. We attempt to protect them with patents, copyrights, trademarks, trade secret laws, restrictions on disclosure and other methods. These methods may not be sufficient to protect our technology. We also generally enter into confidentiality or license agreements with our employees and consultants, and generally control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products, services or technology without authorization, or to develop similar technology independently.

    Currently, we have been issued one patent and we have a number of additional patent applications pending. We intend to prepare additional applications and to seek patent protection for our systems and services. These patents may not be issued to us. If issued, they may not protect our intellectual property from competition. Competitors could seek to design around or invalidate these patents.

    Effective patent, copyright, trademark and trade secret protection may be unavailable or limited in certain foreign countries. The global nature of the Internet makes it virtually impossible to control the ultimate destination of our proprietary information. The steps that we have taken may not prevent misappropriation or infringement of our technology. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could harm our business.

  WE MUST COMPLY WITH FEDERAL AND STATE TAX AND OTHER SURCHARGES ON OUR SERVICE, THE LEVELS OF WHICH ARE UNCERTAIN

    Telecommunications providers pay a variety of surcharges and fees on their gross revenues from interstate services and intrastate services. Interstate surcharges include Federal Universal Service Fees, Common Carrier Regulatory Fees and TRS Fund fees. In addition, state regulators impose similar surcharges and fees on intrastate services and the interpretation of these surcharges and fees is uncertain in many cases. The division of our services between interstate services and intrastate services is a matter of interpretation and may in the future be contested by the FCC or relevant state commission authorities. The FCC is currently considering the jurisdictional nature of Internet service provider-bound traffic, as a result of a March 24, 2000 decision by the United States Court of Appeals for the D.C. Circuit related to the jurisdictional nature of analog, dial-up traffic to the Internet. A change in the characterization of their jurisdictions could cause our payment obligations, pursuant to the relevant surcharges, to increase. In addition, pursuant to periodic revisions by state and federal regulators of the applicable surcharges, we may be subject to increases in the surcharges and fees currently paid. Also, a determination of the jurisdictional nature of our DSL services may require us to commit additional resources to regulatory compliance, such as tariff filings.

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                 ------------

                                   FORM 10-Q

                                 ------------


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934


                 For the quarterly period ended June 30, 2001


                       Commission file number: 000-25271


                                 ------------

                       COVAD COMMUNICATIONS GROUP, INC.
            (Exact name of registrant as specified in its charter)

                                 ------------


                    Delaware                           77-0461529
          (State or other jurisdiction              (I.R.S. Employer
        of incorporation or organization)        Identification Number)

                4250 Burton Drive
             Santa Clara, California                      95054
    (Address of principal executive offices)           (Zip Code)

                                (408) 987-1000
             (Registrant's telephone number, including area code)


    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

    As of August 10, 2001 there were 177,727,058 shares outstanding of the Registrant's Common Stock, including Class B Common Stock.

================================================================================

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RISK FACTORS

    The following is a non-exclusive summary list of some of the risk factors relating to our Company. For additional detail regarding these and other risk factors, please refer to "Part I. Item 1. Business--Risk Factors," found in our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on May 24, 2001.

    . Covad's Chapter 11 restructuring Plan may not be timely or fully approved by the bankruptcy court which may require us to sell or liquidate the Company which would result in our ceasing to be a public company and the total loss of value for our current stockholders.

    . Covad's Chapter 11 restructuring proceeding could be converted into a Chapter 7 liquidation proceeding and we could be forced to cease operations and liquidate our assets.

    . The Bankruptcy Court could approve a plan of reorganization other than that proposed by Covad.

    . Our operating subsidiaries may also be forced into bankruptcy proceedings.

    . Covad's Chapter 11 restructuring proceeding may have an adverse effect on the financial results of the Company. For example:

      . we may be unable to attract and retain qualified employees;

      . our limited management resources will be strained;

      . our current customers may reduce the number of orders they provide us with or disconnect our existing end-users;

      . prospective customers may be unwilling to enter into agreements to purchase our services;

      . our current vendors may attempt to cancel their contracts with us, which would limit our supply of goods and services that we require to operate, or they may refuse to ship to us on credit and require advance payment; and

      . prospective vendors may refuse to do business with us or may require prepayments by us on terms that are unacceptable.

    . Even if Covad's Plan is approved by the Bankruptcy Court, we estimate that we will need to obtain as much as $200 million in additional funding to sustain operations until the time we presently expect to become cash flow positive.

    . If Covad fails to file its plan of reorganization by September 15, 2001 or fails to begin soliciting consents to its plan of reorganization by November 15, 2001, or if its plan of reorganization is not approved by January 15, 2002, Covad's agreements with the bondholders provide that the $257 million it has placed in escrow for the bondholders will be released to the bondholders and they may retain their claims for the remaining amounts owed on their bonds. If this occurs, it is probable that we will be forced to liquidate the Company.

    . Covad's Chapter 11 proceeding may make us less attractive to prospective investors.

    . Our delisting by the Nasdaq National Market may result in our stock being less attractive to investors.

    . Our delisting by the Nasdaq National Market may make it more difficult for us to raise the additional capital that we need to become cash-flow positive.

    . Our ability to continue as a "going concern" is uncertain.

    . Our leverage is substantial and may increase, making it more difficult to respond to changing business conditions.

    . Our rapid growth exacerbated weaknesses in our internal controls, which the Company is currently addressing.

    . We must raise additional capital under very difficult market conditions in order to continue our growth and maintain current operations.

    . Our business will suffer in a variety of ways unless economic and financial market conditions improve.

    . The financial uncertainty of the DSL industry is reducing the number of orders we receive.

    . Our failure to manage our growth effectively may hurt our ability to achieve profitability and positive cash flow from our operations.

    . We are dependent on a limited number of customers for the preponderance of our revenues, and we are highly dependent on sales through our resellers.

    . We are a party to litigation and adverse results of such litigation matters could negatively impact our financial condition and results of operations.

    . We will require a significant amount of cash to service our indebtedness, subject to the outcome of Covad's Chapter 11 restructuring plan.

    . Our ability to generate cash depends on many factors beyond our control.

    . We rely upon distributions from our subsidiaries, excluding BlueStar, to service our indebtedness and our indebtedness is effectively subordinated to the indebtedness of our subsidiaries.

    . The price of our common stock may fluctuate significantly, which may result in losses for investors.

    . Future sales or issuance of our common stock may depress our stock price.

    . Anti-takeover effects of certain charter and bylaw provisions, Delaware law, our indentures, our Stockholder Protection Rights Agreement and our change in control severance arrangements could prevent a change in control.

    . We may experience decreasing margins on the sale of our services, which may impair our ability to achieve profitability or positive cash flow.

    . The markets we face are highly competitive and we may not be able to compete effectively, especially against established industry competitors with significantly greater financial resources.

    . Our business is difficult to evaluate because we have a limited operating history.

    . We cannot predict whether we will be successful because our business strategy is largely unproven.

    . We have a history of losses and expect losses in the future.

    . Our operating results are likely to fluctuate in future periods and may fail to meet expectations of securities analysts and investors.

    . Our services are subject to government regulation, and changes in current or future laws or regulations and the methods of enforcing the law and regulations could adversely affect our business.

    . Charges for unbundled network elements are generally outside of our control because they are proposed by the traditional telephone companies and are subject to costly regulatory approval processes.

    . Challenges in obtaining space for our equipment on premises owned by the traditional local telephone companies harm our business.

    . The failure of traditional telephone companies to adequately provide transmission facilities and provision telephone wires is likely to impair our ability to install lines and adversely affect our growth rate.

    . Challenges in obtaining the overall cooperation of the traditional telephone companies harm our business.

    . Our business will suffer if our interconnection agreements are not renewed or if they are modified on unfavorable terms.

    . Our success depends on our retention of certain key personnel, our ability to hire additional personnel and the maintenance of good labor relations.

    . We depend on a limited number of third parties for equipment supply, service and installation.

    . We have made and may make acquisitions of complementary technologies or businesses in the future, which may disrupt our business and be dilutive to our existing stockholders.

    . The communications industry is undergoing rapid technological changes, and new technologies may be superior to the technology we use.

    . A system failure could delay or interrupt service to our customers.

    . A breach of network security could delay or interrupt service to our customers.

    . Interference in the traditional telephone companies copper plant could degrade the performance of our services.

    . Out intellectual property protection may be inadequate to protect our proprietary rights.

    . We must comply with federal and state tax and other surcharges on our service, the levels of which are uncertain.